As filed with the Securities and Exchange Commission on          , 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MIDWEST BANC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	6021	36-3252484
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

501 W. North Avenue
Melrose Park, Illinois 60160
(708) 865-1053
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Daniel R. Kadolph
Chief Financial Officer
Midwest Banc Holdings, Inc.
501 W. North Avenue
Melrose Park, Illinois 60160
(708) 450-6759
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies of communications to:

Timothy M. Sullivan	Dennis R. Wendte
Hinshaw & Culbertson LLP	Barack Ferrazzano Kirschbaum &
222 North LaSalle St., Suite 300	Nagelberg LLP
Chicago, IL 60601	200 West Madison Street, Suite 3900
(312) 704-3852	Chicago, Illinois 60606
(312) 984-3188

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective and all conditions to the consummation of the merger described in this document have been met.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount	Offering	Aggregate	Amount of Registration
Securities to be Registered	to be Registered(1)	Price per Unit	Offering Price	Fee(2)
Common Stock, par value $0.01 per share	3,856,703	N/A	$23,289,157	$714.97

(1)	The number of shares of common stock, par value $0.01 per share, of Midwest Banc Holdings, Inc. to be registered pursuant to this registration statement is based upon 45% of the number of shares of common stock, par value $0.01 per share, of Northwest Suburban Bancorp, Inc. presently outstanding or which may be issued before the proposed merger transaction to which this registration statement relates, multiplied by the exchange ratio of 2.4551 shares of Midwest Banc Holdings, Inc. common stock per share of Northwest Suburban Bancorp, Inc. common stock.

(2)	Pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended, the registration fee is based on the per share book value of Northwest Suburban Bancorp, Inc. common stock as of March 31, 2007, multiplied by the estimated maximum number of shares that may be exchanged for the Midwest Banc Holdings, Inc. common stock being registered.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. Midwest Banc may not issue the common stock to be issued in connection with the transaction described in this proxy statement/prospectus until the Registration Statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is neither an offer to sell these securities, nor a solicitation of offers to buy these securities, in any state where the offer or sale is not permitted. Any representation to the contrary is a criminal offense.

SUBJECT TO COMPLETION, DATED MAY  , 2007

Proxy Statement/Prospectus
Proxy Statement for Northwest Suburban Bancorp, Inc.
Special Meeting
Prospectus of Midwest Banc Holdings, Inc.

Dear Northwest Stockholder:

You are cordially invited to attend a special meeting of the stockholders of Northwest Suburban Bancorp, Inc. to be held on          , 2007 at     .m., local time, at the          , located at          ,          , Illinois.

At the meeting, you will be asked to consider and vote upon a proposal to approve and adopt the agreement and plan of merger between Northwest and Midwest Banc Holdings, Inc., which we refer to as the merger agreement, and the merger of Northwest into Midwest Banc. In the merger, you may receive cash or shares of Midwest Banc common stock or a combination of cash and shares of Midwest Banc common stock for your Northwest shares, except that no more than 45% of the total number of Northwest shares may be exchanged for shares of Midwest Banc common stock. Thus, if the total stock elections exceed this maximum, you will receive cash rather than stock for some of your shares even if you elected to receive all stock. In addition, you may receive some shares of Midwest Banc common stock even if you did not elect to receive stock.

All elections for stock consideration are subject to proration as described in this proxy statement/prospectus. Subject to possible proration, if you are to receive all cash consideration, you will receive $42.75 per share in cash. Subject to possible proration, if you elect to receive the merger consideration in shares of Midwest Banc common stock, you will receive between 2.0087 and 2.4551 shares of Midwest Banc common stock, depending on the volume weighted average price per share of Midwest Banc common stock on the NASDAQ Global Market during the 30 consecutive trading day period ending on the third trading day prior to completion of the merger, which average price we refer to as the final VWAP. The formula for determining the appropriate exchange ratio for each share of Northwest common stock is set forth in detail in this proxy statement/prospectus. For examples of how the value of the consideration may change, see “— Illustrative Calculation of Per Share Consideration” beginning on page   .

Assuming that the final VWAP is between $17.4131 and $21.2827 per share, the consideration paid in Midwest Banc common stock to you in the merger for each share of Northwest common stock will be valued at approximately $42.75 at the time the final VWAP is calculated. If the final VWAP is less than $17.4131, you will receive 2.4551 shares of Midwest Banc common stock for each Northwest share; if the final VWAP is greater than $21.2827, you will receive 2.0087 shares of Midwest Banc common stock for each Northwest share.

If you are to receive cash and Midwest Banc common stock, you will receive $42.75 in cash for each Northwest share converted into cash and the above described stock consideration for your remaining Northwest shares. Under the proration procedures, Northwest stockholders who elect to have 45% of their Northwest shares converted into shares of Midwest Banc common stock will have 45% of their Northwest shares converted into Midwest Banc common stock and the remainder of their shares converted into the cash consideration of $42.75 per share.

The exchange ratio for each share of Northwest common stock to be converted into shares of Midwest Banc common stock will not be determined until after the date of the special meeting. Therefore, at the time of the special meeting, you will not know the precise value of the stock merger consideration you may receive on the date the merger is completed. We can estimate that Midwest Banc may issue up to 3,756,318 shares of Midwest Banc common stock to Northwest stockholders as contemplated by the merger agreement.

The affirmative vote of the holders of a majority of the issued and outstanding shares of Northwest common stock is required to approve and adopt the merger agreement. The merger is also subject to certain other conditions, including regulatory approval. Your board of directors unanimously recommends that you vote “FOR” approval of the merger agreement at the meeting.

We urge you to read this proxy statement/prospectus carefully because it contains a detailed description of the merger and related matters. In particular, for a description of certain significant considerations in connection with the merger and related matters described in this document, see “Risk Factors” beginning on page 19.

Additional information regarding the transaction, the merger agreement, Northwest and Midwest Banc is set forth in the attached proxy statement/prospectus. This document also serves as the prospectus for up to 3,756,318 shares of Midwest Banc common stock that may be issued by Midwest Banc in connection with the merger.

Whether or not you plan to attend the special meeting personally, please complete, sign and date the enclosed proxy card and mail it as soon as possible in the enclosed postage-paid envelope. If you attend the special meeting, you may vote in person if you wish, even if you have previously mailed in your proxy card. To receive Midwest Banc common stock for your shares of Northwest common stock, you must return the election form indicating your preference for stock along with your Northwest stock certificates by the deadline indicated on the election materials that you will receive in a separate mailing.

We thank you for your prompt attention to this matter and appreciate your support.

Sincerely,

John G. Eilering
Chairman and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this document. Any representation to the contrary is a criminal offense.

The shares of Midwest Banc common stock are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. Stock is subject to investment risks, including loss of value.

The date of this proxy statement/prospectus is          , 2007 and is being first mailed to Northwest stockholders on or about          , 2007.

This document incorporates by reference important business information and financial information about Midwest Banc that is not included in or delivered with this document. See “Where You Can Find More Information” on page    of this document for a list of documents that Midwest Banc has incorporated by reference into this document. These documents are available to you without charge upon written or oral request made to Midwest Banc Holdings, Inc., Attention: Investor Relations, 501 West North Avenue, Melrose Park, Illinois 60160, Phone: (708) 865-1053.

To obtain documents in time for the special meeting, your request should be received by          , 2007.

Northwest Suburban Bancorp, Inc.
50 North Main Street
Mount Prospect, Illinois 60056

Notice of Special Meeting of Stockholders
To be held on          , 2007

To the Stockholders of Northwest Suburban Bancorp, Inc.:

Please take notice that the board of directors of Northwest Suburban Bancorp, Inc. has called a special meeting of stockholders. The special meeting will be held at the          , located at          ,          , Illinois on          , 2007, at     .m., local time.

The purposes of the special meeting are the following:

1. To vote on a proposal to approve and adopt the agreement and plan of merger, dated as of March 22, 2007, by and between Midwest Banc Holdings, Inc. and Northwest Suburban Bancorp, Inc. and the merger of Northwest Suburban Bancorp, Inc. with and into Midwest Banc Holdings, Inc. contemplated by that agreement; and

2. To transact any other business that may properly come before the special meeting and any adjournment or postponement thereof.

The board of directors has fixed the close of business on          , 2007 as the record date for the determination of stockholders entitled to receive notice of and to vote at the special meeting and any postponements and adjournments thereof.

A holder of Northwest’s common stock entitled to vote on the proposal to approve and adopt the merger agreement who does not vote in favor thereof and provides Northwest a written demand for appraisal at or prior to the special meeting has the right to receive payment of the fair value of such holder’s shares upon compliance with the provisions of Section 262 of the Delaware General Corporation Law, which we refer to as the DGCL, the full text of which is included as Appendix C to the proxy statement/prospectus attached to this notice of special meeting of stockholders. The fair value may be more or less than the consideration that a stockholder is entitled to receive under the terms of the merger agreement. For a summary of the appraisal rights of Northwest’s stockholders, see “The Merger — Appraisal Rights” in the proxy statement/prospectus. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will cause a stockholder to lose appraisal rights.

The board of directors of Northwest unanimously recommends that you vote “FOR” approval and adoption of the merger agreement and the merger.

By order of the board of directors:
NORTHWEST SUBURBAN BANCORP, INC.

          , 2007

Your vote is very important

A proxy card for the special meeting is enclosed. Whether or not you plan to attend the special meeting, please promptly complete and mail the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted in favor of the merger agreement and the merger contemplated thereby. If you fail to return your proxy card, the effect will be the same as a vote against the merger agreement and the merger contemplated thereby. You may still vote in person at the special meeting even if you have previously returned your proxy card so long as you properly revoke your proxy.

QUESTIONS AND ANSWERS ABOUT THIS DOCUMENT AND THE MERGER

Q.	What is the purpose of this document?

A.	This document serves as both a proxy statement of Northwest and a prospectus of Midwest Banc. As a proxy statement, this document is being provided to you by Northwest because the board of directors of Northwest is soliciting your proxy for use at the special meeting of stockholders called to vote on the proposed merger of Northwest with and into Midwest Banc. When we use the term merger agreement in this document, we are referring to the agreement and plan of merger, a copy of which is included in this document as Appendix A.

As a prospectus, this document is being provided to you by Midwest Banc because part of the consideration Midwest Banc is offering in exchange for your shares of Northwest common stock in connection with the merger is shares of Midwest Banc common stock.

Q.	What will Northwest stockholders be entitled to receive in the merger?

A.	If the merger is completed, the shares of Northwest common stock that you own immediately before the completion of the merger will be converted into the right to receive cash, shares of Midwest Banc common stock, or a combination of cash and shares of Midwest Banc common stock. For each of your shares of Northwest common stock, you will receive the “per share merger consideration” to be calculated as set forth in the merger agreement.

Subject to possible proration, if you are to receive all cash consideration, you will receive $42.75 per share in cash. Subject to possible proration, if you elect to receive the merger consideration in all shares of Midwest Banc common stock, you will receive between 2.0087 and 2.4551 shares of Midwest Banc common stock for each share of Northwest common stock, depending on the volume weighted average price per share of Midwest Banc common stock on the NASDAQ Global Market during the 30 consecutive trading day period ending on the third trading day prior to completion of the merger, which average price we refer to as the final VWAP.

Assuming that the final VWAP is between $17.4131 and $21.2827 per share, the consideration paid in Midwest Banc common stock to you in the merger for each share of Northwest common stock will be valued at approximately $42.75 at the time the final VWAP is calculated. If the final VWAP is less than $17.4131, you will receive 2.4551 shares of Midwest Banc common stock for each Northwest share; if the final VWAP is greater than $21.2827, you will receive 2.0087 shares of Midwest Banc common stock for each Northwest share.

The formula for determining the appropriate exchange ratio for each share of Northwest common stock is set forth in detail in this proxy statement/prospectus. For examples of how the value of the consideration may change, see “— Illustrative Calculation of Per Share Consideration” beginning on page .

If you are to receive merger consideration consisting of cash and shares of Midwest Banc common stock, you will receive $42.75 in cash for each Northwest share converted into cash and the above-described stock consideration for your remaining Northwest shares. Under the proration procedures, those Northwest stockholders who elect to have 45% of their Northwest shares converted into shares of Midwest Banc common stock will have 45% of their Northwest shares converted into Midwest Banc common stock and the remainder of their shares converted into the cash consideration of $42.75 per share.

In this proxy statement/prospectus, we refer to the number of shares of Midwest Banc common stock to be issued for each share of Northwest common stock subject to the stock election as the “exchange ratio” and we refer to the volume weighted average price per share of Midwest Banc common stock on the NASDAQ Global Market during the 30 consecutive trading day period ending on the third trading day prior to completion of the merger (which we refer to as the “reference period”) as the final VWAP. The merger agreement provides that:

• The exchange ratio will adjust upward or downward to ensure that the shares of Midwest Banc common stock you receive for each share of Northwest common stock that you own will be equal to $42.75 divided by the final VWAP so long as the final VWAP is between $17.4131 and $21.2827.

i

However, the market value of the shares of Midwest Banc common stock that you receive in the merger may be greater or less than $42.75, as the trading price of Midwest Banc common stock on the date the merger is completed may be greater or less than the final VWAP used to determine the exchange ratio.

• If the final VWAP is less than $17.4131, the exchange ratio will no longer adjust upward, and you will receive 2.4551 shares of Midwest Banc common stock for each share of Northwest common stock that you own. This means that the value of the shares of Midwest Banc common stock you will receive will be below $42.75 per share to the extent the market price of Midwest Banc common stock is below $17.4131 when the merger is completed.

• If the final VWAP is greater than $21.2827, the exchange ratio will no longer adjust downward, and you will receive 2.0087 shares of Midwest Banc common stock for each share of Northwest common stock that you own. This means that the value of the shares of Midwest Banc common stock you will receive will be above $42.75 per share to the extent the market price of Midwest common stock is above $21.2827 when the merger is completed.

Pursuant to the merger agreement if (1) the final VWAP is less than $15.4783, which is 80% of the initial VWAP ($19.3479 — the volume weighted average trading price of Midwest Banc common stock for the 30 consecutive trading day period ending as of March 20, 2007), and (2) the percentage decrease from the initial VWAP to the final VWAP is greater than 15 percentage points lower than the percentage decrease in the NASDAQ Bank Index over the same period of time, then Northwest will have the right to terminate the merger agreement, subject to Midwest Banc’s right to increase the exchange ratio to maintain a $38.00 value for each share of Northwest common stock converted into shares of Midwest Banc common stock as merger consideration (based upon the final VWAP).

The merger agreement also provides that if a change of control of Midwest Banc occurs (as defined in the merger agreement) prior to the consummation of the merger or if Midwest Banc enters into an agreement providing for a change of control prior to the consummation of the merger, Northwest stockholders receiving Midwest Banc common stock will receive 2.2095 shares of Midwest Banc common stock for each share of Northwest common stock. See “— Merger Consideration” beginning on page and “— Termination of the Merger Agreement” beginning on page .

The exchange ratio will not be determined until after the date of the special meeting. Therefore, at the time of the special meeting, you will not know the precise value of the stock consideration you may receive on the date the merger is completed.

Q.	Can the value of the transaction change between now and the time the merger is completed?

A.	Yes. As described in the preceding Q&A, the value of the merger consideration of Midwest Banc common stock can change if the final VWAP is less than $17.4131 or greater than $21.2827. The value of the cash portion of the consideration, however, will be fixed at $42.75 per share of Northwest common stock.

Q.	What do I need to do now?

A.	After reviewing this document, submit your proxy by promptly executing and returning the enclosed proxy card. By submitting your proxy, you authorize the individuals named in the proxy to represent you and to vote your shares at the special meeting of stockholders in accordance with your instructions. These persons also may vote your shares to adjourn the special meeting and will be authorized to vote your shares at any adjournments or postponements of the special meeting.

Your vote is important. Whether or not you plan to attend the special meeting, please promptly submit your proxy in the enclosed envelope.

Q.	What must I do to elect to receive Midwest Banc common stock?

A.	To elect to receive Midwest Banc common stock for any or all of your shares of Northwest common stock, you must indicate in the place provided on the election form that you will receive in a separate mailing the number of shares with respect to which you prefer to receive stock, sign the form, enclose your Northwest stock certificates for the shares for which you wish to receive stock and return the form and your Northwest stock certificates in the separate envelope provided so that they are received by the exchange agent prior to 5:00 p.m. central time on , 2007, which we refer to as the election deadline. All election forms received after the election deadline will be treated as not having elected Midwest Banc common stock.

You do not need to vote “FOR” the merger to elect to receive stock.

Q.	Can I revoke or change my stock election after I mail my form of election?

A.	Yes. You may revoke or change your stock election at any time before the election deadline. You can do this by sending a written notice of such revocation or change in your election to the exchange agent at the address contained on the election form that you will receive in a separate mailing.

Q.	What must I do to receive cash?

A.	To receive cash for your shares of Northwest common stock you do not need to make any election or send in your Northwest stock certificates. Shares of Northwest common stock for which no election has been received prior to the election deadline will be exchanged in the merger for cash, subject to the adjustment described below.

Q.	Am I guaranteed to receive the amount of Midwest Banc common stock that I request on my election form? Also, am I guaranteed to receive all cash for shares for which no stock election is made?

A.	No in both cases. The overall mix of the total consideration to be paid in the merger for all outstanding shares of Northwest common stock is fixed so that 55% of the Northwest common stock will be converted into cash and 45% of the Northwest common stock will be converted into Midwest Banc common stock.

It is possible, therefore, that if you elected stock for all or a portion of your shares of Northwest common stock, you could receive a different proportion of stock and cash than you elected, and alternatively, you could receive Midwest Banc common stock for a portion of your shares of Northwest common stock even if you did not elect any stock.

Midwest Banc will prorate the amounts of cash and shares of Midwest Banc common stock that the holders of Northwest will receive so that 55% of the shares of Northwest common stock are converted into cash and 45% of the shares of Northwest common stock are converted into Midwest Banc common stock, subject to Midwest Banc’s right to increase the proportion of cash consideration if stock elections are submitted for less than 45% of the Northwest shares and if the tax opinions contemplated by the merger agreement can be delivered as anticipated.

Under the proration procedures, those Northwest stockholders who elect to have 45% of their Northwest shares converted into shares of Midwest Banc common stock will have 45% of their Northwest shares converted into Midwest Banc common stock and the remainder of their shares converted into the cash consideration of $42.75 per share. See “— Proration Procedures” beginning on page .

The exchange ratio will not be determined until after the date of the special meeting. Therefore, at the time of the special meeting, you will not know the precise value of the stock merger consideration you may receive on the date the merger is completed. See “— Merger Consideration” beginning on page .

Q.	What should I do if my shares of Northwest are held by my broker or otherwise in “street name?”

A.	If you hold your shares of Northwest common stock in “street name” (i.e., your bank or broker holds your shares for you), you should receive instructions regarding election procedures directly from your bank or broker. If you have any questions regarding these procedures, you should contact your bank or broker directly, or you may contact Northwest at the address or telephone number listed on the following page.

Q.	How will my shares be voted if I return a blank proxy card?

A.	If you sign, date and return your proxy card and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the merger and the merger agreement and will be voted in the discretion of the persons named as proxies in any other matters properly presented for a vote at the special meeting.

Q.	What will be the effect if I do not vote?

A.	If you abstain or do not return your proxy card or otherwise do not vote at the special meeting, your failure to vote will have the same effect as if you voted against the merger and the merger agreement. Therefore, the board of directors of Northwest encourages you to vote in favor of the proposed merger and merger agreement as soon as possible.

Q.	Can I vote my shares in person?

A.	Yes, if you own your shares registered in your own name, you may attend the special meeting and vote your shares in person rather than signing and mailing your proxy card. However, in order to ensure that your vote is counted at the special meeting, we recommend that you sign, date and promptly mail the enclosed proxy card.

Q.	Can I change my mind and revoke my proxy?

A.	Yes, you may revoke your proxy and change your vote at any time prior to its exercise at the special meeting by:

• signing another proxy with a later date and filing it with the corporate secretary of Northwest;

• filing written notice of the revocation of your proxy with the corporate secretary of Northwest; or

• attending the special meeting and voting in person.

Q.	Should I send in my stock certificates now?

A.	If you are electing to receive Midwest Banc common stock for any or all of your shares of Northwest common stock, please follow the procedures in the stock election materials to be mailed to you for submitting your stock certificates. If you are not electing to receive stock, you should not return your stock certificates now, and you will be provided with instructions on how to surrender your stock certificates after the merger has been completed.

Q.	Who can answer my questions about the merger?

A.	If you have more questions about the merger, please contact Linda Larson, Corporate Secretary of Northwest, at 847-222-1112.

SUMMARY

This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document, including the appendices, and the other documents to which we refer. For more information about Midwest Banc, see “Where You Can Find More Information” beginning on page   .

The Companies

Midwest Banc Holdings, Inc.
501 West North Avenue
Melrose Park, Illinois 60160
(708) 865-1053

Midwest Banc, incorporated under the laws of Delaware in 1983, is a registered bank holding company under the Bank Holding Company Act. Midwest Banc’s principal assets are the stock of its bank and non-bank subsidiaries. As of March 31, 2007, Midwest Banc had consolidated total assets of approximately $3.0 billion, consolidated total deposits of approximately $2.0 billion and stockholders’ equity of approximately $290.5 million.

Midwest Bank and Trust Company, Midwest Banc’s bank subsidiary, which we refer to as Midwest Bank, has 24 offices in the greater Chicago metropolitan area. Midwest Financial and Investment Services, Inc., Midwest Banc’s wholly-owned subsidiary, provides securities brokerage services to customers of Midwest Bank; Midwest Bank Insurance Services, L.L.C., a subsidiary of Midwest Bank, acts as an insurance agency for individuals and corporations; and Royal American Investment Services, Inc., a subsidiary of Midwest Bank, is a NASD registered broker/dealer.

Midwest Banc common stock is traded on the NASDAQ Global Market under the symbol “MBHI.”

Northwest Suburban Bancorp, Inc.
50 North Main Street
Mount Prospect, Illinois 60056
(847) 222-1112

Northwest, incorporated under the laws of the State of Delaware in 1997, is a registered bank holding company under the Bank Holding Company Act. Northwest’s assets primarily consist of the stock of its bank subsidiary, Mount Prospect National Bank, which provides services in northwest suburban Chicago through five bank locations. As of March 31, 2007, Northwest had consolidated total assets of approximately $531.4 million, consolidated total deposits of approximately $448.8 million and stockholders’ equity of approximately $51.8 million.

The Merger

At the effective time of the merger, Northwest will merge with and into Midwest Banc. Midwest Banc will issue a combination of cash and shares of its common stock to the stockholders of Northwest in exchange for their shares of Northwest common stock. Northwest will cease to exist as a separate corporation. Midwest Banc will be the surviving corporation. It also is contemplated that at or after the effective time of the merger, Mount Prospect National Bank will be merged into Midwest Bank and the combined bank will operate under the name “Midwest Bank and Trust Company.”

Merger Consideration

In the merger, you may receive cash or shares of Midwest Banc common stock or a combination of cash and stock for your Northwest shares, except that no more than 45% of the total number of Northwest shares may be exchanged for Midwest Banc common stock. If the total stock elections exceed this maximum, you will receive cash rather than stock for some of your shares even if you elected to receive all stock. In addition, you may receive some shares of Midwest Banc common stock even if you do not elect to receive stock.

It is possible, therefore, that if you elected stock for all or a portion of your shares of Northwest common stock, you could receive a different proportion of stock and cash than you elected, and alternatively, you could receive Midwest Banc common stock for a portion of your shares of Northwest common stock even if you did not elect any stock. Midwest Banc will prorate the amounts of cash and shares of Midwest Banc common stock that the holders of Northwest will receive so that 55% of the shares of Northwest common stock are converted into cash and 45% of the shares of Northwest common stock are converted into Midwest Banc common stock, subject to Midwest Banc’s right to increase the proportion of cash consideration if stock elections are submitted for less than 45% of the Northwest shares and if the tax opinions contemplated by the merger agreement can be delivered as anticipated.

Subject to possible proration, if you are to receive all cash consideration, you will receive $42.75 per share in cash. Subject to possible proration, if you elect to receive the merger consideration in shares of Midwest Banc common stock, you will receive between 2.0087 and 2.4551 shares of Midwest Banc common stock depending on the volume weighted average price per share of Midwest Banc common stock on the NASDAQ Global Market during the 30 consecutive trading day period (which period we refer to as the reference period) ending on the third trading day prior to completion of the merger, which average price we refer to as the final VWAP. The formula for determining the appropriate exchange ratio for each share of Northwest common stock to be converted into shares of Midwest Banc common stock is set forth in detail in this proxy statement/prospectus. For examples of how the value of the consideration may change, see “— Illustrative Calculation of Per Share Consideration” beginning on page   .

Assuming that the final VWAP is between $17.4131 and $21.2827 per share, the consideration paid in Midwest Banc common stock to you in the merger for each share of Northwest common stock will be valued at approximately $42.75 at the time the exchange ratio is calculated. If the final VWAP is less than $17.4131, you will receive 2.4551 shares of Midwest Banc common stock for each Northwest share; if the final VWAP is greater than $21.2827, you will receive 2.0087 shares of Midwest Banc common stock for each Northwest share.

If you are to receive merger consideration consisting of cash and shares of Midwest Banc common stock, you will receive $42.75 in cash for each Northwest share converted into cash and the above-described stock consideration for your remaining Northwest shares. Under the proration procedures, those Northwest stockholders who elect to have 45% of their Northwest shares converted into shares of Midwest Banc common stock will have 45% of their Northwest shares converted into Midwest Banc common stock and the remainder of their shares converted into the cash consideration of $42.75 per share. See “— Proration Procedures” beginning on page   .

In this proxy statement/prospectus, we refer to the number of shares of Midwest Banc common stock to be issued for each share of Northwest common stock subject to the stock election as the “exchange ratio” and we refer to the volume weighted average price per share of Midwest Banc common stock on the NASDAQ Global Market during the 30 consecutive trading day period ending on the third trading day prior to completion of the merger (which we refer to as the “reference period”) as the final VWAP. The merger agreement provides that:

•	The exchange ratio will adjust upward or downward to ensure that the shares of Midwest Banc common stock you receive for each share of Northwest common stock that you own will be equal to $42.75 divided by the final VWAP so long as the final VWAP is between $17.4131 and $21.2827. However, the market value of the shares of Midwest Banc common stock that you receive in the merger may be greater or less than $42.75, as the trading price of Midwest Banc common stock on the date the merger is completed may be greater or less than the final VWAP used to determine the exchange ratio.

•	If the final VWAP is less than $17.4131, the exchange ratio will no longer adjust upward, and you will receive 2.4551 shares of Midwest Banc common stock for each share of Northwest common stock that you own. This means that the value of the shares of Midwest Banc common stock you will receive will be below $42.75 per share to the extent the market price of Midwest Banc common stock is below $17.4131 when the merger is completed.

•	If the final VWAP is greater than $21.2827, the exchange ratio will no longer adjust downward, and you will receive 2.0087 shares of Midwest Banc common stock for each share of Northwest common stock that you own. This means that the value of the shares of Midwest Banc common stock you will receive will be above $42.75 per share to the extent the market price of Midwest common stock is above $21.2827 when the merger is completed.

The value of the aggregate consideration to be paid and issued to Northwest stockholders is dependent on the market price of Midwest Banc common stock and on the relative proportions of Northwest shares that are exchanged for cash and Midwest Banc common stock. For purposes of illustration, based upon           shares of Northwest common stock outstanding on          , 2007, if the merger had occurred on          , 2007, the final VWAP would have been $      and, assuming that 55% of the outstanding shares of Northwest common stock are exchanged for cash and 45% of the outstanding shares of Northwest common stock are exchanged for Midwest Banc common stock, the value of the aggregate consideration to be paid and issued in the merger would be $      million. Of this amount, approximately $      million would have been paid in cash to Northwest stockholders and approximately           million shares of Midwest Banc common stock would have been issued.

Pursuant to the merger agreement if (1) the final VWAP is less than $15.4783, which is 80% of the initial VWAP ($19.3479 — the volume weighted average trading price of Midwest Banc common stock for the 30 consecutive trading day period ending as of March 20, 2007), and (2) the percentage decrease from the initial VWAP to the final VWAP is greater than 15 percentage points lower than the percentage decrease in the NASDAQ Bank Index over the same period of time, then Northwest will have the right to terminate the merger agreement, subject to Midwest Banc’s right to increase the exchange ratio to a number of shares of Midwest Banc common stock for each Northwest share that would result in the value per share of the stock consideration (based on the final VWAP) to be equal to $38.00 per share. For example, if the final VWAP of Midwest Banc common stock is $15.00 and the condition regarding the decline in the NASDAQ Bank Index is also met, then at Midwest Banc’s election, the exchange ratio may be increased to 2.5333, which is the exchange ratio equal to the quotient of (a) $38.00, divided by (b) $15.00.

The merger agreement also provides that if a change of control of Midwest Banc occurs (as defined in the merger agreement) prior to the consummation of the merger or if Midwest Banc enters into an agreement providing for a change of control prior to the consummation of the merger, Northwest stockholders receiving Midwest Banc common stock will receive 2.2095 shares of Midwest Banc common stock for each share of Northwest common stock. See “— Merger Consideration” beginning on page    and “— Termination of the Merger Agreement” beginning on page   .

The exchange ratio will not be determined until after the date of the special meeting. Therefore, at the time of the special meeting, you will not know the precise value of the stock merger consideration you may receive on the date the merger is completed. See “— Merger Consideration” beginning on page   .

Each share of Midwest Banc common stock issued and outstanding prior to the merger will remain issued and outstanding and will not be converted or exchanged in the merger.

No Fractional Shares will be Issued

Midwest Banc will not issue any fractional shares in the merger. Instead, you will receive cash in lieu of any fractional share of Midwest Banc common stock owed to you, after taking into account all shares of Northwest common stock delivered by you.

Material United States Federal Income Tax Consequences of the Merger

The exchange of shares of Northwest common stock for shares of Midwest Banc common stock is expected to be tax-free to you for federal income tax purposes, but taxes may be payable on all or a portion of the cash you receive for your shares of Northwest common stock or that you receive in lieu of

fractional shares. The expected material federal income tax consequences are set forth in greater detail beginning on page   .

Tax matters are very complicated and the tax consequences of the merger to you will depend on the facts of your own situation. You are urged to consult your own tax advisor for a full understanding of the tax consequences of the merger to you.

Reasons for the Merger

Northwest believes that the merger with Midwest Banc is consistent with Northwest’s goal of enhancing stockholder value. In addition, Northwest believes that the customers and communities served by Northwest will benefit from the merger.

Midwest Banc believes that the merger with Northwest presents Midwest Banc with an attractive opportunity to expand its existing operations in the greater Chicago metropolitan market. In addition, Midwest Banc expects that the merger will allow it to increase management depth, diversify its loan portfolio and lower deposit costs and believes that the merger is a good opportunity to execute on its strategic growth plan.

You can find a more detailed discussion of the background to the merger agreement and Northwest’s and Midwest Banc’s reasons for the merger in this document under “— Background of the Merger” beginning on page   , “— Northwest’s Reasons for the Merger and Board Recommendation” beginning on page   , and “— Midwest Banc’s Reasons for the Merger” beginning on page   .

Opinion of Northwest’s Financial Advisor

Among other factors considered in deciding to approve the merger and the merger agreement, Northwest’s board of directors received the written opinion of its financial advisor, Hovde Financial, Inc., that as of March 20, 2007, which was the date on which the Northwest board of directors approved the merger and the merger agreement, and based on and subject to the considerations in its opinion, the aggregate merger consideration to be received by holders of shares of Northwest common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. Hovde’s opinion is included as Appendix B to this document and is incorporated herein by reference. You should read this opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by Hovde in providing its opinion.

Recommendation to Northwest Stockholders

Northwest’s board of directors believes that the merger agreement and the transactions contemplated thereby, including the merger, are advisable to, fair to and in the best interests of Northwest and its stockholders and unanimously recommends that you vote “FOR” approval and adoption of the merger agreement and the transactions contemplated thereby, including the merger.

Interests of Certain Persons in the Merger

The executive officers and members of the board of directors of Northwest have interests in the merger that are in addition to their interests as stockholders of Northwest. Among other things, certain executive officers of Northwest, who are also members of the board of directors, will be employed by Midwest Banc following the merger, and these and other executives will be entitled to awards under benefit plans of Northwest and Midwest Banc. See “— Interests of Certain Persons” beginning on page   .

The Special Meeting

A special meeting of the Northwest stockholders will be held at the          , located at          ,          , Illinois, on          , 2007, at     .m., local time. Holders of Northwest common stock as of the close of business on          , 2007 are entitled to notice of and to vote at the Northwest special meeting and will be asked to consider and vote upon the approval and adoption of the merger agreement and the merger.

As of the date of this document, Northwest’s board of directors did not know of any other matters that would be presented at the Northwest special meeting.

Vote Required

At the special meeting of Northwest stockholders, the merger agreement and the merger must be approved by the affirmative vote of the holders of a majority of the shares of Northwest common stock outstanding at the close of business on          , 2007. As of that date, there were           shares of Northwest common stock outstanding. Each share of Northwest common stock is entitled to one vote.

As of          , 2007, Northwest’s directors and executive officers held in the aggregate approximately 625,953 shares of the outstanding Northwest common stock, representing approximately 20.3% of the total number of outstanding shares of Northwest common stock.

Midwest Banc has entered into an agreement with all of the directors and executive officers of Northwest (with the exception of one non-director executive officer), who in the aggregate hold approximately 20.2% of the outstanding Northwest common stock, pursuant to which they have agreed, among other things, to vote all shares beneficially owned by them (to the extent such individuals have the sole right to direct the voting of such shares) and to use their reasonable best efforts to cause all shares beneficially owned by them (to the extent such individuals have the shared right to direct the voting of such shares) to be voted in favor of the merger agreement and the merger.

Action by Midwest Banc Stockholders Not Required

Approval of the merger and the merger agreement by Midwest Banc’s stockholders is not required. Accordingly, Midwest Banc has not called a special meeting of its stockholders.

Regulatory Approvals

We cannot complete the merger unless we obtain the approval of the Board of Governors of the Federal Reserve System and the Illinois Department of Financial & Professional Regulation, Division of Banking. We have filed all of the required notices with these regulatory authorities and, as of the date of this document, we have not received either of these approvals. We cannot be certain of when or if we will obtain them. However, we do not know of any reason why we should not obtain the required approvals in a timely manner.

Appraisal Rights Available

Northwest stockholders who properly dissent from the merger are entitled to receive the fair value of their shares of Northwest common stock in cash. The fair value of their shares will be determined by the Delaware Court of Chancery and will not include any element of value arising from the merger. To exercise your appraisal rights, you must follow the procedures outlined in Appendix C, including, without limitation:

•	prior to or at the special meeting, delivering to Northwest a written notice of your intention to demand the fair value of your Northwest shares; and

•	not voting in favor of the merger and the merger agreement.

If you sign and return your proxy without voting instructions, and do not revoke the proxy, your proxy will be voted in favor of the merger agreement and the merger and you will lose your appraisal rights. Also, you may lose your appraisal rights if you fail to comply with other required procedures contained in Appendix C.

Termination of the Merger Agreement

Midwest Banc and Northwest may terminate the merger agreement by mutual consent. The merger agreement may also be terminated unilaterally by either Midwest Banc or Northwest if any one of several conditions exists. If the merger agreement is terminated by either Northwest or Midwest Banc on account of any breach by the other party of any of the representations or warranties set forth in the merger agreement or any breach by the other party of any of the agreements or covenants set forth in the merger agreement, the non-breaching party may sue the breaching party for damages. Northwest may be required to pay to Midwest liquidated damages of $5.6 million, plus Midwest Banc’s expenses up to $500,000, under other circumstances outlined in the merger agreement, and Midwest Banc may be required to pay to Northwest liquidated damages of $10.0 million, under certain circumstances outlined in the merger agreement. See “— Termination Fee” beginning on page   .

Share Information and Market Prices for Midwest Banc and Northwest Common Stock

Midwest Banc common stock is traded on the NASDAQ Global Market under the symbol “MBHI”. Northwest common stock trades from time to time in privately negotiated transactions between interested buyers and sellers. Management of Northwest may not be aware of all transactions that occur.

As explained above under “— Merger Consideration,” the exchange ratio will depend on the final VWAP of Midwest Banc common stock, and the final VWAP will not be determined until after the date of the special meeting. If the final VWAP is between $17.4131 and $21.2827, the exchange ratio will be set such that the value of Midwest Banc common stock received for each share of Northwest common stock will equal $42.75. If the final VWAP is less than $17.4131, the value of Midwest Banc common stock received for each share of Northwest common stock will be less than $42.75; if the final VWAP is greater than $21.2827, the equivalent value will be more than $42.75. The closing price of Midwest Banc common stock on March 21, 2007, the last trading day before we announced the merger, was $19.05.

The closing price of Midwest Banc common stock on May   , 2007, the last practical day to obtain share price information before the date of this proxy statement/prospectus, was $     .

The market price of Midwest Banc common stock may change at any time. Consequently, the value of the per share stock consideration you may receive as a result of the merger cannot be determined at this time and may be significantly higher or lower than its current value or its value at the date of the special meeting.

Changes in the market price of Midwest Banc common stock will not impact the value of the cash consideration to be paid in the merger, which is set at $42.75 per share.

Northwest common stock trades from time to time in privately negotiated transactions between interested buyers and sellers. Management of Northwest may not be aware of all transactions that occur. There is no established trading market for Northwest common stock. As a result, there is no readily obtainable market price for Northwest common stock.

Price Range of Common Stock and Dividends

Midwest Banc — Share Prices and Dividends

Midwest Banc common stock is listed on the NASDAQ Global Market and traded under the symbol “MBHI.” The following table sets forth, for the periods indicated, the high and low reported sale prices per share of Midwest Banc common stock and cash dividends declared during the periods indicated.

	Price Range of		Dividends
	Common Stock		Declared per
	High	Low	Common Share

2005
First Quarter	$22.80	$19.55	$0.12
Second Quarter	20.20	17.92	0.12
Third Quarter	24.24	19.13	0.12
Fourth Quarter	23.50	21.00	0.12
2006
First Quarter	$26.65	$21.94	$0.12
Second Quarter	25.89	20.99	0.13
Third Quarter	25.18	20.89	0.13
Fourth Quarter	25.17	22.34	0.13
2007
First Quarter	24.44	17.40	0.13
Second Quarter (through May 16, 2007)	18.03	16.08

Northwest — Share Prices and Dividends

There is no established trading market for Northwest common stock. As a result, there is no readily obtainable market price for Northwest common stock. From time to time, management of Northwest has been made aware of transactions in its common stock. Transactions in 2005, 2006 and 2007 about which management of Northwest is aware are as follows:

•	In 2005, Northwest repurchased a total of 17,305 shares from its stockholders at a price of $22.00 per share.

•	In 2006, Northwest repurchased a total of 5,405 shares from its stockholders at a price of $22.00 per share and 37,701 shares at a price of $25.00 per share, or a total of 43,106 shares at an average price of $24.62 per share. In addition, Northwest is aware of a private sale between stockholders of 30,000 shares at a price of $30.00 per share, which occurred on May 15, 2006.

•	In March 2007, Northwest repurchased 1,300 shares from a single stockholder at a price of $25.00 per share.

Although other transactions may have occurred in its common stock, Northwest has not been provided with information as to the sales prices in any transactions other than as indicated. Northwest has never declared a cash dividend on its common stock.

The timing and amount of future dividends, if any, paid by Midwest Banc are subject to determination by the Midwest Banc board of directors in its discretion and will depend upon earnings, cash requirements and the financial condition of Midwest Banc and its subsidiaries, applicable government regulations and other factors deemed relevant by the Midwest Banc board of directors. Various state and federal laws and other restrictions limit the ability of the subsidiary bank to pay dividends to Midwest Banc. The merger agreement prohibits the payment of cash dividends on Northwest common stock prior to the closing date. See “— Conduct of Business Pending the Merger” beginning on page   .

Repurchase of Midwest Banc Common Stock

Midwest Banc initiated a stock repurchase program on May 3, 2006, providing for the purchase of up to 5% of Midwest Banc’s outstanding common stock. On May 3, 2007, Midwest Banc announced that it was continuing this program because it would serve as an effective method to mitigate the potential dilutive impact on Midwest Banc’s earnings per share as a result of the issuance of additional shares in the merger. The repurchase of shares under this repurchase program is being conducted in compliance with the guidelines set out in Rule 10b-18. Midwest Banc is not legally or contractually obligated to repurchase its shares of common stock. There remain approximately           shares of Midwest Banc common stock to purchase under this program.

Comparison of Unaudited Per Share Data

The following table shows information about Midwest Banc’s and Northwest’s net income per share, cash dividends per share and book value per share and similar information after giving effect to the merger. This information is referred to below as “pro forma” information. The balance sheet information presented gives effect to the merger as if it occurred on March 31, 2007. The income statement information presented gives effect to the merger as if it occurred on January 1, 2007 and January 1, 2006. The pro forma information gives effect to the merger under the purchase method of accounting in accordance with currently existing accounting principles generally accepted in the United States.

To calculate the pro forma shares outstanding used in computing the pro forma combined and equivalent pro forma combined per share data, Midwest Banc assumed (1) that the per share stock consideration would be equal to 2.242 Midwest Banc shares ($42.75 divided by $19.07 — the volume weighted average price of Midwest Banc common stock over a 30-day trading period ended on March 28, 2007), (2) that 55% of the shares of Northwest outstanding as of the closing date would be exchanged for cash and 45% would be converted into shares of Midwest Banc common stock and (3) that all of the Northwest stock options will be exercised prior to the effective time of the merger.

Midwest Banc expects that it will incur merger and integration charges as a result of combining with Northwest. The pro forma information is helpful in illustrating the financial characteristics of the combined company under one set of assumptions. However, it does not reflect these merger and integration charges and, accordingly, does not attempt to predict or suggest future results. Also, it does not necessarily reflect what the historical results of the combined company would have been had the companies been combined for the periods presented.

You should read the information in the following table together with the historical financial information that Midwest Banc has included in its prior filings with the SEC and the historical financial information of Northwest attached to this proxy statement/prospectus. This material regarding Midwest Banc has been

incorporated into this document by reference to those filings. See “Where You Can Find More Information” beginning on page   .

	Three Months	Year Ended
	Ended	December 31,
	March 31, 2007	2006

Midwest Banc Common Stock
Earnings per basic common share
Historical	$0.18	$0.76
Pro forma combined(1)	0.18	0.77
Earnings per diluted common share
Historical	$0.18	$0.75
Pro forma combined(1)	0.18	0.76
Dividends per basic common share
Historical	$0.13	$0.51
Pro forma combined(2)	0.13	0.51
Book value per basic common share
Historical	$11.76	$11.65
Pro forma combined	12.65	12.71

	Three Months	Year Ended
	Ended	December 31,
	March 31, 2007	2006

Northwest Common Stock
Earnings per basic common share
Historical	$0.41	$1.76
Equivalent pro forma combined(3)	0.40	1.73
Earnings per diluted common share
Historical	$0.40	$1.68
Equivalent pro forma combined(3)	0.40	1.70
Dividends per basic common share
Historical	$—	$—
Equivalent pro forma combined(3)	0.29	1.14
Book value per basic common share
Historical	$16.79	$16.32
Equivalent pro forma combined(3)	28.36	28.50

(1)	The effects of estimated non-recurring merger and integration costs resulting from the merger have not been included in the pro forma amounts.

(2)	Pro forma dividends per share represent historical dividends paid by Midwest Banc.

(3)	Represents Midwest Banc’s pro forma results multiplied by the per share stock consideration exchange ratio of 2.242 ($42.75 divided by $19.07 — the volume weighted average price of Midwest Banc common stock over a 30-day trading period ended on March 28, 2007).

Selected Historical Financial Data of Midwest Banc

The table below presents selected Midwest Banc historical financial data as of and for the three months ended March 31, 2007 and 2006 and the five years ended December 31, 2006. This data should be read in conjunction with the consolidated financial statements and the notes thereto, and the information contained in the section of our Exchange Act reports entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” which are incorporated by reference into this proxy statement/prospectus, as described below. The selected historical financial data as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 has been derived from our audited consolidated financial statements and related notes, which are incorporated by reference into this proxy statement/prospectus. The selected historical financial data as of December 31, 2004, 2003 and 2002 and for each of the two years in the period ended December 31, 2003 has been derived from our financial statements, which are not incorporated by reference into this proxy statement/prospectus. The selected historical financial data for the three months ended March 31, 2007 and 2006 has been derived from our unaudited consolidated financial statements and related notes, which are incorporated by reference into this proxy statement/prospectus as described below.

Due to the divestiture of Midwest Bank of Western Illinois, one of our bank subsidiaries, which was consummated on September 30, 2005, the following financial data reports that bank as a discontinued operation.

You should read the following table together with the historical financial information that Midwest Banc has presented in its prior SEC filings. Midwest Banc has incorporated this material into this document by reference. See “Where You Can Find More Information” beginning on page   .

	As of and for the
	Three Months Ended March 31,		As of and for the Twelve Months Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(Amounts in thousands, except ratios,
	per share data and non-financial information)

Statement of Income Data:
Total interest income	$44,766	$33,359	$159,262	$112,244	$91,962	$98,108	$97,420
Total interest expense	25,706	16,198	83,980	50,797	41,780	43,260	45,460

Net interest income	19,060	17,161	75,282	61,447	50,182	54,848	51,960
Provision for loan losses	645	—	12,050	2,589	3,400	9,455	17,360
Noninterest income	3,720	3,013	14,551	(6,245)	(88)	19,829	11,422
Noninterest expenses	17,081	11,885	58,615	60,527	46,491	38,099	29,040

Income (loss) before income taxes and discontinued operations	5,054	8,289	19,168	(7,914)	203	27,123	16,981
Provision (benefit) for income taxes	642	2,348	1,422	(6,325)	(2,869)	7,779	3,682

Income (loss) from continuing operations	4,412	5,941	17,746	(1,589)	3,072	19,344	13,299
Income (loss) from discontinued operations	—	—	—	7,533	(696)	3,437	3,009

Net income	$4,412	$5,941	$17,746	$5,944	$2,376	$22,781	$16,308

	As of and for the
	Three Months Ended March 31,				As of and for the Twelve Months Ended December 31,
	2007		2006		2006		2005		2004		2003		2002
	(Amounts in thousands, except ratios,
	per share data and non-financial information)

Per Share Data:
Earnings per share (basic) from continuing operations	$0.18		$0.27		$0.76		$(0.08)		$0.17		$1.09		$0.82
Earnings per share (basic) from discontinued operations	—		—		—		0.38		(0.04)		0.19		0.19
Earnings per share (basic)	0.18		0.27		0.76		0.30		0.13		1.28		1.01
Earnings per share (diluted) from continuing operations	0.18		0.27		0.75		(0.08)		0.17		1.06		0.81
Earnings per share (diluted) from discontinued operations	—		—		—		0.38		(0.04)		0.19		0.18
Earnings per share (diluted)	0.18		0.27		0.75		0.30		0.13		1.25		0.99
Cash dividends declared	0.13		0.12		0.51		0.48		0.48		0.44		0.40
Book value at end of period	11.76		9.99		11.65		9.91		7.66		8.01		7.12
Tangible book value at end of period	8.12		9.88		7.97		9.78		7.49		7.80		7.05
Selected Financial Ratios:
Return on average assets from continuing operations(1)	0.60%		1.05%		0.67%		(0.07)%		0.13%		0.87%		0.70%
Return on average equity from continuing operations(2)	6.20		11.06		7.04		(0.95)		2.17		13.12		12.08
Dividend payout ratio	74.07		44.29		67.95		162.38		279.59		40.55		48.57
Average equity to average assets	9.74		9.46		9.57		7.29		6.12		6.60		5.83
Tier 1 risk-based capital	12.02		16.49		11.92		16.97		13.27		13.68		10.49
Total risk-based capital	13.10		17.53		12.97		18.07		14.65		14.74		11.74
Net interest margin (tax equivalent)(3)(4)(5)	3.01		3.39		3.32		3.31		2.82		3.19		3.49
Loan to deposit ratio(5)	97.19		86.83		99.44		88.62		73.07		67.23		83.16
Net overhead expense to average assets(5)(6)	1.82		1.53		1.67		2.14		1.58		1.01		0.99
Efficiency ratio(5)(7)	69.83		55.20		60.55		75.44		72.79		49.56		44.58
Loan Quality Ratios(5):
Allowance for loan losses to total loans at the end of period	1.23		1.26		1.19		1.32		1.48		1.51		1.93
Provision for loan losses to total loans	0.13		0.00		0.62		0.19		0.31		0.99		1.72
Net loans charged off to average total loans	(0.03)		0.01		0.59		0.09		0.17		0.82		0.69
Nonaccrual loans to total loans at the end of period(8)	2.14		0.56		2.20		0.59		0.85		1.56		2.76
Nonperforming assets to total assets(9)	1.48		0.81		1.55		0.83		0.78		0.96		1.40
Allowance for loan losses to nonaccrual loans	0.58	x	2.25	x	0.54	x	2.25	x	1.74	x	0.97	x	0.70	x
Balance Sheet Data:
Total assets	$2,980,631		$2,336,448		$2,942,046		$2,307,608		$2,236,813		$2,264,149		$2,009,047
Total earning assets(5)	2,685,977		2,128,688		2,617,894		2,126,227		1,807,609		1,807,207		1,651,917
Average assets	2,966,039		2,303,413		2,635,138		2,305,086		2,310,594		2,234,293		1,889,511
Loans(5)	1,950,613		1,403,700		1,946,816		1,349,996		1,097,299		955,380		1,012,111
Allowance for loan losses(5)	24,028		17,737		23,229		17,760		16,217		14,459		19,540
Deposits(5)	2,007,000		1,616,634		1,957,810		1,523,384		1,501,646		1,421,027		1,217,101
Borrowings(5)	643,795		473,618		652,774		538,480		320,636		418,797		385,659
Stockholders’ equity	290,499		219,187		287,242		216,126		137,423		143,081		114,951
Tangible stockholders’ equity(5)(10)	200,711		216,615		196,481		213,447		134,315		139,400		113,816

(1)	Net income divided by average assets.

(2)	Net income divided by average equity.

(3)	Net interest income, on a fully tax-equivalent basis, divided by average earning assets.

(4)	The following table reconciles reported net interest income to net interest income on a fully tax-equivalent basis for the periods presented:

	For the
	Three Months Ended
	March 31,		For the Twelve Months Ended December 31,
	2007	2006	2006	2005	2004	2003	2002

Net interest income	$19,060	$17,161	$75,282	$61,447	$50,182	$54,848	$51,960
Tax-equivalent adjustment to net interest income	979	929	4,286	2,628	2,399	3,511	2,365

Net interest income, fully tax-equivalent basis	$20,039	$18,090	$79,568	$64,075	$52,581	$58,359	$54,325

Management believes that net interest income on a tax equivalent basis is a more useful measure since it provides a better comparison of taxable versus tax-exempt earning assets total return.

(5)	Reflects continuing operations due to the sale of bank subsidiary on September 30, 2005.

(6)	Noninterest expense less noninterest income, excluding security gains or losses, divided by average assets. Management believes this is a useful measure that shows the additional expense burden that needs to be covered by the net interest income.

(7)	Noninterest income, excluding security gains or losses, plus net interest income on a fully tax-equivalent basis divided by noninterest expense excluding amortization and other real estate expense.

(8)	Includes total nonaccrual, impaired and all other loans 90 days or more past due.

(9)	Includes total nonaccrual, all other loans 90 days or more past due, and other real estate owned.

(10)	Stockholders’ equity less goodwill, core deposit intangible and other intangible assets. The following table reconciles reported stockholders’ equity to tangible stockholders’ equity for the periods presented:

	As of the
	Three Months Ended
	March 31,		As of the Twelve Months Ended December 31,
	2007	2006	2006	2005	2004	2003	2002

Stockholders’ equity	$290,499	$219,187	$287,242	$216,126	$137,423	$143,081	$114,951
Core deposit intangible and other intangibles, net	10,163	1,681	11,273	1,788	2,217	2,790	244
Goodwill	79,625	891	79,488	891	891	891	891

Tangible stockholders’ equity	$200,711	$216,615	$196,481	$213,447	$134,315	$139,400	$113,816

Management monitors tangible stockholders’ equity since it is a commonly used measurement in the industry and is the starting point for regulatory capital calculations.

Selected Historical Financial Data of Northwest

The table below presents selected Northwest historical financial data as of and for the three months ended March 31, 2007 and 2006 and five years ended December 31, 2006.

This data should be read in conjunction with the historical consolidated financial statements and related notes of Northwest and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page   . The selected historical financial data as of December 31, 2006 and 2005 and for each of the three years ended December 31, 2006 is derived from Northwest’s audited consolidated financial statements and related notes included in this proxy statement/prospectus. The selected historical financial data as of December 31, 2004, 2003 and 2002 and for each of the two years ended December 31, 2003 is derived from Northwest’s audited consolidated financial statements not included in this proxy statement/prospectus. The selected historical financial data for the three months ended March 31, 2007 and 2006 is derived from Northwest’s unaudited consolidated financial statements and related notes included in this proxy statement/prospectus.

	As of and for the
	Three Months Ended March 31,		As of and for the Twelve Months Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(Amounts in thousands, except ratios,
	per share data and non-financial information)

Statement of Income Data:
Total interest income	$8,664	$7,552	$32,889	$27,165	$21,063	$18,402	$18,175
Total interest expense	4,301	3,202	15,115	10,430	6,739	6,401	7,077

Net interest income	4,363	4,350	17,774	16,735	14,324	12,001	11,098
Provision for loan losses	—	—	—	650	1,540	960	1,254
Noninterest income	653	553	2,606	2,092	2,313	2,724	2,657
Noninterest expenses	3,154	3,147	12,704	12,269	11,214	9,837	8,354

Income before income taxes	1,862	1,756	7,676	5,908	3,883	3,928	4,147
Provision for income taxes	602	595	2,343	1,904	1,172	1,301	1,528

Net income	$1,260	$1,161	$5,333	$4,004	$2,711	$2,627	$2,619

Per Share Data:
Earnings per share (basic)	$0.41	$0.38	$1.76	$1.33	$0.93	$1.00	$0.99
Earnings per share (diluted)	0.40	0.36	1.68	1.27	0.92	0.97	0.95
Cash dividends per share	—	—	—	—	—	—	—
Book value per share at end of period	16.79	14.89	16.32	14.52	13.48	11.91	11.08
Tangible book value per share at end of period	16.34	14.43	15.86	14.06	13.02	11.36	10.47
Selected Financial Ratios:
Return on average assets	0.94%	0.93%	1.03%	0.81%	0.60%	0.67%	0.81%
Return on average equity	10.00	10.47	11.56	9.63	7.41	8.69	9.40
Dividend payout ratio(1)	—	—	—	—	—	—	—
Average equity to average assets	9.43	8.88	8.95	8.39	8.05	7.73	8.60
Tier 1 risk-based capital	12.77	12.97	12.46	13.32	13.01	9.73	10.31
Total risk-based capital	13.86	14.21	13.57	14.57	14.27	10.98	11.56
Net interest margin	3.52	3.77	3.72	3.60	3.34	3.23	3.59
Loan to deposit ratio	94.57	90.50	94.12	87.00	85.44	81.07	77.41
Net overhead expense to average assets(2)	1.89	2.08	1.96	2.05	1.97	1.84	1.78
Efficiency ratio(3)	63.27	64.18	62.35	65.07	67.57	67.18	61.09

	As of and for the
	Three Months Ended March 31,				As of and for the Twelve Months Ended December 31,
	2007		2006		2006		2005		2004		2003		2002
	(Amounts in thousands, except ratios,
	per share data and non-financial information)

Loan Quality Ratios:
Allowance for loan losses to total loans at the end of period	1.36%		1.46%		1.36%		1.47%		1.40%		1.50%		1.69%
Provision for loan losses to total loans	—		—		—		0.17		0.43		0.33		0.54
Net loans charged off to average total loans	—		(0.08)		(0.07)		0.03		0.28		0.20		0.11
Nonaccruing loans to total loans at end of period	0.19		0.38		0.12		0.42		0.57		1.12		0.43
Nonperforming assets to total assets(4)	0.15		0.29		0.09		0.32		0.42		0.79		0.29
Allowance for loan losses to nonaccrual loans	7.25	x	3.85	x	11.61	x	3.51	x	2.44	x	1.34	x	3.95	x
Balance Sheet Data:
Total assets	$531,394		$505,612		$535,464		$493,783		$484,224		$409,348		$344,581
Total earning assets	494,211		468,080		498,452		463,329		457,866		392,278		332,149
Average assets	534,598		499,584		515,307		495,881		454,397		390,832		323,850
Loans	424,414		381,502		424,929		375,464		356,734		289,298		230,891
Allowance for loan losses	5,783		5,586		5,781		5,515		4,980		4,349		3,912
Deposits	448,798		421,532		451,470		431,571		417,527		356,843		298,263
Borrowings	26,626		35,668		30,229		14,877		22,080		17,609		14,186
Shareholders’ equity	51,754		45,133		49,560		43,983		40,622		32,075		29,238

(1)	There have been no dividends declared or paid during the time frame illustrated.

(2)	Noninterest expense less noninterest income, excluding security gains or losses, divided by average assets. Management believes this is a useful measure that shows the additional expense burden that needs to be covered by the net interest income.

(3)	Noninterest expense divided by noninterest income, excluding security gains or losses, plus net interest income.

(4)	Nonperforming assets include nonaccrual loans and other real estate owned.

Summary Pro Forma Financial Information

The following is the summary unaudited pro forma financial information for Midwest Banc and Northwest giving effect to the merger. The balance sheet information presented gives effect to the merger as if it occurred on March 31, 2007. The income statement information presented gives effect to the merger as if it occurred on January 1, 2007 (for the quarterly analysis) and January 1, 2006 (for the annual analysis).

The summary unaudited pro forma financial information is based upon the assumption that the total number of shares of Northwest common stock outstanding immediately prior to the completion of the merger will be 3,400,013, that the exchange ratio will be 2.242 and that 45% of the shares of Northwest common stock deemed outstanding immediately prior to the merger (i.e., 1,530,006 shares) will be converted into Midwest Banc common stock in the merger, that 55% of the shares of Northwest common stock deemed outstanding immediately prior to the merger (i.e., 1,870,007 shares) will be exchanged for cash of $42.75 per share in the merger and that all of the outstanding Northwest options will be exercised prior to the effective time of the merger resulting in 3,400,013 shares of Northwest common stock outstanding.

The actual number of shares to be converted into stock in the merger will not be known until the election forms are returned prior to the merger as described in this proxy statement/prospectus. In no event, however, will more than 45% of the outstanding shares of Northwest common stock be exchanged for Midwest Banc common stock in the merger.

We expect that we will incur merger and integration charges as a result of the merger. The information set forth below, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, may not reflect all of these anticipated financial expenses and does not reflect any possible financial benefits and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during the periods presented.

The merger will be accounted for under the “purchase” method of accounting. Under the purchase method of accounting, the assets and liabilities of Northwest, as of the completion of the merger, will be recorded at their fair values and the excess of purchase price over the fair value of net assets will be allocated to goodwill. Financial statements of Midwest Banc issued after the consummation of the merger will reflect such values and will not be restated retroactively to reflect the historical position or results of operations of Northwest. The operating results of Northwest will be reflected in Midwest Banc’s consolidated financial statements from and after the date the merger is consummated.

The final allocation of the purchase price will be determined after the merger is completed and after completion of thorough analyses to determine the fair values of Northwest’s tangible and identifiable intangible assets and liabilities as of the date the merger is completed. In addition, estimates of merger-related charges are subject to final decisions related to combining the companies. Any change in the fair value of the net assets of Northwest will change the amount of the purchase price allocable to goodwill. Additionally, changes to Northwest’s stockholders’ equity, including net income and changes in the market value of Midwest Banc’s common stock through the date the merger is completed, will also change the amount of goodwill recorded. As a result, the final adjustments may be materially different from the unaudited pro forma adjustments used in preparing the unaudited pro forma combined consolidated financial information presented herein.

The summary pro forma financial information is based on, and should be read together with, the historical information that we have included in this proxy statement/prospectus or presented in Midwest Banc’s prior filings with the SEC which are incorporated into this proxy statement/prospectus by reference and the more detailed pro forma unaudited combined consolidated financial information and the notes thereto beginning on page   .

	Pro Forma	Pro Forma
	As of or for the	As of or for the
	Three Months Ended	Year Ended
	March 31, 2007	December 31, 2006
	(In thousands except per share data)

Income Statement Data
Interest income	$54,000	$194,431
Interest expense	31,311	104,312

Net interest income	22,689	90,119
Provision for loan losses	645	12,050

Net interest income after provision	22,044	78,069
Noninterest income	4,373	17,157
Noninterest expense	20,452	72,186

Income before income taxes and discontinued operations	5,965	23,040
Provision for income taxes	877	2,298

Net Income	$5,088	$20,742

Per Share Data
Income from continuing operations — basic	$0.18	$0.77
Income from continuing operations — diluted	0.18	0.76
Cash dividends declared	0.13	0.51
Book value per share	12.65	12.71

	Pro Forma	Pro Forma
	As of or for the	As of or for the
	Three Months Ended	Year Ended
	March 31, 2007	December 31, 2006
	(In thousands except per share data)

Balance Sheet Data
Assets	$3,596,020
Loans, net	2,342,372
Deposits	2,455,074
Stockholders’ equity	355,907
Shares outstanding	28,136
Share Data
Average shares outstanding
Basic	28,124
Diluted	28,381

Illustrative Calculation of Per Share Consideration

In the merger, you may receive cash or shares of Midwest Banc common stock or a combination of cash and stock for your Northwest shares, except that no more than 45% of the total number of Northwest shares may be exchanged for Midwest Banc common stock. If the total stock elections exceed this maximum, you will receive cash rather than stock for some of your shares even if you elected to receive all stock. In addition, you may receive some shares of Midwest Banc common stock even if you do not elect to receive stock.

It is possible, therefore, that if you elected stock for all or a portion of your shares of Northwest common stock, you could receive a different proportion of stock and cash than you elected, and alternatively, you could receive Midwest Banc common stock for a portion of your shares of Northwest common stock even if you did not elect any stock. Midwest Banc will prorate the amounts of cash and shares of Midwest Banc common stock that the holders of Northwest will receive so that 55% of the shares of Northwest common stock are converted into cash and 45% of the shares of Northwest common stock are converted into shares of Midwest Banc common stock, subject to Midwest Banc’s right to increase the proportion of cash consideration if stock elections are submitted for less than 45% of the Northwest shares and if the tax opinions contemplated by the merger agreement can be delivered as anticipated. See “— Proration Procedures” beginning on page   .

Subject to possible proration, if you are to receive all cash consideration, you will receive $42.75 per share in cash. Subject to possible proration, if you elect to receive the merger consideration in shares of Midwest Banc common stock, you will receive between 2.0087 and 2.4551 shares of Midwest Banc common stock depending on the volume weighted average price per share of Midwest Banc common stock on the NASDAQ Global Market during the 30 consecutive trading day period (which period we refer to as the reference period) ending on the third trading day prior to completion of the merger, which average price we refer to as the final VWAP.

Assuming that the final VWAP is between $17.4131 and $21.2827 per share, the consideration paid in Midwest Banc common stock to you in the merger for each share of Northwest common stock will be valued at approximately $42.75 at the time the exchange ratio is calculated. If the final VWAP is less than $17.4131, you will receive 2.4551 shares of Midwest Banc common stock for each Northwest share; if the final VWAP is greater than $21.2827, you will receive 2.0087 shares of Midwest Banc common stock for each Northwest share.

In this proxy statement/prospectus, we refer to the number of shares of Midwest Banc common stock to be issued for each share of Northwest common stock subject to the stock election as the “exchange ratio” and we refer to the volume weighted average price per share of Midwest Banc common stock on the NASDAQ Global Market during the 30 consecutive trading day period ending on the third trading day prior to completion of the merger (which we refer to as the “reference period”) as the final VWAP. The merger agreement provides that:

•	The exchange ratio will adjust upward or downward to ensure that the shares of Midwest Banc common stock you receive for each share of Northwest common stock that you own will be equal to $42.75 divided by the final VWAP so long as the final VWAP is between $17.4131 and $21.2827. However, the market value of the shares of Midwest Banc common stock that you receive in the merger may be greater or less than $42.75, as the trading price of Midwest Banc common stock on the date the merger is completed may be greater or less than the final VWAP used to determine the exchange ratio.

•	If the final VWAP is less than $17.4131, the exchange ratio will no longer adjust upward, and you will receive 2.4551 shares of Midwest Banc common stock for each share of Northwest common stock that you own. This means that the value of the shares of Midwest Banc common stock you will receive will be below $42.75 per share to the extent the market price of Midwest Banc common stock is below $17.4131 when the merger is completed.

•	If the final VWAP is greater than $21.2827, the exchange ratio will no longer adjust downward, and you will receive 2.0087 shares of Midwest Banc common stock for each share of Northwest common stock that you own. This means that the value of the shares of Midwest Banc common stock you will receive will be above $42.75 per share to the extent the market price of Midwest common stock is above $21.2827 when the merger is completed.

The value of the aggregate consideration to be paid and issued to Northwest stockholders is dependent on the market price of Midwest Banc common stock and on the relative proportions of Northwest shares that are exchanged for cash and Midwest Banc common stock. For purposes of illustration, based upon           shares of Northwest common stock outstanding on          , 2007, if the merger had occurred on          , 2007, the final VWAP would have been $      and, assuming that 55% of the outstanding shares of Northwest common stock are exchanged for cash and 45% of the outstanding shares of Northwest common stock are exchanged for Midwest Banc common stock, the value of the aggregate consideration to be paid and issued in the merger would be $      million. Of this amount, approximately $      million would have been paid in cash to Northwest stockholders and approximately           million shares of Midwest Banc common stock would have been issued.

The exchange ratio will not be determined until after the date of the special meeting. Therefore, at the time of the special meeting, you will not know the precise value of the stock merger consideration you may receive on the date the merger is completed. See “— Merger Consideration” beginning on page   .

The table below is for illustration purposes only. For ease of illustration, the following table has been prepared assuming that any combination election will result in merger consideration consisting 45% of stock consideration and 55% of cash consideration. Under the proration procedures, those Northwest stockholders who elect to have 45% of their Northwest shares converted into shares of Midwest Banc common stock will have 45% of their Northwest shares converted into Midwest Banc common stock and the remainder of their shares converted into the cash consideration of $42.75 per share. However, as described in more detail elsewhere in this proxy statement/prospectus, Northwest stockholders may make a combination election consisting of a different allocation between stock consideration and cash consideration. In addition, because of possible proration, they may receive some different mix of stock and cash consideration irrespective of the election that they make. Further, because of possible proration, even if a Northwest stockholder makes no election, he or she nevertheless may receive some stock consideration.

				Combination Election
Midwest	No Stock Election	All Stock Election		(45% Stock and 55% Cash)
Banc Final	Per Share Cash	Shares of Midwest	Per Share Stock	Cash	Stock	Total per Share
VWAP	Consideration	Banc Stock	Consideration(1)(2)	Consideration	Consideration	Consideration(1)(2)

$24.00	$42.75	2.0087	$48.21	$23.5125	$21.6945	$45.21
$23.75	$42.75	2.0087	$47.71	$23.5125	$21.4695	$44.98
$23.50	$42.75	2.0087	$47.20	$23.5125	$21.2400	$44.75
$23.25	$42.75	2.0087	$46.70	$23.5125	$21.0150	$44.53
$23.00	$42.75	2.0087	$46.20	$23.5125	$20.7900	$44.30
$22.75	$42.75	2.0087	$45.70	$23.5125	$20.5650	$44.08
$22.50	$42.75	2.0087	$45.20	$23.5125	$20.3400	$43.85
$22.25	$42.75	2.0087	$44.70	$23.5125	$20.1150	$43.63
$22.00	$42.75	2.0087	$44.19	$23.5125	$19.8855	$43.40
$21.75	$42.75	2.0087	$43.69	$23.5125	$19.6605	$43.17
$21.50	$42.75	2.0087	$43.19	$23.5125	$19.4355	$42.95
$21.25	$42.75	2.0118	$42.75	$23.5125	$19.2375	$42.75
$21.00	$42.75	2.0357	$42.75	$23.5125	$19.2375	$42.75
$20.75	$42.75	2.0602	$42.75	$23.5125	$19.2375	$42.75
$20.50	$42.75	2.0853	$42.75	$23.5125	$19.2375	$42.75
$20.25	$42.75	2.1111	$42.75	$23.5125	$19.2375	$42.75
$20.00	$42.75	2.1375	$42.75	$23.5125	$19.2375	$42.75
$19.75	$42.75	2.1646	$42.75	$23.5125	$19.2375	$42.75
$19.50	$42.75	2.1923	$42.75	$23.5125	$19.2375	$42.75
$19.25	$42.75	2.2201	$42.75	$23.5125	$19.2375	$42.75
$19.00	$42.75	2.2500	$42.75	$23.5125	$19.2375	$42.75
$18.75	$42.75	2.2800	$42.75	$23.5125	$19.2375	$42.75
$18.50	$42.75	2.3108	$42.75	$23.5125	$19.2375	$42.75
$18.25	$42.75	2.3425	$42.75	$23.5125	$19.2375	$42.75
$18.00	$42.75	2.3750	$42.75	$23.5125	$19.2375	$42.75
$17.75	$42.75	2.4085	$42.75	$23.5125	$19.2375	$42.75
$17.50	$42.75	2.4429	$42.75	$23.5125	$19.2375	$42.75
$17.25	$42.75	2.4551	$42.35	$23.5125	$19.0575	$42.57
$17.00	$42.75	2.4551	$41.74	$23.5125	$18.7830	$42.30
$16.75	$42.75	2.4551	$41.12	$23.5125	$18.5040	$42.02
$16.50	$42.75	2.4551	$40.51	$23.5125	$18.2295	$41.74
$16.25	$42.75	2.4551	$39.90	$23.5125	$17.9550	$41.47
$16.00	$42.75	2.4551	$39.28	$23.5125	$17.6760	$41.19
$15.75	$42.75	2.4551	$38.66	$23.5125	$17.3970	$40.91
$15.50	$42.75	2.4551	$38.05	$23.5125	$17.1225	$40.64
$15.25	$42.75	2.4551	$37.44	$23.5125	$16.8480	$40.36
$15.00	$42.75	2.4551	$36.83	$23.5125	$16.5735	$40.09

(1)	Assumes the closing price of Midwest Banc’s common stock on the date of the merger is the same as the final VWAP. The actual trading price of Midwest Banc common stock is subject to market fluctuations, and Northwest stockholders will not be entitled to receive additional shares in the merger if the trading price of Midwest Banc’s common stock on the closing date of the merger is less than the final VWAP.

(2)	The numbers in this column represent the value of the shares of Midwest Banc common stock which you will receive for each share of Northwest common stock that you own, subject to the assumption in footnote 1.

RISK FACTORS

In making your determination as to how to vote on the merger agreement and the merger, you should consider the following risk factors relating to the merger and the other risk factors included in Midwest Banc’s most recent Form 10-K annual report filing with the SEC, which is incorporated by reference in this document:

Persons who receive all cash in the merger will not participate in future growth.

Northwest stockholders who receive all cash in the merger will not own any interest in Midwest Banc, which will not afford them the opportunity to participate in future growth, if any, in the value of Midwest Banc.

Fluctuations in the trading price of Midwest Banc common stock may change the value of the shares of Midwest Banc common stock you receive in the merger.

You cannot be certain of the precise value of the stock portion of the merger consideration to be received at closing. If the merger is completed, for each share of Northwest common stock that is converted into Midwest Banc common stock, you will be entitled to receive shares of Midwest common stock equal to an exchange ratio based on the final VWAP. The exchange ratio will adjust to ensure that the shares of Midwest common stock you receive will be equal to $42.75 divided by the final VWAP so long as the final VWAP is between $17.4131 and $21.2827. However, the market value of the shares of Midwest common stock you receive may be greater or less than $42.75, as the trading price of Midwest common stock on the date of the merger may be greater or less than the final VWAP used to determine the exchange ratio.

If the final VWAP is less than $17.4131, the exchange ratio will no longer adjust upward. This means that the value of the shares of Midwest Banc common stock you will receive will be below $42.75 to the extent the final VWAP is below $17.4131. If the final VWAP is greater than $21.2827, the exchange ratio will no longer adjust downward. This means that the value of the shares of Midwest common stock you will receive will be above $42.75 to the extent the final VWAP is above $21.2827.

In addition to the foregoing, after the merger, the market value of Midwest Banc common stock may decrease and be lower than the final VWAP used in calculating the exchange ratio.

The merger agreement provides that if a change of control of Midwest Banc occurs (as defined in the merger agreement) prior to the consummation of the merger or if Midwest Banc enters into an agreement providing for a change of control prior to the consummation of the merger, Northwest stockholders receiving Midwest Banc common stock will receive 2.2095 shares of Midwest Banc common stock for each share of Northwest common stock. In this situation, the market value of Midwest Banc common stock that you receive in the merger will increase or decrease depending on the direction of the price movement of Midwest Banc common stock.

If the final VWAP is less than $15.4783, the percentage decline from $19.3479 to the final VWAP is greater than 15 percentage points lower than the change in the NASDAQ Bank Index over the same time period, and Midwest Banc does not elect to increase the exchange ratio, Northwest has the right to terminate the merger agreement.

Pursuant to the merger agreement if (1) the final VWAP is less than $15.4783, which is 80% of the initial VWAP ($19.3479 — the volume weighted average trading price of Midwest Banc common stock for the 30 consecutive trading day period ending as of March 20, 2007), and (2) the percentage decrease from the initial VWAP to the final VWAP is greater than 15 percentage points lower than the percentage decrease in the NASDAQ Bank Index over the same period of time, then Northwest will have the right to terminate the merger agreement, subject to Midwest Banc’s right to increase the exchange ratio to a number of shares of Midwest Banc common stock for each Northwest share that would result in the value per share of the stock consideration (based on the final VWAP) to be equal to $38.00 per share. For example, if the final VWAP of Midwest Banc common stock is $15.00 and the condition regarding the decline in the NASDAQ Bank Index is also met, then at Midwest Banc’s election, the exchange ratio may be increased to 2.5333, which is the exchange ratio equal to the quotient of (a) $38.00, divided by (b) $15.00.

As a result, even if the merger is approved by Northwest’s stockholders, the merger may ultimately not be completed. Although the Midwest Banc board of directors has the right to increase the exchange ratio, there is no obligation of the Midwest Banc board to exercise such right.

The integration of the operations of Midwest Banc and Northwest may be more difficult than anticipated.

The success of the merger will depend on a number of factors, including (but not limited to) Midwest Banc’s ability to:

•	timely and successfully integrate the operations of Midwest Banc and Northwest;

•	maintain existing relationships with depositors in Northwest to minimize withdrawals of deposits subsequent to the merger;

•	maintain and enhance existing relationships with borrowers to limit unanticipated losses of customer relationships and credit losses from loans of Northwest;

•	control the incremental non-interest expense from Midwest Banc and Northwest to maintain overall operating efficiencies;

•	retain and attract qualified personnel at Midwest Banc and Northwest; and

•	compete effectively in the communities served by Midwest Banc and Northwest and in nearby communities.

Midwest Banc may not be able to manage effectively its growth resulting from the merger.

Northwest stockholders will have less influence as a stockholder of Midwest Banc than as a stockholder of Northwest.

Northwest stockholders currently have the right to vote in the election of the board of directors of Northwest and on other matters affecting Northwest. Assuming that 45% of the shares of Northwest common stock will be exchanged for Midwest Banc common stock in the merger and that the exchange ratio is 2.242 shares of Midwest Banc common stock for each Northwest share, the stockholders of Northwest as a group will own approximately 12.2% of the combined organization. When the merger occurs, each Northwest stockholder that receives Midwest Banc common stock will become a stockholder of Midwest Banc with a percentage ownership of the combined organization that is much smaller than such stockholder’s percentage ownership of Northwest. Because of this, Northwest stockholders will have less influence on the management and policies of Midwest Banc than they now have on the management and policies of Northwest.

Northwest stockholders are not guaranteed to receive the amount of Midwest Banc common stock that they request on their election form, and stockholders who wish to receive all cash may receive some Midwest Banc common stock.

The merger agreement provides that the number of shares of Northwest common stock to be exchanged for Midwest Banc common stock in the merger cannot exceed 45% of the total number of Northwest shares outstanding prior to the merger. It is possible, therefore, that if you elect Midwest Banc common stock for all or a portion of your shares of Northwest common stock, you could receive a different proportion of stock and cash than you elected. If Midwest Banc common stock elections representing more than 45% of the outstanding shares of Northwest common stock prior to the merger are made, Midwest Banc will prorate the amount of Midwest Banc common stock that the holders of Northwest will receive so that no more than 45% of the shares of Northwest common stock are converted into Midwest Banc common stock and such stockholders will receive the balance of their consideration in cash, subject to Midwest Banc’s right to increase the proportion of cash consideration if stock elections are submitted for less than 45% of the Northwest shares. Although Midwest Banc has the right to increase the proportion of cash consideration in this event, it may only do so if the required tax opinions contemplated by the merger agreement can still be delivered; Midwest Banc is not under any obligation to exercise this right. See “— Proration Procedures” beginning on page    and “— Stock Election” beginning on page   .

In addition, the overall mix of the total consideration to be paid in the merger is generally fixed so that 55% of the Northwest common stock will be converted into cash and 45% of the Northwest common stock will be converted into shares of Midwest Banc common stock. Therefore, if an insufficient proportion of Northwest stockholders elect to receive stock, those stockholders who made no election and wish to receive only cash may be required to receive shares of Midwest Banc common stock as partial consideration.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended: Statement under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Midwest Banc and its representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information, including statements contained in this proxy statement/prospectus, Midwest Banc’s other filings with the SEC or in communications to its stockholders. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below and set forth above under “Risk Factors.”

In some cases, Midwest Banc has identified forward-looking statements by such words or phrases as “will likely result,” “is confident that,” “expects,” “should,” “could,” “may,” “will continue to,” “believes,” “anticipates,” “predicts,” “forecasts,” “estimates,” “projects,” “potential,” “intends,” or similar expressions identifying “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words and phrases. These forward-looking statements are based on management’s current views and assumptions regarding future events, future business conditions, and the outlook for Midwest Banc based on currently available information. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Midwest Banc wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Midwest Banc is hereby identifying important factors that could affect Midwest Banc’s financial performance and could cause Midwest Banc’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any forward-looking statements.

Among the factors that could have an impact on Midwest Banc’s ability to achieve operating results, growth plan goals, and the beliefs expressed or implied in forward-looking statements are:

•	Credit risks and risks from concentrations (by geographic area and by industry) within Midwest Bank’s loan portfolio and individual large loans;

•	The impact from liabilities arising from legal or administrative proceedings on the financial condition of Midwest Banc;

•	Possible administrative or enforcement actions of the SEC in connection with the SEC inquiry of the restatement of Midwest Banc’s September 30, 2002 financial statements;

•	Changes in general economic or industry conditions, nationally or in the communities in which Midwest Banc conducts business;

•	Changes in accounting principles, policies, or guidelines affecting the businesses conducted by Midwest Banc;

•	Other economic, competitive, governmental, regulatory, and technical factors affecting Midwest Banc’s operations, products, services, and prices; and

•	Other risk factors included in Midwest Banc’s filings with the SEC, including its most recent annual report on Form 10-K.

Midwest Banc wishes to caution that the foregoing list of important factors may not be all-inclusive and specifically declines to undertake any obligation to publicly revise any forward-looking statements that have been made to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

With respect to forward-looking statements set forth in the notes to consolidated financial statements, including those relating to contingent liabilities and legal proceedings, some of the factors that could affect the ultimate disposition of those contingencies are changes in applicable laws, the development of facts in individual cases, settlement opportunities, and the actions of plaintiffs, judges, and juries.

SPECIAL MEETING OF NORTHWEST STOCKHOLDERS

This document and the accompanying proxy card are being furnished to you in connection with the solicitation by the board of directors of Northwest of proxies to be used at the Northwest special meeting of stockholders to be held at the          , located at          ,          , Illinois, on          , 2007, at   p.m., local time, and at any adjournments thereof. This document, the notice of Northwest’s special meeting and proxy card are first being sent to you on or about          , 2007.

Purpose of the Meeting

The special meeting is being held so that Northwest stockholders may consider and vote upon a proposal to approve and adopt the agreement and plan of merger with Midwest Banc, and the merger of Northwest with and into Midwest Banc contemplated by that agreement. Approval of the proposal will constitute approval of the merger agreement and the merger. A copy of the merger agreement is contained in Appendix A. When we use the term merger agreement in this document, we are referring to the agreement and plan of merger.

Northwest stockholders are also being asked to approve a proposal to transact any other business that may properly come before the special meeting and any adjournment or postponement of the special meeting. As of the date of this document, the Northwest board of directors did not know of any other matters that would be presented at the special meeting.

Record Date

Only holders of record of Northwest shares at the close of business on          , 2007, are entitled to receive notice of and to vote at the Northwest special meeting or any adjournments or postponements of the special meeting. At the close of business on          , 2007, there were           shares of Northwest common stock outstanding held by approximately          record holders.

Quorum; Required Vote

The holders of a majority of the outstanding shares of Northwest common stock entitled to vote at the special meeting must be present for a quorum to exist at the special meeting. To determine if a quorum is present, Northwest intends to count (a) shares of Northwest common stock present at the special meeting either in person or by proxy, and (b) shares of Northwest common stock for which it has received signed proxies, but with respect to which holders of shares have abstained on any matter.

The affirmative vote of a majority of the shares issued and outstanding of Northwest common stock is required to approve the merger agreement and the merger. For each share of Northwest common stock you held on the record date, you are entitled to one vote on each proposal to be presented to stockholders at the special meeting. Abstentions, failures to vote and broker non-votes will have the effect of a vote against approval and adoption of the merger agreement and the merger.

On the record date, Northwest’s directors and executive officers owned 625,953 shares, or approximately 20.3% of the outstanding shares of Northwest common stock. These individuals (with the exception of one non-director executive officer who owned 3,000 shares on the record date) entered into a voting agreement concurrently with Northwest’s entering into the merger agreement pursuant to which each individual agreed to vote his or her shares in favor of adoption and approval of the merger agreement and the transactions it contemplates (to the extent such individuals have the sole right to direct the voting of such shares) and to use their reasonable best efforts to cause all shares beneficially owned by them (to the extent such individuals have the shared right to direct the voting of such shares) to be voted in favor of the merger agreement and the merger. On the record date, the individuals that entered into the voting agreement owned approximately 20.2% of the outstanding shares of Northwest common stock.

Northwest’s board of directors believes that the merger agreement and the transactions contemplated thereby, including the merger, are advisable to, fair to and in the best interests of Northwest and its stockholders and has unanimously approved the merger agreement and the merger. Northwest’s board unanimously recommends that Northwest stockholders vote “FOR” adoption and approval of the merger agreement and the merger.

Proxies

The persons named on the accompanying proxy card will vote all shares of Northwest common stock represented by properly executed proxies that have not been revoked. If no instructions are indicated, the persons named will vote the shares “FOR” approval and adoption of the merger agreement and the merger. Proxies marked “ABSTAIN” will have the effect of a vote “AGAINST” approval and adoption of the merger agreement and the merger.

If your shares are held in an account at a brokerage firm or bank, you must instruct it on how to vote your shares. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker or bank.

Because approval and adoption of the merger agreement and the merger requires the affirmative vote of a majority of all votes entitled to be cast, abstentions, failures to vote and broker non-votes will have the same effect as a vote against approval and adoption of the merger agreement and the merger.

Northwest does not know of any matter not described in the notice of special meeting that is expected to come before the special meeting. If, however, any other matters are properly presented for action at the special meeting, the persons named as proxies will vote the proxies in their discretion, unless authority is withheld.

A stockholder may revoke a proxy at any time prior to its exercise by filing written notice with the corporate secretary of Northwest, by signing and filing with the corporate secretary of Northwest a later dated proxy or by voting in person at the special meeting. All written notices of revocation and other communications with respect to revocation of proxies should be sent to Northwest Suburban Bancorp, Inc., 50 North Main Street, Mount Prospect, Illinois 60056, Attention: Linda Larson.

Do not send in your stock certificates at this time.  You will be asked to send in your Northwest stock certificates in accordance with the instructions in the election materials that you will receive in a separate mailing.

Solicitation of Proxies

Northwest will pay all the costs of soliciting proxies, except that Midwest Banc will share equally in the expense of printing and filing this document and all SEC, NASDAQ and other regulatory filing fees in connection with this proxy statement/prospectus. Northwest will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses, if any, incurred by them in sending proxy materials to the beneficial owners of Northwest common stock. In addition to solicitations by mail, directors, officers and employees of Northwest may solicit proxies personally or by telephone without additional compensation.

Authority to Adjourn Special Meeting to Solicit Additional Proxies

Northwest is asking its stockholders to grant full authority for the special meeting to be adjourned, if necessary, to permit solicitation of additional proxies to approve the transactions proposed by this proxy statement/prospectus.

THE MERGER

Structure of the Merger

Pursuant to the terms of the merger agreement, Northwest will merge with and into Midwest Banc. The separate legal existence of Northwest will cease at the effective time of the merger and Midwest Banc will continue to exist as the surviving corporation. Midwest Banc will exchange cash and shares of its common stock for shares of Northwest common stock. Northwest stockholders who do not exercise their appraisal rights under Delaware law in accordance with the procedures described below under the heading entitled “— Appraisal Rights” and in Appendix C and who receive Midwest Banc common stock in the merger will become Midwest Banc stockholders, with their rights governed by Delaware law and Midwest Banc’s amended and restated certificate of incorporation and restated by-laws.

Background of the Merger

The management and board of directors of Northwest have continually monitored the financial service industry’s evolution and the resources that will be needed in the future to remain competitive and satisfy regulatory imperatives. Management and the board are aware of how highly competitive the Chicago marketplace is. The board of directors has also been aware of the trend towards consolidation in the industry and has periodically reviewed and discussed the strategic options available to Northwest.

During the latter half of 2006, John G. Eilering, chairman of the board and chief executive officer of Northwest, received informal indications of interest from executives of other financial institutions to the effect that they would be interested in discussing a possible affiliation with Northwest. While Northwest had always maintained a strategy of remaining independent, the level of interest among the parties and the pricing levels proposed by those parties were enough to prompt Mr. Eilering to contact Hovde Financial, Inc. to review Northwest’s strategic options.

On October 23, 2006, Midwest Banc’s Strategic Opportunities Committee met and discussed various possible merger candidates including Northwest. During October, November and December 2006, several meetings were held between James J. Giancola, the president and chief executive officer of Midwest Banc, Mr. Eilering, and other members of management to discuss the potential benefits of a business combination.

At a special meeting of the board of directors on November 7, 2006, Hovde delivered its views of Northwest’s sale value range and the current strategic options available to Northwest. After Hovde’s presentation, the board of directors decided to formally engage Hovde to assist in the review of its strategic options, including a possible sale, and signed an engagement agreement with Hovde on December 5, 2006.

In early December, confidentially agreements were signed with interested parties, including Midwest. Hovde coordinated its efforts with executive officers of Northwest to gather and deliver to these parties information which was deemed relevant to a possible affiliation transaction. Throughout December and January, Hovde held informal discussions with various organizations which had indicated an interest. During this time, Hovde gave regular status updates to Mr. Eilering.

On January 18, 2007, Midwest Banc’s Strategic Opportunities Committee reviewed management’s merger presentation and analysis of Northwest.

On January 22, 2007, a special meeting was held with Northwest’s board of directors, Hovde, Mr. Giancola, J. J. Fritz, the president of Midwest Bank, and Daniel R. Kadolph, chief financial officer of Midwest Banc. At that special meeting, Messrs. Giancola, Fritz and Kadolph delivered a confidential, non-binding expression of interest to acquire Northwest for a combination of cash and stock. Upon conclusion of the presentation, the board discussed the proposed transaction, at which time the board decided to allow Midwest Banc to conduct a due diligence review of Northwest and its operations. This review was conducted during February 2007. During this same time period, certain executive officers of Northwest and Hovde conducted due diligence of Midwest Banc. The negotiation of a definitive merger agreement was completed concurrently with the due diligence review of both companies. No other party conducted a due diligence review of Northwest.

On February 16, 2007, Midwest Banc provided Northwest with a draft of the definitive agreement for the proposed transaction. Between February 16, 2007 and March 16, 2007, Midwest Banc and Northwest and their respective representatives and advisors negotiated the terms of the definitive merger agreement.

On March 19, 2007, Midwest Banc’s Strategic Opportunities Committee reviewed the proposed transaction and decided to recommend it to Midwest Banc’s board of directors.

Northwest’s board of directors held a special meeting on March 20, 2007, that was also attended by representatives of Hovde and Barack Ferrazzano, legal counsel to Northwest. The special meeting included a detailed discussion of the proposed transaction with Midwest Banc, a presentation of certain materials provided by Hovde and a description by Barack Ferrazzano of the material terms of the merger agreement. Hovde reviewed the process leading to the proposed transaction, provided a financial analysis of the proposed transaction and informed the board that upon execution of the merger agreement in the form presented to it, Hovde was of the opinion that the proposed merger consideration to Northwest common stockholders was fair from a financial point of view. Barack Ferrazzano reviewed with the Northwest board the legal aspects of the proposed transaction and the current draft of the merger agreement and answered directors’ questions relative thereto. The directors asked additional questions concerning the terms of the transaction and possible effects on stockholders. After the conclusion of this review and additional discussion, Northwest’s board unanimously approved the merger and authorized its chairman to execute the merger agreement on behalf of Northwest.

On March 21, 2007, the board of directors of Midwest Banc held a special meeting to review the definitive agreement and consider the proposed acquisition of Northwest. At the meeting, Midwest Banc’s financial advisor, Friedman, Billings, Ramsey & Co, or FBR, made a presentation to the board regarding, among other things, various financial aspects of the merger. FBR advised the Midwest Banc board of directors that, as of that date and based upon its analysis and subject to certain assumptions and limitations on review, the merger consideration payable under the merger agreement to the stockholders of Northwest was fair to Midwest Banc from a financial point of view. Legal counsel for Midwest Banc then reviewed in detail the terms and conditions of the merger agreement and related documents. Management of Midwest Banc provided an overview of the financial aspects and other benefits of the proposed transaction. After a thorough discussion, the board of directors of Midwest Banc, subject to completion of the final merger agreement and ancillary agreements and completion of the due diligence review of Northwest, unanimously approved the merger agreement and the transactions contemplated thereby and authorized the officers of Midwest Banc to execute the merger agreement on behalf of Midwest Banc.

The merger agreement was finalized and due diligence was completed and the merger agreement was signed by representatives of Northwest and Midwest Banc after the close of the market on March 22, 2007 and a joint press release announcing the execution of the definitive merger agreement was issued prior to the opening of the stock market on March 23, 2007.

Management and Operations after the Merger

After the merger is completed, the directors and officers of Midwest Banc who were in office prior to the effective time of the merger will continue to serve as the directors and officers of Midwest Banc for the term for which they were elected or appointed, subject to Midwest Banc’s amended and restated certificate of incorporation and restated by-laws and in accordance with applicable law. It also is contemplated that at or after the effective time of the merger, Mount Prospect National Bank will be merged into Midwest Bank and the combined bank will operate under the name “Midwest Bank and Trust Company.” In addition, certain officers and one director of Northwest and Mount Prospect National Bank will become officers and directors of Midwest Banc and Midwest Bank. See “— Interests of Certain Persons” beginning on page   .

Merger Consideration

The dollar value of the per share stock consideration will depend on the market value of the Midwest Banc common stock at the time of the exchange of Northwest shares for the per share stock consideration. See “— Illustrative Calculation of Per Share Consideration” beginning on page   .

In the merger, you may receive cash or shares of Midwest Banc common stock or a combination of cash and stock for your Northwest shares, except that no more than 45% of the total number of Northwest shares may be exchanged for Midwest Banc common stock. If the total stock elections exceed this maximum, you will receive cash rather than stock for some of your shares even if you elected to receive all stock.

It is possible, therefore, that if you elected stock for all or a portion of your shares of Northwest common stock, you could receive a different proportion of stock and cash than you elected, and alternatively, you could receive Midwest Banc common stock for a portion of your shares of Northwest common stock even if you did not elect any stock. Midwest Banc will prorate the amounts of cash and shares of Midwest Banc common stock that the holders of Northwest will receive so that 55% of the shares of Northwest common stock are converted into cash and 45% of the shares of Northwest common stock are converted into Midwest Banc common stock, subject to Midwest Banc’s right to increase the proportion of cash consideration if stock elections are submitted for less than 45% of the Northwest shares and if the tax opinions contemplated by the merger agreement can be delivered as anticipated. See “— Proration Procedures” beginning on page   .

Subject to possible proration, if you are to receive all cash consideration, you will receive $42.75 per share in cash. Subject to possible proration, if you elect to receive the merger consideration in all shares of Midwest Banc common stock, you will receive between 2.0087 and 2.4551 shares of Midwest Banc common stock depending on the volume weighted average price per share of Midwest Banc common stock on the NASDAQ Global Market during the 30 consecutive trading day period (which period we refer to as the reference period) ending on the third trading day prior to completion of the merger, which average price we refer to as the final VWAP.

Assuming that the final VWAP is between $17.4131 and $21.2827 per share, the consideration paid in Midwest Banc common stock to you in the merger for each share of Northwest common stock will be valued at approximately $42.75 at the time the exchange ratio is calculated. If the final VWAP is less than $17.4131, you will receive 2.4551 shares of Midwest Banc common stock for each Northwest share; if the final VWAP is greater than $21.2827, you will receive 2.0087 shares of Midwest Banc common stock for each Northwest share.

If you are to receive merger consideration consisting of cash and shares of Midwest Banc common stock, you will receive $42.75 in cash for each Northwest share converted into cash and the above-described stock consideration for your remaining Northwest shares. Under the proration procedures, those Northwest stockholders who elect to have 45% of their Northwest shares converted into shares of Midwest Banc common stock will have 45% of their Northwest shares converted into Midwest Banc common stock and the remainder of their shares converted into the cash consideration of $42.75 per share.

In this proxy statement/prospectus, we refer to the number of shares of Midwest Banc common stock to be issued for each share of Northwest common stock subject to the stock election as the “exchange ratio” and we refer to the volume weighted average price per share of Midwest Banc common stock on the NASDAQ Global Market during the 30 consecutive trading day period ending on the third trading day prior to completion of the merger (which we refer to as the “reference period”) as the final VWAP. The merger agreement provides that:

•	The exchange ratio will adjust upward or downward to ensure that the shares of Midwest Banc common stock you receive for each share of Northwest common stock that you own will be equal to $42.75 divided by the final VWAP so long as the final VWAP is between $17.4131 and $21.2827. However, the market value of the shares of Midwest Banc common stock that you receive in the merger may be greater or less than $42.75, as the trading price of Midwest Banc common stock on the date the merger is completed may be greater or less than the final VWAP used to determine the exchange ratio.

•	If the final VWAP is less than $17.4131, the exchange ratio will no longer adjust upward, and you will receive 2.4551 shares of Midwest Banc common stock for each share of Northwest common stock that you own. This means that the value of the shares of Midwest Banc common stock you will receive will be below $42.75 per share to the extent the market price of Midwest Banc common stock is below $17.4131 when the merger is completed.

•	If the final VWAP is greater than $21.2827, the exchange ratio will no longer adjust downward, and you will receive 2.0087 shares of Midwest Banc common stock for each share of Northwest common stock that you own. This means that the value of the shares of Midwest Banc common stock you will receive will be above $42.75 per share to the extent the market price of Midwest common stock is above $21.2827 when the merger is completed.

Pursuant to the merger agreement if (1) the final VWAP is less than $15.4783, which is 80% of the initial VWAP ($19.3479 — the volume weighted average trading price of Midwest Banc common stock for the 30 consecutive trading day period ending as of March 20, 2007), and (2) the percentage decrease from the initial VWAP to the final VWAP is greater than 15 percentage points lower than the percentage decrease in the NASDAQ Bank Index over the same period of time, then Northwest will have the right to terminate the merger agreement, subject to Midwest Banc’s right to increase the exchange ratio to a number of shares of Midwest Banc common stock for each Northwest share that would result in the value per share of the stock consideration (based on the final VWAP) to be equal to $38.00 per share of Northwest common stock. Northwest, therefore, may not terminate the merger agreement if Midwest Banc chooses to issue additional shares of its common stock to the Northwest stockholders such that the total dollar value of the per share stock consideration based on the final VWAP is equal to $38.00. For example, if the final VWAP of Midwest Banc common stock is $15.00 and the condition regarding the decline in the NASDAQ Bank Index is also met, then at Midwest Banc’s election, the exchange ratio may be increased to 2.5333, which is the exchange ratio equal to the quotient of (a) $38.00, divided by (b) $15.00.

The merger agreement also provides that if a change of control of Midwest Banc occurs (as defined in the merger agreement) prior to the consummation of the merger or if Midwest Banc enters into an agreement providing for a change of control prior to the consummation of the merger, Northwest stockholders receiving Midwest Banc common stock will receive 2.2095 shares of Midwest Banc common stock for each share of Northwest common stock. See “— Termination of the Merger Agreement” beginning on page   .

The equivalent dollar value of the per share stock consideration to be received by Northwest stockholders will depend on the final VWAP of the Midwest Banc common stock and on the market value of the Midwest Banc common stock at the time of the exchange of Northwest shares for the per share stock consideration. For an illustration of the equivalent dollar value of the consideration to be received by Northwest stockholders, see “— Illustrative Calculation of Per Share Consideration” beginning on page   . The exchange ratio will not be determined until after the date of the special meeting. Therefore, at the time of the special meeting, you will not know the precise value of the stock merger consideration you may receive on the date the merger is completed.

The value of the aggregate consideration to be paid and issued to Northwest stockholders is dependent on the market price of Midwest Banc common stock and on the relative proportions of Northwest shares that are exchanged for cash and Midwest Banc common stock. For purposes of illustration, based upon           shares of Northwest common stock outstanding on          , 2007, if the merger had occurred on          , 2007, the final VWAP would have been $      and assuming that 55% of the outstanding shares of Northwest common stock are exchanged for cash and 45% of the outstanding shares of Northwest common stock are exchanged for Midwest Banc common stock, the value of the aggregate consideration to be paid and issued in the merger was $      million. Of this amount, approximately $      million would have been paid in cash to Northwest stockholders and approximately           million shares of Midwest Banc common stock would have been issued.

The exchange ratio and the $42.75 per share cash component of the merger consideration also is subject to appropriate adjustment if:

•	Between the date of the merger agreement and the effective time of the merger, the shares of Midwest Banc or Northwest are changed into a different number of shares or different class by reason of any reclassification, recapitalization, stock split, stock dividend or similar change; or

•	as of the effective time of the merger the number of shares of Northwest common stock issued and outstanding together with the shares issuable upon the exercise of options or other rights exceeds 3,400,013.

The number of shares of Midwest Banc common stock you will receive in the merger will equal the number, rounded down to the nearest whole number, determined by multiplying the exchange ratio by the number of shares of Northwest common stock that you own which are to be exchanged for shares of Midwest Banc common stock. Instead of issuing a fractional share of Midwest common stock in connection with payment of the stock consideration, cash will be paid in an amount determined by multiplying the fractional share by the closing price for a share of Midwest Banc common stock on the NASDAQ Global Market on the last trading day immediately preceding the effective time of the merger.

We cannot assure you that the current fair market value of Midwest Banc or Northwest common stock will be equivalent to the fair market value of Midwest Banc or Northwest common stock on the effective date of the merger.

The amount and nature of the merger consideration was established through arm’s-length negotiations between Midwest Banc and Northwest and their respective advisors, and reflects the balancing of a number of countervailing factors. The total amount of the merger consideration reflects a price both parties concluded was appropriate. See “— Background of the Merger” beginning on page   , “— Northwest’s Reasons for the Merger and Board Recommendation” beginning on page    and “— Midwest Banc’s Reasons for the Merger” beginning on page   . The parties have structured the merger, in part, to have the favorable tax attributes of a “reorganization” for federal income tax purposes. See “Material United States Federal Income Tax Consequences” beginning on page   .

Stock Options.  Each option to acquire Northwest common stock must be exercised prior to the effective time of the merger or it will be cancelled. Northwest may amend all option agreements to provide for a “net settlement” method of exercise of such option awards and, if such options are exercised prior to the effective time of the merger, Northwest shall administer the “net settlement” prior to the closing. Under the “net settlement” method of exercise, the holder of an option would receive a cash payment equal to the positive variance between the fair market value of a share of stock and the exercise price of each option exercised, net of applicable taxes.

Each share of Midwest Banc common stock issued and outstanding prior to the merger will remain issued and outstanding and will not be converted or exchanged in the merger.

Proration Procedures

Any stockholder who has made an election with respect to 45% of such stockholder’s Northwest shares to exchange such shares for shares of Midwest Banc common stock (which we refer to as a qualifying stock election) will have 45% of the stockholder’s Northwest shares converted into shares of Midwest Banc common stock. Thereafter, if the aggregate number of shares of Northwest common stock in respect of which stock elections have been made still exceeds 45% of the number of shares of Northwest common stock outstanding immediately prior to the effective time of the merger, then the number of shares of Northwest common stock for which each holder has made an election to receive Midwest Banc common stock (other than those stockholders who have made a qualifying stock election) and otherwise would have been entitled to receive Midwest Banc common stock will be reduced proportionately for each such holder (based on the number of shares as to which an election was made by such holder as compared to the number of shares as to which an election was made by all holders, other than those stockholders who have made a qualifying stock election) to the extent necessary so that the aggregate number of shares entitled to receive Midwest Banc common stock will equal 45% of the number of shares of Northwest common stock outstanding immediately prior to the effective time of the merger. Each share of Northwest common stock that is not converted into Midwest Banc common stock will be converted into the right to receive $42.75 in cash. Stockholders exercising appraisal rights under Delaware law shall be deemed not to have made a stock election for purposes of this calculation.

If the aggregate number of shares of Northwest common stock in respect of which stock elections have not been made (nor appraisal rights exercised under Delaware law) exceeds 55% of the number of shares of Northwest common stock outstanding immediately prior to the effective time of the merger, all Northwest shares held by a stockholder who has made a qualifying stock election (other than the shares covered by such election) will be converted into the cash consideration; we refer to such shares converted into cash to as non-electing shares. Thereafter, if the aggregate number still exceeds 55%, then the number of shares of Northwest common stock for which each holder has not made an election to receive Midwest Banc common stock (nor exercised appraisal rights under Delaware law) will be reduced proportionately for each such holder (based on the number of shares as to which a stock election was not made nor appraisal rights exercised by such holder as compared to the number of shares as to which a stock election was not made nor appraisal rights exercised by all holders, exclusive of the non-electing shares) to the extent necessary so that the aggregate number of shares entitled to receive cash will equal 55% of the number of shares of Northwest common stock outstanding immediately prior to the effective time of the merger.

Under the merger agreement, if the number of shares for which stock elections are made is less than 45%, Midwest Banc may, in its sole discretion, decrease the 45% maximum stock threshold referred to above to such number of shares of Northwest common stock as Midwest Banc reasonably determines, after consultation with Northwest and respective tax counsel to Midwest Banc and Northwest, is necessary to permit the delivery of the tax opinions referred to under “— Conditions to Completion of the Merger” beginning on page   . Each share of Northwest common stock that is not converted into cash will be converted into the right to receive Midwest Banc common stock.

Stock Election

Subject to the proration described above, each person who, on or prior to          , 2007, is a record holder of shares of Northwest common stock (other than Midwest Banc and its affiliates) will be entitled, with respect to all or any portion of such person’s shares, to make an unconditional election on or prior to the election deadline to receive Midwest Banc common stock for all or a portion of such holder’s shares of Northwest common stock. Unless the nominee advises the exchange agent otherwise in writing, each of the beneficial owners of shares held of record by a bank, trust company, broker, dealer or other recognized nominee will be treated as a separate record holder and either directly or through such nominee may submit a separate form of election for shares that are beneficially owned by such beneficial owner.

All elections must be made on the election form to be furnished to you in a separate mailing from this proxy statement/prospectus, or on a facsimile of the election form. Elections may be made by holders of Northwest common stock by delivering the election form to the exchange agent, which is Computershare Trust Company of New York, along with the stock certificates representing the shares of Northwest common stock to which the form of election relates, duly endorsed in blank or otherwise in a form acceptable for transfer on the books of Northwest (or by guaranty of delivery). To be effective, an election form must be properly completed, signed and submitted in the return envelope and received by Computershare Trust Company of New York no later than the election deadline of 5:00 p.m., Central time, on          , 2007. The exchange agent has the discretion, which it may delegate in whole or in part to Midwest Banc and Northwest, to determine whether any election form has been properly completed, signed and submitted or revoked and to disregard immaterial defects in the election form. The good faith decision of the exchange agent, or if so delegated, Midwest Banc and Northwest, in such matters will be conclusive and binding. Neither Midwest Banc, Northwest nor the exchange agent is under any obligation to notify any person of any defect in an election form submitted to the exchange agent. If the exchange agent determines that an election was not properly made with respect to any Northwest shares, 45% of such shares shall be converted into shares of Midwest Banc common stock and 55% shall be converted into cash, subject to the proration procedures described above.

The exchange agent, or Midwest Banc and Northwest if the exchange agent declines to do so, will also be making any computations required by the merger agreement, and all such computations will be conclusive and binding on the holders of Northwest common stock in the absence of manifest error.

An election form may be changed if the record holder effectively revokes such holder’s election form in accordance with the procedures described on the election form and a new election form for such holder is received by the exchange agent prior to the election deadline. A Northwest stockholder who does not submit an election form to the exchange agent prior to the election deadline, including a holder who submits and then revokes such holder’s election form and does not re-submit an election form that is timely received by the exchange agent, will be deemed not to have made an election and will be deemed to have elected to receive cash for all of such person’s shares of Northwest common stock.

Northwest will use its reasonable efforts to make an election form available to all persons who have become Northwest stockholders following the record date.

Manner and Basis of Converting Shares; Procedure; No Fractional Shares; Effect on Certificates

Within five business days after the effective time of the merger, transmittal forms and exchange instructions will be mailed to each holder of Northwest common stock who did not previously submit an election form to receive Midwest Banc common stock for all of such person’s shares of Northwest common stock and surrender their stock certificates. The transmittal forms will be used to surrender and exchange certificates formerly evidencing shares of Northwest common stock for certificates representing shares of Midwest Banc common stock and cash to which such holder has become entitled. After receipt of such transmittal forms, each holder of certificates formerly representing Northwest common stock will be able to surrender such certificates to Computershare Trust Company of New York, the exchange agent for Midwest Banc common stock, and each such holder will receive in exchange therefore cash to which such holder is entitled, certificates evidencing the number of whole shares of Midwest Banc common stock to which such holder is entitled, any cash which may be payable in lieu of a fractional share of Midwest Banc common stock, and any dividends or other distributions with respect to Midwest Banc common stock with a record date after the effective time of the merger. Except as described above with respect to stock elections, Northwest stockholders should not send in their certificates until they receive a transmittal form.

The number of shares of Midwest Banc common stock you will receive in the merger will equal the number, rounded down to the nearest whole number, determined by multiplying the exchange ratio by the number of shares of Northwest common stock that you own which are to be exchanged for shares of Midwest Banc common stock. Each holder of shares of common stock exchanged pursuant to the merger who would otherwise have been entitled to receive a fraction of a share of Midwest Banc common stock will receive, in lieu thereof, cash (without interest) in an amount equal to the product of (a) such fractional part of a share of Midwest Banc common stock multiplied by (b) the closing price for a share of Midwest Banc common stock on the NASDAQ Global Market on the last trading day immediately preceding the effective time of the merger.

After the effective time of the merger, each certificate formerly representing Northwest common stock, until so surrendered and exchanged, will evidence only the right to receive the cash and/or the number of whole shares of Midwest Banc common stock that the holder is entitled to receive in the merger, any cash payment in lieu of a fractional share of Midwest Banc common stock and any dividend or other distribution with respect to Midwest Banc common stock with a record date after the effective time of the merger. The holder of such unexchanged certificate will not be entitled to receive any dividends or distributions payable by Midwest Banc until the certificate has been exchanged. Subject to applicable laws, following surrender of such certificates, such dividends and distributions, together with any cash payment in lieu of a fractional share of Midwest Banc common stock, will be paid without interest.

At the effective time of the merger, the stock transfer books of Northwest will be closed and no transfer of Northwest common stock will thereafter be made on Northwest’s stock transfer books. If a certificate formerly representing Northwest common stock is presented to Northwest or Midwest Banc, it will be forwarded to the exchange agent for cancellation and exchanged for the merger consideration.

Northwest Stock Options

Each option to acquire Northwest common stock must be exercised prior to the effective time of the merger or it will be cancelled. Northwest may amend all option agreements to provide for a “net settlement” method of exercise of such option awards and, if such options are exercised prior to the effective time of the merger, Northwest will administer the “net settlement” prior to the closing. Under the “net settlement” method of exercise, the holder of an option would receive a cash payment equal to the positive variance between the fair market value of a share of stock and the exercise price of each option exercised, net of applicable taxes.

Interests of Certain Persons

General.  Some members of Northwest’s management and board of directors may be deemed to have interests in the merger that are in addition to their interests as stockholders generally. The boards of directors of each of Northwest and Midwest Banc were aware of these interests and considered them, together with the other matters described in this proxy statement/prospectus, in adopting the merger agreement and approving the merger.

Arrangements with John G. Eilering and Stephen Markovits.  Concurrently with the closing, each of the employment agreements between (1) Mr. Eilering (chairman and chief executive officer of Northwest) and Northwest and (2) Mr. Markovits (president of Northwest) and Northwest, will be terminated pursuant to the terms of mutual termination agreements. Mr. Eilering will be entitled to receive a lump sum payment from Northwest equal to $918,502, which represents the payments due Mr. Eilering under his employment agreement following a change in control of Northwest and includes the present value of thirty-six months of fringe benefits (as in effect immediately prior to closing but excluding welfare benefits). Mr. Markovits shall be entitled to receive a lump sum payment and other property from Northwest equal to $764,627, which represents the payments due Mr. Markovits under his employment agreement with Northwest following a change in control of Northwest (and includes the present value of 36 months of fringe benefits (as in effect immediately prior to the closing)).

For a period of three years following the closing, Mr. Eilering and his eligible dependents will receive coverage under health, life, long-term care and disability insurance policies similar to the coverage offered by Midwest Banc at Midwest Banc’s expense (or, with respect to the disability insurance coverage, if not reasonably available, he will be compensated for the cost of such coverage provided while he was employed), less the portion of the premium Mr. Eilering paid while employed at Northwest. Such right to coverage will continue if his employment is terminated for any reason by either party prior to the third anniversary of the closing. If Mr. Eilering becomes employed with another employer and is eligible to receive such coverage under another employer-provided plan, the Midwest Banc coverage will be secondary to that provided under such other plan.

In the event the employment of either Mr. Eilering or Mr. Markovits is terminated by Midwest Banc, whether voluntarily or involuntarily (but other than for cause), at any time after the date which is 18 months after the closing, Mr. Eilering or Mr. Markovits, as the case may be, will be entitled to receive the following: (a) salary payments from the date of termination and continuing until the first anniversary of his termination date, plus (b) a bonus payment with respect to the calendar year ending during the one-year salary continuation period equal to the annual cash bonus paid in the year immediately preceding his termination, plus a pro rata payment for the calendar year in which the one-year salary continuation period ends. No payment will be made if he is entitled to receive severance benefits under any other provision of the mutual termination agreement mentioned above or a transitional employment agreement discussed below.

In the event of a “Change in Control” of Midwest Banc (as defined in the transitional employment agreement discussed below) after the closing, and either Mr. Eilering or Mr. Markovits terminates his employment for whatever reason during the 12 months following such “Change in Control,” Mr. Eilering or Mr. Markovits, as the case may be, will be entitled to receive the following: (a) salary payments from the date of termination and continuing until the first anniversary of his termination date, plus (b) a bonus payment with respect to the calendar year ending during the one-year salary continuation period equal to the annual cash bonus paid in the year immediately preceding his termination, plus a pro rata payment for the calendar year in which the one-year salary continuation period ends. No payment will be made if he is entitled to receive severance benefits under any other provision of the mutual termination agreement or a transitional employment agreement.

In the event of a “Change in Control” of Midwest Banc (as defined in the transitional employment agreement discussed below) prior to closing, Mr. Eilering and Mr. Markovits will immediately become entitled to coverage under a transitional employment agreement which parallels the transitional employment agreement discussed below. The effective date of the new transitional employment agreement will be the closing date of the merger and all benefits under the new transitional employment agreement will be available as if the “Change in Control” of Midwest Banc occurred immediately after the closing. In addition to the parallel benefits of the transitional employment agreement regarding termination, if either Mr. Eilering or Mr. Markovits terminates his employment for whatever reason during the twelve month period following such a “Change in Control,” Mr. Eilering or Mr. Markovits, as the case may be, will be entitled to receive the following: (a) salary payments from the date of termination and continuing until the first anniversary of his termination date, plus (b) a bonus payment with respect to the calendar year ending during the one-year salary continuation period equal to the annual cash bonus paid in the year immediately preceding the change in control or if greater his date of termination, plus a pro rata payment for the calendar year in which the one-year salary continuation period ends. No payment will be made if he is entitled to receive severance benefits under any other provision of the mutual termination agreement or a transitional employment agreement discussed below.

Subject to the following, the mutual termination agreement will provide for the continuation of the non-solicitation provisions of Mr. Eilering’s and Mr. Markovits’ employment agreements. As of the closing, the non-solicitation period will be changed to 18 months from the closing date. The maximum non-solicitation period will reduce daily for each day he is employed by Midwest Banc following the closing with a minimum non-solicitation period of twelve months following the termination of employment. This non-solicitation period will be superseded by the non-solicitation provision contained in the transitional employment agreement discussed below in the event of a change in control of Midwest Banc (either before or after closing), which contains a six month non-solicitation period.

Following the closing:  (i) Mr. Eilering’s annual salary will increase from $221,250 to $225,000; (ii) he will become Area President Northwest of Midwest Bank; (iii) his current or comparable automobile lease will be renewed for an additional thirty-six months at the end of its current term, which expires on or about December 31, 2007; and (iv) his 2007 accrued vacation will carryover after the closing, subject to the terms (including carryover limitations) of Midwest Banc’s vacation policy.

Following the closing:  (i) Mr. Markovits’ annual salary will increase from $170,000 to $200,000; (ii) he will become Executive Vice President, Commercial and Industrial Lending of Midwest Bank; and (iii) his 2007 accrued vacation will carryover after the closing, subject to the terms (including carryover limitations) of Midwest Banc’s vacation policy. Immediately prior to closing, the automobile provided to Mr. Markovits by Northwest will be transferred to him by Northwest.

Transitional Employment Agreements with John G. Eilering and Stephen Markovits.  In anticipation of the merger, Northwest entered into transitional employment agreements with each of Mr. Eilering and Mr. Markovits. Under these agreements, which are consistent with Midwest Banc’s model form of agreement, Midwest Banc (as the successor of Northwest pursuant to the merger) agrees to continue each of Mr. Eilering and Mr. Markovits in its employ for a period of 12 months following a change in control of Midwest Banc (as defined by the agreements), with the same officer titles, duties and responsibilities as in effect immediately prior to the change in control. The agreements expressly provide that the merger described in this proxy statement/prospectus will not constitute a “change in control” under the agreements.

During the 12-month employment period, each of Mr. Eilering and Mr. Markovits will (a) be entitled to receive an annual salary at a rate that is no less than that in effect immediately prior to the change in control, with the opportunity for increases in accordance with regular business practices; (b) be eligible to participate in bonus programs consistent with executives with comparable duties; (c) be eligible to participate on a comparable basis in stock option or other equity incentive plans and other bonus incentive compensation plans consistent with executives with comparable duties; (d) be entitled to participate in medical, dental, disability, life insurance, retirement, profit sharing, thrift and other plans and programs; (e) be entitled to receive vacations and perquisites that are provided to executives with comparable duties; and (f) be entitled to receive benefits under any supplemental executive retirement agreements in place prior to the change in control.

Under each of these agreements, during the 12-month employment period following a change in control, if either Mr. Eilering or Mr. Markovits is terminated other than for death, disability or cause (as defined in the agreements), or in the event of his resignation for constructive discharge (as defined in the agreements), Mr. Eilering or Mr. Markovits, as applicable, will be entitled to receive (a) salary payments from the date of the termination and continuing until the first anniversary of the termination date, plus (b) a bonus payment with respect to the calendar year ending during the one-year salary continuation period equal to the annual cash bonus paid during the year immediately preceding the change in control, or, if greater, the date of termination, plus a pro rata payment for the calendar year in which the one-year salary continuation period ends. In addition, Mr. Eilering or Mr. Markovits as applicable, will be entitled to maintain continued group medical and dental coverage. The amounts payable to Mr. Eilering or Mr. Markovits, as applicable, are subject to reduction so that the total amount of payments or benefits provided do not constitute an “excess parachute payment” under the Internal Revenue Code.

Under their respective agreements, each of Mr. Eilering and Mr. Markovits are obligated, for a period of six months following termination, not to solicit customers or employees of Midwest Banc or the resulting entity of any change in control. The termination payments described above are subject to compliance with the respective non-solicitation provisions.

Termination of Other Employment Agreements.  Prior to the closing, Linda Larson (chief operating officer of Mount Prospect National Bank) will enter into a mutual termination agreement with Northwest, which will provide that, concurrently with the closing, her respective employment agreement with Northwest will be terminated. Ms. Larson will be entitled to receive a lump sum payment from Northwest equal to $386,792, which represents the payments due her under her employment agreement following a change in control of Northwest. Ms. Larson 2007 accrued vacation will carry over after the closing, subject to the terms (including carryover limitations) of Midwest Banc’s vacation policy.

Northwest also agreed in the merger agreement to use best efforts to enter into mutual termination agreements, in a form and manner approved by Midwest Banc, prior to the closing with other employees who have entered into employment agreements with Northwest. Each such agreement will provide that, concurrently with the closing, the employment agreement between such employee and Northwest will be terminated in consideration of the payments and other benefits contemplated below.

Indemnification for Directors and Officers; Insurance.  Midwest Banc has agreed to honor all of Northwest’s obligations with respect to indemnification currently provided by Northwest in its certificate of incorporation or by-laws in favor of the current and former directors and officers with respect to matters occurring at or prior to the effective time. In addition, Midwest Banc has agreed, subject to certain limitations described in the merger agreement, to maintain for a period of three years extended insurance coverage of acts or omissions occurring at or prior to the effective time with respect to those persons who are currently covered by Northwest’s director and officer liability insurance policies.

Appointment of Directors.  The merger agreement provides that, as soon as practicable after the effective time a member of the Northwest board of directors, who is mutually acceptable to Midwest Banc and Northwest and who is an “independent director” under the NASDAQ listing standards, is to be appointed to the board of directors of Midwest Banc. Dennis O’Hara, a director of Northwest and Mount Prospect National Bank, has been selected to serve as a director of Midwest Banc following the consummation of the merger.

Stock Options.  Each option to acquire Northwest common stock must be exercised prior to the effective time of the merger or it will be cancelled. Northwest may amend all option agreements to provide for a “net settlement” method of exercise of such option awards and, if such options are exercised prior to the effective time of the merger, Northwest will administer the “net settlement” prior to the closing. Under the “net settlement” method of exercise, the holder of an option would receive a cash payment equal to the positive variance between the fair market value of a share of stock and the exercise price of each option exercised, net of applicable taxes.

As of March 22, 2007, there were 317,450 options outstanding, all of which are vested and are held by various directors and employees, including 50,500 options held by directors and executive officers of Northwest. The aggregate value of the total options outstanding, based on the difference between an assumed per share consideration of $42.75 and the average exercise price of these options ($14.82) multiplied by the number of shares of Northwest common stock subject to these options, is $8,866,379.

Midwest Banc Restricted Stock Awards.  In consideration of certain compensation and severance rights under Northwest’s employment agreements that are waived in writing prior to the closing, Midwest Banc has agreed at closing to grant restricted stock awards for 54,000 shares of Midwest Banc common stock under the terms of its stock and incentive plan with a value based on the initial VWAP of approximately $1,044,787.

In general, except as described below in the footnote, the restricted stock awards will be subject to the same vesting schedule and performance goals as used by Midwest Banc in its most recent standard grants, which vest in five years subject to earlier vesting if certain performance goals are met. All such awards will immediately vest upon a change in control of Midwest Banc. All of the restricted stock awards will have dividend and voting rights during all periods prior to vesting. The following table indicates the number of shares of Midwest Banc common stock that will be awarded to the following executive officers named below.

Number of
Name	Restricted Shares

John G. Eilering	10,000
Stephen Markovits	10,000

Supplemental Executive Retirement Plan.  In connection with the merger, the parties agreed that Northwest would, prior to the closing, enter into a Supplemental Executive Retirement Plan, or SERP Agreement, which is substantially similar to Midwest Banc’s model form of agreement, with each of the following executives of Northwest: John Eilering, Stephen Markovits and certain other officers. The parties have agreed that each of these named individuals would receive a “benefit percentage” in the plan as determined by Northwest in consultation with Midwest Banc, and would receive credit for their years of service with Northwest based on their hire dates. Prior to the closing, Northwest will accrue appropriate amounts to reflect the full transition of the foregoing persons into these plans. Each individual will immediately vest in his SERP benefit upon the occurrence of a change in control of Midwest after the closing. If a change in control of Midwest occurs prior to the closing, each individual will immediately vest in the right to receive a full SERP change in control benefit as if the change in control had occurred after the closing.

The annual retirement benefit available under Midwest Banc’s plan is calculated to range from 20% to 35% of final salary (as defined in the SERP agreement) at normal retirement age of 65 and is payable over 15 years. To qualify, each participant must continue to remain employed with Midwest Banc for at least five years following the adoption of the plan. Benefits are payable in various forms in the event of normal retirement, early retirement, death, disability, and separation from service, subject to certain conditions defined in the plan. The SERP also provides for the payment of certain death benefits to the extent such amounts exceed a participant’s accrued benefit under the SERP at the time of death.

The following table shows the annual benefits payable upon retirement under the SERP, based on the specified final salary and percentage payout for the participating Northwest executive officer. The annual benefits payable to the following executive officers upon retirement under the SERP (assuming that their current salary is their final salary for compilation purposes and they each retire at age 65) would be:

	Retirement Benefit	Retirement Benefit
Officer	Amount(1)	Percentage

John G. Eilering	$74,663	30%
Stephen Markovits	67,112	30%

(1)	Benefits shown are computed on the basis of a single life annuity. Other forms of benefits payments are available under the SERP and would be determined on the actuarial equivalent amount of the single life annuity payment.

The annual benefits payable to the other participants noted above upon retirement under the SERP (assuming that their current salary is their final salary for compilation purposes and they each retire at age 65) would range from $      to $      and their retirement benefit percentage would range from 20% to 30%.

Stay Bonuses.  The parties agreed to establish a pool of $250,000 to $500,000 for severance costs and retention awards to be paid to certain employees of Northwest. The recipients of these awards and the form and amount of award each will receive will be determined by Mr. Eilering in consultation with, and approval by, Midwest Banc.

Incentive Bonus Plan.  Each employee of Northwest who continues as an employee of Midwest Banc or its subsidiaries after the merger and who meets the eligibility requirements to participate in Midwest Banc’s 2007 Management Cash Incentive Plan will become participants in such plan and such participation will take effect retroactively as of January 1, 2007. Each participating employee will be entitled to a minimum 2007 incentive payment in an amount no less than what such employee would have received under Northwest’s incentive bonus plan through the closing of the merger based upon Northwest’s performance through such date had Northwest’s plan been terminated and incentive bonuses paid as of such date. Employees of Northwest who do not continue as employees of Midwest Banc or its subsidiaries after the merger or who otherwise do not meet the eligibility requirements to participate in Midwest Banc’s 2007 Management Cash Incentive Plan will be paid a pro rata 2007 bonus under Northwest’s incentive bonus plan subject to the foregoing conditions.

Other Benefits.  Midwest Banc has agreed that following the merger it will continue all of Northwest’s existing arrangements with respect to (a) the reimbursement of country club dues and expenses for participating executives and (b) the provision of company-owned or leased automobiles and the related expenses, or automobile allowances, in either case based on the level of the executive, which will continue for the balance of the existing leases and then such executives will be entitled to automobile allowances.

Northwest’s Reasons for the Merger and Board Recommendation

Northwest’s board believes that the merger with Midwest Banc is consistent with Northwest’s goal of enhancing stockholder value. In addition, the Northwest board believes that the customers and communities served by Northwest will benefit from the merger. In reaching its decision to approve the merger agreement, Northwest’s board of directors consulted with its management and its legal and financial advisors, and considered a variety of factors, including the following:

•	that the value of the merger consideration proposed to be paid to Northwest’s stockholders represented a significant premium to Northwest stockholders over the value they would likely receive for their shares in the inactive Northwest trading market;

•	that the value of the merger consideration proposed to be paid to Northwest’s stockholders represented an attractive premium over the value that Northwest expected to achieve as an independent entity;

•	that historical trends indicated that the attractiveness of the banking market was generating favorable prices in relation to book value, and that the price offered for Northwest’s common stock was at a multiple of book value above that calculated for comparable transactions completed since January 1, 2004;

•	that the merger consideration would be paid to Northwest stockholders both in cash, which would provide immediate liquidity, and common stock of Midwest Banc, which would provide an opportunity to participate in any possible future earnings of the combined company;

•	the fact that Midwest Banc common stock is listed on the NASDAQ Global Market, providing continuing stockholders with increased access to a public market for their shares;

•	the opinion of Hovde that, as of March 20, 2007, and subject to the assumptions and limitations set forth in the opinion, the merger consideration offered to Northwest’s stockholders in the merger was fair from a financial point of view (see “— Fairness Opinion of Northwest’s Financial Advisor” beginning on page );

•	Northwest’s belief that Midwest Banc shares Northwest’s community banking philosophy;

•	the benefit to Northwest’s customers resulting from the greater number of retail banking outlets and the greater depth of banking services that would become available over a broader geographic area, as well as the opportunity for future operating efficiencies as a result of a combination of Northwest with Midwest Banc as compared to an institution without a similar market presence;

•	Northwest’s belief that a combination of Northwest with a strong, complementary institution such as Midwest Banc would better position the combined company to face increased competition in the banking market serving the northwest, west and southwest suburban Chicago markets, due in part to the expectation that the combined company will be able to maintain a more diversified and lower risk balance sheet;

•	Northwest’s belief, based on information with respect to Midwest Banc’s business, earnings, operations, financial condition, prospects, capital levels and asset quality, that the combined company has the ability to grow as a strong, independent community institution that will be positioned to expand in the northwest, west and southwest suburban Chicago markets in order to increase stockholder value; and

•	the likelihood that the merger will be approved by the regulatory authorities in a timely manner (see “The Merger — Regulatory Approvals” beginning on page ).

The foregoing discussion of the information and factors considered by the Northwest board is not intended to be exhaustive, but includes all material factors they considered. In arriving at its determination to approve the merger agreement and the transactions it contemplates, and recommend that the Northwest stockholders vote to approve them, Northwest’s board did not assign any relative or specific weights to the above factors, and individual directors may have given different weights to different factors. Northwest’s board unanimously recommends that Northwest stockholders vote to adopt and approve the merger agreement and the transactions it contemplates, including the merger.

Midwest Banc’s Reasons for the Merger

In reaching its decision to approve the merger agreement, the board of directors of Midwest Banc considered a variety of factors, including the following:

•	the merger will allow Midwest Banc to increase its market share in the greater Chicago metropolitan market;

•	Midwest Banc’s familiarity with Northwest’s strong asset quality and loan origination profile;

•	the opportunity to increase the depth of experienced management personnel within the company;

•	the opportunity to diversify the company’s loan portfolio and lower deposit costs; and

•	the merger is intended to qualify as a transaction of a type that is tax-free for federal income tax purposes to Midwest Banc.

The foregoing discussion of the information and factors considered by Midwest Banc is not intended to be exhaustive. In reaching its determination to enter into the merger agreement, Midwest Banc did not assign any relative or specific weights to the foregoing factors.

Fairness Opinion of Northwest’s Financial Advisor

Hovde has acted as financial advisor to Northwest in connection with the proposed merger. Hovde is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger and is familiar with Northwest. As part of its investment banking business, Hovde is continually engaged in the valuation of businesses and their securities in connection with, among other things, mergers and acquisitions.

At a special meeting of Northwest’s board of directors on March 20, 2007, Hovde reviewed the financial aspects of the proposed merger with the board of directors and rendered an opinion that the consideration to be received by Northwest stockholders in the merger was fair to those stockholders from a financial point of view. In addition to the oral presentation, Hovde delivered to Northwest’s board of directors a written opinion dated March 20, 2007.

The full text of Hovde’s written opinion is attached to this proxy statement/prospectus as Appendix B and is incorporated herein by reference. Northwest stockholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Hovde.

Hovde’s opinion is directed to Northwest’s board of directors and addresses only the fairness, from a financial point of view, of the aggregate merger consideration to be received by Northwest’s stockholders. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any Northwest stockholder as to how such stockholder should vote at the special meeting on the merger agreement or any related matter.

In rendering its opinion, Hovde:

•	reviewed the merger agreement;

•	reviewed certain historical publicly available business and financial information concerning Northwest and Midwest Banc;

•	reviewed certain internal financial statements and other financial and operating data concerning Northwest and Midwest Banc;

•	analyzed certain financial projections prepared by Northwest’s management;

•	conducted special meetings with members of the senior management of Northwest and Midwest Banc for the purpose of reviewing the future prospects of Northwest and Midwest Banc, including financial forecasts related to the respective businesses, earnings, assets, liabilities and the amount and timing of cost savings (the “Synergies”) expected to be achieved as a result of the merger;

•	evaluated the pro forma contribution of Northwest’s assets, liabilities, equity and earnings to the pro forma company;

•	reviewed the terms of recent merger and acquisition transactions, to the extent publicly available, involving banks and bank holding companies that it considered relevant;

•	analyzed the pro forma impact of the merger on the combined company’s earnings per share, consolidated capitalization and financial ratios; and

•	performed analyses and considered such other factors as it deemed appropriate.

Hovde also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its knowledge of the banking industry and its general experience in securities valuations.

In rendering its opinion, Hovde assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to it by Northwest and Midwest Banc and in the discussions it had with the management of each of Northwest and Midwest Banc. Hovde also assumed that the financial forecasts, including without limitation, the Synergies and projections regarding under-performing and non-performing assets and net charge-offs were reasonably prepared on a basis reflecting the best currently available information and judgments and estimates of Northwest and Midwest Banc and that such forecasts will be realized in the amounts and at the times contemplated thereby. Hovde is not an expert in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for loan losses with respect thereto. Hovde has assumed that such allowances for Northwest and Midwest Banc are in the aggregate adequate to cover such losses. Hovde was not retained to and did not conduct a physical inspection of any of the properties or facilities of Northwest or Midwest Banc. In addition, Hovde did not review individual credit files or make an independent evaluation or appraisal of the assets and liabilities of Northwest or Midwest Banc, and Hovde was not furnished with any such evaluations or appraisals.

Hovde assumed that the merger will be consummated substantially in accordance with the terms set forth in the merger agreement. Hovde also assumed that the merger will be accounted for as a purchase under GAAP. Hovde assumed that the merger is, and will be, in compliance with all laws and regulations that are applicable to Northwest and Midwest Banc. Hovde further assumed that, in the course of obtaining the necessary regulatory and government approvals, no restriction will be imposed on Midwest Banc that would have a material adverse effect on Midwest Banc or the contemplated benefits of the merger. Hovde also assumed that no change in applicable law or regulation would occur that would cause a material adverse change in the prospects or operations of Midwest Banc after the merger.

Northwest engaged Hovde on December 5, 2006, to provide it with an analysis of its strategic options. Pursuant to its engagement agreement, Northwest paid Hovde a fee of $75,000 at the time of the execution of the merger agreement and the delivery to Northwest’s board of directors of Hovde’s fairness opinion. At the time the merger is completed, Northwest will pay Hovde a total fee based on the merger consideration including any special dividend paid by Northwest to its stockholders at/or just prior to closing. Based on an assumed VWAP of Midwest Banc’s stock price at closing between $17.4131 and $21.2827 per share, the remaining fee paid to Hovde at the time the merger is completed is estimated at $1.43 million. Pursuant to the engagement agreement, Northwest also agreed to reimburse Hovde for all reasonable out-of-pocket expenses incurred in performing its services and to indemnify Hovde against certain liabilities relating to the merger or Hovde’s engagement.

Hovde’s opinion is not an expression of an opinion as to the prices at which shares of Midwest Banc common stock will trade following the announcement of the merger or the actual value of the Midwest Banc common stock when issued pursuant to the merger or the prices at which the Midwest Banc common stock will trade following the completion of the merger.

In performing its analyses, Hovde made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Hovde, Midwest Banc and Northwest. Any estimates contained in the analyses performed by Hovde are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities may be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the Hovde opinion was among several factors taken into consideration by Northwest’s board of directors in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as solely determinative of the decision of Northwest’s board of directors or Northwest’s management with respect to the fairness of the merger consideration.

The following is a summary of the material analyses presented by Hovde to Northwest’s board of directors on March 20, 2007, in connection with its opinion. The summary is not a complete description of the analyses underlying the Hovde opinion or the presentation made by Hovde to Northwest’s board of directors, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis in the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Hovde did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include the information presented in tabular format. The analyses and the summary of the analyses must be considered as a whole and selecting portions of the analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying the analyses and opinion of Hovde. The tables alone are not a complete description of the financial analyses.

Selected Transaction Analysis.  As part of its analysis Hovde reviewed three sets of comparable bank mergers. In the first set, Hovde reviewed comparable mergers involving banks located in the Chicago metropolitan statistical area (an “MSA”) announced since January 1, 2004 in which the seller had assets of between $100 million and $2.5 billion (the “Comparable Group A”). Comparable Group A consisted of the following 21 transactions:

Buyer	Seller

Royal Bank of Scotland Group plc	GreatBanc, Inc.
Integra Bank Corporation	Prairie Financial Corporation
FBOP Corporation	United Financial Holdings, Inc.
Cathay General Bancorp, Inc.	New Asia Bancorp, Incorporated
Inland Bancorp Holding Company	Cambank, Inc.
Castle Creek Capital III LLC	BB&T Bancshares Corp.
MB Financial, Inc.	First Oak Brook Bancshares, Inc.
Midwest Banc Holdings, Inc.	Royal American Corporation
First Midwest Bancorp, Inc.	Bank Calumet, Inc.
Wintrust Financial Corporation	Hinsbrook Bancshares, Incorporated
BankFinancial Corporation	University National Bank
Castle Creek Capital III LLC	LDF Incorporated
BMO Financial Group	Edville Bankcorp, Incorporated
North Shore Bank FSB	Illinois State Bank of Lake in the Hills
Princeton National Bancorp, Inc.	Somonauk FSB Bancorp, Inc.
Wintrust Financial Corporation	First Northwest Bancorp, Incorporation
Wintrust Financial Corporation	Antioch Holding Company
BMO Financial Group	Mercantile Bancorp, Inc.
Wintrust Financial Corporation	Northview Financial Corporation
Metropolitan Bank Group, Inc.	Citizens Bank Illinois, NA
BMO Financial Group	New Lenox Holding Company

In the second set, Hovde reviewed comparable mergers involving banks located in metropolitan Midwest markets outside the Chicago MSA announced since January 1, 2004, in which the seller had assets of between $250 million and $1.5 billion (the “Comparable Group B”). Comparable Group B consisted of the following 16 transactions:

Buyer	Seller

Marshall & Ilsley Corporation	Excel Bank Corporation
BancorpSouth, Inc.	City Bancorp
Old National Bancorp	St. Joseph Capital Corporation
BMO Financial Group	Hasten Bancshares
Commerce Bancshares, Inc.	West Pointe Bancorp, Incorporated
National Bancshares, Inc.	Metrocorp, Inc.
Marshall & Ilsley Corporation	Trustcorp Financial Incorporated
National City Corporation	Forbes First Financial Corporation
Western Illinois Bancshares Inc.	Midwest Banc Holdings, Inc.
PrivateBancorp, Inc.	Bloomfield Hills Bancorp, Inc.
Associated Banc-Corp	State Financial Services Corporation
City Holding Company	Classic Bancshares, Inc.
Sky Financial Group, Inc.	Belmont Bancorp.
Marshall Bancorp Inc.	BankFirst Corporation, Inc
National City Corporation	Wayne Bancorp, Inc.
TierOne Corporation	United Nebraska Financial Company

In the third set, Hovde reviewed comparable mergers involving banks located in metropolitan markets nationwide announced since January 1, 2006, in which the seller had assets of between $250 million and $750 million (the “Comparable Group C”). Comparable Group C consisted of the following 34 transactions:

Buyer	Seller

Boston Private Financial Holdings, Inc.	Charter Financial Corporation
Marshall & Ilsley Corporation	Excel Bank Corporation
Renasant Corporation	Capital Bancorp, Inc.
Superior Bancorp	People’s Community Bancshares, Inc.
Chittenden Corporation	Merrill Merchants Bancshares, Inc.
Umpqua Holdings Corporation	North Bay Bancorp
UCBH Holdings, Inc.	CAB Holding, LLC
Western Alliance Bancorporation	First Independent Capital of Nevada
Central Bancompany	Twenty-First Century Financial Services Company
Banner Corporation	F&M Bank
Franklin Bank Corp.	Bryan-Heritage Limited Partnership
Marshall & Ilsley Corporation	United Heritage Bankshares of Florida, Inc.
U.S. Bancorp	United Financial Corp.
Whitney Holding Corporation	Signature Financial Holdings, Inc.
FBOP Corporation	United Financial Holdings, Inc.
UCBH Holdings, Inc.	Summit Bank Corporation
Park National Corporation	Vision Bancshares, Inc.
Bancshares of Florida, Inc.	Old Florida Bankshares, Inc.
IBERIABANK Corporation	Pulaski Investment Corporation
Industrial Bank of Taiwan	Evertrust Bank

Buyer	Seller

Inland Bancorp Holding Company	Cambank, Inc.
UMB Financial Corporation	Mountain States Bancorporation, Inc.
Castle Creek Capital III LLC	BB&T Bancshares Corp.
U.S. Bancorp	Vail Banks, Inc.
Alabama National BanCorporation	PB Financial Services Corporation
Glacier Bancorp, Inc.	Citizens Development Company
Trustmark Corporation	Republic Bancshares of Texas, Inc.
Commerce Bancshares, Inc.	West Pointe Bancorp, Incorporated
Riverside Banking Company	First Community Bank Holding Corporation
Mercantile Bankshares Corporation	James Monroe Bancorp, Inc.
National Bancshares, Inc.	Metrocorp, Inc.
Banc Corporation	Kensington Bankshares, Inc.
Cathay General Bancorp, Inc.	Great Eastern Bank
Midwest Banc Holdings, Inc.	Royal American Corporation

Hovde calculated the averages for the following relevant transaction ratios in Comparable Groups A, B and C:

•	the multiple of the merger consideration per share to the acquired company’s earnings per share for the 12 months preceding the announcement date of the transaction;

•	the multiple of the merger consideration per share to the acquired company’s tangible book value per share;

•	the multiple of the merger consideration per share to the acquired company’s 7% equity (as a percentage of assets) plus dollar for dollar value on the excess capital; and

•	the tangible book value premium to core deposits.

Hovde used the averages of these multiples for the each of the Comparable Groups A, B and C to estimate an implied transaction value involving Northwest. These values and the corresponding multiples were then compared to the value of the consideration expressed in the merger agreement. In calculating the multiples for the merger, Hovde used earnings for the last twelve months, tangible equity, 7% equity, and core deposits (total deposits net of certificates of deposit greater than $100,000) as of December 31, 2006, for Northwest. The table below shows the results of this analysis comparing the multiples based on the merger agreement versus the implied multiples to Northwest based on the averages of the corresponding group’s multiples.

									Tangible
							7% Core		Book
	Implied	Implied					Book Value		Value
	Aggregate	per			Tangible		and $ for $		Premium
	Value	Share	LTM		Book		on Excess		to Core
	(Millions)	Value	Earnings(1)		Value(2)		Capital(3)		Deposits(4)

Northwest	$140.5	$42.75	26.34	x	2.92	x	3.43	x	37.08%
Comparable Group A	$120.7	$36.93	22.62		2.51		2.89		29.13
Comparable Group B	$113.5	$34.81	21.28		2.36		2.71		26.24
Comparable Group C	$133.8	$40.79	25.09		2.78		3.25		34.40

(1)	Utilized Northwest’s last twelve months (LTM) earnings of $5.333 million as of December 31, 2006.

(2)	Utilized Northwest’s Tangible Book Value of $48.083 million as of December 31, 2006.

(3)	Utilized Northwest’s 7% Core Book Value of $37.482 million and excess capital of $11.999 million as of December 31, 2006.

(4)	Utilized Northwest’s Core Deposits of $249.137 million as of December 31, 2006.

Comparative Company Analysis.  Using publicly available information, Hovde compared the financial performance of Northwest with the companies in each of the merger groups. The performance highlights for Northwest are based on last-twelve-months information at December 31, 2006.

PERFORMANCE HIGHLIGHTS

	Return	Return	Tangible		Non-		Reserves/
	on	on	Equity/		Interest	Non-	Non-
	Assets	Equity	Tangible	Efficiency	Income/	Performing/	Performing
	(ROA)	(ROE)	Assets	Ratio	Assets	Assets	Loans

Northwest	1.03%	12.30%	9.00%	55.10%	0.51%	0.40%	587.50%
Comparable Group A	0.98%	13.30%	7.73%	62.84%	0.75%	0.40%	240.96%
Comparable Group B	1.09%	12.63%	7.62%	64.66%	1.13%	0.29%	339.97%
Comparable Group C	1.08%	13.29%	8.03%	61.60%	0.82%	0.23%	293.78%

No company or transaction used as comparison in the above analysis is identical to Northwest, Midwest Banc or the merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

Discounted Cash Flow Analysis.  Hovde utilized three discounted cash flow analyses to determine the present value of Northwest’s projected earnings stream. In the first discounted cash flow analysis (“Present Value of Future Earnings”), Hovde estimated the present value of the Northwest common stock by starting with estimated earnings of $5.8 million in 2007 and assuming growth rates in assets and net income consistent with past performance and in accordance with management’s best estimates, which resulted in projected net income of $6.4 million, $7.1 million, $8.1 million, and $9.1 million in 2008, 2009, 2010 and 2011, respectively. In arriving at the terminal value of Northwest’s earnings stream at the end of 2011, Hovde then assumed the earnings of Northwest would increase perpetually at an annual rate of 5.0%. The present value of the earnings plus terminal value was then calculated assuming discount rates of 11.0%, 13.0% and 15%, with 13.0% as a median, which resulted in an implied present value of $83.3 million or $25.94 per Northwest share. In a second discounted cash flow analysis (“Takeout Price-to-Earnings Multiple”), Hovde capitalized Northwest’s 2011 projected earnings by the average price-to-LTM earnings multiple paid in Comparable Group A of 25.66x. Hovde then discounted it back to a present value at a median discount rate of 13.0% and added the anticipated dividend stream on a present value basis, which Hovde assumed to be $0. Based on this discounted cash flow analysis, the implied present value of Northwest was $127.3 million or $38.88 per Northwest share. In the third discounted cash flow analysis (“Takeout Price-to-Book Multiple”), Hovde capitalized Northwest’s 2011 projected book value by the average price-to-book value multiple paid in Comparable Group A of 2.66x. Hovde then discounted it back to a present value at a median discount rate of 13.0% and added the anticipated dividend stream on a present value basis, which Hovde assumed to be $0. Based on this discounted cash flow analysis, the implied present value of Northwest was $124.4 million or $38.02 per Northwest share. These rates and values were chosen to reflect different assumptions regarding the required rates of return of holders or prospective buyers of Northwest common stock. The results of three discounted cash flow analyses are shown in the table below:

							7% Core
							Book		Tangible
	Implied	Implied					Value and		Book Value
	Aggregate	per			Tangible		$ for $ on		Premium to
	Value	Share	LTM		Book		Excess		Core
	(Millions)	Value	Earnings(1)		Value(2)		Capital(3)		Deposits(4)

Northwest	$140.5	$42.75	26.34	x	2.92	x	3.43	x	37.08%
Present Value of Future Earnings	$83.3	$25.94	15.62		1.73		1.90		14.14
Takeout Price-to-Earnings Multiple	$127.3	$38.88	23.87		2.65		3.08		31.79
Takeout Price-to-Tangible Book Multiple	$124.4	$38.02	23.32		2.59		3.00		30.62

(1)	Utilized Northwest’s LTM earnings of $5.333 million as of December 31, 2006.

(2)	Utilized Northwest’s Tangible Book Value of $48.083 million as of December 31, 2006.

(3)	Utilized Northwest’s 7% Core Book Value of $37.482 million and excess capital of $11.999 million as of December 31, 2006.

(4)	Utilized Northwest’s Core Deposits of $249.137 million as of December 31, 2006.

Hovde stated that the discounted cash flow present value analysis is a widely used valuation methodology but noted that it relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis does not purport to be indicative of the actual values or expected values of Northwest common stock.

Contribution Analysis.  Hovde prepared a contribution analysis showing percentages of assets, loans, deposits, total equity and total tangible equity at December 31, 2006, for Northwest and Midwest Banc, and last-twelve-months and estimated fiscal year 2007 net income that would be contributed to the combined company on a pro forma basis by Northwest and Midwest Banc. Notably, Northwest’s contribution to the pro forma company based on total equity value would be approximately 14.6%. In comparison, the analysis showed that if all of the outstanding Northwest common stock is exchanged for 100% Midwest Banc common stock, holders of Northwest common stock would own approximately 23.1% of the outstanding shares of Midwest Banc following the transaction on a pro forma basis for the stock portion of the consideration. The contribution analysis was based on an exchange ratio of 1.0125 shares of Midwest Banc common stock for each share of Northwest common stock.

	Northwest	Midwest Banc
	Contribution to Pro	Contribution to Pro
	Forma Combined	Forma Combined

Total Assets	15.4%	84.6%
Total Net Loans	17.9	82.1
Total Deposits	18.8	81.2
Core Deposits	15.1	84.9
Total Equity	14.6	85.4
Total Tangible Equity	19.5	80.5
LTM Net Income	23.1	76.9
2007 Estimated Net Income(1)	20.4	79.6
Pro Forma Ownership Assuming Current Deal Terms	11.9	88.1
Pro Forma Ownership Assuming a 100% Stock Exchange	23.1	76.9

(1)	Based on First Call Consensus estimated 2007 GAAP earnings for Midwest Banc of $22.574 million as of March 20, 2007

Rates of Return Analysis.  As part of its analysis, Hovde analyzed the internal rates of return (“IRR”) to Northwest stockholders based on five different strategic options between 2007 and 2011. Option 1 examined the IRR if Northwest were to remain independent and grow earnings from $5.8 million to $9.1 million between 2007 and 2011, and yielded an IRR of 12.01%. Option II examined the IRR if Northwest were to affiliate with another institution in 2011 at a 20x price to earnings multiple, and yielded an IRR of 24.15%. Option IIIa examined the IRR of an affiliation today for 100% cash at the current price per share of $42.75, and yielded an IRR of 71.00%. Option IIIb examined the IRR of an affiliation today for 100% stock and the stock is sold on the open market in 2011 at 20x earnings, and yielded an IRR of 28.59%. Option IV examined the IRR of a potential “double dip” scenario assuming 100% stock and the pro forma company selling in 2011 at 22x earnings, and yielded an IRR of 31.50%.

Internal
Rate of Return
(2007- 2011)

Option I: Status Quo	12.01%
Option II: Affiliation in 5 years	24.15%
Option IIIa: Affiliation Today for Cash	71.00%
Option IIIb: Affiliation Today for Stock	28.59%
Option IV: Double Dip	31.50%

Hovde stated that the Rates of Return analysis is a widely used valuation methodology but noted that it relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis does not purport to be indicative of the actual IRR of each respective option or expected values of Northwest common stock.

Other Factors and Analyses.  Hovde took into consideration various other factors and analyses, including, but not limited to: historical market prices, trading volumes and analyst coverage for Midwest Banc’s common stock; movements in the common stock of selected publicly traded companies; movements in the S&P 500 Index and the NASDAQ Composite Index; and analyses of the weighted average costs of capital of selected publicly traded companies.

Based upon the foregoing analyses and other investigations and assumptions set forth in its opinion, without giving specific weightings to any one factor or comparison, Hovde determined that the aggregate merger consideration was fair from a financial point of view to Northwest’s stockholders.

The full text of Hovde’s opinion, which sets forth assumptions made and matters considered, is attached as Appendix B to this proxy statement/prospectus. Stockholders of Northwest are urged to read the attached Hovde opinion in its entirety. The Hovde opinion is directed only to the financial fairness of the consideration offered to Northwest stockholders and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the special meeting. Hovde has not considered, nor is it expressing any opinion herein with respect to, the price at which Midwest Banc’s common stock will trade following consummation of the merger. The summary of the Hovde opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the Hovde opinion. In rendering its opinion, Hovde does not admit that it is an expert within the meaning of the term “expert” as used within the Securities Act and the rules and regulations promulgated thereunder, or that its opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act and the rules and regulations promulgated thereunder.

Material United States Federal Income Tax Consequences

The following summary sets forth the material U.S. federal income tax consequences of the merger to the holders of Northwest common stock who exchange such stock for (1) shares of Midwest Banc common stock, (2) cash, or (3) a combination of the cash and Midwest Banc common stock.

The following summary addresses only stockholders who are citizens or residents of the United States who hold their Northwest common stock as a capital asset. It does not address all the tax consequences that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in stocks or securities or foreign currencies, foreign holders, persons that hold shares as a hedge against currency risk or a constructive sale or conversion transaction, or holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation, or the application of the alternative minimum tax. In addition, the following summary does not address the tax consequences of the merger to holders of Northwest stock options. The following summary is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed.

No ruling has been, or will be, sought from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger. Consummation of the merger is conditioned upon Midwest Banc receiving an opinion from Crowe Chizek and Company LLC and Northwest receiving an opinion from Plante & Moran, PLLC to the effect that, based upon facts, representations and assumptions set forth in such opinions, the merger constitutes a reorganization within the meaning of Section 368 of the Internal Revenue Code. The issuance of the opinions is conditioned on, among other things, such tax counsel’s or advisor’s receipt of representation letters from each of Northwest and Midwest Banc, in each case in form and substance reasonably satisfactory to such counsel or advisor. Opinions of counsel or advisors are not binding on the Internal Revenue Service.

The Merger.  Based upon the above qualifications, for U.S. federal income tax purposes the merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code. Northwest and Midwest Banc each will be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code, and neither Northwest nor Midwest Banc will recognize any gain or loss as a result of the merger.

Consequences to Northwest Stockholders.  Based on the above qualifications, a holder of Northwest common stock who exchanges all of his or her Northwest common stock solely for Midwest Banc common stock will not recognize income, gain or loss for U.S. federal income tax purposes, except, as discussed below, with respect to cash received in lieu of fractional shares of Midwest Banc common stock.

Holders of Northwest common stock who receive cash in lieu of fractional shares of Midwest Banc common stock in the merger generally will be treated as if the fractional shares of Midwest Banc common stock had been distributed to them as part of the merger, and then redeemed by Midwest Banc in exchange for the cash actually distributed in lieu of the fractional shares, with the redemption generally qualifying as an “exchange” under Section 302 of the Internal Revenue Code, as described below. Consequently, those holders generally will recognize capital gain or loss with respect to the cash payments they receive in lieu of fractional shares measured by the difference between the amount of cash received and the tax basis allocated to the fractional shares.

A holder of Northwest common stock who exchanges his or her Northwest common stock solely for cash will be treated as if shares of Midwest Banc common stock having a fair market value equal to the cash actually received by the holder had been distributed by Midwest Banc as part of the merger to the holder with such shares of Midwest Banc common stock then being redeemed by Midwest Banc in return for the cash actually received by the holder. If this hypothetical redemption constitutes an “exchange” under Section 302 of the Internal Revenue Code, as described below, taking into account the holder’s actual and constructive ownership of Midwest Banc common stock under Section 318 of the Internal Revenue Code, the gain or loss realized on the exchange will be recognized by the holder and will be treated as a capital gain or loss, measured by the difference between the cash received and the holder’s adjusted tax basis in the holder’s Northwest common stock exchanged. If the hypothetical redemption does not qualify as an “exchange” under Section 302 of the Internal Revenue Code, the cash received will be treated as ordinary dividend income, generally to the extent of the holder’s appropriate share of earnings and profits. To the extent the cash distribution exceeds the holder’s appropriate share of earnings and profits, the amount received will be applied against and reduce the holder’s adjusted basis in his or her stock and any excess will be treated as gain from the sale or exchange of the stock.

A holder of Northwest common stock who exchanges his or her Northwest common stock for a combination of cash and Midwest Banc common stock will recognize income or gain in an amount equal to the lesser of (a) the amount of cash received, or (b) the gain realized on the exchange. The gain realized on the exchange will equal the fair market value of Midwest Banc common stock received plus the amount of cash received, less the holder’s adjusted tax basis in the shares of Northwest common stock exchanged by the holder. In determining whether the gain or income will be treated as capital gain or as ordinary dividend income, the holder will be treated as if shares of Midwest Banc common stock having a fair market value equal to the cash actually received by the holder had been distributed by Midwest Banc as part of the merger to the holder with such shares of Midwest Banc common stock then being redeemed by Midwest Banc in return for the cash actually received by the holder. If this hypothetical redemption constitutes an “exchange” under Section 302 of the Internal Revenue Code, as described below, taking into account the holder’s actual and constructive ownership of Midwest Banc common stock under Section 318 of the Internal Revenue Code, the holder of Northwest common stock who receives a combination of cash and Midwest Banc common stock will recognize a capital gain. If the hypothetical redemption does not qualify as an “exchange” under Section 302 of the Internal Revenue Code, the holder will recognize ordinary dividend income, generally to the extent of the holder’s appropriate share of earnings and profits. The remainder of the gain, if any, will be a capital gain. In the view of the Supreme Court’s 1989 decision in Clark v. Commissioner, it is not entirely clear as to whose earnings and profits, Midwest Banc or Northwest, are to be included in measuring the amount of cash that may be characterized as ordinary dividend income. Holders of Northwest are encouraged to consult their tax advisors to determine particular tax consequences to them. In no case, however, may a holder of Northwest common stock who receives a combination of cash and Midwest Banc common stock recognize a loss on the exchange.

In general, whether this hypothetical redemption constitutes an “exchange” under Section 302 of the Internal Revenue Code will depend upon whether and to what extent the hypothetical redemption reduces the holder’s percentage stock ownership in Midwest Banc. The hypothetical redemption will be treated as an “exchange” if, under the principles of Section 302 of the Internal Revenue Code, the hypothetical redemption is (a) “substantially disproportionate,” (b) “not essentially equivalent to a dividend” or (c) results in a “complete termination” of the holder’s interest in Midwest Banc common stock.

In general, the determination of whether the hypothetical redemption will be “substantially disproportionate” will require a comparison of (x) the percentage of the outstanding voting stock of Midwest Banc that the holder of Northwest common stock is deemed to actually and constructively own immediately before the hypothetical redemption by Midwest Banc and (y) the percentage of the outstanding voting stock of Midwest Banc actually and constructively owned by the holder immediately after the hypothetical redemption by Midwest Banc. Generally, the hypothetical redemption will be “substantially disproportionate” to a holder of Northwest common stock if the percentage described in (y) above is less than 80% of the percentage described in (x) above. The “substantially disproportionate” test will not apply unless immediately after the hypothetical redemption, the holder owns less than 50% of the total combined voting power of all classes of Midwest Banc entitled to vote. Whether the hypothetical redemption is “not essentially equivalent to a dividend” with respect to the holder will depend on the holder’s particular circumstances. In order for the hypothetical redemption to be “not essentially equivalent to a dividend,” the hypothetical redemption must result in a “meaningful reduction” in the holder’s percentage stock ownership of the merged company’s common stock. The Internal Revenue Service has ruled that a minority stockholder in a publicly traded corporation whose relative stock interest is minimal and that exercises no control with respect to corporate affairs is considered to have a “meaningful reduction” generally if such stockholder has some reduction in such stockholder’s percentage stock ownership. Holders should consult their tax advisors as to the applicability of the ruling to their own individual circumstances.

The hypothetical redemption will result in a “complete termination” of the holder’s interest in Midwest Banc common stock if either (i) all of the shares actually and constructively owned by the stockholder are exchanged for cash pursuant to the merger or (ii) all of the shares actually owned by the holder are exchanged pursuant to the merger and the holder is eligible to waive, and effectively waives, the attribution of shares constructively owned by the holder in accordance with the procedures described in Section 302(c)(2) of the Internal Revenue Code. Only family attribution, as referred to below, may be waived under Section 302(c)(2) of the Internal Revenue Code.

In applying the constructive ownership provisions of Section 318 of the Internal Revenue Code, a holder of Northwest common stock may be deemed to own stock that is owned directly or indirectly by other persons, such as certain family members and entities such as trusts, corporations, partnerships or other entities in which the holder has an interest. Since the constructive ownership provisions are complex, holders should consult their tax advisors as to the applicability of these provisions.

Any capital gain recognized by any holder of Northwest common stock under the above discussion will be long-term capital gain if the holder has held the Northwest common stock for more than twelve months at the time of the exchange. In the case of a non-corporate holder, that long-term capital gain may be subject to a maximum federal income tax of 15%.

The deductibility of capital losses may be limited for both corporate and non-corporate holders.

Each holder’s aggregate tax basis in Midwest Banc common stock received in the merger will be the same as the holder’s aggregate tax basis in the Northwest common stock exchanged, decreased by the amount of any cash received in the merger and by the amount of any tax basis allocable to any fractional share interest for which cash is received and increased by any gain or income recognized in the exchange. The holding period of Midwest Banc common stock received by a holder in the merger will include the holding period of the Northwest common stock exchanged therefor in the merger to the extent the Northwest common stock exchanged is held as a capital asset at the time of the merger.

Treatment of Dividend to Corporate Holders of Northwest Common Stock.  If the merger is treated to any extent as ordinary dividend income to a corporate stockholder of Northwest, the amount of the dividend should generally be eligible for the 70% dividends received deduction, subject to the limitations of Sections 246 and 246A of the Internal Revenue Code.

In addition, the amount of any taxable dividend to a corporate stockholder may be an “extraordinary dividend” as defined in Section 1059 of the Internal Revenue Code. Under that section, if a corporate stockholder receives an extraordinary dividend with respect to any stock that has been held for two years or less, the nontaxed portion of the dividend (generally the portion eligible for the dividends received deduction) would reduce the stockholder’s tax basis with respect to that stock at the time of any disposition thereof, thereby increasing any taxable gain recognized on a subsequent disposition. If the nontaxed portion exceeds the corporate stockholder’s tax basis in such stock, the corporate stockholder must treat the excess as additional gain in the taxable year in which the extraordinary dividend is received. In the case of any redemption of stock, including a hypothetical redemption in connection with the merger, any amount treated as a taxable dividend to a corporate stockholder will be treated as an extraordinary dividend without regard to the holding period of the stock or the magnitude of the taxable dividend.

Backup Withholding.  Holders of Northwest common stock, other than certain exempt recipients, may be subject to backup withholding at a rate of 28% with respect to any cash payment received in the merger. However, backup withholding will not apply to any holder who either (a) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding by completing the substitute Form W-9 that will be included as part of the transmittal letter, or (b) otherwise proves to Midwest Banc and its exchange agent that the holder is exempt from backup withholding.

Northwest stockholders will also be required to file certain information with their federal income tax returns and to retain certain records with regard to the merger.

The discussion of U.S. federal income tax consequences set forth above is for general information only and does not purport to be a complete analysis or listing of all potential tax effects that may apply to a holder of Northwest common stock. We strongly encourage stockholders of Northwest to consult their tax advisors to determine the particular tax consequences to them of the merger, including the application and effect of federal, state, local, foreign and other tax laws.

Regulatory Approvals

The merger is subject to prior approval by the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, and the merger of Midwest Bank and Mount Prospect National Bank is subject to the prior approval of the Federal Reserve Board under the Bank Merger Act. These acts require the Federal Reserve Board, when approving transactions such as these, to take into consideration the financial and managerial resources, including the competence, experience and integrity of the officers, directors and principal stockholders, and future prospects of the institutions and the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act of 1977, as amended, the

Federal Reserve Board must take into account the record of performance of the acquiring institution in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by the institution.

The Federal Reserve Board may not approve a merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country would be substantially to lessen competition or tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Federal Reserve Board finds that the anticompetitive effects of the merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

Pursuant to the Bank Holding Company Act and the Bank Merger Act, a merger may not be consummated until 30 days after Federal Reserve Board approval, during which time the United States Department of Justice may challenge the merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve Board’s approval unless a court specifically ordered otherwise. With the approval of the Federal Reserve Board and the concurrence of the Department of Justice, the waiting period may be reduced to not less than 15 days. Midwest Banc and Northwest believe that the merger, and the merger of the subsidiary banks, do not raise substantial antitrust or other significant regulatory concerns and that they will be able to obtain all requisite regulatory approvals on a timely basis without the imposition of any condition that would have a material adverse effect on Midwest Banc and Northwest.

Other Requisite Approvals and Consents.  Approvals or notices are also required from or to the Illinois Department of Financial and Professional Regulation, Division of Banking, as well as the NASDAQ Global Market and other self-regulatory organizations and may be required from or to certain other regulatory agencies.

Status of Regulatory Approvals.  Midwest Banc filed applications with the Federal Reserve Board for approval of the merger and the merger of the subsidiary banks on April 30, 2007 and with the Illinois Department of Financial and Professional Regulation, Division of Banking, on May 1, 2007. The filings with the Federal Reserve Board and the Illinois Department of Financial and Professional Regulation, Division of Banking, are being processed as of the date of this proxy statement/prospectus.

The merger cannot proceed in the absence of the requisite regulatory approvals. We do not know if or when all of these regulatory approvals will be obtained. Also, these approvals may contain a condition, restriction or requirement that causes these approvals to fail to satisfy the conditions for the merger.

Effective Time of the Merger

Unless Northwest and Midwest Banc agree otherwise, the effective time of the merger will be contemporaneous with the closing upon filing of the certificate of merger and any other required documents with the Secretary of the State of Delaware, unless a later date is specified in such certificate of merger, in which case such later date will be the effective time of the merger. At Midwest Banc’s election, the closing of the merger will take place on (a) the last business day of, or (b) the first business day of the month following, or (c) the first business day of the month which is the first month of the earliest calendar quarter following, in each case, the month during which all applicable waiting periods in connection with approvals of governmental and regulatory authorities and the receipt of all approvals of governmental and regulatory authorities and all conditions to the consummation of the merger are satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, but subject to the fulfillment or waiver of such conditions), or on such other date after such satisfaction or waiver as Midwest Banc and Northwest may agree. A closing date determined under clause (c) in the preceding sentence may not occur more than 45 days following the fulfillment or waiver of the closing conditions referred to above. Northwest and Midwest Banc each will have the right, but not the obligation, to terminate the merger agreement if the effective time of the merger does not occur on or before December 31, 2007, unless the failure of the merger to occur by such date is due to the failure of the party seeking such termination to comply with its obligations under the merger agreement.

Accounting Treatment

Midwest Banc will account for the merger for accounting and financial reporting purposes as a “purchase,” as that term is used under United States generally accepted accounting principles, or GAAP. Under purchase accounting, the assets and liabilities of Northwest as of the effective time will be recorded at their fair values and added to those of Midwest Banc. Any excess of the value of Midwest Banc common stock issued and cash paid for Northwest common stock over the fair value of Northwest’s tangible and identifiable intangible net assets will be recorded as goodwill. Financial statements of Midwest Banc issued after the effective time will reflect these values and will not be restated retroactively to reflect the historical financial position or results of operations of Northwest.

Goodwill and certain intangible assets are not amortized. Instead, these assets are reviewed for impairment annually with any related losses recognized in earnings when incurred.

Resales of Midwest Banc Common Stock

The shares of Midwest Banc common stock to be issued in the merger will be freely transferable under the Securities Act of 1933, as amended. However, this will not be the case for shares issued to any stockholder who may be deemed to be an “affiliate” of Northwest for purposes of Rule 145 under the Securities Act as of the date of the special meeting. “Affiliates” generally include directors, certain executive officers, and beneficial owners of ten percent or more of any class of capital stock. These affiliates may not sell their shares of Midwest Banc common stock acquired in the merger except pursuant to an effective registration statement under the securities laws or an applicable exemption from the registration requirements of the securities laws.

This proxy statement/prospectus does not cover resales of Midwest Banc common stock received by any person who may be deemed to be an affiliate of Northwest. Northwest has agreed in the merger agreement to use its reasonable best efforts to cause each person who may be deemed to be an affiliate of Northwest to execute and deliver to Midwest Banc an affiliate agreement. As provided for in these agreements, Northwest’s affiliates will agree not to offer to sell, transfer or otherwise dispose of any of the shares of Midwest Banc common stock distributed to them pursuant to the merger except in compliance with Rule 145, or in a transaction that is otherwise exempt from the registration requirements of, or in an offering which is registered under, the Securities Act. Midwest Banc may place restrictive legends on certificates representing Midwest Banc common stock issued to all persons who are deemed to be affiliates of Northwest under Rule 145.

Repurchase of Midwest Banc Common Stock

Subject to applicable law, Midwest Banc may, from time to time as price and conditions warrant, repurchase shares of Midwest Banc common stock.

Midwest Banc initiated a stock repurchase program on May 3, 2006, providing for the purchase of up to 5% of Midwest Banc’s outstanding common stock. On May 3, 2007, Midwest Banc announced that it was continuing this program because it would serve as an effective method to mitigate the potential dilutive impact on Midwest Banc’s earnings per share as a result of the issuance of additional shares in the merger. The repurchase of shares under this repurchase program is being conducted in accordance with the guidelines set out in Rule 10b-18. Midwest Banc is not legally or contractually obligated to repurchase its shares of common stock. As of          , 2007,           shares of Midwest Banc common stock had been repurchased since May 3, 2007. There remain approximately           shares of Midwest Banc common stock to purchased under this program.

Regulation M under the federal securities laws prohibits Midwest Banc from bidding for or repurchasing its common stock during the period commencing with the mailing of this joint proxy statement/prospectus through the date of Northwest’s special meeting and the period during which the final VWAP is being determined. Accordingly, Midwest Banc will suspend its repurchase program when this proxy statement/prospectus is mailed. Midwest Banc anticipates recommencing its repurchase program following the date of Northwest’s special meeting and will suspend it during the period that the final VWAP is being determined.

Appraisal Rights

The following summary of the provisions of Section 262 of the Delaware General Corporation Law, or DGCL, is not intended to be a complete statement of the provisions of that section and is qualified in its entirety by reference to the full text of Section 262 of the DGCL, a copy of which is attached to this proxy statement/prospectus as Appendix C and is incorporated into this summary by reference.

Under Delaware law, the common stockholders of Midwest Banc are not entitled to appraisal rights in connection with the merger. However, common stockholders of Northwest are entitled to appraisal rights under Delaware law.

If the merger is completed, each holder of Northwest common stock who (1) files written notice with Northwest of an intention to exercise rights of appraisal of his, her or its shares prior to the special meeting, and (2) follows the procedures set forth in Section 262, will be entitled to be paid by Midwest Banc the fair value in cash of the shares of appraisal stock. The fair value of stock will be determined by the Delaware Court of Chancery, exclusive of any element of value arising from the merger. This fair value may be less than, equal to or greater than the value of the cash and/or Midwest Banc common stock that a stockholder would be entitled to receive under the merger agreement. The shares of Northwest common stock with respect to which holders have perfected their appraisal rights in accordance with Section 262 and have not effectively withdrawn or otherwise lost their appraisal rights are referred to in this proxy statement/prospectus as the “dissenting shares.”

Within ten days after the effective date of the merger, Midwest Banc must mail a notice to all stockholders who have complied with clause (1) above notifying those stockholders of the effective date of the merger. Within 120 days after the effective date of the merger, holders of dissenting shares may file a petition in the Delaware Court of Chancery for the appraisal of their shares, although they may, within 60 days of the effective date, withdraw their demand for appraisal. Within 120 days of the effective date, the holders of dissenting shares may also, upon written request, receive from Midwest Banc a statement setting forth the aggregate number of shares with respect to which demands for appraisal have been received.

Appraisal rights are available only to the record holder of shares. If you wish to exercise appraisal rights but have a beneficial interest in shares held of record by or in the name of another person, such as a broker, bank or nominee, you should act promptly to cause the record holder to follow the procedures set forth in Section 262 to perfect your appraisal rights.

A demand for appraisal should be signed by or on behalf of the stockholder exactly as the stockholder’s name appears on the stockholder’s stock certificates. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a record holder; however, in the demand the agent must identify the record holder or holders and expressly disclose that the agent is executing the demand as an agent for the record holder or holders. A record holder such as a broker or nominee who holds shares as nominee for several beneficial owners may exercise appraisal rights for the shares held for one or more beneficial owners and not exercise rights for the shares held for other beneficial owners. In this case, the written demand should state the number of shares for which appraisal rights are being demanded. When no number of shares is stated, the demand will be presumed to cover all shares of a particular beneficial owner that are held of record by the broker or nominee.

Dissenting shares lose their status as dissenting shares if:

•	the merger is abandoned;

•	the dissenting stockholder fails to make a timely written demand for appraisal;

•	neither the applicable issuer corporation nor the stockholder files a complaint or intervenes in a pending action within 120 days after the effective date of the merger; or

•	the stockholder delivers to Midwest Banc, within 60 days of the effective date of the merger, or thereafter with Midwest Banc’s approval, a written withdrawal of the stockholder’s demand for appraisal of the dissenting shares, although no appraisal proceeding in the Delaware Court of Chancery may be dismissed as to any stockholder without the approval of the court.

FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF APPRAISAL RIGHTS, IN WHICH EVENT A STOCKHOLDER WILL BE ENTITLED TO RECEIVE THE CONSIDERATION WITH RESPECT TO THE HOLDER’S DISSENTING SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT. IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF SECTION 262 OF THE DGCL, STOCKHOLDERS WHO ARE CONSIDERING EXERCISING APPRAISAL RIGHTS SHOULD CONSULT THEIR OWN LEGAL ADVISORS.

PRO FORMA UNAUDITED COMBINED CONSOLIDATED FINANCIAL INFORMATION

The following is the unaudited pro forma combined consolidated financial information for Midwest Banc and Northwest giving effect to the merger. The balance sheet information presented gives effect to the merger as if it occurred on March 31, 2007. The income statement information presented gives effect to the merger as if it occurred on January 1, 2007 (for the quarterly analysis) and January 1, 2006 (for the annual analysis).

To calculate the pro forma shares outstanding used in computing the pro forma combined and equivalent pro forma combined per share data, Midwest Banc assumed (1) that the per share stock consideration would be equal to 2.242 Midwest Banc shares ($42.75 divided by $19.07 — the volume weighted average price of Midwest Banc common stock over a 30-day trading period ended March 28, 2007), (2) that 55% of the shares of Northwest common stock outstanding as of the closing date would be converted into cash and 45% would be converted into shares of Midwest Banc common stock and (3) that all of the outstanding Northwest options will be exercised prior to the effective time of the merger resulting in 3,400,013 shares of Northwest common stock outstanding.

Note that the exchange ratio will adjust upward or downward to ensure that the shares of Midwest Banc common stock received for each share of Northwest common stock owned will be equal to $42.75 divided by the final VWAP so long as the final VWAP is between $17.4131 and $21.2827. However, the market value of the shares of Midwest Banc common stock issued in the merger may be greater or less than $42.75, as the trading price of Midwest Banc common stock on the date the merger is completed may be greater or less than the final VWAP used to determine the exchange ratio. See “— Illustrative Calculation of Per Share Consideration” beginning on page   .

Midwest Banc expects that it will incur merger and integration charges as a result of the merger. The pro forma combined consolidated financial information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, may not reflect all of these anticipated financial expenses and does not reflect any possible financial benefits and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during the periods presented.

The merger will be accounted for under the “purchase” method of accounting. Under the purchase method of accounting, the assets and liabilities of Northwest, as of the completion of the merger, will be recorded at their fair values and the excess of purchase price over the fair value of net assets will be allocated to goodwill. Financial statements of Midwest Banc issued after the consummation of the merger will reflect such values and will not be restated retroactively to reflect the historical position or results of operations of Northwest. The operating results of Northwest will be reflected in Midwest Banc’s consolidated financial statements from and after the date the merger is consummated.

The final allocation of the purchase price will be determined after the merger is completed and after completion of thorough analyses to determine the fair values of Northwest’s tangible and identifiable intangible assets and liabilities as of the date the merger is completed. In addition, estimates of merger-related charges are subject to final decisions related to combining the companies. Any change in the fair value of the net assets of Northwest will change the amount of the purchase price allocable to goodwill. Additionally, changes to Northwest’s stockholders’ equity, including net income and changes in the market value of Midwest Banc’s common stock through the date the merger is completed, will also change the amount of goodwill recorded. As a result, the final adjustments may be materially different from the unaudited pro forma adjustments used in preparing the unaudited pro forma combined consolidated financial information presented herein. The unaudited pro forma adjustments used in preparing the unaudited pro forma combined consolidated financial information are described in greater detail in the notes thereto.

The unaudited pro forma combined consolidated financial information is based on, and should be read together with, the historical information that we have included in this proxy statement/prospectus or presented in Midwest Banc’s prior filings with the SEC, which are incorporated into this proxy statement/prospectus by reference.

MIDWEST BANC HOLDINGS, INC. AND NORTHWEST SUBURBAN BANCORP, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of March 31, 2007

			Pro Forma
			Adjustments
	Midwest Banc	Northwest	Debit	Credit	Pro Forma
	(In thousands, except per share data)

ASSETS
Cash	$64,153	$6,691	$70,000	80,443	$60,401
Federal funds sold and other short term investments	24,485	100	—	—	24,585

Total cash and cash equivalents	88,638	6,791	70,000	80,443	84,986
Securities available-for-sale, at fair value	639,985	68,615	—	—	708,600
Securities held-to-maturity, at amortized cost	43,562	—	—	—	43,562
Federal Reserve and Federal Home Loan Bank stock, at cost	23,592	1,082	—	—	24,674
Loans held for sale	3,740	—	—	—	3,740
Loans	1,950,613	424,414		2,844	2,372,183
Allowance for loan losses	(24,028)	(5,783)	—	—	(29,811)

Net loans	1,926,585	418,631	—	2,844	2,342,372
Cash surrender value of life insurance	65,973	12,628	—	—	78,601
Premises and equipment, net	22,282	16,450	—	—	38,732
Other real estate	2,403	—	—	—	2,403
Core deposit intangible and other intangibles, net	10,163	—	4,776	—	14,939
Goodwill	79,625	1,398	93,904	1,398	173,529
Other Assets	74,083	5,799	—	—	79,882

Total assets	$2,980,631	$531,394	$168,680	$84,685	$3,596,020

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest bearing	$247,548	$58,824			$306,372
Interest bearing	1,759,452	389,974	724	—	2,148,702

Total deposits	2,007,000	448,798	724	—	2,455,074
Federal funds purchased	7,000	9,100			16,100
Securities sold under agreements to repurchase	251,070	2,574			253,644
Advances from the Federal Home Loan Bank	319,897	3,500		66	323,463
Junior subordinated debentures	65,828	10,310			76,138
Note payable	—	1,142		70,000	71,142
Other liabilities	39,337	4,216		999	44,552

Total liabilities	2,690,132	479,640	724	71,065	3,240,113
Stockholders’ equity
Preferred stock	—	—	—	—	—
Common stock	255	32	32	34	289
Additional paid-in capital	201,752	32,494	32,494	65,374	267,126
Retained earnings	98,951	21,623	21,623	—	98,951
Accumulated other comprehensive loss	(5,115)	(371)	—	371	(5,115)
Treasury stock, at cost	(5,344)	(2,024)	—	2,024	(5,344)

Total stockholders’ equity	290,499	51,754	54,149	67,803	355,907

Total liabilities and stockholders’ equity	$2,980,631	$531,394	$54,873	$138,868	$3,596,020

Shares outstanding	24,705	3,083
Retired shares			(3,083)
Newly issued shares				3,431
Resulting shares outstanding					28,136
Book value per share	$11.76	$16.79			$12.65

The accompanying notes are an integral part of the unaudited pro forma combined condensed consolidated financial information.

MIDWEST BANC HOLDINGS, INC. AND NORTHWEST SUBURBAN BANCORP, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED INCOME STATEMENT
For the Three Months Ended March 31, 2007

			Pro Forma
	Midwest Banc	Northwest	Adjustments	Pro Forma
	(Dollars in thousands, except per share data)

Interest income
Loans	$36,088	$7,896	$570	$44,554
Securities			—
Taxable	7,563	522	—	8,085
Exempt from federal income taxes	700	225	—	925
Trading securities	—	—	—	—
Dividend income from FRB and FHLB stock	228	12	—	240
Federal funds sold and other short-term investments	187	9	—	196

Total interest income	44,766	8,664	570	54,000

Interest expense
Deposits	17,899	3,896	181	21,976
Federal funds purchased	699	108	—	807
Securities sold under agreement to repurchase	2,159	35	—	2,194
Advances from the Federal Home Loan Bank	3,648	42	(9)	3,681
Junior subordinated debentures	1,301	210	—	1,511
Notes payable	—	10	1,132	1,142

Total interest expense	25,706	4,301	1,304	31,311

Net interest income	19,060	4,363	(734)	22,689
Provision for loan losses	645	—	—	645

Net interest income after provisions for loan losses	18,415	4,363	(734)	22,044
Noninterest income
Service charges on deposit accounts	1,634	197	—	1,831
Net gains (losses) on securities transactions	(14)	30	—	16
Net trading profits	—	—	—	—
Gains on sale of loans	176	—	—	176
Insurance and brokerage commissions	573	16	—	589
Trust	393	—	—	393
Increase in cash surrender value of life insurance	753	119	—	872
Other	205	291	—	496

Total noninterest income	3,720	653	—	4,373

Noninterest expenses
Salaries and employee benefits	10,447	2,036	—	12,483
Occupancy and equipment	2,190	521	—	2,711
Professional services	1,208	195	—	1,403
Marketing	679	51	—	730
Other real estate owned	25	—	—	25
Other	2,532	351	217	3,100

Total noninterest expenses	17,081	3,154	217	20,452

Income before income taxes	5,054	1,862	(951)	5,965
Provision for income taxes	642	602	(367)	877

Net Income	$4,412	$1,260	$(584)	$5,088

Basic Earnings per share	$0.18	$0.41		$0.18
Diluted Earnings per share	$0.18	0.40		$0.18
Average Shares Outstanding
Basic	24,693	3,056
Retired — Basic			(3,056)
Newly Issued — Basic			3,431
Resulting Basic				28,124
Diluted	24,950	3,083
Retired — Diluted			(3,083)
Newly Issued — Diluted			3,431
Resulting Diluted				28,381

The accompanying notes are an integral part of the unaudited pro forma combined condensed consolidated financial information.

MIDWEST BANC HOLDINGS, INC. AND NORTHWEST SUBURBAN BANCORP, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED INCOME STATEMENT
For the Year Ended December 31, 2006

			Pro Forma
	Midwest Banc	Northwest	Adjustments	Pro Forma
	(Dollars in thousands, except per share data)

Interest income
Loans	$123,979	$29,583	$2,280	$155,842
Securities			—
Taxable	30,325	2,279	—	32,604
Exempt from federal income taxes	3,570	834	—	4,404
Trading securities	189	—	—	189
Dividend income from FRB and FHLB stock	693	47	—	740
Federal funds sold and other short-term investments	506	146	—	652

Total interest income	159,262	32,889	2,280	194,431

Interest expense
Deposits	57,518	13,324	724	71,566
Federal funds purchased	1,526	627	—	2,153
Securities sold under agreement to repurchase	10,387	143	—	10,530
Advances from the Federal Home Loan Bank	9,808	170	(36)	9,942
Junior subordinated debentures	4,741	820	—	5,561
Notes payable	—	31	4,529	4,560

Total interest expense	83,980	15,115	5,217	104,312

Net interest income	75,282	17,774	(2,937)	90,119
Provision for loan losses	12,050	—	—	12,050

Net interest income after provisions for loan losses	63,232	17,774	(2,937)	78,069
Noninterest income
Service charges on deposit accounts	5,733	984	—	6,717
Net gains (losses) on securities transactions	(153)	5	—	(148)
Net trading profits	624	—	—	624
Gains on sale of loans	760	—	—	760
Insurance and brokerage commissions	1,990	47	—	2,037
Trust	919	—	—	919
Increase in cash surrender value of life insurance	2,394	453	—	2,847
Gain on extinguishment of debt	1,250	—	—	1,250
Other	1,034	1,117	—	2,151

Total noninterest income	14,551	2,606	—	17,157

Noninterest expenses
Salaries and employee benefits	34,476	8,372	—	42,848
Occupancy and equipment	7,076	2,030	—	9,106
Professional services	4,971	808	—	5,779
Marketing	2,049	136	—	2,185
Other real estate owned	311	—	—	311
Merger related	1,595	—	—	1,595
Other	8,137	1,358	868	10,363

Total noninterest expenses	58,615	12,704	868	72,187
Income before income taxes	19,168	7,676	(3,805)	23,039
Provision for income taxes	1,422	2,343	(1,468)	2,297

Net Income	$17,746	$5,333	$(2,337)	$20,742

Basic Earnings per share	$0.76	$1.76		$0.77
Diluted Earnings per share	$0.75	1.68		$0.76
Average Shares Outstanding
Basic	23,348	3,028
Retired — Basic			(3,028)
Newly Issued — Basic			3,431
Resulting Basic				26,779
Diluted	23,790	3,171
Retired — Diluted			(3,171)
Newly Issued — Diluted			3,431
Resulting Diluted				27,221

The accompanying notes are an integral part of the unaudited pro forma combined condensed consolidated financial information.

MIDWEST BANC AND NORTHWEST

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

Note 1 — Basis of Presentation

The unaudited pro forma combined condensed consolidated financial information has been prepared using the purchase method of accounting. The unaudited pro forma combined condensed consolidated statements of income for the three months ended March 31, 2007 and year ended December 31, 2006 are presented as if the merger occurred at the beginning of the applicable period. The unaudited pro forma combined condensed consolidated balance sheet as of March 31, 2007 is presented as if the merger occurred as of that date. This information is not intended to reflect the actual results that would have been achieved had the merger actually occurred on those dates.

Certain historical data of Northwest have been reclassified on a pro forma basis to conform to Midwest Banc’s classifications.

Note 2 — Purchase Price and Funding of Northwest

Under the terms of the merger agreement, subject to pro ration in accordance with the merger agreement, 45% of the Northwest shares will be exchanged for Midwest Banc common stock in the merger and 55% of the Northwest shares will be exchanged for cash in the amount of $42.75 per share in the merger. Midwest Banc will have approximately 28,136,000 shares outstanding after the merger. The common stock in the unaudited pro forma combined condensed consolidated balance sheet has been adjusted to reflect the par value amount of shares of Midwest Banc.

Note 3 — Allocation of Purchase Price of Northwest

Under purchase accounting, Northwest’s assets and liabilities and any identifiable intangible assets are required to be adjusted to their estimated fair values. The estimated fair values have been determined by Midwest Banc based upon available information. Midwest Banc cannot be sure that such estimated values represent the fair value that would ultimately be determined as of the merger date. The following are the pro forma adjustments made to record the transaction and to adjust Northwest’s assets and liabilities to their estimated fair values at March 31, 2007.

Purchase Price of Northwest (in thousands):
Market value (30-day volume weighted average price ending on the close of business March 28, 2007) of Midwest Banc common stock to be issued	$65,408
Cash to be paid	79,943

Total consideration	145,351
Capitalizable costs	500

Total cost	$145,851

Net historical assets of Northwest	$51,754
Historical intangibles of Northwest	(1,398)

Net tangible historical assets of Northwest	50,356
Fair market value adjustments as of March 31, 2007:
Loans	$(2,844)
Goodwill	93,904
Core deposit intangible	4,776
Deposits	724
Federal Home Loan Bank advances	(66)
Deferred taxes on purchase accounting adjustments	(999)

Total adjustments to record transaction	$145,851

All of the other asset and liability categories are either variable rate or short-term in nature and fair market value adjustments were considered to be immaterial to the financial presentation.

MIDWEST BANC AND NORTHWEST

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements — (Continued)

The purchase price adjustments are subject to further refinement, including the determination of a core deposit intangible and its life for amortization purposes. For pro forma presentation purposes only, Midwest Banc has included an estimated core deposit intangible calculated as 3% of core deposits. In accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets,” goodwill and intangible assets with indefinite lives are not amortized for acquisitions initiated after June 30, 2001; therefore, no goodwill amortization is presented in the pro forma financial statements. However, the core deposit intangible will be amortized over its estimated useful life and recorded as a charge to operations.

Note 4 — Merger Costs of Northwest

The table below reflects Midwest Banc’s current estimate, for purposes of pro forma presentation, of the aggregate estimated merger costs of $1.4 million (net $554,000 of taxes, computed using the combined federal and state effective tax rate of 38.6%) expected to be incurred in connection with the acquisition. While a portion of these costs may be required to be recognized over time, the current estimate of these costs, primarily comprised of anticipated cash charges, include the following (in thousands):

Employee costs (severance and retention costs)	$650
Technology platform conversion	400
Signage conversion costs	125
Other costs	250

Deductible merger costs	1,425
Tax benefits	554

Deductible merger costs, net of tax benefits	871
Investment banking and other professional fees	500

Total merger costs, net of tax benefits	$1,371

Midwest Banc’s cost estimates are forward-looking. While the costs represent Midwest Banc’s current estimate of merger costs associated with the merger that will be incurred, the ultimate level and timing of recognition of these costs will be based on the final integration in connection with consummation of the merger. Readers are cautioned that the completion of this integration and other actions that may be taken in connection with the merger will impact these estimates. The type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs. Any changes in the estimate for investment banking and other professional fee (capitalization costs) may change the total cost and therefore the goodwill associated with the merger. For additional factors that may cause actual results to differ, please see “Cautionary Statement Regarding Forward-Looking Statements” beginning on page   .

Note 5 — Funding Cost

For purposes of these pro forma financial statements, Midwest assumed the cash portion of the purchase price will be funded through the use of a borrowing similar to its revolving line of credit at a rate of one-month LIBOR plus 115 basis points. For purposes of determining the pro forma effect of the Northwest acquisition on the statement of income, an adjustment for interest expense of $4.5 million and $1.1 million, based on $70.0 million borrowing at 6.47%, was made as if the acquisition occurred as of January 1, 2006 and 2007, respectively. The remaining $10.0 million of the cash portion of the purchase price was assumed to be paid from Midwest’s existing cash.

MIDWEST BANC AND NORTHWEST

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements — (Continued)

Note 6 — Pro Forma Condensed Combined Statement of Income Adjustments

For purposes of determining the pro forma effect of the merger on the statement of income, the following pro forma adjustments have been made as if the acquisition occurred as of January 1, 2006 and 2007:

	For the Three Months	For the Year Ended
	Ended March 31,	December 31,
	2007	2006
	(In thousands)

Yield adjustment for interest income on loans	$570	$2,280
Amortization of core deposit intangible	(217)	(868)
Yield adjustment for interest expense on deposits	(181)	(724)
Yield adjustment for interest expense on advances	9	36
Interest expense on note payable	(1,132)	(4,529)

Total pro forma income adjustments	(951)	(3,805)
Tax on pro forma income adjustments	(367)	(1,468)

Total pro forma income adjustments, net	$(584)	$(2,337)

The following assumptions were used for purposes of determining the pro forma effect of the merger on the statement of income. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill will not be amortized, but will be reviewed for impairment at least annually.

	Weighted Average	Method of
	Remaining Term/	Amortization
	Useful Life	or Accretion

Loans	1.25 years	Straight Line
Core deposit intangible	10.00 years	Sum of Year Digits
Deposits	0.92 years	Straight Line
FHLB Advances	2.08 years	Straight Line

TERMS OF THE MERGER AGREEMENT

The following is a summary of various provisions of the merger agreement. When we use the term merger agreement in this document, we are referring to the agreement and plan of merger, a copy of which is included in this document as Appendix A. The merger agreement is incorporated by reference into this document. This summary is qualified in its entirety by reference to the full text of the merger agreement. You are encouraged to read the merger agreement carefully and in its entirety because it, and not this summary, is the legal document that governs the merger.

The text of the merger agreement has been included to provide you with information regarding its terms. The terms of the merger agreement (such as the representations and warranties) are intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the merger. The merger agreement contains representations and warranties Midwest Banc and Northwest made to each other as of specific dates. The representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligations to complete the merger and may be subject to important limitations and qualifications as set forth therein, including a contractual standard of materiality different from that generally applicable under federal securities laws.

Representations and Warranties

The merger agreement contains representations and warranties of Northwest and Midwest Banc to each other as to, among other things:

•	the corporate organization and existence of each party and its subsidiaries;

•	the capitalization of each party;

•	the authority of each party to enter into the merger agreement and make it valid and binding;

•	no conflict between the merger agreement and:

•	the certificate of incorporation and by-laws of each party, or

•	applicable law;

•	required governmental and regulatory consents;

•	compliance with applicable laws and contracts;

•	the completeness and accuracy of each party’s financial statements and filings with the SEC and/or bank regulatory agencies, as applicable;

•	compliance with the applicable provisions of Sarbanes-Oxley and the rules and regulations of the NASDAQ Global Market in the case of Midwest Banc;

•	the absence of changes in each party’s business since December 31, 2005, in the case of Northwest, and December 31, 2006, in the case of Midwest Banc, which would have a material adverse effect on the party making the representation;

•	the completeness and accuracy of the registration statement, of which this proxy statement/prospectus is a part; and

•	broker’s fees.

The merger agreement contains additional representations and warranties of Northwest to Midwest Banc as to, among other things:

•	no conflict between the merger agreement and other agreements, instruments and obligations of Northwest;

•	the inapplicability to the merger agreement and the merger of anti-takeover laws and regulations;

•	the fact that the minute books of Northwest and its subsidiaries contain true, complete and accurate records of all meetings and other corporate actions held or taken since January 1, 2002;

•	the absence of environmental liabilities;

•	title to Northwest’s property;

•	the absence of restrictions on Northwest’s business;

•	the filing and accuracy of Northwest’s tax returns;

•	compliance with the Bank Secrecy Act, USA PATRIOT Act, Gramm-Leach-Bliley Act and the anti-money laundering laws;

•	the establishment and maintenance of a system of “internal control over financial reporting” or process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, as the case may be;

•	the fact that except for the liabilities reflected on the balance sheet of Northwest and the liabilities incurred in the ordinary course of business, Northwest has not incurred any liability that is required to be disclosed on a balance sheet or that would have a material adverse effect on Northwest;

•	the fact that there are no outstanding loans made by Northwest to any of its executive officers or directors, other than loans that are subject to Regulation O under the Federal Reserve Act;

•	the fact that since December 31, 2005, neither Northwest, nor any of its subsidiaries, directors, officers, employees, auditors, accountants or representatives, is aware of or has received any complaint, allegation, assertion, or claim, that it has engaged in questionable accounting or auditing practices;

•	the fact that Northwest has not been requested by its independent registered accounting firm to restate any of its financial statements or to modify its accounting in the future;

•	policies of insurance and the absence of any liability for unpaid premiums or premium adjustments not properly reflected on Northwest’s financial statements;

•	the entry into, and the ability to terminate, material contracts;

•	the receipt by Northwest of the written opinion of Hovde Financial, Inc. as to the fairness of the consideration to be received in the merger by Northwest’s stockholders;

•	the stockholder vote required to approve the merger;

•	the absence of undisclosed legal proceedings, orders and injunctions;

•	employee benefit plans, employment contracts and related matters;

•	the validity of the treatment of the Northwest stock options as provided in the merger agreement; and

•	the tax treatment of the merger.

Midwest Banc has represented to Northwest that it will have sufficient cash available at the time of the closing to fund the cash portion of the merger consideration.

All of the representations and warranties of each party (other than, with respect to Northwest, its representations regarding capitalization and the absence of any material adverse effect on it, and, with respect to both parties, their representations regarding brokers’ fees) are subject to a materiality standard. Under this standard, no representation or warranty will be deemed untrue or incorrect, and neither party will be deemed to be in breach, unless any fact, circumstance or event, individually or taken together with other facts, circumstances or events, would have a material adverse effect on the party making such representation or warranty.

Conduct of Business Pending the Merger

Northwest agreed in the merger agreement not to take certain actions until the merger became effective, without the written consent of Midwest Banc. Northwest agreed not to (and agreed not to permit its subsidiaries to):

•	conduct their business other than in the ordinary and usual course or fail to use reasonable best efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, take any action that would adversely affect or delay the ability of Northwest, Midwest Banc or any of their subsidiaries to perform any of their obligations on a timely basis under the merger agreement, or take any action that is reasonably likely to have a material adverse effect on Northwest and its subsidiaries, taken as a whole;

•	other than pursuant to rights or options previously disclosed to Midwest Banc, (a) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Northwest common stock or any rights or options to acquire the same, (b) enter into any agreement with respect to the foregoing, or (c) permit any additional shares of Northwest common stock to become subject to new grants of employee or director stock options, other rights or similar stock-based employee rights;

•	make, declare, pay or set aside for payment any dividend on any shares of Northwest common stock, or directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock;

•	other than as previously disclosed to Midwest Banc, enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Northwest or its subsidiaries, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (a) for normal individual increases in compensation to employees (other than certain employees previously identified to Midwest Banc) in the ordinary course of business consistent with past practice, (b) for other changes that are required by applicable law and (c) to satisfy previously disclosed contractual obligations existing as of the date of the merger agreement;

•	other than as previously disclosed to Midwest Banc, enter into, establish, adopt or amend (except as may be required by applicable law or to satisfy previously disclosed contractual obligations) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Northwest or its subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder;

•	other than as previously disclosed to Midwest Bank, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business and in a transaction that is not material to Northwest and its subsidiary taken as a whole;

•	other than as previously disclosed to Midwest Bank, acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity except in the ordinary course of business consistent with past practice and in a transaction that is not material to the Northwest and its subsidiary, taken as a whole;

•	other than as previously disclosed to Midwest Bank, make any capital expenditures in excess of $100,000 individually or in the aggregate;

•	amend the certificate of incorporation or by-laws of Northwest or similar governing documents of any of Northwest’s subsidiaries;

•	implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP;

•	except in the ordinary course of business consistent with past practice, enter into or terminate any material contract, agreement or arrangement or amend or modify in any material respect any of its existing material contracts, agreements or arrangements;

•	except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding involving solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to Northwest and its subsidiary, taken as a whole;

•	(a) take any action while knowing that such action would, or is reasonably likely to, prevent or impede the merger from qualifying as a reorganization within the meaning of Section 368 of the Internal Revenue Code, or (b) knowingly take any action that is intended or is reasonably likely to result in (1) any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time at or prior to the effective time of the merger, (2) any of the conditions to the merger set forth in the merger agreement not being satisfied, or (3) a material violation of any provision of the merger agreement except, in each case, as may be required by applicable law or regulation;

•	except as required by applicable law or regulation, (a) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices or (b) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk;

•	incur any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice;

•	make or commit to make any new loan or letter of credit or any new or additional discretionary advance under any existing line of credit not in accordance with Northwest’s loan policy and authority in existence as of the date of the merger agreement; provided, however, Northwest may not make or commit to make or otherwise incur aggregate credit exposure to any one borrower (or group of affiliated borrowers) of more than $5,000,000 (excluding for this purpose any accrued interest or overdrafts), without the prior written consent of Midwest Banc, acting through its chief credit officer or such other designee as Midwest Banc may give notice of to Northwest; provided, further, Northwest may make any loan, regardless of size, if it has provided notice to Midwest Banc of its intent to make such loan and Midwest Banc does not object in writing to such loan within two business days; and provided, further, that none of the restrictions listed above will prohibit Northwest from renewing any loan in existence on the date the merger agreement was executed on terms substantially consistent with the existing loan, except for loans that would be classified as special mention, substandard, doubtful or loss using Midwest Banc’s classification system;

•	foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials, provided, however, that Northwest is not required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has reason to believe that such property might contain any such waste materials or otherwise might be contaminated; or

•	agree or commit to do any of the foregoing.

Midwest Banc agreed in the merger agreement not to take certain actions until the merger became effective, without the written consent of Northwest. Midwest Banc agreed not to (and agreed not to permit its subsidiaries to):

•	(a) take any action while knowing that such action would, or is reasonably likely to, prevent or impede the transaction from qualifying as a “reorganization” within the meaning of Section 368 of the Internal Revenue Code, or (b) knowingly take any action that is intended or is reasonably likely to result in

(1) any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time at or prior to the effective time of the merger, (2) any of the conditions to the merger set forth in the merger agreement not being satisfied, or (3) a material violation of any provision of the merger agreement except, in each case, as may be required by applicable law or regulation;

•	take any action to amend Midwest Banc’s amended and restated certificate of incorporation or restated by-laws in any manner the effect of which would be to materially and adversely affect the rights or powers of holders of Midwest Banc common stock generally; or

•	except for (a) issuances of shares of Midwest Banc common stock as merger consideration in the merger, (b) issuances of shares of Midwest Banc common stock issued or proposed to be issued in connection with another acquisition approved by the board of directors of Midwest Banc, (c) issuances of shares of Midwest Banc common stock or rights pursuant to the terms of any currently-existing employee benefit plans of Midwest Banc, or (d) one or more issuances of shares of Midwest Banc common stock or rights where the number of shares and rights do not exceed, in the aggregate, 2,602,114 shares of Midwest Banc common stock, (1) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Midwest Banc common stock or any rights, or (2) enter into any agreement with respect to the foregoing.

No Solicitation of Transactions

Northwest has agreed that it and its subsidiaries will not, nor will they authorize or permit any of their officers, directors, employees, affiliates, investment bankers, attorneys or other advisors or representatives to solicit, initiate, encourage or induce the making of a submission or announcement of any “acquisition proposal,” as defined below, participate in any discussions or negotiations with, or provide any material non-public information to, any person relating to, or take any action to facilitate any inquiry or the making of any proposal that constitutes or may reasonably be expected to lead to, any acquisition proposal, or enter into any contract relating to an “acquisition transaction,” as defined below.

However, under the merger agreement, Northwest is permitted to furnish material non-public information regarding itself and its subsidiaries to, and enter into a customary confidentiality agreement or discussions with, a third party making an acquisition proposal if:

•	Northwest’s board of directors reasonably determines in good faith, after taking into consideration the advice of and consultation with a nationally reputable investment banking firm, that such acquisition proposal constitutes or is reasonably likely to result in an offer for a merger or other similar transaction that the board of directors determines will be more favorable to Northwest stockholders than the terms of the merger agreement with Midwest Banc;

•	Northwest’s board of directors concludes in good faith, after consultation with its outside legal counsel, that failure to take such action is reasonably likely to result in a breach by the board of directors of its fiduciary obligations to Northwest’s stockholders;

•	Northwest gives Midwest Banc written notice of the identity of the person making the acquisition proposal and of Northwest’s intention to furnish material non-public information to, or enter into discussions or negotiations with, such person ten days before furnishing any information or entering into discussions or negotiations with such person; and

•	prior to doing so, Northwest enters into a reasonably customary confidentiality agreement with such third party and contemporaneously with furnishing any such information, Northwest furnishes the same information to Midwest Banc.

In addition, Northwest’s board of directors is permitted to withdraw or modify its recommendation that stockholders vote in favor of the merger if (a) Northwest has received an acquisition proposal that it has reasonably determined in good faith, after taking into consideration the advice of and consultation with an investment banking firm of national reputation, is reasonably likely to result in a superior offer, and (b) the board reasonably determines in good faith, after consultation with its legal counsel, that failure to withdraw or modify its recommendation would be reasonably likely to result in a breach of its fiduciary obligations to Northwest stockholders.

If Northwest receives an acquisition proposal that its board of directors determines in accordance with the above guidelines and those set forth in the merger agreement constitutes a superior or more favorable offer, prior to terminating the agreement in order to accept such offer, Northwest must provide a written notice to that effect to Midwest Banc and allow ten days for Midwest Banc and Northwest to negotiate and make necessary adjustments in the terms and conditions of the merger agreement that would permit Northwest to proceed with the transactions contemplated by the merger agreement on such adjusted terms if so elected by Midwest Banc.

For purposes of the above discussion, “acquisition proposal” means any offer or proposal (other than an offer or proposal by Midwest Banc) relating to any “acquisition transaction.” “Acquisition transaction” means any transaction or series of related transactions other than the transactions contemplated by the merger agreement involving:

•	any acquisition or purchase from Northwest by any person of more than a 15% interest in the total outstanding voting securities of Northwest or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of the total outstanding voting securities of Northwest or any of its subsidiaries, or any merger, consolidation, business combination or similar transaction involving Northwest or any of its subsidiaries;

•	any sale, lease, exchange, transfer, license, acquisition or other disposition of more than 15% of the assets of Northwest or any of its subsidiaries; or

•	any liquidation or dissolution of Northwest or any of its subsidiaries.

Employee Benefit Matters

Midwest Banc has agreed that employees of Northwest and its subsidiaries who continue as employees of Midwest Banc or its subsidiaries following the merger will be entitled to participate in Midwest Banc’s employee benefit and fringe benefit programs that are in effect generally for employees of Midwest Banc and its subsidiaries, provided the Northwest employees are eligible and, if required, selected for participation therein and are not otherwise participating in a similar plan or program of Northwest that is maintained by Midwest Banc after the merger. If or when Northwest employees become eligible to participate in Midwest Banc’s employee benefit plans and programs, they will do so on substantially the same basis as similarly situated Midwest Banc employees, but without any duplication of benefits provided under any similar plan or program of Northwest that is maintained by Midwest Banc after the merger.

Midwest Banc will treat the prior service of each Northwest employee with Northwest as service with Midwest Banc for purposes of vesting and any age or period of service requirements for commencement of participation with respect to any Midwest Banc plan or program in which such employee may participate after the merger (but not for benefit accruals under any defined benefit plan). In addition, with respect to any Midwest Banc employee welfare benefit plan in which employees of Northwest participate after the merger, such employees will not be subject to any waiting periods or pre-existing condition exclusions under such Midwest Banc plan, other than waiting periods and exclusions that are already in effect with respect to any such employee and that have not been satisfied as of the effective time of the merger. Further, all deductibles and co-insurance payments made by Northwest employees for the plan year in effect immediately before the merger will reduce the amount of deductibles and co-insurance payments under the Midwest Banc health and welfare plans and programs; provided that such continuing employees and covered family members were enrolled in comparable plans of Northwest as of the merger and continuously thereafter until the effective time of coverage in the Midwest Banc plan or program.

In connection with the transition of the Northwest employees to Midwest Banc’s employee benefit and fringe benefit programs, Northwest and its subsidiaries have agreed to take such actions as Midwest Banc may request to terminate, freeze or amend all or certain of Northwest’s employee benefit and fringe benefit programs in the manner requested by Midwest Banc, effective immediately prior to the merger or such other time requested by Midwest Banc provided such actions are conditional upon the merger.

Additional agreements of Midwest Banc and Northwest with respect to various benefit and compensation matters are described under “— Interests of Certain Persons” beginning on page   .

Additional Agreements

Midwest Banc and Northwest have further agreed, among other things, to:

•	give prompt notice to each other of any fact, event or circumstance known to it that (a) would, individually or taken together with all other facts, events and circumstances known to it, result in a material adverse effect, or (b) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained in the merger agreement; and

•	consult with each other before issuing any press release or making any public statements except as may be required by law, including disclosures required under federal securities laws.

Northwest has further agreed to:

•	at the written request of Midwest Banc and subject to certain conditions specified in the merger agreement, (a) establish and take such reserves and accruals as Midwest Banc requests to conform Northwest’s loan, accrual and reserve policies to Midwest Banc’s policies, (b) conform to the accounting policies of Midwest Banc in respect of certain excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments, and (c) recognize for financial accounting purposes such expenses of the merger and restructuring charges related to or to be incurred in connection with the merger, in each case at such times as are specified by Midwest Banc;

•	cause to be delivered to Midwest Banc “comfort” letters of Plante & Moran, PLLC, Northwest’s independent public accounting firm, dated the date on which the registration statement of which this proxy statement/prospectus is a part becomes effective and the effective time of the merger, respectively, and addressed to Midwest Banc, in a form reasonably satisfactory to Midwest Banc and reasonably customary in scope and substance for letters delivered by independent public accounting firms in connection with registration statements and transactions such as those contemplated by the merger agreement;

•	(a) cause Mount Prospect National Bank to enter into a merger agreement with Midwest Bank and take all other actions and cooperate with Midwest Banc in causing the merger of Mount Prospect National Bank and Midwest Bank to be effected, and (b) cause one or more of its subsidiaries, other than Mount Prospect National Bank, to reorganize or otherwise combine its operations with the operations of a subsidiary of Midwest Banc or another subsidiary of Northwest as deemed advisable by Midwest Banc, and take all other actions and cooperate with Midwest Banc in causing such reorganization or other combination to be effected, subject to certain conditions specified in the merger agreement; and

•	consult and confer with Midwest Banc on a regular basis (and, to that end, make personnel available as reasonably necessary) regarding the various systems, procedures, business relationships and best practices employed by each organization, together with Northwest’s data processing systems and contracts, in order to effect, on or after the closing date as determined by Midwest Banc, the orderly transition and integration of the business and operations of Northwest and its subsidiaries with the business and operations of Midwest Banc and its subsidiaries and the timely conversion of the Northwest’s data processing systems to those of Midwest Banc and, if requested by Midwest Banc, the termination by Northwest of any contracts Northwest may have with third parties related to data processing or other operations, subject to certain conditions specified in the merger agreement.

Midwest Banc has further agreed to:

•	succeed to Northwest’s obligations with respect to indemnification or exculpation existing in favor of the directors, officers, employees and agents of Northwest and Northwest’s subsidiaries as provided by the DGCL, Northwest’s certificate of incorporation or Northwest’s by-laws with respect to matters occurring prior to the effective time of the merger;

•	use its reasonable best efforts to cause to be maintained the current insurance policies for directors’ and officers’ liabilities maintained by Northwest (or comparable policies substituted therefor by Midwest Banc) for all present and former directors and officers of Northwest covered by the policies existing on the date of the merger agreement with respect to acts, omissions and other matters occurring prior to the effective time of the merger for a period of three years after the effective time of the merger, except that if Midwest Banc’s cost of maintaining such insurance equals or exceeds 200% of the annual premium in effect on March 22, 2007, then Midwest Banc is required to maintain the most advantageous policies of directors’ and officers’ insurance obtainable at such amount;

•	require that its successors or assigns, in case of a merger, consolidation or transfer of all assets, maintain the indemnity and insurance obligations with respect to the indemnified parties as described above; and

•	use its reasonable best efforts to list the shares of Midwest Banc common stock to be issued in the merger on the NASDAQ Global Market prior to the effective time of the merger.

Conditions to Completion of the Merger

The respective obligations of Midwest Banc and Northwest to consummate the merger are subject to the satisfaction of certain mutual conditions, including the following:

•	the stockholders of Northwest approve the merger agreement and the merger at the special meeting of stockholders;

•	all regulatory approvals required by law to consummate the transactions contemplated by the merger agreement are obtained from the Federal Reserve Board and the other appropriate federal and/or state regulatory agencies, and all waiting periods after such approvals required by law or regulation expire;

•	neither Midwest Banc nor Northwest are subject to any order, decree, litigation or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the merger;

•	the registration statement (of which this proxy statement/prospectus is a part) registering shares of Midwest Banc common stock to be issued in the merger is declared effective and not subject to a stop order or any threatened stop order;

•	all permits and other authorizations under state securities laws necessary to consummate the merger and to issue the shares of Midwest Banc common stock are obtained; and

•	the shares of Midwest Banc common stock to be issued in the merger are approved for listing on the NASDAQ Global Market, subject to official notice of issuance.

In addition to the mutual covenants described above, the obligation of Midwest Banc to consummate the merger is subject to the satisfaction, unless waived by Midwest Banc, of the following other conditions:

•	subject to a materiality standard set forth in the merger agreement, the representations and warranties of Northwest made in the merger agreement are true and correct as of the date of the merger agreement and as of the effective time of the merger, and Midwest Banc receives a certificate of the chief executive officer and chief financial officer of Northwest to that effect;

•	subject to a materiality standard set forth in the merger agreement, Northwest performs all obligations required to be performed under the merger agreement prior to the effective time of the merger, and delivers to Midwest Banc a certificate of its chief executive officer and chief financial officer to that effect;

•	Crowe Chizek and Company LLC, accounting firm to Midwest Banc, delivers an opinion to Midwest Banc stating that, as of the effective time of the merger, the merger constitutes a “reorganization” under Section 368 of the Internal Revenue Code;

•	the required regulatory approvals do not impose any condition or restriction upon Midwest Banc or Northwest or their respective subsidiaries which would materially adversely impact the economic or business benefits of the transactions contemplated by the merger agreement in such a manner as to render inadvisable the consummation of the merger;

•	subject to a materiality standard set forth in the merger agreement, Northwest continues to possess all required approvals, consents and orders, and all filings and notifications required to be made by Northwest for the consummation of the merger have been made by Northwest;

•	there is not pending any action (a) challenging or seeking material damages in connection with the merger or the conversion of Northwest common stock into Midwest Banc common stock pursuant to the merger, or (b) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by Midwest Banc or its subsidiaries of all or any portion of the business or assets of Northwest and its subsidiaries;

•	there is no material adverse effect with respect to Northwest, and Midwest Banc receives a certificate of the chief executive officer and chief financial officer of Northwest to that effect;

•	if requested by Midwest Banc as provided in the merger agreement, Midwest Banc receives from Plante & Moran, PLLC the “comfort” letters referred to in the merger agreement;

•	the employment agreements between Northwest and each of John G. Eilering and Stephen L. Markovits are in full force and effect as of the effective time of the merger and are enforceable by the parties thereto in accordance with their respective terms; and

•	the aggregate number of shares of Northwest common stock held by stockholders exercising their appraisal rights does not exceed 10% of the outstanding shares of Northwest common stock as of the date of the merger agreement.

In addition to the mutual covenants described above, Northwest’s obligation to complete the merger is subject to the satisfaction, unless waived by Northwest, of the following other conditions:

•	subject to a materiality standard set forth in the merger agreement, the representations and warranties of Midwest Banc made in the merger agreement are true and correct as of the date of the merger agreement and as of the effective time of the merger, and Northwest receives a certificate of the chief executive officer and chief financial officer of Midwest Banc to that effect;

•	subject to a materiality standard set forth in the merger agreement, Midwest Banc performs in all material respects all obligations required to be performed under the merger agreement prior to the effective time of the merger, and delivers to Northwest a certificate of its chief executive officer and chief financial officer to that effect;

•	Plante & Moran, PLLC, accounting firm to Northwest, delivers to Northwest an opinion, dated as of the effective time of the merger, that, on the basis of facts, representations and assumptions set forth in such opinion, (a) the merger constitutes a “reorganization” under Section 368 of the Internal Revenue Code, and (b) no gain or loss will be recognized by the stockholders of Northwest who receive Midwest Banc common stock, except with respect to cash received in lieu of fractional share interests in Midwest Banc; and

•	there shall have been no material adverse effect with respect to Midwest Banc and Northwest receives a certificate of the chief executive officer and chief financial officer of Midwest Banc to that effect.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to completion of the merger, whether before or after the approval of the merger by the stockholders of Northwest, in any of the following ways:

•	by mutual written consent of Northwest and Midwest Banc;

•	by either Northwest or Midwest Banc, if the merger is not completed on or before December 31, 2007, unless the failure of the closing to occur by this date is due to the action or inaction by the party seeking to terminate the merger agreement;

•	by either Northwest or Midwest Banc, if a governmental authority has issued a non-appealable final order denying any approval required for consummation of the merger;

•	by either Northwest or Midwest Banc, if Northwest stockholders hold a meeting and the approval of the stockholders of Northwest required for completion of the merger has not been obtained, provided that Northwest may not terminate the merger agreement under this provision if the failure to obtain stockholder approval is caused by the action or failure to act by Northwest that constitutes a breach of the merger agreement;

•	by either Northwest or Midwest Banc, if there has been a breach of any of the representations, warranties, covenants or agreements of the other party in the merger agreement, which breach cannot be or is not cured within 30 days following written notice to the party committing the breach and which breach would individually or in the aggregate have a material adverse effect on the breaching party;

•	by Midwest Banc, if the Northwest board of directors withdraws, amends or modifies in any manner adverse to Midwest Banc, its approval of the merger agreement and the merger or its recommendation that its stockholders approve the merger agreement and the merger;

•	by Northwest if, prior to the vote of its stockholders, Northwest has entered into a definitive agreement with respect to a superior offer (as defined in the merger agreement) with a third party;

•	by either Northwest or Midwest Banc, if any of the conditions to the obligations of the party to complete the merger have not been satisfied or waived by such party at closing or the party reasonably determines that the timely satisfaction of any condition has become impossible (other than as a result of any failure on the part of the party seeking to terminate the merger agreement to comply with its covenants and obligations under the merger agreement) or if there has been a material adverse effect on the other party; or

•	by Northwest, if on the day immediately preceding the anticipated effective time of the merger (a) the final VWAP is less than $15.4783; (b) the quotient obtained by dividing the final VWAP by the initial VWAP (which is $19.3479) is less than the difference obtained by subtracting 0.15 from the quotient obtained by dividing the final index price of the NASDAQ Bank Index, as that term is defined in the merger agreement, by the initial index price of the NASDAQ Bank Index (which is $3,335.29); and (c) Midwest Banc has not elected to exercise its right to increase the per share stock consideration under the terms of the merger agreement by issuing an additional number of shares of its common stock to an amount equal to the quotient obtained by dividing $38.00 by the final VWAP.

Termination Fee

If the merger agreement is terminated by either Northwest or Midwest Banc on account of any breach by the other party of any of the representations or warranties set forth in the merger agreement or any breach by the other party of any of the agreements or covenants set forth in the merger agreement, the non-breaching party may sue the breaching party for damages.

Additionally, Northwest must pay to Midwest Banc a termination fee in the amount of $5.6 million, plus Midwest Banc’s reimbursable expenses in an amount not to exceed $500,000, if:

•	Northwest has terminated the merger agreement prior to a stockholder vote and has entered into a definitive agreement with respect to a superior offer with a third party;

•	Midwest Banc has terminated the merger agreement because Northwest’s board of directors or a committee of its board of directors has withdrawn, amended or modified in a manner adverse to Midwest Banc its approval or recommendation of the merger agreement or the merger, and within 12 months following the termination of the merger agreement an acquisition proposal is consummated or Northwest enters into a contract providing for an acquisition proposal;

•	Midwest Banc or Northwest has terminated the merger agreement because the merger has not been consummated prior to December 31, 2007 and:

•	prior to such termination, Northwest has not held a meeting of its stockholders to vote upon the merger agreement and the merger,

•	prior to such termination, an acquisition proposal has been received by Northwest and not withdrawn, and

•	within 12 months following the termination of the merger agreement, an acquisition proposal is consummated or Northwest enters into a contract providing for an acquisition proposal; or

•	Midwest Banc or Northwest has terminated the merger agreement because the required approval of Northwest stockholders was not obtained at a meeting of Northwest stockholders where a final vote on a proposal to adopt the merger agreement was taken, prior to such termination an acquisition proposal has been received by Northwest and not withdrawn, and within 12 months following the termination of the merger agreement, an acquisition proposal is consummated or Northwest enters into a contract providing for an acquisition proposal.

If the merger agreement is terminated due to a knowing or willful breach by Midwest Banc of any of its representations or warranties or any of its agreements or covenants and at any time prior to such termination or within nine months thereafter, Midwest Banc experiences a change of control (as defined in the merger agreement) or enters into a contract providing for a change of control of Midwest Banc (as defined in the merger agreement), then Midwest Banc must pay to Northwest liquidated damages in the amount of $10,000,000.

Stockholder Voting Agreement

In order to induce Midwest Banc to enter into the merger agreement, the directors and executive officers of Northwest who own, in the aggregate, approximately 20.2% of the outstanding shares of Northwest common stock, have each agreed that at any meeting of the stockholders of Northwest or in connection with any written consent of the stockholders of Northwest, such stockholder will vote all shares of Northwest common stock held of record or beneficially owned by such stockholder (to the extent the stockholder has the sole right to vote or direct the voting of such shares) and use his reasonable best efforts to vote all shares of Northwest common stock (to the extent the stockholder has the shared right to vote such shares):

•	in favor of the merger agreement and the merger; and

•	against any proposal relating to an acquisition proposal and against any action or agreement that would impede, frustrate, prevent or nullify the stockholder voting agreement or result in a breach in any respect of any obligation or agreement of Northwest under the merger agreement or which would result in any of the conditions to the parties’ obligations to effect the merger described in the merger agreement not being fulfilled.

Each such stockholder has also agreed that, except as provided by the merger agreement and the stockholder voting agreement, such stockholder will not:

•	offer to transfer, transfer or consent to transfer any or all shares of Northwest common stock beneficially owned by such stockholder or any interest therein without the prior written consent of Midwest Banc, which consent may be withheld if the transferee of the shares does not agree to be bound by the terms of the stockholder voting agreement;

•	enter into any contract, option or other agreement or understanding with respect to any transfer of any or all shares of Northwest common stock beneficially owned by such stockholder or any interest therein; or

•	take any action that would cause any representation or warranty made under the stockholder voting agreement to become untrue or incorrect or in any way restrict, limit or interfere with the performance of such stockholder’s obligations or transactions contemplated by the stockholder voting agreement and the merger agreement.

Except to the extent a stockholder party to the voting agreement, or any officer or affiliate of such stockholder, is a director of Northwest and is acting solely in such capacity or is exercising his or her fiduciary duties as a Northwest director (to the extent permitted in the merger agreement), each stockholder has agreed that such stockholder shall not encourage, solicit, initiate or participate in any way in any discussions or negotiations with, or provide information to or otherwise take any action to assist or facilitate, any person concerning any acquisition proposal. Each stockholder has agreed to cease any such existing activities and to immediately communicate to Midwest Banc the terms of any acquisition proposal and the identity of the person making such an acquisition proposal or inquiry.

Each stockholder party to the voting agreement has waived any rights to exercise appraisal rights under Delaware law.

Each stockholder party to the voting agreement has agreed to take all actions necessary to consummate and make effective the transactions contemplated by the stockholder voting agreement and the merger agreement.

The stockholder voting agreement with respect to each stockholder will terminate upon the earliest of:

•	the effective time of the merger; or

•	the termination of the merger agreement.

MIDWEST BANC HOLDINGS, INC.

Description of Business

Midwest Banc is a community-based bank holding company headquartered in Melrose Park, Illinois. Midwest Banc, through its wholly owned banking subsidiary, Midwest Bank, provides a wide range of services, including traditional banking services, personal and corporate trust services, residential mortgage services, insurance brokerage and retail securities brokerage services. Midwest Banc’s principal operating subsidiary is Midwest Bank, which is chartered as an Illinois state bank. Midwest Banc operates in one business segment, community banking, providing a full range of services to individual and corporate customers; the nature of the Midwest Bank’s products and production processes, type or class of customer, methods to distribute their products, and regulatory environment are similar.

Midwest Bank is a community-oriented, full-service commercial bank, providing traditional banking services to individuals, small-to-medium-sized businesses, government and public entities and not-for-profit organizations. Midwest Bank operates 24 banking centers in the greater Chicago metropolitan area.

Midwest Financial and Investment Services, Inc., a subsidiary of Midwest Banc, provides securities brokerage services to customers of Midwest Bank. Midwest Bank Insurance Services, L.L.C., a subsidiary of

Midwest Bank, acts as an insurance agency for individuals and corporations. Royal American Investment Services, a subsidiary of Midwest Bank, is a NASD registered broker/dealer.

Midwest Banc focuses on establishing and maintaining long-term relationships with customers and is committed to serving the financial services needs of the communities it serves. In particular, Midwest Banc has emphasized in the past and intends to continue to emphasize its relationships with individual customers and small-to-medium-sized businesses. Midwest Banc actively evaluates the credit needs of its markets, including low- and moderate-income areas, and offers products that are responsive to the needs of its customer base. The markets served by Midwest Banc provide a mix of real estate, commercial and consumer lending opportunities, as well as a stable core deposit base.

Midwest Banc is a Delaware corporation. Midwest Banc was founded in 1983 as a bank holding company under the Bank Holding Company Act of 1956, as amended, for Midwest Bank and Trust Company.

Additional Information

Information concerning executive compensation, the principal holders of voting securities, certain relationships and related transactions, and other related matters concerning Midwest Banc is included or incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2006. Midwest Banc’s Annual Report on Form 10-K is incorporated by reference into this document. Northwest stockholders who would like a copy of this annual report or any document incorporated by reference into the report may contact Midwest Banc at the address or telephone number provided under “Where You Can Find More Information” on page   .

NORTHWEST SUBURBAN BANCORP, INC.

General

Northwest was formed under the laws of the State of Delaware in 1997 as a bank holding company registered under the Bank Holding Company Act of 1956 and as the parent company of Mount Prospect National Bank, a nationally-chartered bank. Northwest’s principal executive offices are located at 50 North Main Street, Mount Prospect, Illinois 60056, which is also the location of the main office of Mount Prospect National Bank. Mount Prospect National Bank has additional branches operating under the following names in the following locations: Des Plaines National Bank in Des Plaines, Illinois, and State Bank and Trust in North Barrington, Lake Zurich and Lakemoor, Illinois.

As of March 31, 2007, Northwest reported total consolidated assets of approximately $531.4 million, total consolidated deposits of approximately $448.8 million and total consolidated stockholders’ equity of approximately $51.8 million.

Mount Prospect National Bank was founded as an institution dedicated to serving the community, with a full range of both commercial banking and retail products and services. These services were originally directed to both commercial and retail customers primarily located in Mount Prospect and surrounding communities. The growth of the bank and the establishment of additional locations have made it possible to serve the communities of Des Plaines, North Barrington, Lake Zurich and Lakemoor, along with other communities in the northwest suburban Chicago market. The services offered by Mount Prospect National Bank include checking, savings and money market deposit accounts; certificates of deposit and individual retirement accounts; commercial, home mortgage and personal loans; and other banking customer services. In addition, through affiliations with other service providers, Mount Prospect National Bank is able to offer investment and insurance services. The bank’s services are equally focused on commercial and retail services, with an emphasis on commercial real estate, small to medium sized businesses within the communities the bank serves, and the principals of the bank’s business customers and the residents of the communities in which the bank operates.

Mount Prospect National Bank is subject to supervision, regulation and examination by the Office of the Comptroller of the Currency and its deposits are insured by the FDIC.

Additional information with respect to Northwest and Mount Prospect National Bank is included elsewhere in this proxy statement/prospectus.

Security Ownership of Directors, Executive Officers and 5% Stockholders

The following table sets forth certain information, as of          , 2007, with respect to the beneficial ownership of Northwest’s common stock by each director and executive officer of Northwest. Northwest does not have any knowledge of any other persons that beneficially own more than 5% of the issued and outstanding common stock of Northwest. As of          , 2007, Northwest had 3,082,563 shares of common stock outstanding, each of which is entitled to one vote on all matters. It does not have any preferred stock authorized.

	Amount and
	Nature of Beneficial		Ownership
Name	Ownership(1)		As a Percent of Class

Charles Bruning III	142,992	(2)	4.6%
R. Michael Campbell	112,685		3.7%
John G. Eilering	190,688		6.2%
Linda K. Larson	77,950	(3)	2.5%
Stephen L. Markovits	36,500		1.2%
Dennis M. O’Hara	11,364		**
Wayne Pavlicek	3,000		**
Ronald L. Spiekhout	35,473	(4)	1.2%
Peter J. Wifler	15,301		**
All directors and executive officers as a group	625,953		20.3%

(1)	Each person effectively exercises sole (or shares with his or her spouse or other immediate family member) voting and dispositive power as to shares reported.

(2)	Includes 22,250 shares that can be acquired through stock options available for exercise within 60 days of March 22, 2007. Also includes 52,300 shares owned by the Charles Bruning III Trust Dated 8/14/92.

(3)	Includes 22,250 shares that can be acquired through stock options available for exercise within 60 days of March 22, 2007. Also includes 4,298 shares owned by the Larson Family Trust UA 12/6/05.

(4)	Includes 6,000 shares that can be acquired through stock options available for exercise within 60 days of March 22, 2007.

**	Less than 1% ownership as a percentage of the class.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This section presents management’s analysis of the consolidated financial condition of Northwest and its wholly owned subsidiary, Mount Prospect National Bank, at March 31, 2007, December 31, 2006, and 2005, and the consolidated results of operations for the three months ended March 31, 2007 and 2006, and the years ended December 31, 2006, 2005 and 2004. This review should be read in conjunction with the consolidated financial statements, notes to the consolidated financial statements and other financial data presented elsewhere in this proxy statement/prospectus. Unless the context otherwise requires, the term “Company” as used herein means Northwest and its banking subsidiary on a consolidated basis. In 2004, Northwest formed Northwest Suburban Capital Trust  I, or Trust I. Trust I is a statutory business trust formed under the laws of the state of Delaware and its common securities are wholly owned by Northwest. Additional information related to this entity is found below under “— Capital Management” and in Note I of the Northwest financial statements.

Forward-Looking Statements.  Certain statements in this discussion may constitute “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,”

“plan,” “project,” or other statements concerning opinions or judgments of Northwest and its management about future events.

Although Northwest believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements expressed or implied by such forward-looking statements will be realized. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors including but not limited to the effects of and changes in: general economic conditions, the interest rate environment, legislative and regulatory requirements, competitive pressures, new products and delivery systems, inflation, changes in the stock and bond markets, technology, and consumer spending and saving habits.

Accounting Policies.  Northwest’s financial statements are prepared in accordance with accounting principles generally accepted in the United States, or GAAP. The financial information contained within the statements is, to a significant extent, financial information based on measures of the financial effects of transactions and events that have already occurred. A variety of factors could affect the ultimate value that is obtained either when earning income, recognizing an expense, recovering an asset, or relieving a liability. In addition to historical losses, Northwest uses qualitative risk factors as one aspect in determining the inherent loss that may be present in its loan portfolio. Actual loss experience could differ significantly from the estimated amounts and may influence the valuation of the portfolio in the future. The fair value of the investment portfolio is based on period end valuations but changes daily with the market. In addition, GAAP itself may change, either allowing or mandating a change from one previously acceptable method to another method.

Average Balance Sheets

The following tables set forth certain information relating Northwest’s average balance sheets and reflects the yield on average earning assets and cost of average interest-bearing liabilities for the periods indicated. Such yields and costs are derived by dividing interest income or expense by the average balance of assets or liabilities. Although not significant in amount, the average balance sheet amounts for loans include balances for nonperforming loans.

	Average Balance Sheets, Yields and
	Rates for the Quarter Ended March 31,
	2007			2006
	Average		Yield/Rate	Average		Yield/Rate
	Balance	Interest	(%)	Balance	Interest	(%)
	(Dollars in thousands)

Interest-earning assets:
Loans, including fees(1)(2)	$425,283	$7,896	7.43%	$377,809	$6,695	7.09%
Taxable securities	46,648	534	4.58	61,192	630	4.12
Tax-exempt securities	23,840	225	3.78	21,291	189	3.55
Federal funds sold and short-term investments	196	9	18.37	1,748	38	8.70

Total interest-earning assets	495,967	8,664	6.99	462,040	7,552	6.54
Noninterest-earning assets:
Cash and due from banks	8,822			12,126
Premises and equipment	16,315			13,701
Allowance for loan losses	(5,782)			(5,561)
Other assets	19,276			17,278

Total noninterest-earning assets	38,631			37,544

Total assets	$534,598			$499,584

Interest-bearing liabilities:
Deposits
NOW	$27,579	$79	1.15%	$30,215	$71	0.94%
Savings	33,880	133	1.57	37,209	133	1.43
Money market	36,852	243	2.64	36,971	180	1.95
Time	292,160	3,441	4.71	254,549	2,420	3.80
FHLB advances	3,500	42	4.80	2,567	30	4.67
Federal funds purchased and short-term borrowings	11,631	153	5.26	16,179	183	4.52
Junior subordinated debentures	10,310	210	8.15	10,310	185	7.18

Total interest-bearing liabilities	415,912	4,301	4.14	$388,000	$3,202	3.30

Noninterest-bearing liabilities:
Demand deposits	64,285			63,634
Other liabilities	4,012			3,602
Stockholders’ equity	50,389			44,348

Total liabilities and stockholders’ equity	$534,598			$499,584

Net interest income		$4,363			$4,350

Net interest spread(3)			2.85%			3.24%
Net interest income to average interest-earning assets(4)			3.52%			3.77%

(1)	Interest income on loans includes loan fee income of $68 and $78 for the three months ended March 31, 2007 and 2006, respectively.

(2)	The balances include nonaccrual loans.

(3)	The interest rate spread is calculated by subtracting weighted average interest rate cost from average interest rate yield for the period indicated.

(4)	The net yield on weighted average interest-earning assets is calculated by dividing net interest income by the weighted average interest earning assets for the period indicated.

	Average Balance Sheets, Yields, and
	Rates for the Year Ended December 31,
	2006			2005			2004
	Average		Yield/Rate	Average		Yield/Rate	Average		Yield/Rate
	Balance	Interest	(%)	Balance	Interest	(%)	Balance	Interest	(%)
	(Dollars in thousands)

Interest-earning assets:
Loans, including fees(1)(2)	$396,703	$29,583	7.46%	$367,273	$23,584	6.42%	$324,732	$17,649	5.43%
Taxable securities	55,193	2,326	4.21	69,705	2,588	3.71	80,722	2,761	3.42
Tax-exempt securities	23,097	834	3.61	20,343	684	3.36	16,165	538	3.33
Federal funds sold and short-term investments	2,512	146	5.81	7,585	308	4.06	7,669	115	1.50

Total interest-earning assets	477,505	32,889	6.89	464,906	27,164	5.84	429,288	21,063	4.91
Noninterest-earning assets:
Cash and due from banks	10,880			13,760			10,761
Premises and equipment	14,992			9,526			7,549
Allowance for loan losses	(5,683)			(5,541)			(4,771)
Other assets	17,613			13,230			11,570

Total noninterest-earning assets	37,802			30,975			25,109

Total assets	$515,307			$495,881			$454,397

Interest-bearing liabilities:
Deposits
NOW	$29,425	$301	1.02%	$31,540	$285	0.90%	$30,630	$226	0.74%
Savings	36,437	199	0.55	39,693	172	0.43	39,364	323	0.82
Money market	35,423	1,328	3.75	50,609	1,321	2.61	65,277	922	1.41
Time	272,873	11,497	4.21	245,228	7,685	3.13	209,159	4,770	2.28
FHLB advances	3,500	170	4.86	2,104	82	3.90	4,000	157	3.93
Federal funds purchased and short-term borrowings	13,252	801	6.04	5,778	235	4.07	4,036	66	1.64
Junior subordinated debentures	10,310	819	7.94	10,310	649	6.29	6,873	275	4.00

Total interest-bearing liabilities	401,220	15,115	3.77	385,262	10,429	2.71	359,339	6,739	1.88

Noninterest-bearing liabilities:
Demand deposits	63,958			64,754			55,702
Other liabilities	4,002			4,263			2,776
Stockholders’ equity	46,127			41,602			36,580

Total liabilities and stockholders’ equity	$515,307			$495,881			$454,397

Net interest income		$17,774			$16,735			$14,324

Net interest spread(3)			3.12%			3.14%			3.03%
Net interest income to average interest-earning assets(4)			3.72%			3.60%			3.34%

(1)	Interest income on loans includes loan fee income of $343, $283 and $310 for the years ended December 31, 2006, 2005 and 2004, respectively.

(2)	The balances include nonaccrual loans.

(3)	The interest rate spread is calculated by subtracting weighted average interest rate cost from average interest rate yield for the period indicated.

(4)	The net yield on weighted average interest-earning assets is calculated by dividing net interest income by the weighted average interest earning assets for the period indicated.

Comparison of Operating Results for the Three Months Ended March 31, 2007 and 2006 and the Years Ended December 31, 2006, 2005 and 2004

General

Northwest derives substantially all its revenues and income from the operations of its principal subsidiary, Mount Prospect National Bank. Effective as of July 1, 2006, Mount Prospect National Bank and State Bank and Trust (a wholly owned subsidiary of Northwest) merged into Mount Prospect National Bank and collapsed the charter of State Bank and Trust into Mount Prospect National Bank’s charter. Therefore, any mention of Mount Prospect National Bank includes the former State Bank and Trust. Mount Prospect National Bank provides a full range of commercial and retail services to customers, primarily in Cook and Lake Counties in Illinois and its surrounding Chicagoland communities. The bank maintains a strong strategic focus on small to medium size businesses along with the retail customers in the communities in which Mount Prospect National branches are located.

As of March 31, 2007, Northwest had total assets of $531,394,183, net loans of $418,630,823, total deposits of $448,798,148 and shareholders’ equity of $51,753,682. As of December 31, 2006, Northwest had total assets of $535,464,454, net loans of $419,147,427, total deposits of $451,470,165 and shareholders’ equity of $49,559,741. As of December 31, 2005, Northwest had total assets of $493,783,220, net loans of $369,948,845, total deposits of $431,571,435 and shareholders’ equity of $43,982,740.

Northwest reported net income of $1,259,501 for the three months ended March 31, 2007 compared to net income of $1,161,317 for the three months ended March 31, 2006. Northwest reported net income of $5,332,816 for the year ended December 31, 2006 compared with net income of $4,004,271 and $2,711,171 for the years ended December 31, 2005 and 2004, respectively.

Net Income

For the three months ended March 31, 2007, Northwest earned $1,259,501, or $0.40 diluted earnings per share, compared to net income for 2006 of $1,161,317, or $0.38 diluted earnings per share. The increase in diluted earnings per share was $0.02, or 5.26%, for the three months ended March 31, 2007 compared to the similar period in 2006. The net income for the three months ended March 31, 2007 increased by $98,184, or 8.45%, compared to the three months ended March 31, 2006.

For the year ended December 31, 2006, Northwest earned $5,332,816, or $1.68 diluted earnings per share, compared to net income for 2005 of $4,004,271, or $1.27 diluted earnings per share. The increase in 2006 diluted earnings per share was $0.41, or 32.28%, from the 2005 diluted earnings per share. The net income for 2006 increased by $1,328,545, or 33.18%, from the net income for 2005.

Net income for 2004 was $2,711,171, or $0.92 diluted earnings per share. The increase in 2005 diluted earnings per share was $0.35, or 38.04%, from the 2004 earnings per share. The net income for 2005 increased by $1,293,100, or 47.70%, from the net income for 2004.

Net Interest Income

Net interest income is the principal source of Northwest’s earnings and represents the difference between interest and fees earned on loans, securities, and other earning assets and interest paid on deposits and other interest-bearing liabilities. A number of factors, such as the volume and mix of earning assets and fund sources and the interest rate environment affect the net interest margin. The level of earning assets funded by interest free funding sources (primarily noninterest-bearing demand deposits and equity capital) also affects the net interest margin. The net yield on total interest-earning assets, also referred to as interest rate margin or net interest margin, represents net interest income divided by average interest-earning assets. Northwest’s principal interest-earning assets are loans. Interest income from the security portfolio and federal funds sold and other short-term investments also contribute to interest income.

Table 1a details Northwest’s analysis of volume and rate changes in interest income and interest expense for the three months ended March 31, 2007 and 2006. Table 1b details Northwest’s analysis of volume and rate changes in interest income and interest expense for 2006 and 2005. Table 1c details Northwest’s analysis of volume and rate changes in interest income and interest expense for 2005 and 2004.

Table 1a — Analysis of Changes in Net Interest Income

	March 31,	March 31,		Change Due	Change Due
	2007	2006	Total Change	to Volume(1)	to Rate

Interest-earning assets:
Loans	$7,895,485	$6,694,791	$1,200,694	$881,118	$319,576
Securities
Taxable	534,482	629,478	(94,996)	(165,488)	70,492
Tax-exempt	224,781	189,115	35,666	23,723	11,943
Federal funds sold and other short-term investments	9,312	38,328	(29,016)	(71,281)	42,265

Total interest-earning assets	$8,664,060	$7,551,712	$1,112,348	$686,073	$444,275

Interest-bearing liabilities:
Deposits
NOW deposits	$78,746	$71,208	$7,538	$(8,013)	$15,551
Savings deposits	132,641	133,283	(642)	(13,710)	13,068
Money market deposits	242,553	180,365	62,188	(1,597)	63,785
Time deposits	3,441,423	2,418,989	1,022,434	444,409	578,025
FHLB advances	42,000	30,378	11,622	10,818	804
Federal funds purchased and short-term borrowings	153,265	182,617	(29,352)	(59,179)	29,827
Junior subordinated debentures	210,337	184,940	25,397	397	25,000

Total interest-bearing liabilities	4,300,965	3,201,780	1,099,185	373,125	726,060

Net interest income	$4,363,095	$4,349,932	$13,163	$294,948	$(281,785)

(1)	The changes in interest due to both volume and rate have been allocated to volume.

Net interest income increased slightly by $13,163 from $4,349,932 for the three months ended March 31, 2006 to $4,363,095 for the three months ended March 31, 2007. Interest income increased by $1,112,348, or 14.73%, to $8,664,060 for the first quarter of 2007 compared to $7,551,712 for the first quarter of 2006, mainly due to the increase in average loan balances. The increase in interest income was offset by the $1,099,185 increase in interest expense during the three months of 2007 to $4,300,965 compared to $3,201,780 for the prior-year period. This increase in interest expense was mainly attributed to the increase in average rates paid and balances of time deposits. Northwest’s net interest margin decreased from 3.77% during the first quarter of 2006 to 3.52% during the first quarter of 2007.

Table 1b — Analysis of Changes in Net Interest Income

				Change Due	Change Due
	2006	2005	Total Change	to Volume(1)	to Rate

Interest-earning assets:
Loans	$29,583,100	$23,584,214	$5,998,886	$2,194,545	$3,804,341
Securities
Taxable	2,325,280	2,588,019	(262,739)	(612,319)	349,580
Tax-exempt	834,481	683,936	150,545	99,988	50,557
Federal funds sold and other short-term investments	145,981	308,510	(162,529)	(295,377)	132,848

Total interest-earning assets	$32,888,842	$27,164,679	$5,724,163	$1,386,837	$4,337,326

Interest-bearing liabilities:
Deposits
NOW deposits	$300,716	$285,148	$15,568	$(22,067)	$37,635
Savings deposits	199,185	171,928	27,257	(17,526)	44,783
Money market deposits	1,328,016	1,321,599	6,417	(569,903)	576,320
Time deposits	11,495,759	7,684,314	3,811,445	1,164,216	2,647,229
FHLB advances	170,333	82,130	88,203	68,009	20,194
Federal funds purchased and short-term borrowings	801,158	235,257	565,901	451,657	114,244
Junior subordinated debentures	819,470	649,179	170,291	291	170,000

Total interest-bearing liabilities	15,114,637	10,429,555	4,685,082	1,074,078	3,610,404

Net interest income	$17,774,205	$16,735,124	$1,039,081	$312,160	$726,921

(1)	The changes in interest due to both volume and rate have been allocated to volume.

Net interest income increased $1,039,081 from $16,735,124 from the year ended December 31, 2005 to $17,774,205 for the year ended December 31, 2006. During 2006, the prime loan rate as published in the Wall Street Journal increased four times, from 7.25% to 8.25%. At December 31, 2006, approximately 56% of Northwest’s loan portfolio was variable rate and the predominant index used was the prime rate. The increase in rates increased interest income on loans significantly; the growth in average balances also had an impact in increasing interest income, but to a lesser extent. While the rate received on interest-sensitive assets increased with changes in the prime rate, the rate paid on interest bearing liabilities also increased. Although the interest rate paid on money market accounts is based upon management discretion, these rates generally follow trends in market rates. In 2006, there was a greater reliance on time deposits as a funding source and this growth in average balances increased interest expense; however, the periodic interest rate repricing that occurs at the maturity of a time deposit increased the cost of funding at a greater level. Thus, the improvement in the net interest income in 2006 resulted primarily from favorable changes in interest-earning asset and liability rates of $726,921, while the change in volume had an increase of $312,160. Northwest’s net interest margin increased from 3.60% to 3.72% in the same period.

Total interest income for 2006 increased by $5,724,163 over the previous year as average earning assets increased from $464,906,000 in 2005 to $477,505,000 in 2006. Total interest expense on interest bearing liabilities increased by $4,685,082 to $15,114,637 for 2006 as compared to $10,429,555 for 2005, as average interest-bearing liabilities increased to $401,220,000 for 2006 from $385,262,000 for 2005.

Table 1c — Analysis of Changes in Net Interest Income

			Total	Change Due	Change Due
	2005	2004	Change	to Volume(1)	to Rate

Interest-earning assets:
Loans	$23,584,214	$17,648,643	$5,935,571	$2,732,291	$3,203,280
Securities
Taxable	2,588,019	2,760,875	(172,856)	(408,894)	236,038
Tax-exempt	683,936	537,760	146,176	140,654	5,522
Federal funds sold and other short-term investments	308,510	116,102	192,408	(4,003)	196,411

Total interest-earning assets	$27,164,679	$21,063,380	$6,101,299	$2,460,048	$3,641,251

Interest-bearing liabilities:
Deposits
NOW deposits	$285,148	$225,450	$59,698	$8,921	$50,777
Savings deposits	171,928	322,637	(150,709)	1,717	(152,426)
Money market deposits	1,321,599	922,118	399,481	(382,384)	781,865
Time deposits	7,684,314	4,770,315	2,913,999	1,129,336	1,784,663
FHLB advances	82,130	157,380	(75,250)	(74,144)	(1,106)
Federal funds purchased and short-term borrowings	235,257	66,084	169,173	71,023	98,150
Junior subordinated debentures	649,179	275,231	373,948	216,302	157,646

Total interest-bearing liabilities	10,429,555	6,739,215	3,690,340	970,771	2,719,569

Net interest income	$16,735,124	$14,324,165	$2,410,959	$1,489,278	$921,681

(1)	The changes in interest due to both volume and rate have been allocated to volume.

Net interest income increased $2,410,959 from $14,324,165 from the year ended December 31, 2004 to $16,735,124 for the year ended December 31, 2005. During 2005, the prime rate as published in the Wall Street Journal increased eight times, from 5.25% to 7.25%. The increase in rates increased interest income on loans significantly; the growth in average balances also had an impact in increasing interest income, but to a lesser extent. While the rate received on interest-sensitive assets increased with changes in the prime loan rate, the rate paid on interest bearing liabilities also increased. In 2005, there was a greater reliance on time deposits as a funding source and this growth in average balances increased interest expense; however, the periodic interest rate repricing that occurs at the maturity of a time deposit increased the cost of funding at a much greater level. Thus, the improvement in the net interest income in 2005 resulted primarily from favorable growth in volume while the changes in interest-earning asset and liability rates had a less significant impact; these changes were $1,489,278 and $921,681 respectively. Northwest’s net interest margin increased from 3.34% to 3.60% in the same period.

Total interest income for 2005 increased by $6,101,299 over the previous year as average earning assets increased from $429,288,000 in 2004 to $464,906,000 in 2005. Total interest expense on interest bearing liabilities increased by $3,690,340 to $10,429,555 for 2005 as compared to $6,739,215 for 2004, as average interest-bearing liabilities increased to $385,262,000 for 2005 from $359,339,000 for 2004.

Table 2 details the computation of Northwest’s net interest margin for the three months ended March 31, 2007 and 2006, and the twelve months ended December 31, 2006, 2005 and 2004.

Table 2 — Net Interest Margin

	March 31,		December 31,
	2007	2006	2006	2005	2004

Interest income/Average interest-earning assets	6.99%	6.54%	6.89%	5.84%	4.91%
Interest expense/Average interest-paying liabilities	4.14	3.30	3.77	2.71	1.88
Net interest income/Average interest-earning assets	3.52	3.77	3.72	3.60	3.34

Securities

The fair value of securities available-for-sale and their related gross unrealized gains and losses recognized in accumulated other comprehensive income (loss) are set forth below in Table 3a as of the dates indicated.

Table 3a — Fair Value of Available-For-Sale Securities

		Gross	Gross
		Unrealized	Unrealized
	Fair Value	Gains	Losses

March 31, 2007
U.S. government agency	$26,085,792	$94	$(372,624)
State and municipal	23,902,128	128,223	(158,535)
Mortgage-backed/CMO	14,237,141	61,222	(252,827)
Corporate securities	4,389,732	38,947	(7,169)

Total debt securities	68,614,793	288,486	(791,155)
Equity securities	1,081,946	—	—

Total	$69,696,739	$228,486	$(791,155)

December 31, 2006
U.S. government agency	$28,312,086	$1,115	$(463,503)
State and municipal	24,731,480	158,005	(177,503)
Mortgage-backed/CMO	14,839,992	38,664	(294,432)
Corporate securities	4,457,011	24,843	(14,615)

Total debt securities	72,340,569	222,627	(950,053)
Equity securities	1,081,946	—	—

Total	$73,422,515	$222,627	$(950,053)

December 31, 2005
U.S. government agency	$36,159,784	$—	$(718,475)
State and municipal	20,931,106	102,681	(258,479)
Mortgage-backed/CMO	22,881,427	43,877	(410,762)
Corporate securities	1,807,747	—	(29,427)

Total debt securities	81,780,064	146,558	(1,417,143)
Equity securities	1,232,176	—	—

Total	$83,012,240	$146,558	$(1,417,143)

		Gross	Gross
		Unrealized	Unrealized
	Fair Value	Gains	Losses

December 31, 2004
U.S. government agency	$42,324,823	$23,115	$(237,125)
State and municipal	18,151,282	259,849	(62,927)
Mortgage-backed/CMO	35,823,842	256,960	(125,398)
Corporate securities	1,793,583	—	(41,781)

Total debt securities	98,093,530	539,924	(467,231)
Equity securities	1,107,550	—	—

Total	$99,201,080	$539,924	$(467,231)

Equity securities consist primarily of Federal Home Loan Bank and Federal Reserve Bank stock, along with Federal National Mortgage Association and Federal Home Loan Mortgage Corporation preferred stock.

The fair value of debt securities available-for sale at March 31, 2007 and at December 31, 2006 by contractual maturity are set forth below in Table 3b. Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately and have a weighted average maturity of 6.7 years.

Table 3b — Fair Values of Debt Securities by Maturity

Fair Value at March 31, 2007

Due in one year or less	$6,132,553
Due from one to five years	23,065,202
Due from five to ten years	13,398,206
Due after ten years	11,781,691
Mortgage-backed securities and CMO’s	14,237,141

$68,614,793

Fair Value at December 31, 2006

Due in one year or less	$5,386,380
Due from one to five years	26,465,555
Due from five to ten years	12,288,117
Due after ten years	13,360,525
Mortgage-backed securities and CMO’s	14,839,992

$72,340,569

Securities pledged at March 31, 2007 had a carrying amount of $62,572,000 and were pledged to secure public deposits, repurchase agreements, and for other purposes required by law. Securities pledged at year-end 2006 and 2005 had carrying amounts of $60,103,000 and $63,348,000, respectively.

The following table shows the weighted average interest rate for each security group as of March 31, 2007 and December 31, 2006.

Table 3c — Weighted Average Interest Rates on Securities

			Mortgage-
	U.S.	State and	Backed
	Government	Municipal	and CMO
	Agencies	Subdivisions	Securities	Total

Weighted Average Interest Rates at March 31, 2007	4.42%	3.78%	4.61%	4.33%
Weighted Average Interest Rates at
December 31, 2006	4.33%	3.83%	4.42%	4.29%

Non-Interest Income

Non-interest income is generated primarily from service charges on deposit accounts, other service fees, mortgage banking activity and the increase in cash surrender value of bank owned life insurance. Non-interest income increased by $99,401, or 17.96%, during the three months ended March 31, 2007 versus the comparable period in 2006. The increase was mainly due to the increase of $28,139 in service fee income, $29,142 in bank-owned life insurance and a $30,371 gain on sale of securities.

During 2006, non-interest income increased by $514,124 from the results of 2005 to $2,606,237. This increase was largely attributable to service fee income and a larger volume of bank-owned life insurance. Non-interest income for the year ended December 31, 2005 was $2,092,113.

During 2005, non-interest income decreased by $220,664 from the results for 2004 of $2,312,777. While the net change in this category was negative, there were two significant items that caused this variance. There was a large overdraft customer who came off the overdraft list in 2005 and mortgage interest rates had increased, slowing down mortgage refinances and subsequently lowering mortgage banking revenue.

Table 4 details non-interest income by category for the three months ended March 31, 2007 and 2006 and the years ended December 31, 2006, 2005 and 2004.

Table 4 — Non-interest Income

	March 31,		December 31,
	2007	2006	2006	2005	2004

Service charges on deposit accounts	$196,631	$205,394	$984,418	$699,123	$847,116
Service fee income	129,130	100,991	464,264	401,042	432,990
Mortgage banking	112,651	113,278	439,384	472,626	563,380
Gain (loss) on sale of securities	30,371	—	5,000	(27,331)	41,100
Increase in cash surrender value of bank-owned life insurance	118,776	89,634	453,079	283,316	273,332
Other non-interest income	65,373	44,234	260,092	263,337	154,859

Total non-interest income	$652,932	$553,531	$2,606,237	$2,092,113	$2,312,777

Non-Interest Expense

Total non-interest expense for the three months ended March 31, 2007 was $3,154,177 compared to $3,147,124 for the three months ended March 31, 2006. Total non-interest expense for 2006 was $12,703,950, an increase of $435,115 compared to 2005. Total non-interest expense for 2005 was $12,268,835, an increase of $1,054,538 from $11,214,297 in 2004.

Table 5 details non-interest expense by category for the three months ended March 31, 2007 and 2006 and the years ended December 31, 2006, 2005 and 2004.

Table 5 — Non-interest Expense

	March 31,		December 31,
	2007	2006	2006	2005	2004

Salaries and employee benefits	$2,035,528	$2,112,142	$8,371,781	$7,817,202	$6,945,102
Occupancy	252,770	160,216	834,754	772,020	722,958
Equipment	268,045	258,192	1,195,557	1,003,746	756,062
Data processing	15,788	11,416	45,390	204,211	615,266
Professional services	98,796	94,475	283,939	315,816	385,551
Marketing and public relations	96,725	94,361	353,933	375,542	328,043
Other	386,525	416,322	1,618,596	1,780,298	1,461,315

Total non-interest expense	$3,154,177	$3,147,124	$12,703,950	$12,268,835	$11,214,297

Salaries and employee benefits, the largest component of non-interest expenses, were $2,035,528 for the first quarter of 2007, which decreased $76,614 compared to salaries and employee benefits for the comparable period in 2006. This decrease resulted from anticipated lower benefit related expenses to be paid during 2007.

Salaries and employee benefits were $8,371,781 for 2006, which was an increase of $554,579 compared to salaries and employee benefits for 2005. This increase resulted from the addition of employees (the Lakemoor branch opened in May, 2006), merit salary and bonus increases, and increased costs related to the 401(k) plan.

Salaries and employee benefits were $7,817,202 for 2005, which was an increase of $872,100 compared to salaries and employee benefits for 2004. This increase resulted from the addition of employees due to asset growth, merit salary and bonus increases, and increased costs related to the 401(k) plan.

Total occupancy expense increased $92,554, or 57.77%, to $252,770 during the three months ended March 31, 2007 compared to the same period in 2006 as a result of a new temporary branch and accelerated depreciation on leasehold improvements at another branch. Total occupancy expenses for 2006 were $834,754, which was an increase or $62,734 from 2005. The majority of this increase was attributable to additional rent expense associated with the May, 2006, opening of the Lakemoor branch. Total occupancy expenses for 2005 were $772,020, which was an increase or $49,062 from 2004. The increase was attributable to normal increases in occupancy related expenses.

Total equipment expenses for the first quarter of 2007 increased $9,853 to $268,045 compared to the first quarter of 2006, and were mainly attributable to a new branch facility. Total equipment expenses for 2006 were $1,195,557, which was an increase of $191,811 from 2005. This increase was primarily due to a full year depreciation on the in-house information technology system and ongoing investments in technology. Total equipment expenses for 2005 were $1,003,746, which was an increase of $247,684 from 2004. This increase was primarily due to depreciation on the in-house information technology system, which was installed in April of 2005, and ongoing investments in technology.

Data processing costs were $15,788 for the three months ended March 31, 2007, or $4,372 higher than the same period of the 2006. This increase was due to higher maintenance costs. Data processing costs for 2006 were $45,390, which was a decrease of $158,821 from 2005. This decrease is due to the fact that data processing was brought in-house in April of 2005, so there were no third-party data processing costs for 2006. Data processing costs for 2005 were $204,211, which was a decrease of $411,055 from 2004. This decrease is due to the fact that data processing was brought in-house in April of 2005, so there were only three months of third-party data processing costs for 2005.

Professional fees increased slightly by 4.57% to $98,796 during the first quarter of 2007 compared to the same period in 2006. Professional fees for 2006 were $283,939, which was a decrease of $31,877 from 2005.

This decrease is mainly due to the merging of two bank charters under Northwest during 2006, which reduced the amount of audit and tax return preparation charges. Professional fees for 2005 were $315,816, which represented a decrease of $69,735 from 2004. This decrease relates to lower legal fees due to improved asset quality and less loan workouts.

Marketing and public relations expenses increased slightly to $96,725 during the first quarter of 2007 compared to $94,361 during the first quarter of 2006. Marketing and public relations expenses for 2006 were $353,933, which was a decrease of $21,609 from 2005. There were no material items that accounted for this decrease. Marketing and public relations expenses for 2005 were $375,542, which was an increase of $47,499 from 2004. An overall increase in bank promotions accounted for the increase.

Other expenses decreased $29,797 to $386,525 during the first quarter of 2007 compared to $416,322 during the prior-year period. This decrease was mainly due to lower insurance costs and reduced accruals. Other expenses for 2006 were $1,618,596, which was a decrease of $161,702 from 2005. This decrease is mainly due to the implementation of deferring costs associated with loans as prescribed under FAS 91. Other expenses for 2005 were $1,780,298, which was an increase of $318,983 from 2004. This increase was due to increased costs not reimbursed from customers relating to loan closings.

Financial Condition

Total assets were $531,394,183 at March 31, 2007 compared to $535,464,454 at December 31, 2006. Net loans decreased $516,604, or 0.12%, to $418,630,823 at March 31, 2007 from $419,147,427 at December 31, 2006. In addition, total deposits decreased by $2,672,017, or 0.59%, to $448,798,148 at March 31, 2007 from $451,470,165 at December 31, 2006. Total stockholders’ equity increased by $2,193,941, or 4.43%, to $51,753,682 at March 31, 2007 from $49,559,741 at December 31, 2006. This increase in stockholders’ equity was primarily due to the increase in earnings and the issuance of shares of common stock as a result of the exercise of options net of reductions to capital resulting from the purchase of treasury stock.

Total assets were $535,464,454 at December 31, 2006 compared to $493,783,220 at December 31, 2005. This represented an increase of $41,681,234 or 8.44%. Over the same period, net loans increased $49,198,582, or 13.30%, to $419,147,427 at December 31, 2006 from $369,948,845 at December 31, 2005. In addition, total deposits increased by $19,898,730, or 4.61%, to $451,470,165 at December 31, 2006 from $431,571,435 at December 31, 2005. Total stockholders’ equity increased by $5,577,001, or 12.68%, to $49,559,741 at December 31, 2006 from $43,982,740 at December 31, 2005. This increase was primarily due to earnings of $5,332,816 and was supplemented by $868,000 from the issuance of 50,000 shares of common stock and $358,431 decrease in unrealized losses and $79,189 in tax benefits related to director stock option plans. Reductions to capital included $1,061,435 from the purchase of treasury stock.

Lending and Credit Management

Interest earned on the loan portfolio is the primary source of income for Northwest. The net loan portfolio at March 31, 2007 represents 78.78% of total assets. Net loans at March 31, 2007 were $418,630,823, a decrease of $516,604 from year-end 2006.

The net loan portfolio at December 31, 2006 represents 78.28% of total assets. Net loans at December 31, 2006 were $419,147,427, which was an increase of $49,198,582 from December 31, 2005.

Northwest focuses on commercial banking business in the Chicagoland market with emphasis on commercial real estate. During the first quarter of 2007, this category increased by $4,371,096 to $221,363,063 compared to December 31, 2006. During 2006, this category increased $52,437,623 compared to 2005. Northwest does not hold loans for sale in the loan portfolio.

Table 6 details the loan portfolio by loan type as of the periods indicated.

Table 6 — Loan Portfolio

	March 31,	December 31,
	2007	2006	2005	2004	2003	2002

Commercial and industrial loans	$89,267,462	$86,356,858	$106,280,025	$98,333,186	$88,684,578	$95,760,817
Real estate loans
Residential	44,742,334	46,059,052	48,930,055	49,471,312	37,515,495	26,734,721
Commercial	221,363,063	216,991,967	164,554,344	141,422,521	116,343,944	85,927,472
Construction	41,710,854	48,496,868	35,307,779	47,497,354	42,278,433	15,419,184
Consumer loans	27,456,894	27,191,696	20,695,688	20,221,432	4,771,701	7,245,716
Deferred loan fees, net	(126,854)	(167,584)	(304,134)	(212,168)	(295,838)	(196,856)
Total loans	424,413,753	424,928,857	375,463,757	356,733,637	289,298,313	230,891,054
Allowance for loan losses	5,782,930	5,781,430	5,514,912	4,980,233	4,349,339	3,911,566

Net loans	$418,639,823	$419,147,427	$369,948,845	$351,753,404	$284,948,974	$226,797,488

Table 7 sets forth the maturity distribution and interest rate sensitivity of the loan portfolio at March 31, 2007 and December 31, 2006.

Table 7 — Loan Maturities and Rate Sensitivity

	March 31, 2007
	Fixed Rate	Average	Variable	Average	Total	Average
Maturity (In Years)	Loans	Rate	Rate Loans	Rate	Loans	Rate

Less than one	$39,416,149	7.16%	$101,741,923	8.28%	$141,158,072	7.97%
One to two	40,108,212	6.80	15,627,463	8.14	55,735,675	7.18
Two to three	23,658,521	6.36	23,587,625	7.24	47,246,146	6.80
Three to four	41,433,896	6.68	25,561,083	7.77	66,994,979	7.10
Four to five	49,109,767	7.28	16,769,970	7.60	65,879,737	7.36
Over five years	15,339,872	6.74	32,059,272	7.46	47,399,144	7.23

Total	$209,066,417	6.90	$215,347,336	7.92	$424,413,753	7.42

	December 31, 2006
	Fixed Rate	Average	Variable	Average	Total	Average
Maturity (In Years)	Loans	Rate	Rate Loans	Rate	Loans	Rate

Less than one	$36,747,595	7.28%	$110,078,049	8.56%	$146,825,644	8.24%
One to two	32,667,836	6.71	17,805,761	8.04	50,473,596	7.18
Two to three	24,986,861	6.43	22,404,822	7.17	47,391,683	6.78
Three to four	30,747,610	6.56	32,044,529	7.97	62,792,139	7.28
Four to five	47,434,883	7.18	20,359,615	7.61	67,794,498	7.31
Over five years	14,507,191	6.75	35,144,105	7.47	49,651,297	7.26

Totals	$187,091,976	6.88	$237,836,881	8.07	$424,928,857	7.55

Northwest strives to mitigate the risks inherent in lending by following written loan policies and procedures. These policies and procedures are designed to ensure prudent loan underwriting standards. An analysis of the loan portfolio is conducted quarterly by management and, in turn, is reviewed by the board of directors of Mount Prospect National Bank. In addition, Mount Prospect National Bank uses Crowe Chizek and Company, LLC to perform an independent review of loans. The purpose of this loan review is to identify problem credits and to help ensure the loan officers are complying with the Bank’s loan policy and procedures.

Table 8 details past due and non-accrual loans by loan type for the periods indicated.

Table 8 — Nonaccrual, Past Due and Restructured Loans

	March 31,	December 31,
	2007	2006	2005	2004	2003	2002

Nonaccrual loans	$798,333	$498,111	$1,572,198	$2,037,704	$3,241,437	$990,000
Past due 90 days or more, and still accruing interest	1,797	427	49,509	3,036,999	323,681	333,000
Troubled debt restructurings, that are not on nonaccrual status and are not more than 90 days past due	485,262	486,313	300,000	—	—	—

As of March 31, 2007, there was $798,333 of non-accrual and $5,684,018 of impaired loans. A loan is impaired when full payment under the loan terms is not expected. The allowance for loan losses relating to impaired loans as of March 31, 2007 was $394,509. As of December 31, 2006, there was $498,111 of non-accrual and $2,897,211 of impaired loans. The allowance for loan losses relating to impaired loans as of December 31, 2006 was $645,427. Commercial and commercial real estate loans are individually evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogenous loans, such as consumer and residential real estate loans may be collectively evaluated for impairment.

Provision for Loan Losses

The provision for loan losses increases the allowance for loan losses to which loan losses are charged as those losses become evident. Management determines the appropriate level of the allowance for losses quarterly based on a number of factors including analysis of loans with a more than normal degree of risk. This analysis is the by-product of an ongoing internal loan review process the purpose of which is to determine the level of credit risk within the portfolio and to help ensure adherence to underwriting and documentation standards. In determining the adequacy of the provision for loan losses to cover probable incurred losses, management also considers Northwest’s level of loan growth. Other qualitative factors include, but are not limited to, changes in portfolio mix, delinquency and watch list trends, current economic conditions and trends, reviews of larger loans and known problem credits. The results of internal review processes and regulatory examinations are also considered by management in assessing the adequacy of the allowance. While management believes that it uses the best information available to determine the allowance for loan losses, unforeseen market conditions could result in adjustments to the allowance for loan losses and net earnings could be significantly affected if circumstances differ substantially from the assumptions used in establishing the allowance for probable incurred losses.

There was no provision for loan losses for the first quarter of 2007 and 2006. The provision for loan losses for 2006 was $0 compared to $649,575 and $1,539,987 in 2005 and 2004, respectively. The lack of a loan loss provision in 2006 was due to improved loan quality and the recovery of previously charged off loans. The significantly larger provision for loan loss in 2004 was due to earlier loan quality issues identified by management, which have since been resolved. The allowance for loan losses as a percent of gross loans was 1.36% at March 31, 2007 and December 31, 2006. The allowance for loan losses as a percent of gross loans for 2006 was 1.36% compared to 1.47% and 1.40% in 2005 and 2004, respectively.

Table 9 is a summary of allowance for loan losses activity for the periods indicated.

Table 9 — Analysis of the Allowance for Loan Losses

	Three Months Ended
	March 31,		Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002

Balance at beginning of year	$5,781,430	$5,514,912	$5,514,912	$4,980,233	$4,349,339	$3,911,566	$2,898,974
Provision for loan losses	—	—	—	649,575	1,539,987	959,918	1,253,517
Loans charged-off	—	(2,264)	(44,689)	(249,646)	(928,528)	(586,557)	(248,927)
Recoveries on loans previously charged-off	1,500	73,705	311,207	134,750	19,435	64,412	8,002

Balance at end of period	$5,782,930	$5,586,353	$5,781,430	$5,514,912	$4,980,233	$4,349,339	$3,911,566

Loan diversity is an important risk component. Table 10 is a comparison of the percentage of concentration by type of loan as of the indicated dates.

Table 10 — Loan Portfolio

	March 31,	December 31,
	2007	2006	2005	2004	2003	2002

Commercial and industrial loans	21%	21%	28%	27%	30%	41%
Real estate loans
Residential	11	11	13	14	13	12
Commercial	52	51	44	40	40	37
Construction	10	11	9	13	15	7
Consumer loans	6	6	6	6	2	3

Totals	100%	100%	100%	100%	100%	100%

Deposits

The average amount of, and the average interest paid on, each of the deposit categories is disclosed in the average balance sheets, yields and table at the beginning of this management’s discussion and analysis section. Time deposits include brokered deposits, which are primarily obtained through the bank’s correspondent bank or a broker from the bank’s approved broker list. Brokered deposits were $101,614,000 at March 31, 2007 and $94,561,000 and $43,943,000 at year end 2006 and 2005.

Table 11a shows the maturity schedule for Northwest’s time deposits of $100,000 or more as of March 31, 2007 and December 31, 2006.

Table 11a — Time Deposits of $100,000 or More

	March 31,	December 31,
	2007	2006

Three months or less	$72,140,829	$69,001,062
Over three months through six months	58,599,549	41,031,485
Over six months through twelve months	37,127,269	49,192,226
Over twelve months	35,570,714	41,466,839

	$203,438,362	$200,691,612

Table 11b shows the maturity schedule for Northwest’s time deposits less than $100,000 as of March 31, 2007 and December 31, 2006.

Table 11b — Time Deposits of $100,000 or less

		December 31,
	March 31, 2007	2006

Three months or less	$38,087,529	$24,580,466
Over three months through six months	19,871,072	30,023,853
Over six months through twelve months	15,360,404	20,709,302
Over twelve months	12,832,578	11,799,104

	$86,151,583	$87,112,724

Return on Equity and Assets

Table 12 is a summary of Northwest’s performance ratios for the periods ended as of the indicated dates.

Table 12 — Performance Ratios

		December 31,
	March 31, 2007	2006	2005	2004

Return on average assets(1)	0.94%	1.03%	0.81%	0.60%
Return on average equity(2)	10.00	11.56	9.63	7.41
Dividend payout ratio(3)	—	—	—	—
Average equity to average assets(4)	9.43	8.95	8.39	8.05

(1)	Net income divided by average total assets.

(2)	Net income divided by average equity.

(3)	No cash dividends have been paid.

(4)	Average equity dividend by average total assets.

Contractual Obligations and Loan Commitments

Table 13a, 13b and 13c are summaries of Northwest’s contractual obligations as of the indicated dates.

Table 13a — Contractual Obligations — March 31, 2007

		Payments Due by Period
		Less Than	1 — 3	4 — 5	After
	Total	1 Year	Years	Years	5 Years

Federal Home Loan Bank advances	$3,500,000	$—	$3,500,000	$—	$—
Federal Funds purchased and short-term borrowings	12,815,716	12,815,716	—	—	—
Junior subordinated debentures(1)	10,310,000	—	—	—	10,310,000

Total contractual obligations	$26,625,716	$12,815,716	$3,500,000	—	$10,310,000

(1)	Junior subordinated debentures have an interest rate of three-month LIBOR plus 2.70%, which reprice quarterly. At March 31, 2007, the rate was 8.06%. The trust preferred securities are subject to mandatory redemption, in whole or in part, upon repayment of the junior subordinated debentures at the stated maturity date, or upon redemption on a date no earlier than July 23, 2009.

Table 13b — Contractual Obligations — December 31, 2006

		Payments Due by Period
		Less Than	1 — 3	4 — 5	After
	Total	1 Year	Years	Years	5 Years

Federal Home Loan Bank advances	$3,500,000	$—	$3,500,000	$—	$—
Federal Funds purchased and short-term borrowings	16,418,570	16,418,570	—	—	—
Junior subordinated debentures(1)	10,310,000	—	—	—	10,310,000

Total contractual obligations	$30,228,570	$16,418,570	$3,500,000	$—	$10,310,000

(1)	Junior subordinated debentures have an interest rate of three-month LIBOR plus 2.70%, which reprice quarterly. At year-end, the rate was 8.07%. The trust preferred securities are subject to mandatory redemption, in whole or in part, upon repayment of the junior subordinated debentures at the stated maturity date, or upon redemption on a date no earlier than July 23, 2009.

Table 13c — Contractual Obligations — December 31, 2005

		Payments Due by Period
		Less Than	1 — 3	4 — 5	After
	Total	1 Year	Years	Years	5 Years

Federal Home Loan Bank advances	$—	$—	$—	$—	$—
Federal Funds purchased and short-term borrowings	4,567,320	4,567,320	—	—	—
Junior subordinated debentures(1)	10,310,000	—	—	—	10,310,000

Total contractual obligations	$14,877,320	$4,567,320	$—	$—	$10,310,000

(1)	Junior subordinated debentures have an interest rate of three-month LIBOR plus 2.70%, which reprice quarterly. At year-end, the rate was 6.89%. The trust preferred securities are subject to mandatory redemption in whole or in part, upon repayment of the junior subordinated debentures at the stated maturity date, or upon redemption on a date no earlier than July 23, 2009.

Contractual obligations related to operating leases including related party amounts are disclosed in Note M of the financial statements. Obligations related to employee benefit plans are detailed in Note K.

Tables 14a, 14b and 14c are summaries of Northwest’s loan commitments as of the indicated dates.

Table 14a — Loan Commitments — March 31, 2007

		Amounts of Commitment Expiration per Period
			Less Than or	Greater Than
	Total	Demand	Equal to 1 Year	1 Year

Commitments to extend credit	$121,598,732	$—	$48,988,930	$72,609,802
Standby letters of credit	4,941,422	543,121	3,372,156	1,026,145

Total loan commitments	$126,540,154	$543,121	$52,361,086	$73,635,947

Table 14b — Loan Commitments — December 31, 2006

		Amounts of Commitment Expiration per Period
			Less Than or	Greater Than
	Total	Demand	Equal to 1 Year	1 Year

Commitments to extend credit	$119,123,953	$—	$66,439,773	$52,684,180
Standby letters of credit	4,267,047	459,902	3,247,145	560,000

Total loan commitments	$123,391,000	$459,902	$69,686,918	$53,244,180

Table 14c — Loan Commitments — December 31, 2005

		Amounts of Commitment Expiration per Period
			Less Than or	Greater Than
	Total	Demand	Equal to 1 Year	1 Year

Commitments to extend credit	$120,174,000	$—	$68,048,088	$52,125,912
Standby letters of credit	4,194,000	669,378	3,264,376	260,246

Total loan commitments	$124,368,000	669,378	$71,312,464	$52,386,158

Capital Management

Capital adequacy in the banking industry is evaluated primarily by a leverage ratio and two ratios that measure capital against assets that are weighted based on their risk characteristics. The risk-based capital ratios of Northwest are presented in Table 15 below. A trust formed by Northwest issued $10,000,000 in trust preferred securities in 2004. The Trust then loaned the proceeds to Northwest and Northwest includes the entire amount as Tier 1 capital in accordance with regulatory guidelines. In addition to the trust preferred securities, Tier 1 capital includes stockholders’ equity (but excluding accumulated other comprehensive income). Total capital consists of Tier 1 capital plus the allowance for loan losses, up to 1.25% of risked based assets. The Tier 1 risk-based capital ratio is defined as Tier 1 capital divided by risk-weighted assets. The total risk-based capital ratio is total capital divided by risk-weighted assets. The capital ratios of Mount Prospect National Bank also currently exceed the minimums set by the Federal Reserve for a well-capitalized bank and are illustrated in Note N of the financial statements.

Table 15 is a summary of Northwest’s capital ratios at March 31, 2007 and December 31, 2006 and 2005 respectively.

Table 15 — Regulatory Capital Ratios

	Minimum Ratio
	to be Well	March 31,	December 31,	December 31,
	Capitalized	2007	2006	2005

Leverage Ratio	4.0%	11.4%	11.2%	10.9%
Tier 1 risk-based ratio	4.0	12.8	12.5	13.3
Total risk-based ratio	8.0	13.9	13.6	14.6

Total stockholders’ equity at March 31, 2007 was $51,753,682 compared to $49,559,741 at December 31, 2006. The book value per share at March 31, 2007 was $16.79 compared to $16.32 at December 31, 2006.

Total stockholders’ equity at December 31, 2006 was $49,559,741 compared to $43,982,740 at December 31, 2005. The book value per share at December 31, 2006 was $16.32 compared to $14.52 at December 31, 2005.

Asset/Liability Management

The primary objectives of Northwest’s asset/liability management policies are to manage and minimize interest rate risk, maximize the yield on the investment portfolio, assess and monitor general risks of operation and maintain adequate liquidity to meet the withdrawal needs of depositors and the financing needs of borrowers.

Liquidity

Liquidity is the ability to meet present and future financial obligations through either the sale or maturity of existing assets or the acquisition of additional funds through liability management. Liquid assets include cash, federal funds sold, investments and loans maturing within one year. Northwest’s ability to obtain deposits and purchase funds at favorable rates determines its liquidity exposure. As a result of Northwest’s management of liquid assets and the ability to generate liquidity through liability funding, management believes that Northwest maintains overall liquidity sufficient to satisfy its depositors’ requirements and meet its customers’ credit needs.

Additional sources of liquidity available to Northwest include, but are not limited to, proceeds from principal and interest payments on loans, the availability of federal funds, purchased lines from various correspondent banks and the ability to obtain deposits through the adjustment of interest rates. The bank also has a line of credit with the Federal Home Loan Bank of Chicago. Growth in deposits, including brokered certificates, and proceeds from the maturity and/or sale of investment securities have been sufficient to fund the majority of the bank’s net increase in loans and investment securities.

Legal Proceedings

Neither Northwest nor Mount Prospect National Bank is involved in any material legal proceedings, other than routine proceedings incidental to the operation of the bank. Such proceedings are not expected to result in any material adverse effect on the operations or earnings of the bank.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Northwest changed accountants as of the December 31, 2006 audit. Plante & Moran, PLLC performed the 2006 audit, while prior audits had been performed by Grant Thornton, LLP. There were no disagreements with prior auditors and the change was made for business reasons.

Quantitative and Qualitative Disclosures about Market Risk

Northwest, like other financial institutions, is subject to direct and indirect market risk. Direct market risk exists from changes in interest rates. Northwest’s net income is significantly dependent on its net interest income. Net interest income is susceptible to interest rate risk to the degree that interest-bearing liabilities mature or reprice on a different basis than interest-earning assets. When interest-bearing liabilities mature or reprice more quickly than interest-earning assets in a given period, a significant increase in market rates of interest could adversely affect net interest income. Similarly, when interest-earning assets mature or reprice more quickly than interest-bearing liabilities, falling interest rates could result in a decrease in net income. Northwest’s net interest income is most sensitive to changes in the U.S. federal funds rate.

In an attempt to manage its exposure to changes in interest rates, management closely monitors Northwest’s interest rate risk. One component of Northwest’s monitoring process is performing a net interest income analysis. Net interest income analysis measures the change in net interest income over a one-year horizon in the event of hypothetical changes in interest rates. This analysis assesses the risk of change in net interest income in the event of sudden and sustained 100 and 200 basis point increases and 100 and 200 basis point decreases in market interest rates. The tables below present Northwest’s projected changes in net interest income for the various rate shock levels at March 31, 2007 and December 31, 2006.

	March 31, 2007
	100 Basis Point	200 Basis Point	100 Basis Point	200 Basis Point
	Rate Shift Up	Rate Shift Up	Rate Shift Down	Rate Shift Down

Percentage increase (decrease) in net interest income	2.82%	5.63%	(3.69)%	(8.21)%

	December 31, 2006
	100 Basis Point	200 Basis Point	100 Basis Point	200 Basis Point
	Rate Shift Up	Rate Shift Up	Rate Shift Down	Rate Shift Down

Percentage increase (decrease) in net interest income	3.41%	6.92%	(3.51)%	(6.98)%

Computations of the prospective effects of hypothetical interest rate changes are based on numerous assumptions, including relative levels of market interest rates, loan prepayments and deposit decay rates, and should not be relied upon as indicative of actual results. Actual values may differ from those projections set forth above if market conditions vary from assumptions used in preparing the analyses. Further, the computations do not contemplate any actions Northwest may undertake in response to changes in interest rates.

Interest rate risk is the most significant market risk affecting Northwest. Other types of market risk, such as foreign currency exchange rate risk and commodity price risk, do not arise in the normal course of Northwest’s business activities.

Off-Balance Sheet Arrangements

Northwest has one interest rate swap agreement to make fixed interest payments in exchange for variable interest payments based on 90 day LIBOR. The interest rate swap is used to mitigate overall risk to changes in interest rates during the life of the swap and are a component of Northwest’s asset liability management strategy to reduce the risk that changes in interest rates will change net interest margin. The notional amount of the interest rate swap does not represent amounts exchanged by the parties. The amount exchanged is determined by reference to the notional amount and the other terms of the interest rate swap.

The fair value of the swap is marked to market on a quarterly basis and the change in valuation is recorded through the balance sheet. The fair values of the swap were losses of $24,283 at March 31, 2007 and $36,721 and $27,457 at December 31, 2006 and 2005, respectively.

COMPARATIVE RIGHTS OF STOCKHOLDERS

Midwest Banc and Northwest are both organized under the laws of the State of Delaware. Any differences, therefore, in the rights of holders of Midwest Banc capital stock and Northwest capital stock arise primarily from differences in their respective certificates of incorporation and by-laws. Upon completion of the merger, the amended and restated certificate of incorporation and restated by-laws of Midwest Banc in effect immediately prior to the effective time of the merger will be the certificate of incorporation and by-laws of the surviving corporation in the merger. Consequently, after the effective time of the merger, the rights of the stockholders of Northwest who become stockholders of Midwest Banc will be determined by reference to the Midwest Banc amended and restated certificate of incorporation and restated by-laws.

Authorized Capital Stock

Northwest	Midwest Banc

Authorized:	Authorized:
5,000,000 shares of common stock.	64,000,000 shares of common stock. 1,000,000 shares of preferred stock
Outstanding as of , 2007:	Outstanding as of , 2007:
3,082,563 shares of common stock.	shares of common stock. No shares of preferred stock.

Size of Board of Directors

Northwest	Midwest Banc

Northwest’s by-laws provide that the number of directors constituting the board of directors will not be fewer than one nor more than fifteen, as determined from time to time by resolutions of Northwest’s board of directors or by its stockholders at an annual or special meeting. There are currently eight members on Northwest’s board.	Midwest Banc’s restated by-laws provide that the number of directors constituting the board of directors will not be fewer than three nor more than 20, as fixed from time to time by resolutions of Midwest Banc’s board of directors. There are currently 12 members on Midwest Banc’s board.

Cumulative Voting

Pursuant to the DGCL, stockholders are not entitled to cumulative voting rights unless provided for in the certificate of incorporation. Cumulative voting entitles each holder of shares of stock to cast an aggregate number of votes equal to the number of voting shares held, multiplied by the number of directors to be elected. Each holder of shares of stock may cast all of his or her votes for one nominee or distribute them among two or more nominees. The candidates, up to the number of directors to be elected, receiving the highest number of votes are elected.

Northwest	Midwest Banc

Northwest’s certificate of incorporation does not provide for cumulative voting.	Midwest Banc’s amended and restated certificate of incorporation does not provide for cumulative voting.

Class of Directors

Under the DGCL, the directors of a Delaware corporation may, by the certificate of incorporation or by an initial by-law, or by a by-law adopted by a vote of the stockholders, be divided into 1, 2 or 3 classes.

Northwest	Midwest Banc

Northwest has a classified board of directors. Specifically, its directors are divided into three classes, with each class serving a three-year term, such that each one-third of Northwest’s directors are up for election.	Midwest Banc does not have a classified board of directors.

Qualifications of Directors

The DGCL provides that reasonable qualifications of directors may be prescribed in the certificate of incorporation or in the by-laws.

Northwest	Midwest Banc

Neither Northwest’s certificate of incorporation nor its by-laws specify any qualifications for directors.	Under Midwest Banc’s restated by-laws, commencing with the annual meeting of stockholders held in 2008, a person will not be eligible to serve as a director if such person will be 75 years of age or older by the 30th day of April preceding the 2008 annual meeting of stockholders or the 30th day of April of any subsequent annual meeting. In addition, unless otherwise provided in the resolution electing a person to the office of director, each director of the corporation must own, of record or beneficially, at least 3,000 shares of common stock of Midwest Banc with each director acquiring said shares within three years of being elected to the board of directors. A majority of the members of the board of directors must be independent as determined in accordance with the NASD director independence rules.

Filling Vacancies on the Board

Northwest	Midwest Banc

Northwest’s by-laws provide that newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors may be filled only by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and directors so chosen will hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. However, if at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the whole board, then the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of Northwest shares then outstanding, order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.	Midwest Banc’s restated by-laws provide that, subject to the rights of the holders of any class or series of preferred stock, and unless the board of directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and directors so chosen will hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director’s successor will have been duly elected and qualified or until his earlier resignation or removal. No decrease in the number of authorized directors constituting the board may shorten the term of any incumbent director.

Removal of Directors

The DGCL provides that, except in the case of a classified board of directors or where cumulative voting applies, a director, or the entire board of directors, may be removed, with or without cause, by the affirmative vote of a majority of the shares of the corporation entitled to vote at an election of directors.

Northwest	Midwest Banc

Northwest has a classified board of directors. The DGCL provides that, in the case of a corporation whose board is classified, stockholders may remove a director only for cause, unless the certificate of incorporation otherwise provides. Northwest’s certificate of incorporation does not address the removal of directors; thus, any director or the entire board of directors of Northwest may be removed only for cause by its stockholders. Northwest’s by-laws provide that holders of 80% of the shares then entitled to vote at an election of directors are required to remove any director or the entire board of directors.	Midwest Banc’s restated by-laws provide that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Nomination of Directors for Election

Northwest	Midwest Banc

Northwest’s by-laws do not contain any specific procedures governing when and how stockholders may make nominations for the election of directors. Delaware law recognizes that stockholder have the right to nominate persons for election as a director.	Midwest Banc’s restated by-laws provide that if a stockholder wishes to nominate a person for election as a director, then the stockholder must give timely notice of the nomination to Midwest Banc. In order to be timely, a notice must be received by Midwest Banc not less than 120 days prior to the meeting; provided however, that in the event that less than 130 days notice or prior public disclosure of the date of the meeting is given or made to stockholders (which notice or public disclosure includes the date of the annual meeting specified in the restated by-laws, if filed with the SEC and if the annual meeting is held on such date), notice by the stockholder must be received not later than the close of business on the 10th day following the day on which notice of the day of the annual meeting was mailed or such public disclosure was made.

Notices given by stockholders must be in writing and contain information regarding the nominee to the board of directors that is required to be disclosed in solicitations of proxies for election of directors. The notice must also set forth the name and the record address of the stockholder or stockholders nominating such individual and the number of shares of stock of the corporation which are beneficially owned by such stockholder or stockholders.

Anti-Takeover Provisions

Under the DGCL business combination statute, a corporation is prohibited from engaging in any business combination with an interested stockholder who, together with its affiliates or associates, owns, or who is an affiliate or associate of the corporation and within a three-year period did own, 15% or more of the corporation’s voting stock for a three-year period following the time the stockholder became an interested stockholder, unless: (i) prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) the interested stockholder owned at least 85% of the voting stock of the corporation, excluding specified shares, upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder; or (iii) at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting and not by written consent, of at least 66 2/3% of the outstanding voting shares of the corporation, excluding shares held by that interested stockholder.

A business combination generally includes mergers, consolidations and sales or other dispositions of 10% or more of the assets of a corporation to or with an interested stockholder; specified transactions resulting in the issuance or transfer to an interested stockholder of any capital stock of the corporation or its subsidiaries; and other transactions resulting in a disproportionate financial benefit to an interested stockholder.

The provisions of the DGCL business combination statute do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or by-laws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange, authorized for quotation on the NASDAQ Global Market or held of record by more than 2,000 stockholders.

Northwest	Midwest Banc

Northwest is not publicly traded and therefore is exempt from the DGCL business combination statute.	Midwest Banc has not adopted any provision in its amended and restated certificate of incorporation or restated by-laws to ‘‘opt out” of the Delaware business combination statute and the statute is applicable to business combinations involving Midwest Banc.

Stockholder Rights Plan

Northwest	Midwest Banc

Northwest does not have a stockholder rights plan.	Midwest Banc does not have a stockholder rights plan.

Stockholders’ Meeting

Northwest	Midwest Banc

     Annual and Special Meetings.  Northwest’s by-laws provide that the annual meeting of stockholders is to be held on the date determined by the board of directors at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

Annual and Special Meetings. Midwest Banc’s restated by-laws provide for an annual meeting to be held on the first Wednesday of May of each year at 2:00 p.m., or at a different time and date determined by the board of directors.

     Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the chairman, and must be called by the chairman, president or secretary at the request, in writing, of (i) a majority of the members of the board of directors or (ii) stockholders owning shares of capital stock equal to at least 40% of the entire capital stock of Northwest issued and outstanding and entitled to vote.

     Place of Meeting.  Northwest’s by-laws provide that meetings of stockholders for the election of directors may be held in Chicago, Illinois, at such place as may be fixed from time to time by the board
Special meetings of the stockholders may be called at any time by the chairman or the president, and will be called by the president or secretary at the request, in writing, of a majority of the board of directors.

     Place of Meeting.  Midwest Banc’s restated by-laws provide that the annual or special meeting of stockholders will be held at Midwest Banc’s principal office, unless another place is determined by the board of directors and designated in the notice or waiver of notice of such meeting; provided, that a waiver of notice signed by all stockholders may designate any time or any place as the time and place for the holding of such meeting.

Northwest	Midwest Banc

of directors, or at such other place either within or without the state of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Special meetings of stockholders for any other purpose may be held at such time and place, within or without the state of Delaware, as shall be stated in the notice of the special meeting or in a duly executed waiver of notice thereof.

     Attendance and Voting.  Under Northwest’s by-laws, each holder of shares of Northwest common stock is entitled to one vote for each share held. Stockholders entitled to vote at a meeting may attend and vote at the meeting in person or by proxy, but no proxy can be voted on after three years from its date, unless the proxy provides for a longer period.

     Quorum.  Under Northwest’s by-laws, the holders of a majority of the outstanding shares of the corporation entitled to vote at the meeting, represented in person or by proxy, constitutes a quorum.

     Attendance and Voting.  Midwest Banc’s restated by-laws provide that each stockholder is entitled to one vote for each share of capital stock held. Stockholders entitled to vote may do so in person, or may authorize another person or persons to act for him by proxy executed in writing by such stockholder or by his duly authorized attorney-in-fact, but no proxy can be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Quorum. Under Midwest Banc’s restated by-laws, the holders of a majority of the outstanding shares of the corporation entitled to vote on a matter, represented in person or by proxy, constitutes a quorum.

Stockholder Action Without a Meeting

Northwest	Midwest Banc

Under Northwest’s by-laws, any action required to be taken, or which may be taken, at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action by written consent without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.	Midwest Banc’s amended and restated certificate of incorporation and restated by-laws specifically deny stockholder action by written consent and without a meeting.

Submission of Stockholder Proposals

Northwest	Midwest Banc

Northwest’s by-laws do not set forth a procedure to be followed by a stockholder that wishes to bring business before the annual meeting.	Midwest Banc’s restated by-laws provide that if a stockholder wishes to bring business before a meeting, then the stockholder must give timely notice of the business to the president of the corporation. To be timely, a stockholder’s written notice must be received by the president of the corporation at the principal executive offices of the corporation not less than 120 days prior to the meeting; provided however, that in the event that less than 130 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, to be timely, the notice must be received not later than the close of business on the 10th day following the day on which notice of the day of the annual meeting was mailed or public disclosure was made.

The notice must set forth as to each item of business the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the meeting, and in the case of a nomination for election of director, such nominee’s name and qualifications, and the reasons for conducting business at the meeting, (b) the name and the record address of the stockholder or stockholders proposing such business, (c) the number of shares of stock of the corporation which are beneficially owned by such stockholder or stockholders, and (d) any material interest of the stockholder in such business.

Notice of Stockholder Meetings

Northwest	Midwest Banc

Northwest’s by-laws provide that written notice of the annual or any special meeting must be given to each stockholder entitled to vote at such special meeting not less than ten nor more than 60 days before the date of the special meeting. Notice of an annual meeting must state the place, date and hour of the special meeting and a notice of a special meeting must also state the purpose or purposes for which the special meeting is called.	Under Midwest Banc’s restated by-laws, written or printed notice stating the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and entitled to vote at the meeting as provided in the DGCL, and the general nature of the business to be considered, must be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, or by a single written notice to such stockholders who share a single address as provided in the DGCL. Notice must be delivered not less than ten nor more than 60 days before the date of the meeting, or in the case of a merger or consolidation, share exchange, dissolution or sale, lease or exchange of all or substantially all of the assets of the corporation, other than in the usual and regular course of business, at least 20 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman, the president, the secretary or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting. Electronic transmission of notice is effective if given by a form provided in the DGCL.

Stockholder Vote Required for Mergers

The DGCL provides that the board of directors of the corporation must approve an agreement of merger. In addition, a majority of the shares entitled to vote on the matter is required to approve a merger (unless a greater percentage is set forth in a corporation’s certificate of incorporation or by-laws).

Northwest	Midwest Banc

Pursuant to the provisions of the DGCL, approval of this merger will require an affirmative vote by the holders, in aggregate, of at least [ ] shares of Northwest common stock as of , 2007.	Under the DGCL, approval of a plan of merger by the stockholders of the surviving corporation is not required if:

      •   the agreement of merger does not amend in any respect the certificate of incorporation of such surviving corporation,

      •   each share of stock of such constituent corporation outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger, and

      •   either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

Because each of the requirements above is met, the approval of the merger by the stockholders of Midwest Banc is not required.

Dividends

The directors of every corporation, subject to any restrictions contained in its certificate of incorporation, may declare and pay dividends on its shares in cash, property, or its own shares, either (i) out of its surplus, or (ii) in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the capital of the corporation has been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the directors of such corporation may not declare and pay out of such net profits any dividends upon any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets has been repaired. If the dividend is to be paid in shares of the corporation’s theretofore unissued capital stock, the board of directors must, by resolution, direct that there be designated as capital in respect of such shares an amount which is not less than the aggregate par value of par value being declared as a dividend and, in the case of shares without par value being declared as a dividend, such amount as is determined by the board of directors.

Northwest	Midwest Banc

     Northwest’s by-laws state that dividends upon the capital stock of the corporation, subject to any provisions of the certificate of incorporation, may be declared by the board of directors at any regular or special meeting. Dividends may be paid in cash, property, or shares of capital stock. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Northwest’s certificate of incorporation states that dividends may be paid out of funds legally available therefore at such times and in such amounts as the board of directors may determine in its sole discretion.	Midwest Banc’s restated by-laws state that subject to the provisions of the DGCL and the certificate of incorporation, the board of directors may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock.

Midwest Banc’s amended and restated certificate of incorporation provides that no dividends may be paid or declared on any particular series of preferred stock unless dividends are paid or declared pro rata on all shares of preferred stock at the time outstanding of each other series which ranks equally as to dividends with such particular series. The holders of common stock are entitled to receive dividends as declared by the board of directors, subject to any preferential dividend rights for preferred stock and subject to any applicable requirements with respect to the setting aside of sums for purchase, retirement or sinking funds for the preferred stock.

Appraisal Rights

The DGCL provides that a holder of shares of any class or series has the right, in some circumstances, to demand an appraisal of the fair value of his or her shares. Please refer to Appendix C to this proxy statement/prospectus for the Delaware appraisal rights statute.

Stockholder Preemptive Rights

Under the DGCL, no stockholder has any preemptive right to subscribe to an additional issue of stock or to any security convertible into such stock unless, and except to the extent that, such right is expressly granted to such stockholder in the certificate of incorporation.

Northwest	Midwest Banc

Northwest’s certificate of incorporation does not provide preemptive rights for holders of any stock or other securities of Northwest.	Midwest Banc’s amended and restated certificate of incorporation does not provide preemptive rights for holders of any stock or other securities of Midwest Banc.

Indemnification

The DGCL permits a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. In an action by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made if such person has been adjudged liable to the corporation, although the court in which the action or suit was brought or the Delaware Court of Chancery may determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

In addition to the limitations on indemnification set forth in the DGCL, both Northwest and Midwest Banc are subject to the limitations on indemnification imposed by the Federal Reserve, which requires that indemnification obligations be limited by federal banking laws.

Northwest	Midwest Banc

     The certificate of incorporation of Northwest provides for indemnification to the full extent permitted by the DGCL of all persons whom it may indemnify pursuant thereto.

Northwest’s by-laws state that the corporation will indemnify and hold harmless, to the fullest extent authorized by the DGCL, each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith.	The amended and restated certificate of incorporation of Midwest Banc provides for indemnification to the full extent permitted by the DGCL of all persons whom it may indemnify pursuant thereto.

Midwest Banc’s restated by-laws state that the corporation will indemnify, to the full extent that it has the power under the DGCL to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding.

Limitations on Directors’ Liability

The DGCL provides that a corporation may include in its certificate of incorporation a provision limiting or eliminating the liability of its directors to the corporation and its stockholders for monetary damages arising from a breach of fiduciary duty, except for (i) a breach of the duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) unlawful payment of dividends or unlawful stock purchase or redemption under the DGCL; or (iv) any transaction from which the director derived an improper personal benefit.

Northwest	Midwest Banc

Northwest’s certificate of incorporation provides that no director will be personally liable to Northwest or its stockholders for monetary damages for breach of fiduciary duty by such director as a director, except that a director will be liable(a) for any breach of the director’s duty of loyalty to Northwest or its stockholders,(b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,(c) for the unlawful payment of dividends pursuant to the DGCL or(d) for any transaction from which the director derived an improper personal benefit.	Midwest Banc’s amended and restated certificate of incorporation provides that no director will be personally liable to Midwest Banc or its stockholders for monetary damages for breach of fiduciary duty by such director as a director, except that a director will be liable (a) for breach of the director’s duty of loyalty to Midwest Banc or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (c) for the unlawful payment of dividends pursuant to the DGCL or (d) for any transaction from which the director derived an improper personal benefit.

Amendment of Certificate of Incorporation

Under the DGCL, a Delaware corporation’s certificate of incorporation may be amended only if the proposed amendment is approved by the board of directors and the holders of a majority of the outstanding stock entitled to vote on the amendment.

Northwest	Midwest Banc

Northwest’s certificate of incorporation provides that it may be amended, altered, changed or repealed in the manner prescribed by statute.	Midwest Banc’s amended and restated certificate of incorporation provides that notwithstanding any provisions of the certificate of incorporation or by-laws of the corporation to the contrary and notwithstanding that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the outstanding shares of all classes of stock of the corporation, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with the sections of the amended and restated certificate of incorporation dealing with stockholder action and amendment of the certificate of incorporation.

Amendment of By-Laws

The DGCL states that after a Delaware corporation has received any payment for any of its stock, the power to adopt, amend or repeal by-laws resides in the stockholders entitled to vote; provided, however, any corporation may, in its certificate of incorporation, confer a concurrent power to adopt, amend or repeal by-laws upon the directors.

Northwest	Midwest Banc

Northwest’s certificate of incorporation provides that the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation. Northwest’s by-laws state that such by-laws may be altered or repealed at any regular or special meeting of the board of directors or of the stockholders.	Midwest Banc’s amended and restated certificate of incorporation provides that the board of directors is expressly authorized and empowered, in the manner provided in the by-laws of the corporation, to make, alter, amend and repeal the by-laws. Midwest Banc’s restated by-laws state that the by-laws may be altered, amended, repaired or repealed and new by-laws may be adopted by the board of directors. In the event the by-laws are amended by vote of stockholders, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the outstanding shares of all classes of stock of the corporation, voting together as a single class, is required to amend or repeal or adopt any provision inconsistent with the sections of the by-laws dealing with special meetings of stockholders, action by stockholders, notice of stockholder business, number, tenure and qualifications of directors, vacancies and newly-created directorships, and amendment of the by-laws.

Stockholder’s Inspection Rights

Northwest	Midwest Banc

Northwest’s by-laws provide that the officer who has charge of the stock ledger of the corporation must prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place must be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.	Midwest Banc’s restated by-laws provide that the officer who has charge of the stock ledger of the corporation will prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, either in a place within the city where the meeting is to be held, which place will be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list will also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger will be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of the stockholders, the corporate books, or to vote at any meeting of the stockholders.

STOCKHOLDER PROPOSALS

The 2008 annual meeting of Midwest Banc stockholders is scheduled for May 7, 2008. In accordance with Midwest Banc’s by-laws, nominations, other than by or at the direction of the board of directors, of candidates for election as directors at the 2008 annual meeting and any other stockholder proposed business to be brought before the 2008 annual meeting must have been submitted to Midwest Banc at its principal executive offices, 501 West North Avenue, Melrose Park, Illinois 60160, Attention: Daniel R. Kadolph, Secretary, no later than January 8, 2008. Stockholder proposed nominations and other stockholder proposed business must be made in accordance with Midwest Banc’s by-laws, which provide, among other things, that stockholder proposed nominations must be accompanied by certain information concerning the nominee and the stockholder submitting the nomination, and that stockholder proposed business must be accompanied by certain information concerning the proposal and the stockholder submitting the proposal. To have been considered for inclusion in the proxy statement solicited by the board of directors, stockholder proposals for consideration at the 2008 annual meeting must have been received by Midwest Banc at its principal executive offices, 501 West North Avenue, Melrose Park, Illinois 60160, on or before January 8, 2008.

LEGAL MATTERS

The validity of the Midwest Banc common stock to be issued in connection with the merger will be passed upon by Hinshaw & Culbertson LLP, Chicago, Illinois. Crowe Chizek and Company LLC will render an opinion to Midwest Banc regarding the material U.S. federal income tax consequences of the merger. Plante & Moran, PLLC will render an opinion to Northwest regarding the material U.S. federal income tax consequences of the merger.

EXPERTS

The consolidated financial statements for the years ended December 31, 2006 and 2005, and management’s report on the effectiveness of internal control over financial reporting as of December 31, 2006, incorporated in this prospectus by reference from Midwest Banc’s Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements for the year ended December 31, 2004, incorporated in this prospectus by reference from Midwest Banc’s Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Northwest for the year ended December 31, 2006, have been included herein in reliance upon the report of Plante & Moran, PLLC, an independent public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Northwest as of December 31, 2005, and for each of the years in the two year period ended December 31, 2005, have been included herein in reliance upon the report of Grant Thornton, LLP, an independent public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Midwest Banc has filed a registration statement with the SEC under the Securities Act that registers the distribution to stockholders of Northwest the shares of Midwest Banc common stock to be issued in the merger. The registration statement, including the attached appendices and schedules, contains additional relevant information about Midwest Banc and Midwest Banc’s common stock. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this proxy statement/prospectus.

In addition, Midwest Banc (File No. 1-13735) files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the following locations of the SEC:

Public Reference Room 100 F Street, N.E. Room 1024 Washington, D.C. 20549	Northeast Regional Office 223 Broadway New York, New 10279	Chicago Regional Office Citicorp Center 500 West Madison Street Suite 1400 Chicago, Illinois 60661-2511

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like Midwest Banc, that file information electronically with the SEC. The address of that site is http://www.sec.gov.

You can also request copies of this information from Midwest Banc by making a request to:

Investor Relations
Midwest Banc Holdings, Inc.
501 West North Avenue
Melrose Park, Illinois 60160
(708) 865-1053

Midwest Banc’s address on the world wide web is http://www.midwestbanc.com. and information regarding Northwest may be found at http://www.mpnb.com. The information on our web sites is not a part of this document.

You can also inspect reports, proxy statements and other information about Midwest Banc at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C. 20096.

The SEC allows Midwest Banc to “incorporate by reference” information into this proxy statement/prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document.

This document incorporates by reference the documents listed below that Midwest Banc has previously filed with the SEC (excluding any portions of any such documents that are “furnished” but not “filed” for purposes of the Exchange Act). They contain important information about Midwest Banc and financial condition.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part hereof.

Filing	Period or Date Filed

Annual Report on Form 10-K	Year ended December 31, 2006
Quarterly Report on Form 10-Q	Quarter ended March 31, 2007
Current Reports on Form 8-K	January 22, 2007, February 1, 2007, February 27, 2007, March 5, 2007, March 23, 2007, April 6, 2007, April 26, 2007 and May 3, 2007
The description of our common stock contained in the registration statement on Form S-l filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for purposes of updating this description	December 19, 1997

Additional documents that Midwest Banc may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this document and the date of the special meeting of Northwest’s stockholders or any adjournments or postponements of the special meeting are also incorporated by reference (excluding any portions of any such documents that are “furnished” but not “filed” for purposes of the Exchange Act). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

In deciding how to vote on the merger agreement and the merger, you should rely only on the information contained or incorporated by reference in this document, including the appendices. Neither Midwest Banc nor Northwest has authorized any person to provide you with any information that is different from what is contained in this document. This document is dated          , 2007. You should not assume that the information contained in this document is accurate as of any date other than such date, and neither the mailing to you of this document nor the issuance to you of shares of Midwest Banc common stock will create any implication to the contrary.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF
NORTHWEST SUBURBAN BANCORP, INC.

Northwest Suburban Bancorp, Inc.
and Subsidiaries

Consolidated Financial Statements
March 31, 2007

Northwest Suburban Bancorp, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEET (UNAUDITED)
March 31, 2007 and December 31, 2006

	March 31,	December 31,
	2007	2006

ASSETS
Cash and due from banks	$6,690,556	$7,607,084
Federal funds sold	—	—
Interest-bearing deposits in other financial institutions	100,000	100,000
Investment securities available-for-sale	68,614,793	72,340,569
Federal Reserve Bank stock, at cost	498,850	498,850
Federal Home Loan Bank stock, at cost	583,096	583,096
Loans	424,413,753	424,928,857
Less allowance for loan losses	5,782,930	5,781,430

Loans, net	418,630,823	419,147,427
Premises and equipment, net	16,450,200	15,895,285
Goodwill	1,398,000	1,398,000
Bank-owned life insurance	12,627,973	12,509,197
Accrued interest receivable	2,670,263	2,541,424
Other assets	3,129,629	2,843,522

TOTAL ASSETS	$531,394,183	$535,464,454

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Demand deposits	$58,823,515	$62,376,614
Savings deposits	34,434,519	33,821,542
Money market accounts	36,641,883	38,954,796
NOW accounts	29,308,286	28,512,877
Time deposits, $100,000 and over	203,438,362	200,691,612
Other time deposits	86,151,583	87,112,724

Total deposits	448,798,148	451,470,165
Federal funds purchased and short-term borrowings	12,815,716	16,418,570
Federal Home Loan Bank advance	3,500,000	3,500,000
Junior subordinated debentures	10,310,000	10,310,000
Accrued interest payable and other liabilities	4,216,637	4,205,978

Total liabilities	479,640,501	485,904,713
Commitments and contingent liabilities	—	—
Shareholders’ equity
Common stock, $.01 par value; authorized, 5,000,000 shares; issued 3,175,700 and 3,128,250 shares at March 31, 2007 and December 31, 2006, respectively	31,757	31,279
Additional paid-in capital	32,494,603	31,636,881
Retained earnings	21,622,603	20,363,101
Treasury stock, 93,137 and 91,837 shares at March 31, 2007 and December 31, 2006, respectively	(2,023,920)	(1,991,420)
Accumulated other comprehensive income	(371,361)	(480,100)

Total shareholders’ equity	51,753,682	49,559,741

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$531,394,183	$535,464,454

Northwest Suburban Bancorp, Inc. and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
Three Months Ended March 31, 2007 and 2006

	2007	2006

Interest and dividend income
Loans, including fees	$7,895,485	$6,694,790
Investment securities	759,263	818,592
Federal funds sold	1,808	18,047
Interest-bearing deposits in other financial institutions and other	7,504	20,281

Total interest income	8,664,060	7,551,710
Interest expense
Deposits	3,895,363	2,803,845
Federal funds purchased and short-term borrowings	153,265	182,616
Federal Home Loan Bank advance	42,000	30,378
Junior subordinated debentures	210,337	184,940

Total interest expense	4,300,965	3,201,779

Net interest income	4,363,095	4,349,931
Provision for loan losses	—	—

Net interest income after provision for loan losses	4,363,095	4,349,931
Other income
Service charges on deposit accounts	196,631	205,394
Mortgage origination	112,651	113,278
Increase in cash surrender value of bank-owned life insurance	118,776	89,634
Gain on sales of investment securities	30,371	—
Other operating	194,509	145,225

Total other income	652,938	553,531
Other expenses
Salaries and employee benefits	2,035,528	2,112,142
Occupancy	252,770	160,216
Equipment	268,045	258,192
Data processing	15,788	11,416
Other operating	582,046	605,158

Total other expenses	3,154,177	3,147,124

Income before income taxes	1,861,856	1,756,338
Provision for income taxes	602,355	595,021

NET INCOME	$1,259,501	$1,161,317

Northwest Suburban Bancorp, Inc. and Subsidiaries

CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
Three Months Ended March 31, 2007 and 2006

	2007	2006

Cash flows from operating activities
Net income	$1,259,501	$1,161,317
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	248,474	230,475
Net premium amortization of investment securities	32,707	62,293
Investment securities gains (losses)	(30,371)	—
Deferred income tax benefit	—	—
Increase in cash surrender value of bank-owned life insurance	(118,776)	(89,634)
Change in operating assets and liabilities
Increase in accrued interest receivable	(128,839)	(5,772)
Decrease (increase) in goodwill and other assets	(342,126)	(2,167,613)
Increase (decrease) in accrued interest payable and other liabilities	10,659	(73,362)

Total adjustments	(328,272)	(2,043,613)

Net cash provided by operating activities	931,229	(882,296)
Cash flows from investing activities
Proceeds from paydowns on mortgage-backed securities and CMOs	754,698	1,534,377
Proceeds from maturities and calls of investment securities	4,320,000	885,000
Proceeds from sales of investment securities	538,500	—
Purchases of investment securities	(1,725,000)	(552,383)
Maturity of interest-bearing deposits in other financial institutions	—	(3,019,939)
Net increase in loans	516,604	(5,966,481)
Purchase of premises and equipment	(803,389)	(3,534,168)
Purchase of bank-owned life insurance policies	—	(4,499,471)

Net cash used in investing activities	3,601,413	(15,153,065)
Cash flows from financing activities
Net (decrease) increase in deposits	(2,672,016)	(10,039,214)
Net (decrease) increase in Federal funds purchased and short-term borrowings	(3,602,854)	17,290,574
Proceeds from Federal Home Loan Bank Advance	—	3,500,000
Proceeds from issuance of common stock	858,200	141,500
Purchases of treasury stock	(32,500)	(118,910)

Net cash provided by financing activities	(5,449,170)	10,773,950

Net increase (decrease) in cash and cash equivalents	(916,528)	(5,261,411)
Cash and cash equivalents, beginning of year	7,607,084	15,349,614

Cash and cash equivalents, end of year	$6,690,556	$10,088,203

Supplemental disclosures of cash flow information
Cash paid for interest	$4,297,358	3,432,895
Cash paid for income taxes	—	187,000

Northwest Suburban Bancorp, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
March 31, 2007 and December 31, 2006

NOTE 1 — BASIS OF PRESENTATION

The financial statements of Northwest Suburban Bancorp, Inc. include the consolidation of its wholly owned subsidiary Mount Prospect National Bank. These interim financial statements are unaudited and do not include all disclosures normally provided with annual financial statements. These interim statements should be read in conjunction with the Company’s annual financial statements and footnotes for the year ended December 31, 2006.

In the opinion of management, these statements reflect all adjustments (consisting only of normal recurring adjustments) which are necessary for a fair presentation for the interim periods. The annualized results of operations for the three months ended March 31, 2007 are not necessarily indicative of the results expected for the full year ending December 31, 2007.

NOTE 2 — SECURITIES AVAILABLE FOR SALE

The following tables set forth the composition of the Company’s securities portfolio by major category as of March 31, 2007 and December 31, 2006.

		Gross	Gross
		Unrealized	Unrealized
	Fair Value	Gains	Losses

March 31, 2007
U.S. government agency	$26,085,792	$94	$(372,624)
State and municipal	23,902,128	128,223	(158,535)
Mortgage-backed/CMO	14,237,141	61,222	(252,827)
Corporate securities	4,389,732	38,947	(7,169)

Total	$68,614,793	$228,486	$(791,155)

		Gross	Gross
		Unrealized	Unrealized
	Fair Value	Gains	Losses

December 31, 2006
U.S. government agency	$28,312,086	$1,115	$(463,503)
State and municipal	24,731,480	158,005	(177,503)
Mortgage-backed/CMO	14,839,992	38,664	(294,432)
Corporate securities	4,457,011	24,843	(14,615)

Total	$72,340,569	$222,627	$(950,053)

Unrealized losses on securities have not been recognized into income because the issuers’ bonds are of high credit quality, the Company has the intent and ability to hold the securities for the foreseeable future, and the decline in fair value is due primarily to increased market interest rates. The fair value is expected to recover as the bonds approach the maturity date.

Northwest Suburban Bancorp, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 3 — ALLOWANCE FOR LOAN LOSSES

Changes in the allowance for loan losses for the three months ended March 31, 2007 and the year ended December 31, 2006 are as follows:

	March 31,	December 31,
	2007	2006

Balance at beginning of the year	$5,781,430	$5,514,912
Provision for loans losses	—	—
Loans charged off	—	(44,689)
Recoveries on loans previously charged off	1,500	311,207

Balance at end of period	$5,782,930	$5,781,430

NOTE 4 — SALE OF COMPANY

On March 22, 2007, the Company announced that it has signed a definitive agreement to sell 100% of the common stock of the Company to Midwest Banc Holdings, Inc. (Midwest). Shareholders will have the election to receive cash or Midwest shares valued at $42.75 per share in the transaction, although the individual shareholder election may be subject to proration if the result of the aggregate elections differ from the prescribed maximum ratio of 55% cash and 45% stock for the total transaction. Completion of the transaction is expected at the end of the third quarter of 2007, pending the Company’s stockholder, regulatory, and other necessary approvals.

The agreement contains provisions for a termination fee of $5,600,000 payable by the Company in any of the following three situations: (i) the Company terminates the agreement prior to a shareholder vote and enters into a definitive agreement to be acquired by a third party pursuant to a superior offer; (ii) Midwest terminates the agreement because the Company’s board of directors changes its recommendation with respect to the merger or fails to recommend the merger and, within one year of such termination, the Company consummates another transaction in which a third party acquires a significant interest in, or acquires significant assets from, the Company; or (iii) Midwest terminates the agreement either because the merger has not been consummated by December 31, 2007 (and such delay is due to the action or inaction of the Company) or approval by the Company’s shareholders is not obtained at the special meeting of shareholders and, in either case, the Company consummates another transaction that was proposed to the Company prior to the termination of the agreement with Northwest and pursuant to which a third party acquires a significant interest in, or acquires significant assets from, the Company. In addition to the termination fee, the Company would be liable to Midwest for reimbursable expenses up to $500,000 in any of the foregoing situations.

Northwest Suburban Bancorp, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Northwest Suburban Bancorp, Inc.
and Subsidiaries

Consolidated Financial Statements
December 31, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Northwest Suburban Bancorp, Inc.

We have audited the accompanying consolidated balance sheet of Northwest Suburban Bancorp, Inc. and Subsidiaries as of December 31, 2006 and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2006 consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Northwest Suburban Bancorp, Inc. and Subsidiaries at December 31, 2006 and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/  PLANTE & MORAN, PLLC
PLANTE & MORAN, PLLC

Chicago, Illinois
April 9, 2007

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Northwest Suburban Bancorp, Inc.

We have audited the accompanying consolidated balance sheet of Northwest Suburban Bancorp, Inc. and Subsidiaries (collectively, the “Company”) as of December 31, 2005, and the related consolidated statements of income, changes in shareholders’ equity and cash flows for the two years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Northwest Suburban Bancorp, Inc. and Subsidiaries as of December 31, 2005, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

Chicago, Illinois
March 27, 2006

Northwest Suburban Bancorp, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEET
December 31,

	2006	2005

ASSETS
Cash and due from banks	$7,607,084	$11,619,316
Federal funds sold	—	3,730,298

Total cash and cash equivalents	7,607,084	15,349,614
Interest-bearing deposits in other financial institutions	100,000	1,122,952
Investment securities available for sale	72,340,569	81,780,064
Federal Reserve Bank stock, at cost	498,850	498,850
Federal Home Loan Bank stock, at cost	583,096	733,326
Loans	424,928,857	375,463,757
Less allowance for loan losses	5,781,430	5,514,912

Loans, net	419,147,427	369,948,845
Premises and equipment, net	15,895,285	10,430,346
Goodwill	1,398,000	1,398,000
Bank-owned life insurance	12,509,197	7,556,648
Accrued interest receivable	2,541,424	2,196,643
Other assets	2,843,522	2,767,932

TOTAL ASSETS	$535,464,454	$493,783,220

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Demand deposits	$62,376,614	$67,594,324
Savings deposits	33,821,542	38,758,322
Money market accounts	38,954,796	41,035,746
NOW accounts	28,512,877	30,803,410
Time deposits, $100,000 and over	200,691,612	152,439,637
Other time deposits	87,112,724	100,939,996

Total deposits	451,470,165	431,571,435
Federal funds purchased and short-term borrowings	16,418,570	4,567,320
Federal Home Loan Bank advance	3,500,000	—
Junior subordinated debentures	10,310,000	10,310,000
Accrued interest payable and other liabilities	4,205,978	3,351,725

Total liabilities	485,904,713	449,800,480
Shareholders’ equity
Common stock, $.01 par value; authorized, 5,000,000 shares; issued 3,128,250 and 3,078,350 shares at December 31, 2006 and 2005, respectively	31,279	30,779
Additional paid-in capital	31,636,881	30,690,192
Retained earnings	20,363,101	15,030,285
Treasury stock, 91,837 and 48,731 shares at December 31, 2006 and 2005, respectively	(1,991,420)	(929,985)
Accumulated other comprehensive loss	(480,100)	(838,531)

Total shareholders’ equity	49,559,741	43,982,740

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$535,464,454	$493,783,220

See Notes to Consolidated Financial Statements.

Northwest Suburban Bancorp, Inc. and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME
Years Ended December 31, 2006, 2005, and 2004

	2006	2005	2004

Interest and dividend income
Loans, including fees	$29,583,100	$23,584,214	$17,648,643
Investment securities	3,159,761	3,271,955	3,298,635
Federal funds sold	108,062	241,442	96,887
Interest-bearing deposits in other financial institutions	37,919	67,068	19,215

Total interest income	32,888,842	27,164,679	21,063,380
Interest expense
Deposits	13,323,676	9,462,989	6,240,520
Federal funds purchased and short-term borrowings	801,158	235,257	66,084
Federal Home Loan Bank advance	170,333	82,130	157,380
Junior subordinated debentures	819,470	649,179	275,231

Total interest expense	15,114,637	10,429,555	6,739,215

Net interest income	17,774,205	16,735,124	14,324,165
Provision for loan losses	—	649,575	1,539,987

Net interest income after provision for loan losses	17,774,205	16,085,549	12,784,178
Other income
Service charges on deposit accounts	984,418	699,123	847,116
Mortgage origination	439,384	472,626	563,380
Increase in cash surrender value of bank-owned life insurance	453,079	283,316	273,332
Gain (loss) on sales of investment securities	5,000	(27,331)	41,100
Other operating	724,356	664,379	587,849

Total other income	2,606,237	2,092,113	2,312,777
Other expenses
Salaries and employee benefits	8,371,781	7,817,202	6,945,102
Occupancy	834,754	772,020	722,958
Equipment	1,195,557	1,003,746	756,062
Data processing	45,390	204,211	615,266
Other operating	2,256,468	2,471,656	2,174,909

Total other expenses	12,703,950	12,268,835	11,214,297

Income before income taxes	7,676,492	5,908,827	3,882,658
Provision for income taxes	2,343,676	1,904,556	1,171,487

NET INCOME	$5,332,816	$4,004,271	$2,711,171

See Notes to Consolidated Financial Statements.

Northwest Suburban Bancorp, Inc. and Subsidiaries

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
Years Ended December 31, 2006, 2005, and 2004

					Accumulated
					Other
		Additional			Comprehensive	Total
	Common	Paid-in	Retained	Treasury	Income	Shareholders’
	Stock	Capital	Earnings	Stock	(Loss)	Equity

Balance at January 1, 2004	$27,182	$23,900,600	$8,314,843	$(397,123)	$229,707	$32,075,209
Comprehensive income
Net income	—	—	2,711,171	—	—	2,711,171
Other comprehensive loss	—	—	—	—	(181,729)	(181,729)

Total comprehensive income						2,529,442
Issuance of 223,512 shares of common stock	2,235	4,915,035	—	—	—	4,917,270
Issuance of 102,950 shares of common stock as a result of stock option exercises	1,029	817,271	—	—	—	818,300
Purchase of 6,916 shares of common stock	—	—	—	(152,152)	—	(152,152)
Income tax benefit from the exercise of nonqualified stock options	—	434,175	—	—	—	434,175

Balance at December 31, 2004	30,446	30,067,081	11,026,014	(549,275)	47,978	40,622,244
Comprehensive income
Net income			4,004,271			4,004,271
Change in net unrealized gains on investment securities available for sale, net of tax and reclassification adjustment					(886,509)	(886,509)

Total comprehensive income						3,117,762
Issuance of 15,575 shares of common stock	156	342,494				342,650
Issuance of 17,700 shares of common stock as a result of stock option exercises	177	249,873				250,050
Purchase of 17,305 shares of common stock				(380,710)		(380,710)
Income tax benefit from the exercise on nonqualified stock options		30,744				30,744

Balance at December 31, 2005	30,779	30,690,192	15,030,285	(929,985)	(838,531)	43,982,740
Comprehensive income
Net income			5,332,816			5,332,816
Change in net unrealized gains on investment securities available for sale, net of tax and reclassification adjustment					358,431	358,431

Total comprehensive income						5,691,247
Issuance of 18,000 shares of common stock	180	395,820				396,000
Issuance of 32,000 shares of common stock as a result of stock option exercises	320	471,680				472,000
Purchase of 43,106 shares of common stock				(1,061,435)		(1,061,435)
Income tax benefit from the exercise on nonqualified stock options		79,189				79,189

Balance at December 31, 2006	$31,279	$31,636,881	$20,363,101	$(1,991,420)	$(480,100)	$49,559,741

See Notes to Consolidated Financial Statements.

Northwest Suburban Bancorp, Inc. and Subsidiaries

CONSOLIDATED STATEMENT OF CASH FLOWS
Years Ended December 31, 2006, 2005, and 2004

	2006	2005	2004

Cash flows from operating activities
Net income	$5,332,816	$4,004,271	$2,711,171
Adjustments to reconcile net income to net cash from operating activities
Provision for loan losses	—	649,575	1,539,987
Depreciation and amortization	1,030,833	741,665	565,627
Net premium amortization of investment securities	206,215	457,662	871,459
Investment securities (gains) losses	(5,000)	27,331	(41,100)
Federal Home Loan Bank stock dividend	—	(34,626)	(52,000)
Deferred income tax benefit	11,190	(126,646)	(248,924)
Increase in cash surrender value of bank-owned life insurance	(453,079)	(283,316)	(273,332)
Change in operating assets and liabilities
Increase in accrued interest receivable	(344,781)	(526,787)	(226,384)
Increase in goodwill and other assets	(271,506)	(361,239)	1,379,181
Increase (decrease) in accrued interest payable and other liabilities	933,442	(612,267)	1,607,817

Total adjustments	1,107,314	(68,648)	5,122,331

Net cash provided by operating activities	6,440,130	3,935,623	7,833,502
Cash flows from investing activities
Proceeds from paydowns on mortgage-backed securities and CMOs	6,588,386	12,663,904	9,964,959
Proceeds from maturities and calls of investment securities	9,665,000	18,161,530	46,925,178
Proceeds from sales of investment securities	2,005,000	5,773,280	14,595,997
Proceeds from redemption of Federal Home Loan Bank Stock	150,230	—	—
Purchases of investment securities	(8,476,949)	(22,113,519)	(75,044,030)
Purchase of Federal Reserve Bank stock	—	(90,000)	(62,900)
Purchase of interest-bearing deposits in other financial institutions	—	(965,689)	—
Maturity of interest-bearing deposits in other financial institutions	1,022,952	—	2,021,091
Net increase in loans	(49,198,582)	(18,845,016)	(68,344,417)
Purchase of premises and equipment	(6,495,772)	(2,996,097)	(1,168,838)
Purchase of bank-owned life insurance policies	(4,499,470)	—	(7,000,000)

Net cash used in investing activities	(49,239,205)	(8,411,607)	(78,112,960)
Cash flows from financing activities
Net increase in deposits	19,898,730	14,044,085	60,684,592
Net increase (decrease) in Federal funds purchased and short-term borrowings	11,851,250	(3,202,594)	(5,839,250)
Repayment of Federal Home Loan Bank advance	—	(4,000,000)	—
Proceeds from Federal Home Loan Bank advance	3,500,000	—	—
Proceeds from junior subordinated debentures	—	—	10,000,000
Proceeds from issuance of common stock	868,000	592,700	5,735,570
Purchases of treasury stock	(1,061,435)	(380,710)	(152,152)

Net cash provided by financing activities	35,056,545	7,053,481	70,428,760

Net (decrease) increase in cash and cash equivalents	(7,742,530)	2,577,497	149,302
Cash and cash equivalents, beginning of year	15,349,614	12,772,117	12,622,815

Cash and cash equivalents, end of year	$7,607,084	$15,349,614	$12,772,117

Supplemental disclosures of cash flow information
Cash paid for interest	$14,904,763	$9,785,045	$6,317,926
Cash paid for income taxes	2,092,000	2,048,709	937,000
Supplemental disclosures of cash flow information
Investment in Northwest Suburban Capital Trust I	—	—	$310,000

See Notes to Consolidated Financial Statements.

Northwest Suburban Bancorp, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005, and 2004

NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of Northwest Suburban Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Mount Prospect National Bank (the “Bank”), and Northwest Suburban Mortgage, LLC, a wholly owned subsidiary of the Bank, conform to accounting principles generally accepted in the United States of America and general practices within the financial services industry. Effective as of July 1, 2006, Mount Prospect National Bank and State Bank and Trust (a wholly owned subsidiary of the Company) merged into Mount Prospect National Bank and collapsed the charter of State Bank and Trust into Mount Prospect National Bank’s charter. The following is a summary of the more significant of these policies.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, goodwill, fair value of financial instruments, and the status of contingencies. Actual results could differ from those estimates.

Consolidation

The consolidated financial statements include the accounts of the Company and the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation.

Comprehensive Income

Comprehensive income is defined as the change in equity of a business enterprise from transactions and other events from non-shareholder sources. Comprehensive income includes net income and other changes in equity that bypass the statements of income and are reported as separate components of equity. For the years ended December 31, 2006, 2005, and 2004 other comprehensive income includes only one component, the change in unrealized gains (losses) on investment securities available for sale.

The components of the net change in accumulated other comprehensive income for the years ended December 31 are as follows:

	2006	2005	2004

Unrealized gains (losses) on investment securities arising during the period	$548,105	$(1,370,609)	$(234,281)
Less reclassification adjustment for gains (losses) realized in net income	5,000	(27,331)	41,100

	543,105	(1,343,278)	(275,381)
Income tax effect	184,674	(456,769)	(93,652)

Net change in accumulated other comprehensive income	$358,431	$(886,509)	$(181,729)

Investment Securities

Securities are classified as held to maturity or available for sale. Securities that the Company has the ability and positive intent to hold to maturity are classified as held to maturity and carried at amortized cost. Securities that may be sold as part of liquidity management, in response to or in anticipation of changes in

Northwest Suburban Bancorp, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

interest rates and prepayment risk, or for other reasons, are classified as available for sale and carried at estimated fair value. The Company does not consider any securities to be held to maturity at December 31, 2006 and 2005. Securities are assigned an appropriate classification at the time of purchase. Net unrealized gains and losses on available-for-sale securities, net of deferred taxes, are reported as part of accumulated other comprehensive income, which is a separate component of shareholders’ equity.

The amortization of premiums and accretion of discounts are recognized as adjustments to interest income in a manner that approximates the level-yield method. Realized gains and losses on securities sold are recorded on the trade date and are computed based on the amortized cost of specific securities sold using the specific identification method. Declines in the fair value of securities below their cost, that are deemed to be other than temporary, are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers (1) the length of time and extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Other Investments

The Company owns investments in the stock of the Federal Home Loan Bank and the Federal Reserve Bank. No ready market exists for these stocks and they have no quoted market values. These stocks are redeemable at par; therefore, market value equals cost.

Loans

Loans are stated at the amount of unpaid principal, net of deferred loan origination fees and costs. Loan origination fees, net of direct loan origination costs, are being deferred and amortized as an adjustment to the related loan’s yield over the loan’s contractual life. Interest on loans is accrued on the principal amount outstanding during the period.

Loans are generally placed on a non-accrual (cash) basis for recognition of interest income when, in the opinion of management, there is reasonable doubt as to the collectibility of interest or principal or when the principal or interest is 90 days past due. Past due status is based on contractual terms of the loan. All interest accrued but not collected for loans that are placed on non-accrual or charged off is reversed against interest income. Non-accrual loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and, in the opinion of management, there is no longer any reasonable doubt as to the timely payment of principal and interest. The non-recognition of accrued interest income does not constitute forgiveness of the interest.

Allowance for Loan Losses

The Company has established an allowance for loan losses to provide for those loans that may not be repaid in their entirety. The allowance is increased by provisions for loan losses charged to expense and decreased by charge-offs, net of recoveries. Although a loan is charged off by management when deemed uncollectible, collection efforts may continue and future recoveries may occur.

The allowance is maintained by management at a level considered to be adequate to cover probable losses that are currently anticipated based on past loss experience, the nature and volume of the portfolio, general economic conditions, information about specific borrower situations, including their financial position and collateral values, and other factors and estimates that are subject to change over time. Estimating the risk of loss and the amount of loss on any loan is necessarily subjective, and ultimate losses may vary from current estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in earnings in the periods in which they become known.

Northwest Suburban Bancorp, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan’s original effective interest rate or, as a practical expedient, impairment may be measured based on the loan’s observable market price or the fair value of the collateral, if the loan is collateral dependent. When the measure of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through a valuation allowance, which is reflected as a component of the allowance for loan losses.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer and residential loans for impairment disclosures.

Credit-related Financial Instruments

In the ordinary course of business, the Company has entered into commitments to extend credit, including commitments under lines of credit and standby letters of credit. Such instruments are recorded when they are funded.

Premises and Equipment

Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation and amortization. The provision for depreciation is primarily computed on the straight-line method over the estimated service lives of the related assets, which range from 3 to 40 years. Leasehold improvements are amortized over the terms of the respective leases or the service lives of the improvements, whichever is shorter, on the straight-line method.

Bank-owned Life Insurance

Bank-owned life insurance (BOLI) is accounted for using the cash surrender value method and is recorded at its realizable value. The change in the net asset value is included in increase in cash surrender value of bank-owned life insurance.

Goodwill

The Company tests goodwill for impairment using the two-step process. The first step is used to identify potential impairment, while the second step measures the amount of impairment, if any. The impairment tests of goodwill performed by the Company as of December 31, 2006 and 2005 indicated no impairment.

Stock Option Plan and Adoption of SFAS 123R

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement No. 123R (SFAS 123R), Share-based Payment, a revision to Statement No. 123, Accounting for Stock-based Compensation. This standard requires the Company to measure the cost of employee services received in exchange for equity awards, including stock options, based on the calculated grant date fair value of the awards.

The Company adopted the provisions of SFAS 123R as of January 1, 2006. The standard provides for a prospective application. Under this method, the Company began recognizing compensation cost for equity-based compensation for all new or modified grants after the date of adoption. Awards issued prior to 2006 that have not been modified are not affected by FAS 123R.

Prior to January 1, 2006, the Company used the intrinsic value method under APB 25 to account for its stock option plans. No compensation cost was recognized for the Company’s plans for 2005 and 2004 as all

Northwest Suburban Bancorp, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

options granted under those plans had an exercise price equal to the market value of the underlying stock on the date of grant.

Federal Funds Purchased and Short-term Borrowings

Federal funds purchased are generally purchased for one-day periods. Short-term borrowings include securities sold under agreements to repurchase, which generally mature within one day from the transaction date, and U.S. Treasury, tax, and loan demand notes, which are repaid within 1 and 120 days from the date of the transaction. Securities are pledged to cover these liabilities, which are not covered by federal deposit insurance.

Junior Subordinated Debentures

The Company adopted Revised Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities, on January 1, 2004. FIN 46 requires a variable interest entity to be consolidated by a company, unless the entity is a qualified special purpose entity (QSPE). Northwest Suburban Capital Trust I (the “Trust”) was established during 2004 for the sole purpose of issuing trust preferred securities and related trust common securities. The proceeds from the issuance were used by the Trust to purchase junior subordinated debentures of the Company, which are the sole asset of the Trust. The Trust is a qualifying QSPE and, therefore, not required to be consolidated with the Company. Liabilities on the consolidated balance sheet include junior subordinated debentures related to the Trust, as more fully described in Note I.

Income Taxes

The Company and the Bank file consolidated federal and combined state income tax returns. Income tax expense for the Bank is computed on a separate return basis, and the amount currently payable is paid to the Company.

Deferred tax assets and liabilities are recognized for temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities and expected benefits of operating loss carryforwards and tax credit carryforwards. Deferred taxes are recognized for the estimated taxes ultimately payable or recoverable based on enacted tax laws. Changes in enacted tax rates or laws will be reflected in the consolidated financial statements in the periods they occur. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

Statements of Cash Flows

Cash and due from banks, cash items, and federal funds sold are treated as cash and cash equivalents in the consolidated statement of cash flows. Generally, federal funds are sold for one-day periods.

Recent Accounting Pronouncement — FASB No. 157 — Fair Value Measurement

This statement clarifies the definition of fair value, establishes a framework for measuring fair value, and expands the disclosures on fair value measurements. It applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Company does not anticipate the adoption of this statement will have a significant effect on the consolidated financial statements.

Recent Accounting Pronouncement — FASB Interpretation No. 48 — Accounting for Uncertainty in Income Taxes

In July 2006, the Financial Accounting Standards Board (FASB) issued this interpretation to clarify the accounting for uncertainty in tax positions. FIN 48 requires, among other matters, that the Company

Northwest Suburban Bancorp, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

recognizes in its consolidated financial statements the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective as of the beginning of the Company’s 2007 fiscal year, with any cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company does not anticipate the adoption of this interpretation will have a significant effect on the consolidated financial statements.

Recent Accounting Pronouncement — EITF Issue 06-5 — Accounting for Purchases of Life Insurance — Determining the Amount That Could Be Realized in Accordance with FASB Technical Bulletin No. 85-4, Accounting for Purchases of Life Insurance

The FASB ratified the EITF’s consensus on Issue 06-5. FASB Technical Bulletin No. 85-4 requires that assets such as bank-owned life insurance be carried at their cash surrender value (CSV) or the amount that could be realized, with changes in CSV reported in earnings. Issue 06-5 requires that a policyholder consider any additional amounts (e.g. claims stabilization reserves and deferred acquisition costs) included in the policy’s contractual terms in determining the amount that could be realized. Certain life insurance contracts provide the policyholder with an amount that, upon surrender, is greater if all individual policies are surrendered at the same time rather than if the policies were surrendered over a period of time. The issue requires that policyholders determine the amount that could be realized under the life insurance contract, assuming the surrender of an individual life by individual life policy. This issue is effective for years beginning after December 15, 2007. The Issue can be applied as either (a) a change in accounting principle through a cumulative-effect adjustment to retained earnings as of the beginning of the year of adoption, or (b) a change in accounting principle through retrospective application to all periods. The Company is in the process of evaluating the impact, if any, the adoption of Issue 06-5 will have on the consolidated financial statements.

Recent Accounting Pronouncement — FASB No. 159 — Fair Value Option for Financial Instruments and Certain Other Financial Assets and Financial Liabilities

In February 2007, the FASB issued this interpretation to allow entities to choose to measure financial instruments and certain other financial assets and financial liabilities at fair value. FAS 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact this statement may have on its consolidated financial statements.

Reclassifications

Certain reclassifications have been made to the 2004 and 2005 consolidated financial statements to conform to the 2006 presentation.

Northwest Suburban Bancorp, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE B — INVESTMENT SECURITIES AVAILABLE FOR SALE

The amortized cost, gross unrealized gains and losses, and the estimated fair value of investment securities available for sale are as follows:

		Gross	Gross
		Unrealized	Unrealized	Estimated
December 31, 2006	Amortized Cost	Gains	Losses	Fair Value

U.S. government agencies	$28,774,474	$1,115	$(463,503)	$28,312,086
Municipal securities	24,750,978	158,005	(177,503)	24,731,480
Mortgage-backed securities	8,546,384	33,500	(105,885)	8,473,999
Collateralized mortgage obligations	6,549,376	5,164	(188,547)	6,365,993
Corporate securities	4,446,783	24,843	(14,615)	4,457,011

Total	$73,067,995	$222,627	$(950,053)	$72,340,569

		Gross	Gross
		Unrealized	Unrealized	Estimated
December 31, 2005	Amortized Cost	Gains	Losses	Fair Value

U.S. government agencies	$36,878,259	$—	$(718,475)	$36,159,784
Municipal securities	21,086,904	102,681	(258,479)	20,931,106
Mortgage-backed securities	10,107,462	36,142	(160,697)	9,982,907
Collateralized mortgage obligations	13,140,850	7,735	(250,065)	12,898,520
Corporate securities	1,837,174	—	(29,427)	1,807,747

Total	$83,050,649	$146,558	$(1,417,143)	$81,780,064

The length of time individual securities have been in a continuous unrealized loss position at December 31, 2006 and 2005 is as follows:

	Less than 12 Months		12 Months or Longer		Total
	Estimated	Unrealized	Estimated	Unrealized	Estimated	Unrealized
December 31, 2006	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses

U.S. government agencies	$—	$—	$25,312,964	$(463,503)	$25,312,964	$(463,503)
Muncipal securities	1,734,970	(17,056)	11,920,179	(160,447)	13,655,149	(177,503)
Mortgage-backed securities	110,174	(495)	4,718,346	(105,390)	4,828,520	(105,885)
Collateralized mortgage obligations	708,020	(14,854)	9,821,641	(173,693)	10,529,661	(188,547)
Corporate securities	1,511,500	(4,561)	973,111	(10,054)	2,484,611	(14,615)

Total	$4,064,664	$(36,966)	$52,746,241	$(913,087)	$56,810,905	$(950,053)

	Less than 12 Months		12 Months or Longer		Total
	Estimated	Unrealized	Estimated	Unrealized	Estimated	Unrealized
December 31, 2005	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses

U.S. government agencies	$9,366,276	$(158,481)	$24,793,508	$(559,994)	$34,159,784	$(718,475)
Muncipal securities	9,703,787	(162,366)	3,852,296	(96,113)	13,556,083	(258,479)
Mortgage-backed securities	5,607,496	(97,751)	2,713,947	(62,946)	8,321,443	(160,697)
Collateralized mortgage obligations	4,306,964	(47,294)	6,899,123	(202,771)	11,206,087	(250,065)
Corporate securities	—	—	1,807,747	(29,427)	1,807,747	(29,427)

Total	$28,984,523	$(465,892)	$40,066,621	$(951,251)	$69,051,144	$(1,417,143)

Northwest Suburban Bancorp, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Unrealized losses on securities have not been recognized into income because the issuers’ bonds are of high credit quality, the Company has the intent and ability to hold the securities for the foreseeable future, and the decline in fair value is due primarily to increased market interest rates. The fair value is expected to recover as the bonds approach the maturity date.

The amortized cost and estimated fair value of investment securities at December 31, 2006, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Securities not due at a single maturity date, particularly mortgage-backed and collateralized mortgage obligations, are shown separately.

	Amortized	Estimated
	Cost	Fair Value

Due in one year or less	$5,409,194	$5,386,380
Due after one year through five years	26,878,459	26,465,555
Due after five years through ten years	12,350,912	12,288,117
Due after ten years	13,333,670	13,360,525
Mortgage-backed securities	8,546,384	8,473,999
Collateralized mortgage obligations	6,549,376	6,365,993

	$73,067,995	$72,340,569

Sales of investment securities for the years ended December 31 were as follows:

	2006	2005	2004

Proceeds from sales	$2,005,000	$5,773,280	$14,595,997
Gross gains from sales	5,000	1,268	68,568
Gross losses from sales	—	(28,599)	(27,468)

Investment securities with an estimated fair value of approximately $60,103,000 and $63,348,000 at December 31, 2006 and 2005, respectively, were pledged to secure public deposits, borrowings, securities sold under agreements to repurchase, and for other purposes as required or permitted by law.

NOTE C — LOANS

A summary of loans by major category is as follows:

	2006	2005

Commercial loans	$86,356,858	$106,280,025
Commercial real estate loans	265,488,835	199,862,123
Home equity loans	46,059,052	48,930,055
Consumer and other loans	27,191,696	20,695,688

Total gross loans	425,096,441	375,767,891
Less net deferred origination fees	167,584	304,134

Total loans	$424,928,857	$375,463,757

The majority of loans made by the Company are secured by commercial real estate, residential real estate, or other interests in real property. Lending activities are conducted with customers in a wide variety of industries, as well as with individuals with a wide variety of credit requirements. At December 31, 2006 and 2005, the Company’s loan portfolio did not include any single industry concentration. Credit risk, as it relates to the Company’s business activities, tends to be geographically concentrated within Mount Prospect, Des

Northwest Suburban Bancorp, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Plaines, Lake Zurich, and North Barrington, Illinois and the surrounding communities. Although the Company has a diversified portfolio, exposure to credit losses can be adversely impacted by downturns in local economic and employment conditions.

Loans to directors, officers, and their related business interests totaled approximately $21,757,000 and $9,000,000 at December 31, 2006 and 2005, respectively. In the opinion of management, these loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons.

NOTE D — ALLOWANCE FOR LOAN LOSSES

Changes in the allowance for loan losses for the years ended December 31 are as follows:

	2006	2005	2004

Balance at beginning of year	$5,514,912	$4,980,233	$4,349,339
Provision for loan losses	—	649,575	1,539,987
Loans charged off	(44,689)	(249,646)	(928,528)
Recoveries on loans previously charged off	311,207	134,750	19,435

Balance at end of year	$5,781,430	$5,514,912	$4,980,233

Information regarding impaired loans is as follows:

	2006	2005	2004

Impaired loans for which no allowance for loan losses is allocated	$365,432	$—	$—
Impaired loans for which an allowance for loan losses is allocated	2,531,779	3,278,074	2,701,415

Total impaired loans	$2,897,211	$3,278,074	$2,701,415

Allowance for loan loss related to impaired loans	$645,427	$1,277,513	$477,274
Average investment in impaired loans	4,311,675	5,745,593	2,422,605
Interest income recognized on impaired loans on a cash basis	411,195	333,114	164,812

Information regarding non-performing loans is as follows:

Non-accrual loans	$498,111	$1,572,198	$2,037,704
Loans greater than 90 days past due still accruing interest	427	49,509	3,036,999
Troubled debt restructurings (during the year)	486,313	300,000	—

Northwest Suburban Bancorp, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE E — PREMISES AND EQUIPMENT

Premises and equipment consist of the following:

	2006	2005

Land	$5,451,156	$3,504,332
Building	6,728,810	4,120,526
Leasehold improvements	1,215,989	1,215,989
Furniture and equipment	5,327,138	4,918,211
Construction in progress	1,531,737	—

Total cost	20,254,830	13,759,058
Less accumulated depreciation and amortization	4,359,545	3,328,712

Total premises and equipment, net	$15,895,285	$10,430,346

Depreciation expense for the years ended December 31, 2006, 2005, and 2004 was $1,030,833, $741,665, and $565,627, respectively.

On January 2, 2006, the Bank acquired its main Mount Prospect, Illinois facility, which was previously leased, from a related party for approximately $3.3 million. On February 14, 2006, the Bank also purchased a parcel of vacant land in Lakemoor, Illinois. The land was purchased from a related party of the Bank for approximately $1.9 million for the location of a new branch.

During 2006, the Bank entered into a construction agreement to build a new branch for its Des Plaines, Illinois branch. The total commitment relating to the construction contract was $3.2 million. As of December 31, 2006, the remaining commitment under the contract totals approximately $2.6 million. The branch is expected to be completed during the third quarter of 2007.

NOTE F — TIME DEPOSITS

At December 31, 2006, scheduled maturities for time deposits are as follows:

2007	$234,538,392
2008	13,906,095
2009	16,858,178
2010	13,017,734
2011	9,080,937
Thereafter	403,000

Total	$287,804,336

Time deposits include brokered wholesale time deposits totaling approximately $94,561,000 and $43,943,000 at December 31, 2006 and 2005, respectively.

Northwest Suburban Bancorp, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE G — FEDERAL FUNDS PURCHASED AND SHORT-TERM BORROWINGS

Federal funds purchased and short-term borrowings at December 31, 2006 and 2005 consist of the following:

	2006	2005

Securities sold under agreements to repurchase	$2,730,468	$2,827,344
Federal funds purchased	11,560,000	—
U.S. Treasury, tax, and loan demand notes	2,128,102	1,739,976

Total	$16,418,570	$4,567,320

NOTE H — FEDERAL HOME LOAN BANK ADVANCE

The advance from the Federal Home Loan Bank is as follows:

Advance Date	Rate	Maturity	2006	2005

January 24, 2006	Fixed 4.80%	January 24, 2008	$3,500,000	$—

Interest is payable monthly with principal due at the maturity date. The outstanding advance at December 31, 2006 was secured by a blanket interest in the Bank’s one to four family first mortgages of approximately $18 million.

NOTE I — JUNIOR SUBORDINATED DEBENTURES

The Company established a Delaware statutory trust, Northwest Suburban Capital Trust I, during 2004 for the sole purpose of issuing trust preferred securities and related trust common securities. The proceeds from the issuance were used by the Trust to purchase junior subordinated debentures of the Company, which are the sole assets of the Trust. Concurrently with the issuance of the trust preferred securities, the Company issued guarantees for the benefit of the holders of the trust preferred securities. The trust preferred securities are issues that qualify, and are treated by the Company, as Tier I regulatory capital. The Company owns all of the common securities of the Trust. The trust preferred securities issued by the Trust rank equally with the common securities in right of payment, except that if an event of default under the indenture governing the debentures has occurred and is continuing, the preferred securities will rank senior to the common securities in right of payment.

At December 31, 2006 and 2005, the outstanding balance of the junior subordinated debentures was $10,310,000. The subordinated debentures, issued May 18, 2004, have a stated maturity date of July 23, 2034, and a floating interest rate per annum reset quarterly equal to the three-month LIBOR, plus 2.70% (8.07% and 6.89% at December 31, 2006 and 2005, respectively). Interest is payable quarterly.

The trust preferred securities are subject to mandatory redemption, in whole or in part, upon repayment of the junior subordinated debentures at the stated maturity date, or upon redemption on a date no earlier than July 23, 2009. Prior to this redemption date, the junior subordinated debentures may be redeemed by the Company (in which case, the trust preferred securities would also be redeemed) after the occurrence of certain events that would have a negative tax effect on the Company or the Trust, or would cause the trust preferred securities to no longer qualify as Tier I capital. The Trust’s ability to pay amounts due on the trust preferred securities is solely dependent upon the Company making payment on the related junior subordinated debentures. The Company’s obligation under the junior subordinated debentures and other relevant trust agreements, in aggregate, constitute a full and unconditional guarantee by the Company of the Trust’s obligations under the trust preferred securities issued by the Trust.

The Company has the right to defer payment of interest on the debentures and, therefore, distributions on the trust preferred securities, for up to five years, but not beyond the stated maturity date.

Northwest Suburban Bancorp, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE J — INCOME TAXES

The components of the provision for income tax for the years ended December 31 are as follows:

	2006	2005	2004

Current provision	$2,332,486	$2,031,202	$1,420,411
Deferred provision (benefit)	11,190	(126,646)	(248,924)

Total income tax provision	$2,343,676	$1,904,556	$1,171,487

The net deferred tax asset, included in other assets in the accompanying balance sheet, consists of the following components:

	2006	2005

Deferred tax assets
Allowance for loan losses	$1,969,562	$1,968,649
Unrealized loss on investment securities available for sale	247,326	432,054
Other	61,827	117,912

Total deferred tax assets	2,278,715	2,518,615
Deferred tax liabilities
Premises and equipment	(559,970)	(598,510)
Accretion on investment securities	(108,569)	(104,884)
Federal Home Loan Bank stock dividends	(35,503)	(44,630)

Total deferred tax liabilities	(704,042)	(748,024)

Net deferred tax asset	$1,574,673	$1,770,591

Differences between income tax expense in the consolidated financial statements and that computed using the statutory income tax rate of 34% are as follows:

	2006		2005		2004
	Amount	Percent	Amount	Percent	Amount	Percent

Tax at statutory federal income tax rate	$2,610,024	34.0	$2,009,001	34.0	$1,320,105	34.0
(Decrease) increase in tax resulting from Tax-exempt interest	(208,852)	(2.7)	(208,406)	(3.5)	(187,668)	(4.8)
State taxes, net of federal benefit	369,856	4.8	283,264	4.8	186,368	4.8
Non-includable increase in cash surrender value of bank-owned life insurance	(153,812)	(2.0)	(96,328)	(1.7)	(93,815)	(2.4)
Other, net	(273,540)	(3.6)	(82,975)	(1.4)	(53,503)	(1.4)

Total income tax provision	$2,243,676	30.5	$1,904,556	32.2	$1,171,487	30.2

NOTE K — EMPLOYEE BENEFIT PLAN

Effective January 1, 2003, the Company established a contributory profit-sharing plan that covers all full-time employees who have met the eligibility requirements as defined in the plan document. Under the 401(k) section of the plan, eligible employees may elect to make tax-deferred contributions from 1% to 50% of their salary to the plan, subject to limitations established by the Internal Revenue Code. The Company contributes an amount equal to the employee’s contribution, up to 3% of the employee’s compensation, and it will match

Northwest Suburban Bancorp, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

50% on the next 2% of the employee’s compensation, making the maximum employer-matching contribution 4%. The plan also allows for the Bank’s board of directors to determine the amount of any discretionary profit-sharing contribution that will be made to its employees. Total Company contributions of $578,786, $580,200 and 435,576 which are included in salaries and employee benefits expense, were paid during 2006, 2005 and 2004, respectively.

NOTE L — STOCK OPTIONS

The Company has a stock incentive plan for employees and directors of the Company and the Bank. All options are granted by a committee of the board of directors and consist of options to purchase common stock at purchase prices that are not less than 100% of the fair market value of such stock at the grant date, and are immediately vested. The plan allows the committee the discretion to determine whether options granted are designated as incentive stock options or non-qualified stock options. Options are exercisable in one or more installments, annual or other, on such date or dates as the committee may, in its sole discretion, determine. Options expire at a maximum of 10 years after the grant date, or at five years if an incentive stock option is granted to a 10% shareholder. Under the plan, 500,000 shares of common stock have been reserved. At December 31, 2006 and 2005, the Company has issued 338,900 incentive stock options and 115,000 non-qualified stock options. At December 31, 2004, the Company has issued 337,900 incentive stock options and 115,000 non-qualified stock options There were 27,250, 9,500, and 16,500 non-qualified stock options exercised in 2006, 2005, and 2004 respectively. There were 4,750, 8,200, and 21,450 incentive stock options exercised in 2006, 2005, and 2004 respectively.

The following table summarizes stock option activity:

		Weighted
	Shares Under	Average Price
	Option	per Option

Options outstanding at January 1, 2004 (all exercisable)	516,900	$13.55
Granted	—	—
Exercised	(102,950)	7.95

Options outstanding at December 31, 2004 (all exercisable)	413,950	$15.13
Granted	1,000	22.00
Exercised	(17,700)	14.13

Options outstanding at December 31, 2005 (all exercisable)	397,250	15.19
Granted	—	—
Exercised	(32,000)	14.75

Options outstanding at December 31, 2006 (all exercisable)	365,250	15.23

There were no options granted in 2006 or 2004.  Options granted in 2005 were valued at $8.06 per share, assuming a risk-free rate of 4.56%, an expected life of 10 years, no volatility, and a dividend yield of 0%.

The total intrinsic value of options exercised during the years ended December 31, 2006, 2005, and 2004 was $265,750, $139,350, and $1,446,600, respectively.

Northwest Suburban Bancorp, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes the information concerning outstanding stock options at December 31, 2006:

		Weighted
	Number	Average
	Outstanding	Remaining	Weighted
Exercise	and	Contractual	Average
Prices	Exercisable	Life (Years)	Exercise Prices

$5.00	39,900	1.8	$5.00
12.50	40,000	2.9	12.50
14.00	124,800	4.3	14.00
16.00	69,250	6.0	16.00
22.00	91,300	7.0	22.00

NOTE M — COMMITMENTS AND CONTINGENCIES

Leases

Mount Prospect National Bank leases its facilities in Des Plaines, Lake Zurich, and Lakemoor. The Des Plaines lease expires August 31, 2007. The Lakemoor lease was entered into in May 2006, and is for a temporary facility, that expires in 24 months. Rent expense under all of these leases for the years ended December 31, 2006, 2005 and 2004 totaled $167,750, $461,269, and $400,953, respectively. Rent expense for the years ended December 31, 2005 and 2004, including required real estate tax payments, was approximately $324,000 and $300,000, respectively, for the Mount Prospect main office facility, which was paid to a related party prior to the Bank’s purchase on January 2, 2006.

The Company also leases vehicles and office equipment under operating leases expiring between June 2006 and July 2009. Rent expense for the years ended December 31, 2006, 2005 and 2004 was $134,246, $106,265 and $67,090 respectively.

Future minimum lease payments under all leases are as follows:

Years Ending December 31	Amount

2007	$303,323
2008	139,241
2009	85,975
2010	78,480
2011	26,105

Financial Instruments

In the normal course of business, the Company is party to financial instruments with off-balance-sheet risk to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit, and unfunded loan commitments. These financial instruments involve elements of credit risk and interest rate risk in excess of the amounts recognized in the consolidated financial statements. The contract amounts of these instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company’s exposure to credit loss, in the event of non-performance by the other party to these financial instruments, is represented by the contractual amount of the instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Northwest Suburban Bancorp, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Financial instruments, whose approximate contract amounts represent credit risk, are as follows:

	2006	2005

Commitments to extend credit	$119,124,000	$120,174,000
Standby letters of credit	4,267,000	4,194,000

Commitments to extend credit and unfunded loan commitments are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the customer. Collateral held varies, but may include accounts receivable, inventory, property, plant, equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company obtains various collateral supporting those commitments for which collateral is deemed necessary. The maximum potential amount of future payments the Company could be required to make is represented by the contractual amount shown in the summary above. If the commitment is funded, the Company would be entitled to seek recovery from the customer. At December 31, 2006 and 2005, no amounts have been recorded as liabilities for the Company’s potential obligations under these guarantees.

Cash Restrictions

The Bank is required to maintain certain vault cash and reserve balances with the Federal Reserve Bank to meet specific reserve requirements. These requirements were approximately $200,000 and $3,450,000 at December 31, 2006 and 2005, respectively.

Litigation

The Company and the Bank are subject to pending and threatened legal actions incidental to the normal course of business. In the opinion of management, the disposition of all such matters will not have a material effect on the consolidated financial position of the Company.

NOTE N — REGULATORY CAPITAL AND DIVIDEND REQUIREMENTS

The amount of the Bank’s retained earnings, which may be paid to the Company in dividends without prior regulatory approval, is generally restricted to net income for the current and prior two years, reduced by dividends paid.

The Company and the Bank are also subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements may initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, may have a direct material effect on the Company’s and Bank’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company’s and Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company’s and Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Northwest Suburban Bancorp, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the following tables) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined). Management believes that the Company and the Bank meet the capital adequacy requirements to which they are subject as of December 31, 2006.

As of December 31, 2006, the most recent notification from the Federal Deposit Insurance Company categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized and adequately capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following tables. There are no conditions or events since that notification which management believes have changed the Bank’s categories.

Actual capital amounts and ratios for the Company and the Bank are presented in the following tables (in thousands):

					Minimum Required
			Minimum Required		to be Well
			to be		Capitalized Under
			Adequately		Prompt Corrective
	Actual		Capitalized		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio

December 31, 2006
Total capital (to risk-weighted assets) Company	$63,806	13.57%	$37,605	8.00%	N/A	N/A
Mount Prospect National Bank	52,618	11.19	37,610	8.00	$47,012	10.00
Tier I capital (to risk-weighted assets) Company	58,563	12.46	18,802	4.00	N/A	N/A
Mount Prospect National Bank	47,375	10.08	18,805	4.00	28,207	6.00
Tier I capital (to average assets) Company	58,563	11.20	20,922	4.00	N/A	N/A
Mount Prospect National Bank	47,375	9.06	20,922	4.00	26,152	5.00

December 31, 2005
Total capital (to risk-weighted assets) Company	$58,436	14.57%	$32,082	8.00%	N/A	N/A
Mount Prospect National Bank	33,012	11.56	22,848	8.00	$28,560	10.00%
State Bank and Trust	12,998	11.33	9,175	8.00	11,469	10.00
Tier I capital (to risk-weighted assets) Company	53,423	13.32	16,041	4.00	N/A	N/A
Mount Prospect National Bank	29,437	10.31	11,424	4.00	17,136	6.00
State Bank and Trust	11,563	10.08	4,588	4.00	6,881	6.00
Tier I capital (to average assets) Company	53,423	10.88	19,642	4.00	N/A	N/A
Mount Prospect National Bank	29,437	8.59	13,709	4.00	17,136	5.00
State Bank and Trust	11,563	7.80	5,933	4.00	7,417	5.00

NOTE O — FAIR VALUE OF FINANCIAL INSTRUMENTS

For the Company, as for most financial institutions, the majority of its assets and liabilities are considered financial instruments. However, many such instruments (principally loans) lack an available trading market, as characterized by a willing buyer and seller engaging in an exchange transaction. It is the Company’s general practice and intent to hold its financial instruments to maturity and not engage in trading. Therefore, the Company had to use significant estimations and present value calculations to prepare this disclosure.

Changes in the assumptions or methodologies used to estimate fair values may materially affect the estimated amounts. Also, management is concerned that there may not be reasonable comparability between institutions due to the wide range of permitted assumptions and methodologies in the absence of active

Northwest Suburban Bancorp, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

markets. This lack of uniformity gives rise to a high degree of subjectivity in estimating financial instrument fair values.

Fair values have been estimated using data that management considered the best available and estimation methodologies deemed suitable for the pertinent category of financial instrument. The following table provides summary information on the approximate carrying amounts and fair values of the Company’s financial instruments (in thousands):

	2006		2005
	Carrying	Estimated	Carrying	Estimated
	Amount of	Fair Value of	Amount of	Fair Value of
	Assets and	Assets and	Assets and	Assets and
	(Liabilities)	(Liabilities)	(Liabilities)	(Liabilities)

Financial assets
Cash and cash equivalents	$7,607	$7,607	$15,349	$15,349
Interest-bearing deposits in other financial institutions	100	100	1,123	1,123
Investment securities	72,341	72,341	81,780	81,780
Federal Reserve Bank stock	499	499	499	499
Federal Home Loan Bank stock	583	583	733	733
Loans, net	419,147	416,303	369,949	367,933
Bank-owned life insurance	12,509	12,509	7,557	7,557
Accrued interest receivable	2,541	2,541	2,197	2,197
Financial liabilities
Deposits	(451,470)	(450,746)	(431,571)	(443,408)
Federal funds purchased and short-term borrowings	(16,419)	(16,419)	(4,567)	(4,567)
Federal Home Loan Bank advance	(3,500)	(3,566)	—	—
Junior subordinated debentures	(10,310)	(10,310)	(10,310)	(10,310)
Accrued interest payable	(1,985)	(1,985)	(1,775)	(1,775)

The following notes summarize the major methods and assumptions used in estimating the fair values of financial instruments.

Cash and Equivalents and Interest-bearing Deposits in Other Financial Institutions

Estimated fair values of cash and due from banks, federal funds sold, and interest-bearing deposits in other financial institutions approximate their carrying amounts.

Investment Securities

Estimated fair values of investments are based on quoted market prices. If a current quoted market price is not available, fair value is estimated using market prices for similar securities.

Other Investments

The carrying values of Federal Reserve Bank stock and Federal Home Loan Bank stock approximate fair value, based on the redemption provisions specified by the Federal Reserve Bank and the Federal Home Loan Bank.

Northwest Suburban Bancorp, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Loans

Estimated fair values of loans with floating interest rates are generally presumed to approximate the recorded carrying amounts. The remaining loans with fixed payment amounts have been estimated using the present value of estimated future cash flows at rates comparable to, or currently offered for, loans with similar terms to borrowers of similar credit quality.

Bank-owned Life Insurance

Fair values of bank-owned life insurance policies are generally presumed to approximate their recorded carrying amount.

Deposits

Fair values of deposits with no stated maturities (demand, NOW, money market, and savings) are estimated to approximate their carrying amounts, which are the amounts due on demand.

Fair values of certificates of deposit with stated maturities have been estimated using the present value of estimated future cash flows discounted at rates currently offered for similar instruments.

The fair value estimates do not include the benefit that results from the low-cost funding provided by the deposit liabilities compared to the cost of borrowing funds in the market or the benefit derived from the customer relationship inherent in existing deposits.

Federal Funds Purchased and Short-term Borrowings

Fair values of borrowed funds that are either overnight transactions or have floating interest rates are presumed to approximate their recorded carrying amount.

Federal Home Loan Bank Advances

Fair values of Federal Home Loan Bank advances with fixed rates have been estimated using the present value of estimated future cash flows at rates comparable to, or currently offered for, Federal Home Loan Bank advances with similar terms.

Junior Subordinated Debentures

Fair values of the floating rate junior subordinated debentures are generally presumed to approximate the recorded carrying amounts.

Accrued Interest

The fair values of accrued interest receivable and accrued interest payable have been excluded from the above table, as the fair values approximate their respective carrying amounts.

Off-balance-sheet Items

There is no material difference between the notional amounts and estimated fair values of off-balance-sheet items, which primarily consist of commitments to extend credit, standby letters of credit, and unfunded loan commitments. These items are generally priced at fair value at the time of funding.

Northwest Suburban Bancorp, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE P — SUBSEQUENT EVENT

On March 22, 2007, the Company announced that it has signed a definitive agreement to sell 100% of the common stock of the Company to Midwest Banc Holdings, Inc. (Midwest). Shareholders will have the election to receive cash or Midwest shares valued at $42.75 per share in the transaction, although the individual shareholder election may be subject to proration if the result of the aggregate elections differ from the prescribed maximum ratio of 55% cash and 45% stock for the total transaction. Completion of the transaction is expected at the end of the third quarter of 2007, pending the Company’s shareholder, regulatory, and other necessary approvals.

The agreement contains provisions for a termination fee of $5,600,000 payable by the Company in any of the following three situations: (i) the Company terminates the agreement prior to a shareholder vote and enters into a definitive agreement to be acquired by a third party pursuant to a superior offer; (ii) Midwest terminates the agreement because the Company’s board of directors changes its recommendation with respect to the merger or fails to recommend the merger and, within one year of such termination, the Company consummates another transaction in which a third party acquires a significant interest in, or acquires significant assets from, the Company; or (iii) Midwest terminates the agreement either because the merger has not been consummated by December 31, 2007 (and such delay is due to the action or inaction of the Company) or approval by the Company’s shareholders is not obtained at the special meeting of shareholders and, in either case, the Company consummates another transaction that was proposed to the Company prior to the termination of the agreement with Northwest and pursuant to which a third party acquires a significant interest in, or acquires significant assets from, the Company. In addition to the termination fee, the Company would be liable to Midwest for reimbursable expenses up to $500,000 in any of the foregoing situations.

APPENDIX A

AGREEMENT AND PLAN OF MERGER

The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about Midwest Banc or Northwest. Such information can be found elsewhere in this proxy statement/prospectus and in the public filings that Midwest Banc makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The merger agreement contains representations and warranties Midwest Banc and Northwest made to each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that Midwest Banc and Northwest have exchanged in connection with signing the merger agreement. Although neither Midwest Banc nor Northwest believes that the disclosure schedules contain information that the securities laws require to be publicly disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached merger agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified by the underlying disclosure schedules. These disclosures contain information that has been included in Midwest Banc’s prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, which subsequent information may or may not be fully reflected in Midwest Banc’s public disclosure.

AGREEMENT AND PLAN OF MERGER
BETWEEN
MIDWEST BANC HOLDINGS, INC.
AND
NORTHWEST SUBURBAN BANCORP., INC.
March 22, 2007

A-i

LIST OF EXHIBITS

Exhibit A — Affiliate Letter

A-ii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of March 22, 2007 (this “Agreement”), by and between Midwest Banc Holdings, Inc., a Delaware corporation (the “Company”), and Northwest Suburban Bancorp., Inc., a Delaware corporation (the “Seller”).

RECITALS

A. Company.  The Company is registered as a bank holding company, having its principal place of business in Melrose Park, Illinois.

B. Seller.  The Seller is registered as a bank holding company, having its principal place of business in Mount Prospect, Illinois.

C. Merger.  The respective Boards of Directors of each of the Company and the Seller have determined that it is advisable and in the best interests of their respective organizations and their stockholders for the Seller to merge with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth herein and in accordance with the Delaware General Corporation Law (the “DGCL”).

D. Board Approval.  The respective Boards of Directors of each of the Company and the Seller have approved the Merger, upon the terms and subject to the conditions set forth herein, and approved and adopted this Agreement.

E. Voting Agreements.  Subsequent to the approval of this Agreement by the Seller’s Board of Directors and concurrently with the execution of this Agreement and as a condition and an inducement to the willingness of the Company to enter into this Agreement, the Company has entered into a Stockholder Voting Agreement (the “Voting Agreement”) pursuant to which each stockholder listed on Schedule I to such Voting Agreement has agreed to vote the shares of the Seller Common Stock (as defined in Article I) beneficially owned by such stockholder in favor of the Merger.

F. Intentions of the Parties.  It is the intention of the Parties that the Merger contemplated by this Agreement be treated as a “reorganization” under Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall constitute a “plan of reorganization” for purposes of the Code.

AGREEMENT

In consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the Parties by their execution hereof), the Parties agree as follows.

ARTICLE I

DEFINITIONS, CONSTRUCTION

Section 1.01.  Definitions.  For purposes of this Agreement, the following capitalized terms have the following meanings.

“Acquisition Proposal” means any offer or proposal (other than an offer or proposal by the Company) relating to any Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) any acquisition or purchase from the Seller by any Person of more than a 15% interest in the total outstanding voting securities of the Seller or any of the Seller Subsidiaries or any tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% or more of the total outstanding voting securities of the Seller or any of the Seller Subsidiaries, or any merger, consolidation, business combination or similar transaction involving the Seller or any of the

Seller Subsidiaries, (ii) any sale, lease, exchange, transfer, license, acquisition or other disposition of more than 15% of the assets of the Seller or any of the Seller Subsidiaries, or (iii) any liquidation or dissolution of the Seller or any of the Seller Subsidiaries.

“Additional Stock Amount” has the meaning set forth in Section 8.01(i).

“Affiliate” means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person including, without limitation, any partnership or joint venture in which any Person (either alone, or through or together with any other Person) has, directly or indirectly, an interest of 5% or more. For purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Agreement” means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

“Average Market Price” means the Final VWAP; provided, however, that if the Final VWAP is less than $17.4131, then the Average Market Price for purposes of this Agreement shall be $17.4131, and if the Final VWAP is greater than $21.2827, then the Average Market Price for purposes of this Agreement shall be $21.2827.

“Bank Secrecy Act” has the meaning set forth in Section 5.03(h)(iv).

“BHCA” has the meaning set forth in Section 5.03(a)(i).

“Blue Sky Laws” has the meaning set forth in Section 5.03(e)(ii).

“Business Day” means any day on which banks are not required or authorized to close in the State of Illinois.

“Cash Consideration” has the meaning set forth in Section 3.01(b)(ii).

“Cash Proration Factor” has the meaning set forth in Section 3.03(c)(ii).

“Certificate(s)” has the meaning set forth in Section 3.02(b).

“Change of Recommendation” has the meaning set forth in Section 6.06(d).

“Closing” has the meaning set forth in Section 2.02.

“Closing Conditions” has the meaning set forth in Section 2.02.

“Closing Date” has the meaning set forth in Section 2.02.

“Closing Employment Agreements” has the meaning set forth in Section 7.03(i).

“Code” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Approvals” has the meaning set forth in Section 5.04(a)(i).

“Company By-Laws” has the meaning set forth in Section 2.04.

“Company Certificate” has the meaning set forth in Section 2.04.

“Company Change of Control” means any of the following transactions in one or a series of related transactions: (i) a merger, consolidation, business combination, or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction will hold less than 50% of the equity interest in the surviving or resulting entity of such transaction, (ii) a sale, lease, exchange, transfer, license or other disposition by the Company and the Company Subsidiaries of all or substantially all of their assets, as a consolidated group, or (iii) the acquisition by any Person (including by way of a tender offer, merger, consolidation, business combination, exchange offer or similar transaction or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of the Company.

“Company Common Stock” means the common stock, par value $.01 per share, of the Company.

“Company Disclosure Schedule” has the meaning set forth in Section 5.01.

“Company Employee Plans” has the meaning set forth in Section 6.13.

“Company Material Adverse Effect” means any Effect that (i) is, or is reasonably expected to be, material and adverse to the financial position, results of operations or business of the Company and the Company Subsidiaries taken as a whole, or (ii) would materially impair the ability of the Company to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement, provided, however, that Company Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or Governmental Authorities, (b) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, (c) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken and expenses incurred in connection with the Merger, in each case in accordance with GAAP, and (d) actions or omissions taken by the Company as required hereunder (except to the extent that any of the changes described in clauses (a) and (b) have a disproportionate adverse effect upon the Company as compared to comparable U.S. banking or financial services organizations).

“Company Reports” has the meaning set forth in Section 5.04(g)(i).

“Company SEC Reports” has the meaning set forth in Section 5.04(g)(i).

“Company Subsidiary(ies)” has the meaning set forth in Section 5.04(a)(i).

“Consent” means any consent, approval, authorization, clearance, exemption, waiver, permit, franchise, charter, license, easement, grant or similar affirmation by any Person pursuant to any Contract, Law or Order.

“Contract” means, whether written or unwritten, any legally binding agreement, arrangement, authorization, commitment, indenture, instrument, license, lease, obligation, plan, practice, restriction, understanding or undertaking to which any Person is a party or that is binding on any Person or its capital stock, assets or business, including, without limitation, any binding letter of intent or memorandum of understanding.

“Continued Employee” has the meaning set forth in Section 6.13.

“Costs” has the meaning set forth in Section 6.12(a).

“DGCL” has the meaning set forth in the Recitals.

“Disclosure Schedule” means the Company Disclosure Schedule or the Seller Disclosure Schedule, as applicable.

“Dissenting Shares” has the meaning set forth in Section 3.01(d).

“Effect” means any effect, change, event, fact, condition, occurrence or development.

“Effective Date” has the meaning set forth in Section 2.02.

“Effective Time” means the effective time of the Merger, as provided for in Section 2.02.

“Electing Number” has the meaning set forth in Section 3.03(b).

“Electing Seller Shares” has the meaning set forth in Section 3.01(b)(i).

“Election Date” has the meaning set forth in Section 3.02(c).

“Environmental Claims” has the meaning set forth in Section 5.03(l).

“Environmental Laws” has the meaning set forth in Section 5.03(l).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Agent” has the meaning set forth in Section 3.02(b).

“Exchange Fund” has the meaning set forth in Section 3.05.

“Exchange Ratio” means the quotient obtained (expressed to the nearest thousandth) by dividing (x) $42.75 by (y) the Average Market Price; provided, that if the Seller provides notice of termination of this Agreement as provided in Section 8.01(i)(1) and the Company elects to increase the Stock Consideration as provided in Section 8.01(i)(3), the Exchange Ratio shall equal the Additional Stock Amount determined in accordance with Section 8.01(i)(3).

“Executive Agreements” means those agreements and arrangements referenced on Section 6.13 of the Seller Disclosure Schedule that are executed by the Seller and certain executive officers of the Seller as of the date of this Agreement.

“FDIC” has the meaning set forth in Section 5.03(a)(ii).

“Federal Reserve Board” has the meaning set forth in Section 5.03(a)(i).

“Final Index Price” means the average of the Final Prices for all of the companies comprising the Index Group. If the Company or any company belonging to the Index Group declares a stock dividend or effects a reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Effective Time, the closing prices for the common stock of such company shall be appropriately adjusted for the purposes of the applicable definitions herein so as to be comparable to the closing price on the date of this Agreement.

“Final Price” of any company belonging to the Index Group means the average of the daily closing sale prices of a share of common stock of such company, as reported in the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, during the period of thirty (30) consecutive trading days in which such shares are traded on such market or exchange ending at the end of the third (3rd) trading day immediately preceding the Effective Time.

“Final VWAP” means the volume weighted average price per share of Company Common Stock, rounded to the nearest one-hundredth of a cent, during the period of thirty (30) consecutive trading days in which such shares are traded on The Nasdaq Stock Market ending at the end of the third (3rd) trading day immediately preceding the Effective Time. For this purpose, the Final VWAP shall be calculated using the default criteria for the function known as “Bloomberg VWAP” of the AQR function for Company Common Stock on the automated quote and analytical system distributed by Bloomberg Financial LP.

“Form of Election” has the meaning set forth in Section 3.02(c).

“GAAP” has the meaning set forth in Section 5.03(g)(ii).

“GLB Act” has the meaning set forth in Section 5.03(h)(iv).

“Governmental Authority” has the meaning set forth in Section 3.10.

“Hazardous Materials” has the meaning set forth in Section 5.03(r).

“IDFPR” has the meaning set forth in Section 5.03(a).

“Indemnified Party(ies)” has the meaning set forth in Section 6.12(a).

“Index Group” means all of those companies that comprise the Nasdaq Bank Index, the common stock of which is publicly traded and as to which there is no pending publicly announced proposal at any time during the period of thirty (30) consecutive trading days ending at the end of the third (3rd) trading day immediately preceding the Effective Time for such company to be acquired or to acquire another company or with respect to any other extraordinary transaction or event (other than any transaction contemplated in the definition of “Final Index Price” set forth herein).

“Initial Index Price” means $3,335.29, which is the average of the daily closing sale prices of a share of common stock of the companies comprising the Index Group, as reported in the consolidated transactions reporting system for the market or exchange on which such common stock is principally traded, during the period of thirty (30) consecutive trading days in which such shares are traded on such market or exchange ending at the end of trading on March 20, 2007.

“Initial VWAP” means $19.3479, which is the volume weighted average price per share of Company Common Stock, rounded to the nearest one-hundredth of a cent, during the period of thirty (30) consecutive trading days in which such shares are traded on The Nasdaq Stock Market ending at the end of trading on March 20, 2007. For this purpose, the Initial VWAP shall be calculated using the default criteria for the function known as “Bloomberg VWAP” of the AQR function for Company Common Stock on the automated quote and analytical system distributed by Bloomberg Financial LP.

“IRS” has the meaning set forth in Section 5.03(i)(i).

“Knowledge”, as used with respect to a Party, means (i)(A) in the case of the Seller, those facts that are actually known by the Chief Executive Officer, President or Chief Financial Officer of the Seller or Mount Prospect National Bank or any of the other executive officers who also serve on the Seller’s or Mount Prospect National Bank’s Board of Directors, and (B) in the case of the Company, those facts that are actually known by the Chief Executive Officer, President or Chief Financial Officer of the Company, and (ii) those facts that would reasonably be expected to have come to the attention of one or more of the officers referred to in the preceding clause (i) had such officer conducted a reasonable due diligence review of such Party’s operations and business.

“Law” means any federal, state, local, municipal, foreign, international, multinational, territorial or other administrative order, constitution, law, ordinance, rule, regulation, statute or treaty and any guidance issued thereunder, including any transitional relief or rules provided in connection therewith.

“Liability”, as to any Person, means (i) any obligation of such Person for borrowed money, (ii) any obligation of such Person evidenced by bonds, debentures, notes or other instruments, (iii) any obligation of such Person to pay the deferred purchase price of property or services, (iv) any capitalized lease obligation of such Person, (v) any obligation or liabilities of others secured by a Lien on any asset owned by such Person, whether or not such obligation or liability is assumed by such Person, (vi) any contingent obligation of such Person, and (vii) any other liability of such Person, whether known or unknown, unasserted or asserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated or due or to become due.

“Liens” means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on or with respect to any property (real or personal) or property (real or personal) interest, other than (i) Liens for current Taxes upon the assets or property of a Person or its subsidiaries which are not yet due and payable provided appropriate reserves have been established therefor on the financial statements of such Person, (ii) for depository institution subsidiaries of a Person, pledges to secure deposits and Liens incurred in the ordinary course of the banking business, and (iii) zoning restrictions, easements, licenses and other restrictions on the use of real property, or minor irregularities in title thereto, that do not materially impair the use of such property in the operation of the business of such Person as such is now presently being conducted.

“Loan Property” has the meaning set forth in Section 5.03(l).

“Material Contract” has the meaning set forth in Section 5.03(r).

“Maximum Amount” has the meaning set forth in Section 6.12(c).

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 3.01(b).

“Non-Electing Number” has the meaning set forth in Section 3.03(c).

“Non-Electing Shares” has the meaning set forth in Section 3.03(c).

“Non-Qualifying Stock Election” has the meaning set forth in Section 3.03(b)(iii).

“Non-Qualifying Non-Electing Shares” has the meaning set forth in Section 3.03(c)(iii).

“OCC” means the Office of the Comptroller of the Currency.

“Order” means any award, decision, decree, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or any other Governmental Authority.

“OTS” means the Office of Thrift Supervision.

“Participation Facility” has the meaning set forth in Section 5.03(l).

“Party” means the Company or the Seller, as applicable, and “Parties” means the Company and the Seller.

“Patriot Act” has the meaning set forth in Section 5.03(h)(iv).

“Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

“Previously Disclosed” by a Party means information set forth in its Disclosure Schedule.

“Proceeding” means any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, formal inquiry, administrative or other proceeding, or written notice by any Person alleging potential Liability of another Person, or invoking or seeking to invoke legal process to obtain information relating to or affecting another Person, which affects such other Person’s business, assets (including Contracts related to it), or obligations under the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities in the ordinary course consistent with past practice.

“Proxy Statement/Prospectus” has the meaning set forth in Section 5.03(h).

“Qualifying Non-Electing Share” has the meaning set forth in Section 3.03(c)(i).

“Qualifying Stock Election” has the meaning set forth in Section 3.03(b)(i).

“Registration Statement” has the meaning set forth in Section 5.04(h).

“Regulatory Authority” means the Federal Trade Commission, the United States Department of Justice, the Federal Reserve Board, the FDIC, the OCC, the OTS, the IDFPR, the SEC, and all other federal and state regulatory agencies and public authorities having jurisdiction over any of the Parties or their respective Subsidiaries.

“Reimbursable Company Expenses” means all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to the Company and its Affiliates) incurred by the Company, its Affiliates or on their behalf in connection with or related to the authorization, preparation and execution of this Agreement, the Registration Statement, the Proxy Statement/Prospectus, the solicitation of stockholder approvals and all other matters related to the closing of the transactions contemplated by this Agreement.

“Rights” means all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, warrants or other binding obligations of any character whatsoever by which a Person is or may be bound to issue additional shares of its capital stock or other Rights, or securities or Rights convertible into or exchangeable for, shares of the capital stock of a Person.

“SEC” means the Securities and Exchange Commission.

“Section 409A” has the meaning set forth in Section 5.03(i)(v).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller 2006 Financial Statements” has the meaning set forth in Section 6.20.

“Seller Approvals” has the meaning set forth in Section 5.03(a)(ii).

“Seller Benefit Plans” has the meaning set forth in Section 5.03(i)(i).

“Seller’s Board of Directors Recommendation” has the meaning set forth in Section 5.03(d).

“Seller By-Laws” has the meaning set forth in Section 5.03(b).

“Seller Certificate” has the meaning set forth in Section 5.03(b).

“Seller Common Stock” means the common stock, par value $0.01 per share, of the Seller.

“Seller Disclosure Schedule” has the meaning set forth in Section 5.01.

“Seller Financial Statements” has the meaning set forth in Section 5.03(g)(ii).

“Seller Material Adverse Effect” means any Effect that (i) is, or is reasonably expected to be, material and adverse to the financial position, results of operations or business of the Seller and the Seller Subsidiaries taken as a whole, or (ii) would materially impair the ability of the Seller to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement, provided, however, that Seller Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or Governmental Authorities, (b) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, (c) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken and expenses incurred in connection with the Merger, in each case in accordance with GAAP (except to the extent that any of the changes described in clauses (a) and (b) have a disproportionate adverse effect upon the Seller as compared to comparable U.S. banking or financial services organizations), and (d) actions or omissions taken by the Seller as required hereunder.

“Seller Reports” has the meaning set forth in Section 5.03(g)(i).

“Seller Stock Options” has the meaning set forth in Section 3.16.

“Seller Stock Option Plans” means the Amended and Restated Northwest Suburban Bancorp, Inc. 1997 Stock Incentive Plan and the Northwest Suburban Bancorp., Inc. Restated and Amended Directors’ Stock Option Plan.

“Seller Stockholders’ Meeting” has the meaning set forth in Section 5.03(j).

“Seller Subsidiary(ies)” has the meaning set forth in Section 5.03(a)(i).

“Seller Treasury Shares” has the meaning set forth in Section 3.01(a).

“Stock Consideration” has the meaning set forth in Section 3.01(b)(i).

“Stock Election” has the meaning set forth in Section 3.02(a).

“Stock Proration Factor” has the meaning set forth in Section 3.03(b)(ii).

“Subsidiary(ies)” means the Company Subsidiaries or the Seller Subsidiaries, as applicable.

“Subsidiary Bank Merger” has the meaning set forth in Section 6.17.

“Subsidiary Reorganization” has the meaning set forth in Section 6.17.

“Subsidiary Organizational Documents” has the meaning set forth in Section 5.03(b).

“Superior Offer” means an unsolicited, bona fide written offer made by a third Person to consummate any of the following transactions in one or a series of related transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Seller pursuant to which the stockholders of the Seller immediately preceding such transaction will hold less than 50% of the equity interest in the surviving or resulting entity of such transaction, (ii) a sale, lease, exchange, transfer, license or other disposition by the Seller and the Seller Subsidiaries of all or substantially all of their assets, as a consolidated group, or (iii) the acquisition by any Person (including by way of a tender offer, merger, consolidation, business combination, exchange offer or similar transaction or issuance by the Seller), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of the Seller; provided, however, that in each of clause (i), (ii) or (iii) above, the Superior Offer shall be on terms that the Seller’s Board of Directors determines, in its good faith judgment, to be more favorable to the stockholders of the Seller (taking into account all factors which the Seller’s Board of Directors may deem reasonably relevant, including, without limitation, the relative value and form of the consideration offered, all other terms and conditions of the respective offer, including, without limitation, the presence of a financial contingency, the likelihood of obtaining financing on a timely basis if a financing contingency is present, and the likelihood of obtaining any required Consents or Orders from Governmental Authorities) than the terms of the Merger (after receipt and consideration of the advice of a financial advisor of nationally recognized reputation).

“Surviving Corporation” has the meaning set forth in Section 2.01.

“Takeover Laws” has the meaning set forth in Section 5.03(e)(i).

“Tax” and “Taxes” means any federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, profits, alternative or add-on minimum, sales, use, ad valorem, goods and services, capital, capital stock, production, transfer, registration, franchise, windfall profits, license, withholding, payroll, social security (or similar) employment, disability, employer health, excise, estimated, severance, stamp, occupation, premium, property, environmental (including taxes under Code Section 59A), unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Authority, whether disputed or not, and including any obligation to indemnify or otherwise assume or succeed to the tax Liability of any other Person, whether arising before, on or after the Effective Date.

“Tax Returns” means any return, amended return, claim for refund or information return or other report (including elections, declarations, disclosures, schedules and estimates) required to be filed with respect to any Tax, including any amendment thereof.

“Termination Fee” has the meaning set forth in Section 8.03(a).

“Title IV Plan” has the meaning set forth in Section 5.03(i)(ii).

“Total Cash Number” has the meaning set forth in Section 3.03(a).

“Total Qualifying Cash Number” has the meaning set forth in Section 3.03(c)(ii).

“Total Qualifying Stock Election Number” has the meaning set forth in Section 3.03(b)(ii).

“Total Stock Election Number” has the meaning set forth in Section 3.03(a).

“Voting Agreement” has the meaning set forth in the Recitals.

ARTICLE II

MERGER, EFFECTS OF MERGER

Section 2.01.  Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time the Seller shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of the Seller shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

Section 2.02.  Closing, Effective Date and Effective Time.  At the Company’s election, the closing of the Merger (the “Closing”) shall take place on (i) the last business day of, or (ii) the first business day of the month following, or (iii) the first business day of the month which is the first month of the earliest calendar quarter following, in each case, the month during which all applicable waiting periods in connection with approvals of Governmental Authorities and the receipt of all approvals of Governmental Authorities and all conditions to the consummation of the Merger (the “Closing Conditions”) are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of such conditions) (provided, that no Closing Date determined under clause (iii) may occur more than forty-five (45) days after the date on which the Closing Conditions are satisfied or waived), or on such other date after such satisfaction or waiver as the Company and the Seller may agree (the “Closing Date”). Contemporaneous with the Closing, the Parties shall cause the Merger to be consummated by filing a certificate of merger, as necessary, and any other required documents, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the effective date and time of such filing or such date and time as the Company and the Seller shall agree and specify in the certificate of merger are referred to herein as the “Effective Time”; the date on which the Effective Time shall occur is referred to herein as the “Effective Date”).

Section 2.03.  Effects of Merger.  At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all of the property, rights, privileges, powers and franchises of the Company and the Seller shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Seller shall become the debts, liabilities and duties of the Surviving Corporation.

Section 2.04.  Certificate of Incorporation and By-Laws.  At the Effective Time, the Company’s Certificate of Incorporation, as amended or restated (the “Company Certificate”), and the Company’s By-Laws, as amended or restated (the “Company By-Laws”), as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and the By-Laws of the Surviving Corporation.

Section 2.05.  Directors and Officers.  At the Effective Time, the directors of the Company immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By Laws of the Surviving Corporation, except that one person, mutually satisfactory to the Company and the Seller who satisfies the definition of an “independent director” under the Nasdaq listing standards, shall be added to the Board of Directors of the Surviving Corporation as soon as practicable after the Effective Time. At the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.

Section 2.06.  Changes.  With the prior written consent of the Seller (which consent shall not be unreasonably withheld), the Company may at any time prior to the Seller Stockholders’ Meeting change the method of effecting the combination with the Seller (including the provisions of this Article II) if and to the extent it deems such change to be reasonably necessary, appropriate or desirable, provided, however, that no such change shall (i) alter or change the amount or kind of Merger Consideration to be issued to holders of Seller Common Stock as provided for in this Agreement, (ii) cause the transaction to not qualify as a reorganization under Section 368 of the Code, or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement. The Parties shall appropriately amend this Agreement and any related documents to reflect any such revised structure or method.

ARTICLE III

MERGER CONSIDERATION, EXCHANGE PROCEDURES

Section 3.01.  Effect on Common Stock.  As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Seller Common Stock:

(a) Seller Treasury Shares.  All shares of Seller Common Stock that are owned by the Seller, other than in a fiduciary capacity, as treasury stock or otherwise (the “Seller Treasury Shares”) or by the Company shall be canceled and retired and shall cease to exist and no cash, Company Common Stock or other consideration shall be delivered in exchange therefor.

(b) Merger Consideration.  Subject to Section 3.03, each share of Seller Common Stock issued and outstanding immediately prior to the Effective Time (other than the Seller Treasury Shares, the Dissenting Shares and shares of Seller Common Stock owned by the Company) shall be converted at the Effective Time into the following (the “Merger Consideration”):

(i) for each such share of Seller Common Stock with respect to which a Stock Election has been effectively made and not revoked or lost pursuant to Section 3.02 (the “Electing Seller Shares”), the right to receive (A) the number of fully paid and nonassessable shares of Company Common Stock equal to the Exchange Ratio or (B) in the event that a Company Change of Control is consummated or the Company enters into a Contract providing for a Company Change of Control, in each case prior to the Effective Time, 2.2095 fully paid and nonassessable shares of Company Common Stock (the shares of Company Common Stock set forth in clause (A) or clause (B), as applicable, are referred to herein as the “Stock Consideration”); and

(ii) for each such share of Seller Common Stock (other than Electing Seller Shares), the right to receive $42.75 in cash (the “Cash Consideration”). The Stock Consideration and the Cash Consideration shall be subject to further adjustment as set forth in Section 3.04. Upon such conversion, all such shares of Seller Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each Certificate shall thereafter represent the right to receive the Merger Consideration and cash for fractional shares in accordance with Section 3.09 upon the surrender of the Certificate(s) in accordance with the terms of this Agreement.

(c) Company Common Stock.  Each share of Company Common Stock outstanding immediately prior to the Effective Time shall remain outstanding and unchanged following the Effective Time.

(d) Dissenting Shares.  Notwithstanding anything in this Agreement to the contrary, shares of Seller Common Stock that are issued and outstanding immediately prior to the Effective Time and that are owned by stockholders that have properly perfected their rights of appraisal within the meaning of Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, unless and until such stockholders shall have failed to perfect any available right of appraisal under applicable Law, but, instead, the holders thereof shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with Section 262 of the DGCL. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, the shares of Seller Common Stock held by such stockholder shall not be deemed Dissenting Shares for purposes of this Agreement and shall thereupon be deemed to have been converted into the Merger Consideration at the Effective Time in accordance with Section 3.01(b) (and, if no election is timely made by such holder pursuant to Section 3.02, into the Cash Consideration, subject to proration pursuant to Section 3.03). The Seller shall give the Company (A) prompt notice of any demands for appraisal filed pursuant to Section 262 of the DGCL received by the Seller, withdrawals of such demands and any other instruments served or delivered in connection with such demands pursuant to the DGCL and received by the Seller, and (B) the opportunity to participate in all negotiations and proceedings with respect to demands made pursuant to Section 262 of the DGCL. The Seller shall not, except with the prior written consent of the Company, (x) make any payment with respect to any such demand, (y) offer to settle or settle any such demand, or (z) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the DGCL.

Section 3.02.  Stock Elections.

(a) Right to Make.  Each Person who, on or prior to the Election Date, is a record holder of shares of Seller Common Stock shall be entitled, with respect to all or any portion of such Person’s shares, other than Seller Treasury Shares and Dissenting Shares, to make an unconditional election (a “Stock Election”) on or prior to such Election Date to receive Company Common Stock for such holder’s shares of Seller Common Stock, on the basis hereinafter set forth; provided, however, that, unless the nominee advises the Exchange Agent otherwise in writing, each of the beneficial owners of shares held of record by a bank, trust company, broker, dealer or other recognized nominee (including, for these purposes, shares allocated to participants’ accounts under any Seller Benefit Plans) shall be treated as a separate record holder and either directly or through such nominee may submit a separate Form of Election for shares that are beneficially owned by such beneficial owner.

(b) Exchange Agent.  Prior to the Effective Time, the Company shall appoint, subject to the approval of the Seller (which approval shall not be unreasonably withheld or delayed), an exchange agent (the “Exchange Agent”) for the purpose of exchanging certificates which immediately prior to the Effective Time evidenced shares of Seller Common Stock (the “Certificates”) for the Merger Consideration.

(c) Forms of Election.  The Company shall prepare a form of election (the “Form of Election”) which shall be subject to the approval of the Seller (which approval shall not be unreasonably withheld or delayed) to be mailed by the Seller to the record holders of shares of Seller Common Stock not more than sixty (60) Business Days nor less than twenty (20) Business Days prior to the Election Date. The Form of Election may be included on the proxy solicited from stockholders of the Seller in connection with the approval of the Seller’s stockholders of the Merger. The Form of Election shall be used by each record holder of shares of Seller Common Stock who wishes to make a Stock Election, subject to the proration provisions of Section 3.03. The Seller shall use its reasonable efforts to make the Form of Election available to all Persons who become holders of shares of Seller Common Stock during the period between the record date for the mailing of the Form of Election and the Election Date. Any Stock Election shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., Chicago time, on the Business Day specified by the Seller in the Form of Election (or a later Business Day specified by the Seller, reasonably acceptable to the Company, in a subsequent press release or other mailing to each of the Seller’s stockholders) (the “Election Date”), which Election Date shall be two (2) Business Days prior to the date on which the Company reasonably believes the Effective Time will occur, a Form of Election properly completed and signed and accompanied by Certificates representing the shares of Seller Common Stock to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Seller (or by an appropriate guarantee of delivery of such Certificates as set forth in such Form of Election from a firm which is an “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Exchange Act); provided that such Certificates are in fact delivered to the Exchange Agent by the time set forth in such guarantee of delivery). Any Form of Election may be revoked by the stockholder submitting it only by written notice received by the Exchange Agent prior to 5:00 p.m., Chicago time, on the Election Date. If a Form of Election is revoked, the Certificate or Certificates (or guarantees of delivery, as appropriate) for the shares of Seller Common Stock to which such Form of Election relates shall be promptly returned by the Exchange Agent to the stockholder of the Seller submitting the same.

(d) Exchange Agent Determination.  The determination of the Exchange Agent (or the mutual determination of the Seller and the Company in the event that the Exchange Agent declines to make any such determination) shall be binding as to whether or not Stock Elections have been properly made or revoked pursuant to this Section 3.02 with respect to shares of Seller Common Stock and as to when Stock Elections and revocations were received by it. If the Exchange Agent reasonably determines in good faith that any Stock Election was not properly made with respect to shares of Seller Common Stock, such shares shall be treated by the Exchange Agent as shares which were not Electing Seller Shares at the Effective Time, and such shares shall be converted in the Merger into (i) the right to receive the Stock Consideration pursuant to

Section 3.01(b)(i) with respect to forty-five percent (45%) of such shares and (ii) the right to receive the Cash Consideration pursuant to Section 3.01(b)(ii) with respect to fifty-five percent (55%) or such shares, subject to proration as provided in Section 3.03. The Exchange Agent (or the Seller and the Company by mutual agreement in the event that the Exchange Agent declines to make any such determination) shall also make all computations as to the allocation and the proration contemplated by Section 3.03, and any such computation shall be conclusive and binding on the stockholders of the Seller. The Exchange Agent may, with the mutual written agreement of the Seller and the Company, make such rules as are consistent with this Section 3.02 for the implementation of the Stock Elections provided for in this Agreement and as shall be necessary or desirable to fully effect such Stock Elections.

Section 3.03.  Proration.

(a) Proration Requirements.  Notwithstanding anything in this Agreement to the contrary, the number of shares of Seller Common Stock (the “Total Stock Election Number”) to be converted into the right to receive Stock Consideration in the Merger shall be equal to forty-five percent (45%) of the number of issued and outstanding shares of Seller Common Stock immediately prior to the Effective Time. The number of shares of Seller Common Stock to be converted into the right to receive Cash Consideration in the Merger (the “Total Cash Number”) shall be equal to (i) the number of issued and outstanding shares of Seller Common Stock immediately prior to the Effective Time, less (ii) the sum of (A) the Total Stock Election Number, and (B) the number of Dissenting Shares, if any; provided, however, that, in the event that the Electing Number shall be less than the Total Stock Election Number, the Company may, in its sole discretion, increase the Total Cash Number by an amount up to (but not to exceed) the amount of any such difference; provided further, however, that the Company shall not increase the Total Cash Number by an amount that would prevent either the tax opinion referred to in Section 7.02(c) or the tax opinion referred to in Section 7.03(c) from being rendered because the firm charged with providing such opinion reasonably determines that, as a result of such increase in the Total Cash Number, the Merger may not satisfy the continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code. To the extent the Company exercises its right to increase the amount of the Total Cash Number as described in this Section 3.03(a), the Parties acknowledge and agree that such increased amount shall be deemed the “Total Cash Number” as used in this Section 3.03, and the amount of the Total Stock Election Number shall be correspondingly decreased and the resulting decreased amount of the Total Stock Election Number shall be deemed the “Total Stock Election Number” as used in this Section 3.03.

(b) Procedure for Decreasing Stock Election Number.  If the aggregate number of shares of Seller Common Stock in respect of which Stock Elections have been made (the “Electing Number”) exceeds the Total Stock Election Number, each Electing Seller Share shall be converted into the right to receive shares of Company Common Stock or the Cash Consideration in accordance with the terms of Section 3.01 in the following manner:

(i) if any Person shall have effectively made, and not subsequently revoked or lost, a Stock Election with respect to exactly forty-five percent (45%) of all of such Person’s shares of Seller Common Stock (a “Qualifying Stock Election”), each share of Seller Common Stock with respect to which such Qualifying Stock Election has been made shall be converted into the right to receive Stock Consideration;

(ii) a proration factor (the “Stock Proration Factor”) shall be determined by dividing (A) the difference obtained by subtracting the aggregate number of shares of Seller Common Stock with respect to which a Qualifying Stock Election has been made (the “Total Qualifying Stock Election Number”) from the Total Stock Election Number by (B) the difference obtained by subtracting the Total Qualifying Stock Election Number from the Electing Number;

(iii) the number of Electing Seller Shares covered by each Stock Election that is not a Qualifying Stock Election (a “Non-Qualifying Stock Election”) that shall be converted into the right to receive Stock Consideration shall be determined by multiplying the Stock Proration Factor by the total number of Electing Seller Shares covered by such Non-Qualifying Stock Election; and

(iv) all Electing Seller Shares, other than those shares converted into the right to receive Stock Consideration in accordance with Section 3.03(b)(i) or Section 3.03(b)(iii), shall be converted into the right to receive the Cash Consideration (on a consistent basis among stockholders of the Seller who made Stock Elections, pro rata to the respective numbers of shares of Seller Common Stock as to which they made such Stock Elections) as if such shares were not Electing Seller Shares, in accordance with the terms of Section 3.01(b)(ii).

(c) Procedure for Increasing Stock Election Number.  If the number of shares (the “Non-Electing Number”) of Seller Common Stock as to which no Stock Elections were made, other than Seller Treasury Shares and Dissenting Shares (such shares, the “Non-Electing Shares”), exceeds the Total Cash Number (as the same may be increased as provided in Section 3.03(a)), each Non-Electing Share shall be converted into the right to receive shares of Company Common Stock or cash in accordance with the terms of Section 3.01 in the following manner:

(i) if any Person shall have made a Qualifying Stock Election, each Non-Electing Share (each, a “Qualifying Non-Electing Share”) held by such Person shall be converted into the right to receive the Cash Consideration;

(ii) a proration factor (the “Cash Proration Factor”) shall be determined by dividing (A) the difference obtained by subtracting the aggregate number of Qualifying Non-Electing Shares (the “Total Qualifying Cash Number”) from the Total Cash Number by (B) the difference obtained by subtracting the Total Qualifying Cash Number from the Non-Electing Number;

(iii) the number of Non-Electing Shares other than Qualifying Non-Electing Shares (the “Non-Qualifying Non-Electing Shares”) to be converted into the right to receive the Cash Consideration shall be determined by multiplying the Cash Proration Factor by the total number of Non-Qualifying Non-Electing Shares; and

(iv) all Non-Electing Shares, other than those converted into the right to receive Cash Consideration in accordance with Section 3.03(c)(i) or Section 3.03(c)(iii), shall be converted into the right to receive Stock Consideration (on a consistent basis among stockholders of the Seller who held Non-Qualifying Non-Electing Shares, pro rata to the respective number of Non-Qualifying Non-Electing Shares) as if such shares were Electing Seller Shares, in accordance with the terms of Section 3.01(b)(i).

Section 3.04.  Adjustment for Dilution and Other Matters.  If between the date of this Agreement and the Effective Time, the outstanding Company Common Stock or Seller Common Stock shall have been changed into a different number of shares or different class by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the Merger Consideration shall be appropriately adjusted to provide to the holders of Seller Common Stock the same economic effect as contemplated by this Agreement prior to such event. In the event that the sum of (i) the number of shares of Seller Common Stock presented for exchange pursuant to this Article III or otherwise issued and outstanding at the Effective Time, and (ii) the number of shares of Seller Common Stock issuable upon the exercise of Seller Stock Options or other Rights (whether pursuant to Seller Stock Options or otherwise) as of the Effective Time, shall be greater than the sum of (x) the number of shares of Seller Common Stock issued and outstanding as of the date hereof, and (y) the number of shares of Seller Common Stock issuable upon exercise of Seller Stock Options or other Rights as of the date hereof, each as set forth in Section 5.03(c) of the Seller Disclosure Schedule, then the Merger Consideration shall be appropriately and proportionately decreased to take into account such additional issued and outstanding, or issuable, shares of Seller Common Stock. If, between the date hereof and the Effective Time, the Company shall consolidate with or merge into any other corporation and the terms thereof shall provide that Company Common Stock shall be converted into or exchanged for the shares of any other corporation or entity, then provision shall be made as part of the terms of such consolidation or merger so that stockholders of the Seller who would be entitled to receive shares of Company Common Stock pursuant to this Agreement shall be entitled to receive, in lieu of each share of Company Common Stock issuable to such stockholders as provided herein, the same kind and amount of securities or assets as shall be distributable upon such consolidation or merger with respect to one share of Company Common Stock.

Section 3.05.  Exchange Fund.  The Company shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Seller Common Stock, at or prior to the Effective Time, certificates representing the Company Common Stock issuable pursuant to Section 3.01 in exchange for outstanding shares of Seller Common Stock. The Company shall maintain cash sufficient to pay the cash portion of the Merger Consideration and, as needed, additional cash sufficient to pay cash in lieu of fractional shares pursuant to Section 3.09 and any dividends and other distributions pursuant to Section 3.07. Any certificates of Company Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund.”

Section 3.06.  Exchange Procedures.  As soon as practicable after the Effective Time, but in no event later than five (5) Business Days after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of a Certificate who has not surrendered the Certificate representing all of the shares of Seller Common Stock owned by such holder pursuant to Section 3.02 (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as the Company may reasonably specify, and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) one or more shares of Company Common Stock (which may be, at the election of the Company, in uncertificated book-entry form) representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 3.01 and Section 3.03 (after taking into account all shares of Seller Common Stock then held by such holder), and (B) a check for the cash portion of the Merger Consideration (subject to the proration provisions of Section 3.03) and for the cash that such holder has the right to receive pursuant to the provisions of this Article III, including cash in lieu of any fractional shares of Company Common Stock pursuant to Section 3.09 and dividends and other distributions pursuant to Section 3.07. No interest shall be paid or shall accrue on any cash payable for the cash portion of the Merger Consideration or pursuant to Section 3.07 or Section 3.09. In the event of a transfer of ownership of Seller Common Stock which is not registered in the transfer records of the Seller, one or more shares of Company Common Stock evidencing, in the aggregate, the proper number of shares of Company Common Stock and a check for the cash portion of the Merger Consideration, the cash in lieu of any fractional shares of Company Common Stock pursuant to Section 3.09 and any dividends or other distributions to which such holder is entitled pursuant to Section 3.07, may be issued with respect to such Seller Common Stock to such a transferee if the Certificate representing such shares of Seller Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Persons who have made an effective Stock Election as provided in Section 3.02 and Section 3.03 and surrendered Certificates as provided therein shall be treated as if they have properly surrendered Certificates together with the letter of transmittal pursuant to this Section 3.06.

Section 3.07.  Distributions With Respect to Unexchanged Shares.  No dividends or other distributions declared or made with respect to shares of Company Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Company Common Stock that such holder would be entitled to receive upon surrender of such Certificate until such holder shall surrender such Certificate in accordance with Section 3.06. Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be paid to such holder of shares of Company Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date prior to such surrender payable with respect to such shares of Company Common Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Company Common Stock.

Section 3.08.  No Further Rights in Seller Common Stock.  All shares of Company Common Stock issued and cash paid upon conversion of shares of Seller Common Stock in accordance with the terms of this

Article III (including any cash paid pursuant to Section 3.07 or Section 3.09) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Seller Common Stock. Until surrendered as contemplated by this Article III, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration.

Section 3.09.  No Fractional Shares of Company Common Stock.  No certificates or scrip or shares of Company Common Stock representing fractional shares of Company Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates and such fractional share interests shall not entitle the owner thereof to vote or to have any rights of a stockholder of the Company or a holder of shares of Company Common Stock. Notwithstanding any other provision of this Agreement, each holder of shares of Seller Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Company Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Company Common Stock multiplied by (ii) the closing price for a share of Company Common Stock on The Nasdaq Stock Market on the last trading day immediately preceding the Effective Time.

Section 3.10.  Termination of Exchange Fund.  Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for six (6) months after the Effective Time shall be delivered to the Company or otherwise on the instruction of the Company and any holders of the Certificates who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation and the Company for the Merger Consideration with respect to the shares of Seller Common Stock formerly represented thereby to which such holders are entitled pursuant to Section 3.01 Section 3.06, any cash in lieu of fractional shares of Company Common Stock to which such holders are entitled pursuant to Section 3.09 and any dividends or distributions with respect to shares of Company Common Stock to which such holders are entitled pursuant to Section 3.07. Any portion of the Exchange Fund remaining unclaimed by holders of Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any United States federal, state or local or any foreign government, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory (including any Regulatory Authority) or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any arbitrator or arbitral body (each a “Governmental Authority”), shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

Section 3.11.  No Liability.  None of the Company, the Seller, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

Section 3.12.  Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Seller Common Stock formerly represented thereby, any cash in lieu of fractional shares of Company Common Stock, and unpaid dividends and distributions on shares of Company Common Stock deliverable in respect thereof, pursuant to this Agreement.

Section 3.13.  Withholding Rights.  The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Seller Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Seller Common Stock in respect of which such deduction and withholding was made by the Surviving

Corporation, and such amounts shall be delivered by the Surviving Corporation to the applicable Taxing authority.

Section 3.14.  Further Assurances.  At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Seller or the Company, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Seller or the Company, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 3.15.  Stock Transfer Books.  The stock transfer books of the Seller shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of shares of Seller Common Stock thereafter on the records of the Seller. On or after the Effective Time, any Certificates presented to the Exchange Agent or the Surviving Corporation for any reason shall be converted into the Merger Consideration with respect to the shares of Seller Common Stock formerly represented thereby, any cash in lieu of fractional shares of Company Common Stock to which the holders thereof are entitled pursuant to Section 3.09 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 3.07.

Section 3.16.  Seller Stock Options.  The Seller shall take all action reasonably necessary so that, on or before the Closing Date, each holder of a stock option (the “Seller Stock Options”) heretofore granted under the Seller Stock Option Plans or pursuant to any employment or other agreement shall exercise such Seller Stock Option in accordance with its terms or exchange it with the Seller as described in Section 6.13 of the Seller Disclosure Schedule; provided, however, that in the event that any such Seller Stock Options shall remain outstanding immediately prior to the Effective Time, then each such Seller Stock Option shall be exchanged for an amount of cash equal to $0.01 and at the Effective Time each such Seller Stock Option shall become null and void and of no further force or effect.

ARTICLE IV

ACTIONS PENDING MERGER

Section 4.01.  Forbearance of Seller.  From the date hereof until the earlier to occur of the Effective Time or the termination of this Agreement pursuant to Article VIII, except as expressly contemplated by this Agreement, without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), the Seller shall not, and shall cause each of the Seller Subsidiaries not to:

(a) Ordinary Course.  Conduct the business of the Seller and the Seller Subsidiaries other than in the ordinary and usual course in compliance in all material respects with all applicable Laws, or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action that would adversely affect or delay the ability of the Seller, the Company or any of their Subsidiaries to perform any of their obligations on a timely basis under this Agreement, or take any action that would have a Seller Material Adverse Effect.

(b) Capital Stock.  Other than pursuant to Rights Previously Disclosed or as contemplated by Section 6.13 of the Seller Disclosure Schedule, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Seller Common Stock, or any Rights, or any securities or other Rights of any of the Seller Subsidiaries, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of Seller Common Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

(c) Dividends and Distributions.  (i) Make, declare, pay or set aside for payment any dividend on any shares of Seller Common Stock, or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

(d) Compensation, Employment Agreements.  Except as disclosed in Section 5.03(i)(viii) of the Seller Disclosure Schedule, enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of the Seller or the Seller Subsidiaries, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for changes that are required by applicable Law, (ii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof, (iii) as contemplated by Section 6.13 of the Seller Disclosure Schedule, or (iv) normal increases in compensation to employees in the ordinary course of business, consistent with past practice.

(e) Seller Benefit Plans.  Except as disclosed in Section 5.03(i)(i) of the Seller Disclosure Schedule, enter into, establish, adopt or amend (except (i) as may be required by applicable Law, or (ii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof) Seller Benefit Plans (including any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto), in respect of any director, officer or employee of the Seller or any Seller Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

(f) Dispositions.  Except as Previously Disclosed, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties, except in the ordinary course of business consistent with past practice and in a transaction that is not material to the Seller and the Seller Subsidiaries taken as a whole.

(g) Acquisitions.  Except as Previously Disclosed, acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other Person, except in the ordinary course of business consistent with past practice and in a transaction that is not material to the Seller and the Seller Subsidiaries taken as a whole.

(h) Capital Expenditures.  Except as Previously Disclosed, make any capital expenditures that, individually or in the aggregate, exceed $100,000.

(i) Governing Documents.  Amend the Seller Certificate, the Seller By-Laws or the Subsidiary Organizational Documents of any of the Seller Subsidiaries.

(j) Accounting Methods.  Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP.

(k) Contracts.  Except in the ordinary course of business consistent with past practice, enter into or terminate any Material Contract or amend or modify in any material respect any of its existing Material Contracts.

(l) Claims.  Except in the ordinary course of business consistent with past practice, settle any claim, action or Proceeding, except for any claim, action or Proceeding involving solely money damages, in an amount, individually or in the aggregate for all such settlements, that is not material to the Seller and the Seller Subsidiaries taken as a whole.

(m) Adverse Actions.  (i) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code, or (ii) knowingly take any action that is intended or is reasonably likely to result in (1) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (2) any of the conditions to the Merger set forth in Article VII not being satisfied, or (3) a material violation of any provision of this Agreement except, in each case, as may be required by applicable Law.

(n) Risk Management.  Except as required by applicable Law, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices, or (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk.

(o) Indebtedness.  Incur any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice.

(p) Loans.  Make or commit to make any new loan or letter of credit or any new or additional discretionary advance under any existing line of credit not in accordance with the Seller’s loan policy and authority in existence as of the date of this Agreement; provided, however, that, in addition to the foregoing, the Seller shall not make or commit to make or otherwise incur aggregate credit exposure to any one borrower (or group of affiliated borrowers) in principal amounts in excess of $5,000,000 without the prior written consent of the Company, acting through its Chief Credit Officer or such other designee as the Company may give notice of to the Seller; provided further, however, that the Seller or any Seller Subsidiary may make any loan, notwithstanding the amount of the loan, in the event that (A) there has been delivered to the Company a notice of its intention to make such loan, and (B) the Company shall not have reasonably objected to such loan by delivering a written notice of such objection within two (2) Business Days following receipt of the notice described in clause (A); and provided, further, that nothing contained herein shall prohibit Seller or any Seller Subsidiary from renewing any loan in existence on the date hereof on terms that are substantially consistent with those of the existing loan (except for loans that would be classified by the Mount Prospect National Bank as “6-Special Mention,” “7-Substandard,” “8-Doubtful,” or “9-Loss” using the Company’s loan classification system).

(q) Foreclosures.  Foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials, provided, however, that the Seller shall not be required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has or should have had reason to believe that such property might contain any such waste materials or otherwise might be contaminated.

(r) Commitments.  Agree or commit to do any of the foregoing.

Section 4.02.  Forbearance of Company.  From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of the Seller (which consent shall not be unreasonably withheld or delayed), the Company shall not, and shall cause each of its Subsidiaries not to:

(a) Adverse Actions.  (i) take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code, or (ii) knowingly take any action that is intended or is reasonably likely to result in (1) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (2) any of the conditions to the Merger set forth in Article VII not being satisfied, or (3) a material violation of any provision of this Agreement except, in each case, as may be required by applicable Law.

(b) Governing Documents.  The Company will not take any action to amend the Company Certificate or the Company By-Laws in any manner the effect of which would be to materially and adversely affect the rights or powers of holders of Company Common Stock generally.

(c) Capital Stock.  Except for (A) issuances of shares of Company Common Stock as described in Section 3.04, (B) shares of Company Common Stock issued or proposed to be issued in connection with the acquisition of the assets, business, deposits or properties of any other Person in a transaction approved by the board of directors of the Company, (C) issuances of shares of Company Common Stock or Rights pursuant to the terms of any currently-existing Company Employee Plans, or (D) one or more issuances of shares of Company Common Stock or Rights where the number of shares of Company Common Stock so issued, and the number of shares of Company Common Stock underlying the Rights so issued, do not exceed, in the aggregate, 2,602,114 shares of Company Common Stock, the Company will not (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Company Common Stock or any Rights, or (ii) enter into any agreement with respect to the foregoing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.01.  Disclosure Schedules.  On or prior to the date hereof, the Seller has delivered to the Company a schedule (the “Seller Disclosure Schedule”) and the Company may have delivered to the Seller a schedule (the “Company Disclosure Schedule”), each setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03, in the case of the Seller, or Section 5.04, in the case of the Company; provided, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty of a Party if its absence would not be reasonably likely to result in the related representation or warranty of such Party being deemed untrue or incorrect under the standard established by Section 5.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty of a Party shall not be deemed an admission by such Party that such item represents a material exception or fact, event or circumstance or that such item would result in a Seller Material Adverse Effect, in the case of the Seller, or a Company Material Adverse Effect, in the case of the Company. Each Disclosure Schedule shall be arranged in paragraphs corresponding to the Section numbers contained in this Article V. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Notwithstanding the foregoing, any item or matter disclosed on any section of the Disclosure Schedule shall be deemed to be disclosed for all purposes including on all other sections of the Disclosure Schedule to the extent that it should have been disclosed on such other section of the Disclosure Schedules and to the extent that sufficient details are set forth so that the purpose for which disclosure is made is sufficiently clear.

Section 5.02.  Standard.  No representation or warranty of the Seller contained in Section 5.03 (other than the representations and warranties in Section 5.03(c), Section 5.03(p) and Section 5.03(q) which shall be true and correct in all respects) shall be deemed untrue or incorrect, and the Seller shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 has had or would have a Seller Material Adverse Effect. No representation or warranty of the Company contained in Section 5.04 (other than the representations and warranties in Section 5.04(i) which shall be true and correct in all respects) shall be deemed untrue or incorrect, and the Company shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.04 has had or would have a Company Material Adverse Effect.

Section 5.03.  Representations and Warranties of Seller.  Subject to Section 5.01 and Section 5.02, and except as Previously Disclosed, the Seller hereby represents and warrants to the Company:

(a) Organization and Qualification; Subsidiaries.

(i) The Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and a registered bank holding company under the Bank Holding Company Act of 1956 and the regulations promulgated thereunder, as amended (the “BHCA”). The Seller is also subject to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). Each subsidiary of the Seller (a “Seller Subsidiary,” or collectively, the “Seller Subsidiaries”) is a national banking association, corporation, limited liability company, limited partnership or trust duly organized, validly existing and in good standing under the Laws of the state of its incorporation or organization. Each of the Seller and the Seller Subsidiaries has the requisite power and authority to own, lease and operate the properties it now owns or holds under lease and to carry on its business as it is now being conducted, is duly qualified or licensed as a foreign business entity to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary.

(ii) Each of the Seller and the Seller Subsidiaries has all Consents and Orders (the “Seller Approvals”) necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, including all required authorizations from the Federal Reserve Board, the Federal Deposit Insurance Corporation (the “FDIC”), the OCC and the Illinois Department of Financial and Professional Regulation (the “IDFPR”), and neither the Seller nor any Seller Subsidiary has received any notice of any Proceedings relating to the revocation or modification of any Seller Approvals.

(iii) A true and complete list of the Seller Subsidiaries, together with (i) the Seller’s percentage ownership (and, where available, the number of shares or units, as applicable) of each Seller Subsidiary, and (ii) Laws under which the Seller Subsidiary is incorporated or organized, is set forth in the Seller Disclosure Schedule. The Seller or one or more of the Seller Subsidiaries owns beneficially and of record all of the outstanding shares of capital stock of each of the Seller Subsidiaries. Except for the Seller Subsidiaries, the Seller does not directly or indirectly own any capital stock or equity interest in, or any interests convertible into or exchangeable or exercisable for any capital stock or equity interest in, any corporation, partnership, joint venture or other business association or other Person, other than in the ordinary course of business and in no event in excess of 5% of the outstanding equity securities of such Person.

(iv) The minute books of the Seller and each of the Seller Subsidiaries contain true, complete and accurate records in all material respects of all meetings and other corporate actions held or taken since January 1, 2002, of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

(b) Certificate of Incorporation and By-laws.  The Seller has heretofore furnished or made available to the Company a complete and correct copy of the Seller’s Certificate of Incorporation and the Seller’s By-Laws, each as amended or restated (the “Seller Certificate” and the “Seller By-Laws”, respectively), and the Articles or Certificate of Incorporation and the By-Laws, or other organizational documents, as the case may be, of each Seller Subsidiary, each as amended or restated (the “Subsidiary Organizational Documents”). The Seller Certificate, the Seller By-Laws and the Subsidiary Organizational Documents are in full force and effect. Except as described in Section 5.03(b) of the Seller Disclosure Schedule, neither the Seller nor any Seller Subsidiary is in breach or violation of any of the provisions of the Seller Certificate, the Seller By-Laws or the Subsidiary Organizational Documents.

(c) Capitalization.  The authorized capital stock of the Seller consists of 5,000,000 shares of Seller Common Stock, $0.01 par value per share. Section 5.03(c) of the Seller Disclosure Schedule describes, as of the date of this Agreement, (i) the number of shares of Seller Common Stock issued and outstanding, all of which were duly authorized, validly issued, fully paid and non-assessable, and not issued in violation of any preemptive right of any Seller stockholder, (ii) the number of shares of Seller Common Stock held as treasury shares by the Seller, and (iii) the number of shares of Seller Common Stock subject to outstanding Seller Stock Options issued pursuant to the Seller Stock Option Plans. Attached to the Seller Disclosure Schedule is a true and complete list of the holders of record of the Seller Common Stock and the number of shares of Seller Common Stock held by each such holder of record. The authorized capital stock of Mount Prospect National Bank consists of 1,000,000 shares of common stock, par value $0.50 per share. As of the date of this Agreement, all of such issued and outstanding shares of common stock are duly authorized, validly issued, fully paid and non assessable and owned beneficially and of record by the Seller. Except as set forth above in this Section 5.03(c), as described in Section 5.03(a)(iii) of the Seller Disclosure Schedule, or as Previously Disclosed, there are no securities of the Seller or any Seller Subsidiary (debt, equity or otherwise) authorized, issued or outstanding. All of the issued and outstanding shares of capital stock of the Seller and the Seller Subsidiaries have been issued in compliance with all applicable federal and state securities Laws or in accordance with exemptions therefrom. Except as set forth in clause (iii) above, there are no outstanding Rights relating to the issued or unissued capital stock of the Seller or any Seller Subsidiary or obligating the Seller or any Seller Subsidiary to issue or sell any shares of capital stock or other securities of or in the Seller or any Seller Subsidiary. There are no obligations, contingent or otherwise, of the Seller or any Seller Subsidiary to repurchase, redeem or otherwise acquire any shares of Seller Common Stock or the capital stock of any Seller Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Seller Subsidiary or any other Person, except for loan commitments and other funding obligations entered into in the ordinary course of business. Neither the Seller nor any Seller Subsidiary has repurchased, redeemed or otherwise acquired any of its shares of capital stock since December 31, 2004. Each of the outstanding shares of capital stock of each Seller Subsidiary is not issued in violation of any preemptive rights of any Seller Subsidiary stockholder or other equity holder, and such shares owned by the Seller are owned free and clear of all limitations of the Seller’s voting rights and Liens whatsoever.

(d) Authority.  The Seller has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement (other than, with respect to the Merger, the approval and adoption of this Agreement by the Seller’s stockholders in accordance with the DGCL, the Seller Certificate and the Seller By-Laws). The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Seller, including the Seller’s Board of Directors (other than, with respect to the Merger, the approval and adoption of this Agreement by the Seller’s stockholders in accordance with the DGCL, the Seller Certificate and the Seller By-Laws). As of the date of this Agreement, the Seller’s Board of Directors, at a meeting duly called, constituted and held in accordance with the DGCL and the provisions of the Seller Certificate and the Seller By-Laws, has by the unanimous vote of all of the members of the Seller’s Board of Directors determined (i) that this Agreement and the transactions contemplated by this Agreement, including the Merger, are advisable to, fair to and in the best interests of the Seller and its stockholders, (ii) to submit this Agreement for approval and adoption by the stockholders of the Seller and to declare the advisability of this Agreement, and (iii) to recommend that the stockholders of the Seller adopt and approve this Agreement and the transactions contemplated by this Agreement, including the Merger, and direct that this Agreement and the Merger be submitted for consideration by the stockholders of the Seller at the Seller Stockholders’ Meeting (collectively, the “Seller’s Board of Directors Recommendation”). No other corporate proceedings on the part of the Seller are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement (other than, with respect to the Merger, the approval and adoption of this Agreement by the Seller’s stockholders in accordance with the DGCL, the Seller Certificate and the Seller By-Laws). This Agreement has been duly and validly executed and delivered by the Seller and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes a valid and binding obligation of the Seller and is enforceable against the Seller in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.

(e) No Conflict; Required Filings and Consents.

(i) Except as disclosed in Section 5.03(e)(i) of the Seller Disclosure Schedule, the execution and delivery of this Agreement by the Seller do not, and the performance of this Agreement and the consummation of the transactions contemplated by this Agreement by the Seller will not, (i) conflict with or violate the Seller Certificate, the Seller By-Laws or the Subsidiary Organizational Documents, (ii) conflict with or violate any Laws or Orders applicable to the Seller or any Seller Subsidiary or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Seller or any Seller Subsidiary pursuant to, any note, bond, mortgage, indenture, lease, license, permit, franchise or other Contract to which the Seller or any Seller Subsidiary is a party or by which the Seller or any Seller Subsidiary or its or any of their respective properties is bound or affected. No “business combination,” “control share acquisition,” “fair price” or other anti-takeover Laws enacted under Delaware or Illinois state law (collectively, the “Takeover Laws”) applies to the execution, delivery or performance of this Agreement or any of the transactions contemplated by this Agreement, including the Merger.

(ii) The execution and delivery of this Agreement by the Seller do not, and the performance of this Agreement and the consummation of the transactions contemplated by this Agreement by the Seller will not, require any Consent from, or filing with or notification to, any Governmental Authority, except for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities or blue sky Laws, each as amended (“Blue Sky Laws”), the BHCA, the banking laws of the State of Illinois and the OCC and the regulations promulgated thereunder, as amended, and the filing and recordation of appropriate merger or other documents as required by the DGCL. Neither the Seller nor any Seller Subsidiary is subject to any foreign Governmental Authority or foreign Law.

(f) Compliance and Permits.  Neither the Seller nor any Seller Subsidiary is in conflict with, or in default under or violation of, as applicable, (i) any Law applicable to the Seller or any Seller Subsidiary or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, lease, license, permit, franchise or other Contract to which the Seller or any Seller Subsidiary is a party or by which the Seller or any Seller Subsidiary or its or any of their respective properties is bound or affected.

(g) Reports; Financial Statements.

(i) The Seller and each Seller Subsidiary have filed all forms, reports and documents required to be filed with the Federal Reserve Board, the FDIC, the OCC, the IDFPR and any other applicable federal or state securities or banking authorities (all such reports and statements are collectively referred to as the “Seller Reports”). The Seller Reports (i) were prepared in accordance with the requirements of applicable Law, and (ii) did not at the time they were filed, after giving effect to any amendment thereto filed prior to the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) will be deemed to modify information as of an earlier date.

(ii) Each of the Seller Financial Statements (including, if applicable, any related notes thereto) has been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or required by reason of a concurrent change to GAAP) and each fairly presents in all material respects the consolidated financial position of the Seller and the Seller Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated, except that any unaudited interim financial statements, which have been prepared in conformity with Accounting Principles Board Opinion No. 28 and subsequent amendments thereto, do not contain all of the disclosures required by GAAP and were or are subject to normal and recurring year end adjustments, which were not or are not expected to be material in amount, either individually or in the aggregate. The Seller has not had any dispute with any of its auditors regarding accounting matters or policies during any of its past three (3) full fiscal years or during the current fiscal year-to-date. To the Seller’s Knowledge, the Seller’s auditors will deliver to the Seller an unqualified audit opinion with respect to the Seller’s financial statements as of and for the year ended December 31, 2006 without any material differences from the internal year-end financial statements provided to the Company and included in Section 5.03(g)(ii) of the Seller Disclosure Schedule, which showed a net income for the year ended December 31, 2006 of $5,332,866, and without any prior period adjustments or restatements of any prior period audited financial statements. As used in this Agreement, “Seller Financial Statements” means (i) the unaudited consolidated balance sheet as of September 30, 2006 and the audited consolidated balance sheets as of December 31, 2003, 2004 and 2005, respectively (including related notes and schedules, if any), of the Seller, (ii) the unaudited statement of income for the period ended September 30, 2006 and the audited consolidated statements of income for the years ended December 31, 2003, 2004 and 2005, respectively (including related notes and schedules, if any), of the Seller, (iii) the audited consolidated statements of cash flows and stockholders’ equity for the years ended December 31, 2003, 2004 and 2005, respectively (including related notes and schedules, if any), of the Seller, (iv) all bank financial reports, including any amendments thereto, filed with any Governmental Authorities by the Seller and each bank subsidiary for the year ended December 31, 2005 and the nine-month period ended September 30, 2006, and all bank financial reports to be filed after the date hereof until the Closing, and (v) when delivered pursuant to Section 6.20, the Seller 2006 Financial Statements. Attached to the Seller Disclosure Schedule are (A) copies of the Seller Financial Statements (as of the date hereof) and (B) copies of all correspondence between the Seller and each Seller Subsidiary and any Governmental Authority concerning any of the foregoing financial statements or the financial position of the Seller or any Seller Subsidiary since January 1, 2004.

(iii) The Seller has in place a process designed by, or under the supervision of, the Seller’s Chief Executive Officer or Chief Financial Officer, or individuals performing similar functions, and effected by the Seller’s Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Seller, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Seller are being made only in accordance with authorizations of management of the Seller, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Seller’s assets that could have a material effect on the financial statements.

(iv) There are no outstanding loans made by the Seller or any Seller Subsidiary to any executive officer or director of the Seller, other than loans that are subject to and in compliance with Regulation O under the Federal Reserve Act.

(v) Except (i) for those Liabilities that are reflected or fully accrued on the consolidated balance sheet of the Seller as of December 31, 2005; and (ii) for Liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2005 (other than any Liabilities resulting from, arising out of, relating to, in the nature of or caused by any breach of contract, breach of warranty, tort, infringement or violation of Laws), neither the Seller nor any Seller Subsidiary has incurred any Liability of any nature whatsoever.

(vi) Except as disclosed in Section 5.03(g)(ii) of the Seller Disclosure Schedule, the Seller has not been notified by its independent public accounting firm that such accounting firm is of the view that any of the Seller Financial Statements should be restated which has not been restated in subsequent Seller Financial Statements or that the Seller should modify its accounting in future periods.

(vii) Since December 31, 2005, none of the Seller or the Seller Subsidiaries or, to the Seller’s Knowledge, any director, officer or employee of the Seller or the Seller Subsidiaries or any auditor, accountant or representative of the Seller or the Seller Subsidiaries, has received any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Seller or the Seller Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Seller or any Seller Subsidiary has engaged in questionable accounting or auditing practices. No attorney representing the Seller or the Seller Subsidiaries, whether or not employed by the Seller or the Seller Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Seller, any Seller Subsidiary or any of their officers, directors, employees or agents to the Seller’s or any Seller Subsidiary’s Board of Directors or any committee thereof or to any director or officer of the Seller or any Seller Subsidiary. Since December 31, 2005, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the Chief Executive Officer, Chief Financial Officer, individuals performing similar functions, the Seller’s or any Seller Subsidiary’s Board of Directors or any committee thereof.

(viii) Since December 31, 2005, the Seller and the Seller Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 2005, there has not been (i) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Seller or any of the Seller Subsidiaries, (ii) except as disclosed in Section 5.03(g)(ii) of the Seller Disclosure Schedule, any change by the Seller in its accounting methods, principles or practices, (iii) any revaluation by the Seller of any of its assets in any material respect, (iv) any declaration, setting aside or payment of any dividends or distributions in respect of shares of Seller Common Stock or any redemption, repurchase or other acquisition of any of its securities or any of the securities of any Seller Subsidiary, (v) except as Previously Disclosed, any increase in the wages, salaries, bonuses, compensation, pension or other fringe benefits or perquisites payable to any executive officer, employee or director of the Seller or any Seller Subsidiary or any grant of any severance or termination pay, except in the ordinary course of business consistent with past practices, (vi) any strike, work stoppage, slow down or other labor disturbance, (vii) the execution of any collective bargaining agreement or other Contract with a labor union or organization, or (viii) to the Seller’s Knowledge, any union organizing activities.

(ix) To the Seller’s Knowledge, no third Person has used, with or without permission, the corporate name, trademarks, trade names, service marks, logos, symbols or similar intellectual property of the Seller or any Seller Subsidiary in connection with the marketing, advertising, promotion or sale of such third Person’s products or services. Neither the Seller nor any Seller Subsidiary is a party to any joint marketing or other affinity marketing program with any third Person.

(h) Absence of Proceedings and Orders.

(i) Except as disclosed in Section 5.03(h)(i) of the Seller Disclosure Schedule, there is no Proceeding pending or, to the Seller’s Knowledge, threatened against the Seller or any Seller Subsidiary or any of their properties or assets or challenging the validity or propriety of the transactions contemplated by this Agreement.

(ii) There is no Order imposed upon the Seller, any of the Seller Subsidiaries or the assets of the Seller or any of the Seller Subsidiaries, including any Order relating to any of the transactions contemplated by this Agreement.

(iii) Neither the Seller nor any of the Seller Subsidiaries (or any predecessor to any Seller Subsidiary) is subject to (or has been subject to since December 31, 2003), and to the Seller’s Knowledge, there are no facts or circumstances in existence that would be likely to result in the Seller or any of the Seller Subsidiaries becoming subject to, any written Order, agreement (including an agreement under Section 4(m) of the BHCA), memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, or has adopted any extraordinary board resolutions at the request of, any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it or any of the Seller Subsidiaries, nor has any Governmental Authority advised it in writing or, to the Seller’s Knowledge, otherwise advised that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such Order, agreement, memorandum of understanding or extraordinary supervisory letter or any such board resolutions, nor, to the Seller’s Knowledge, has any Governmental Authority commenced an investigation in connection therewith.

(iv) Except as disclosed in Section 5.03(h)(iv) of the Seller Disclosure Schedule, no facts or circumstances exist which would cause the Seller or any of the Seller Subsidiaries to be deemed to be (i) operating in violation of The Currency and Foreign Transactions Reporting Act and the regulations promulgated thereunder, as amended (the “Bank Secrecy Act”), the USA Patriot Act of 2001 and the regulations promulgated thereunder, as amended (the “Patriot Act”), any Order issued with respect to anti-money laundering by the United States Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering Laws; or (ii) not in satisfactory compliance with the applicable privacy and customer information requirements contained in any privacy Laws, including Title V of the Graham Leach Bliley Act of 1999 and the regulations promulgated thereunder, as amended (the “GLB Act”), and the provisions of the information security program adopted pursuant to 12 C.F.R. Part 40. The Seller (or where appropriate the Seller Subsidiary) has adopted and implemented an anti-money laundering program that contains customer identification verification procedures that comply with Section 326 of the Patriot Act and such anti-money laundering program meets the requirements of Section 352 of the Patriot Act and it (or such other of the Seller Subsidiaries) has complied with any requirements to file reports and other necessary documents as required by the Patriot Act.

(i) Employee Benefit Plans.

(i) The Seller Disclosure Schedule lists all employee benefit plans (as defined in ERISA), and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance and other benefit plans, programs or arrangements, and all employment, termination, severance and other employment Contracts or employment arrangements, with respect to which the Seller or any Seller Subsidiary has any obligation, whether absolute, accrued, contingent or otherwise due or to become due (collectively, the “Seller Benefit Plans”). Except as set forth in Section 5.03(i)(i) of the Seller Disclosure Schedule, the Seller has furnished or made available to the Company a complete and accurate copy of each Plan (or a description of the Seller Benefit Plans, if the Seller Benefit Plans are not in writing) and a complete and accurate copy of each material document prepared in connection with each such Seller Benefit Plan, including, and where applicable, a copy of (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the three (3) most recently filed United States Internal Revenue Service (the “IRS”) Forms 5500 and related schedules, (iv) the most recently issued determination letter from the IRS for each such Seller Benefit Plan and the materials submitted to obtain that letter, and (v) the three (3) most recently prepared actuarial and financial statements with respect to each such Seller Benefit Plan.

(ii) No member of the Seller’s “controlled group,” within the meaning of Section 4001(a)(14) of ERISA, maintains or contributes to, or within the five (5) years preceding the Effective Time has maintained or contributed to, an employee pension benefit plan subject to Title IV of ERISA (a “Title IV Plan”), including any “multiemployer pension plan” as defined in Section 3(37) of ERISA. Except as provided in the employment Contracts or arrangements identified in Section 5.03(i)(i) or Section 5.03(i)(viii) of the Seller Disclosure Schedule, none of the Seller Benefit Plans obligates the Seller or any of the Seller Subsidiaries to pay separation, severance, termination or similar type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a “change in control,” within the meaning of such term under Section 280G of the Code. Except as provided in the employment Contracts or arrangements identified in Section 5.03(i)(i) or Section 5.03(i)(viii) of the Seller Disclosure Schedule, or as required by the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, none of the Seller Benefit Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Seller or any of the Seller Subsidiaries. Each of the Seller Benefit Plans is subject only to the Laws of the United States or a political subdivision thereof.

(iii) Each Seller Benefit Plan has been operated in all respects in accordance with the requirements of all applicable Law and all Persons who participate in the operation of such Seller Benefit Plans and all Plan “fiduciaries” (within the meaning of Section 3(21) of ERISA) have acted in accordance with the provisions of all applicable Law. The Seller and the Seller Subsidiaries have performed all obligations required to be performed by any of them under, are not in any respect in default under or in violation of, and the Seller and the Seller Subsidiaries have no Knowledge of any default or violation by any party to, any Seller Benefit Plan. No legal action, suit or claim is pending or, to the Seller’s Knowledge, threatened with respect to any Seller Benefit Plan (other than claims for benefits in the ordinary course) and to the Seller’s Knowledge, no fact or event exists that could give rise to any such action, suit or claim. Neither the Seller nor any Seller Subsidiary has incurred any Liability under Section 302 of ERISA or Section 412 of the Code that has not been satisfied in full, and no condition exists that presents a risk of incurring any such Liability.

(iv) Each Seller Benefit Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code (including each trust established in connection with such a Seller Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code) has received a favorable determination letter from the IRS to the effect that it is so qualified or is entitled to rely on a favorable opinion or advisory letter issued to the sponsor of a master and prototype plan pursuant to IRS Announcement 2001-77, and, to the Seller’s Knowledge, there is no fact or event that could adversely affect the qualified status of any such Seller Benefit Plan. No trust maintained or contributed to by the Seller or any of the Seller Subsidiaries is intended to be qualified as a voluntary employees’ beneficiary association or is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code.

(v) Except as otherwise provided in this Agreement, no Seller Benefit Plan that is a non-qualified deferred compensation plan subject to Section 409A of the Code and the related guidance issued thereunder, as amended (“Section 409A”), has been modified (as defined under Section 409A) on or after October 3, 2004 and all such non-qualified deferred compensation plans have been operated and administered by Seller and the Seller Subsidiaries in good faith compliance with Section 409A from the period beginning January 1, 2005 through the date hereof.

(vi) There has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Seller Benefit Plan. Neither the Seller nor any Seller Subsidiary has incurred any Liability for any excise tax arising under Sections 4971 through 4980G of the Code and, to the Seller’s Knowledge, no fact or event exists that could give rise to any such Liability.

(vii) All contributions, premiums or payments required to be made with respect to any Seller Benefit Plan by the Seller and the Seller Subsidiaries have been made on or before their due dates or within the applicable grace period for payment without default.

(viii) Neither the Seller nor any Seller Subsidiary is a party to any Contract for employment, severance, consulting or other similar agreement with any employees, consultants, officers or directors of the Seller or any of the Seller Subsidiaries except as set forth in Section 5.03(i)(viii) of the Seller Disclosure Schedule. Neither the Seller nor any Seller Subsidiary is a party to any collective bargaining agreement.

(ix) Except as disclosed in Section 5.03(i)(ix) of the Seller Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in conjunction with another event, entitle any current or former employee of the Seller or any Seller Subsidiary to severance pay, unemployment compensation or any other payment, including payments constituting “excess parachute payments” within the meaning of Section 280G of the Code, or accelerate the time of payment or vesting or increase the compensation due any such employee or former employee.

(j) Registration Statement; Proxy Statement/Prospectus.  The information supplied by the Seller for inclusion in the Registration Statement will not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Seller for inclusion in the proxy statement/prospectus to be sent to the stockholders of the Seller in connection with the meeting of the Seller’s stockholders to consider the Merger (the “Seller Stockholders’ Meeting”) (such proxy statement/prospectus as amended or supplemented is referred to herein as the “Proxy Statement/Prospectus”) will not, at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the Seller Stockholders’ Meeting and at the Effective Time, be false or misleading with respect to any material fact required to be stated therein, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event relating to the Seller, the Seller Subsidiaries or any of its or their Affiliates, officers or directors is discovered by the Seller which should be set forth in an amendment or supplement to the Registration Statement or an amendment or supplement to the Proxy Statement/Prospectus, the Seller shall promptly inform the Company. The Proxy Statement/Prospectus will comply in all material respects as to form with the requirements of the Securities Act and the Exchange Act (to the extent applicable). Notwithstanding the foregoing, the Seller makes no representation or warranty with respect to any information about, or supplied or omitted by, the Company which is contained in any of the foregoing documents.

(k) Title to Property.  The Seller and each of the Seller Subsidiaries has good and marketable title to all of their respective properties and assets, real and personal, free and clear of all Liens, except for such minor imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby; and all leases and licenses pursuant to which the Seller or any of the Seller Subsidiaries lease or license from other Persons material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases and licenses, any existing material default or event of default by the Seller or any Seller Subsidiary or, to the Seller’s Knowledge, any counter-party thereto (or event which with notice or lapse of time, or both, would constitute a material default by the Seller or any Seller Subsidiary and in respect of which the Seller or such Seller Subsidiary has not taken adequate steps to prevent such a default from occurring). All of the Seller’s and each of the Seller Subsidiaries’ buildings and equipment in regular use have been reasonably maintained and are in good and serviceable condition, reasonable wear and tear excepted.

(l) Environmental Matters.  Except as disclosed in Section 5.03(l) of the Seller Disclosure Schedule, (i) each of the Seller, the Seller Subsidiaries, properties owned or operated by the Seller or the Seller Subsidiaries, the Participation Facilities and the Loan Properties are and at all times since they became properties owned or operated by the Seller or the Seller Subsidiaries or, in the case of Participation Facilities or Loan Properties, since they became Participation Facilities or Loan Properties, as the case may be, have been in compliance with all applicable Laws, Orders and Contractual obligations relating to the environment, health, safety, natural resources, wildlife or “Hazardous Materials” which are defined herein as chemicals, pollutants, contaminants, wastes, toxic substances, compounds, products, solid, liquid, gas, petroleum or other regulated substances or materials which are hazardous, toxic or otherwise harmful to health, safety, natural resources or the environment (the “Environmental Laws”), (ii) during and prior to the period of (1) the Seller’s or any of the Seller Subsidiaries’ ownership or operation of any of their respective current properties, (2) the Seller’s or any of the Seller Subsidiaries’ participation in the management of any Participation Facility, or (3) the Seller’s or any of the Seller Subsidiaries’ holding of a security interest in a Loan Property, Hazardous Materials have not been generated, treated, stored, transported, released or disposed of in, on, under, above, from or affecting any such property, (iii) there is no asbestos or any material amount of ureaformaldehyde materials in or on any property owned or operated by the Seller or any Seller Subsidiaries or any Loan Property or Participation Facility and no electrical transformers or capacitors, other than those owned by public utility companies, on any such properties contain any polychlorinated biphenyls, (iv) there are no underground or aboveground storage tanks and there have never been any underground or aboveground storage tanks located on, in or under any properties currently or formerly owned or operated by the Seller or any Seller Subsidiaries or any Loan Property or Participation Facility, (v) neither the Seller nor any Seller Subsidiaries has received any notice from any Governmental Authority or third Person notifying the Seller or any Seller Subsidiaries of any Environmental Claim, and (vi) there are no circumstances with respect to any properties currently owned or operated by the Seller or any Seller Subsidiaries or any Loan Property or Participation Facility that could reasonably be anticipated (1) to form the basis for an Environmental Claim against the Seller or any Seller Subsidiaries or any properties currently or formerly owned or operated by the Seller or any Seller Subsidiaries or any Loan Property or Participation Facility, or (2) to cause any properties currently owned or operated by the Seller or any Seller Subsidiaries or any Loan Property or Participation Facility to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law or require notification to or Consent of any Governmental Authority or third Person pursuant to any Environmental Law. The following definitions apply for purposes of this Section 5.03(l): (1) “Loan Property” means any real property in which the Seller or any Seller Subsidiary holds a Lien and, where required by the context, said term means the owner or operator of such property, (2) “Participation Facility” means any facility in which the Seller or any Seller Subsidiary participates in the management and, where required by the context, said term means the owner or operator of such property, and (3) “Environmental Claims” means any and all administrative, regulatory, judicial or private Proceedings relating in any way to (x) any Environmental Law, (y) any Hazardous Material including any abatements, removal, remedial, corrective or other response action in connection with any Hazardous Material, Environmental Law or Order of a Governmental Authority, or (z) any actual or alleged damage, injury, threat or harm to health, safety, natural resources, wildlife or the environment.

(m) Absence of Agreements.  Neither the Seller nor any Seller Subsidiary is a party to any Contract or Order which restricts the conduct of its business (including any Contract containing covenants which limit the ability of the Seller or of any Seller Subsidiary to compete in any line of business or with any Person or which involve any restriction of the geographical area in which, or method by which, the Seller or any Seller Subsidiary may carry on its business (other than as may be required by applicable Law or Governmental Authorities)), or in any manner relates to its capital adequacy, credit policies or management, nor has the Seller been advised or have Knowledge that any Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such Contract or Order.

(n) Tax Matters.

(i) Each of the Seller and the Seller Subsidiaries has timely filed all Tax Returns that it was required to file. All such Tax Returns were true, correct, complete and accurate and were prepared in compliance with all applicable Laws. All Taxes owed by the Seller or any of the Seller Subsidiaries (whether or not shown or required to be shown on any Tax Return) have been paid. Except as disclosed in Section 5.03(n)(i) of the Seller Disclosure Schedule, neither the Seller nor any of the Seller Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. Neither the Seller nor any of the Seller Subsidiaries has an obligation to file Tax Returns in a jurisdiction where the Seller or any of the Seller Subsidiaries has not filed or has ceased filing Tax Returns. No claim has ever been made by a Governmental Authority in a jurisdiction where the Seller or any of the Seller Subsidiaries does not file Tax Returns that the Seller or any of the Seller Subsidiaries is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of the Seller or any of the Seller Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

(ii) Each of the Seller and the Seller Subsidiaries has complied with all applicable Laws relating to payment and withholding of Taxes and has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third-party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed. No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transaction contemplated by this Agreement.

(iii) Neither the Seller nor any of the Seller Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed, nor have any accruals been established for possible future liabilities resulting from IRS or other taxing authorities’ examinations. There is no audit, examination, deficiency or refund Proceeding pending with respect to any Taxes for which the Seller or any of the Seller Subsidiaries is or might otherwise be liable and no Governmental Authority has given written notice of the commencement of any audit examination or refund Proceeding with respect to any Taxes. There is no dispute or claim concerning any Tax Liability of the Seller or any of the Seller Subsidiaries either (A) claimed or raised by any authority, or (B) as to which the Seller or the Seller Subsidiaries has Knowledge, and no basis exists therefor. Section 5.03(n)(iii) of the Seller Disclosure Schedule lists all federal, state local and foreign income Tax Returns filed with respect to the Seller and any of the Seller Subsidiaries for taxable periods ended on or after December 31, 2003, indicates those Tax Returns that have been audited, and indicates those Tax Returns that are currently the subject of audit. The Seller has delivered to the Company correct and complete copies of all income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Seller and any of the Seller Subsidiaries for each of the taxable periods ended on or after December 31, 2003.

(iv) Neither the Seller nor any of the Seller Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax Assessment or deficiency.

(v) The unpaid Taxes of the Seller and the Seller Subsidiaries (A) did not, as of the most recent fiscal month end included in the Seller Financial Statements, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect temporary differences between book and Tax income) set forth on the face of the most recent balance sheet included in the Seller Financial Statements (rather than any notes thereto), and (B) do not exceed such reserves as adjusted for the passage of time through the Effective Date in accordance with the past practice and custom of the Seller and the Seller Subsidiaries in filing their Tax Returns.

(vi) Neither the Seller nor any of the Seller Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that are not deductible under Section 280G of the Code. Each of the Seller and the Seller Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. Neither the Seller nor any of the Seller Subsidiaries is a party to any Tax allocation or sharing agreement. Neither the Seller nor any of the Seller Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Seller), or (B) has any Liability for the Taxes of any Person (other than the Seller or any of the Seller Subsidiaries) under Treasury regulation § 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by Contract or otherwise.

(vii) Section 5.03(n)(vii) of the Seller Disclosure Schedule sets forth the following information with respect to the Seller and each of the Seller’s Subsidiaries as of the most recent practicable date (as set forth therein): (A) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax or excess charitable contribution and the year or years in which incurred, (B) the amount of any deferred gain or loss allocable arising out of any “intercompany transactions” as that term is defined in Treasury regulation § 1.1502-13 and (C) the amount of any “excess loss account” as that term is defined in Treasury regulation § 1.1502-19.

(viii) None of the Seller or the Seller Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or any portion thereof) ending after the Closing Date as a result of (A) a change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Effective Date, (B) any “closing agreement,” as that term is described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), (C) any installment sale or open transaction made on or prior to the Effective Date, or (D) or as a result of any prepaid amount received on or prior to the Effective Date. There are no private letter rulings or requests for rulings relating to the Seller or any of the Seller Subsidiaries that could affect the Seller’s or any of the Seller Subsidiaries’ Liability for Taxes for any period.

(ix) In the past five (5) fiscal years, neither the Seller nor any of the Seller Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

(x) Neither the Seller nor any of the Seller Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) of the Code. Neither the Seller nor any Seller Subsidiary has taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a)(1)(A) of the Code.

(xi) Neither the Seller nor any of the Seller Subsidiaries has been subject to any disallowance of a deduction under Section 162(m) of the Code nor will such a disallowance occur with respect to any period prior to the Effective Date.

(o) Insurance.  Section 5.03(o) of the Seller Disclosure Schedule lists all policies of insurance of the Seller and the Seller Subsidiaries currently in effect. Except as described in Section 5.03(o) of the Seller Disclosure Schedule, neither the Seller nor any of the Seller Subsidiaries has any Liability for unpaid premiums or premium adjustments not properly reflected on the audited balance sheet of the Seller as of December 31, 2005. The Seller has not been advised by any Person that any Liability that could be incurred by the Seller or its Affiliates with respect to the matter described in Section 5.03(h)(i) of the Seller Disclosure Schedule is not covered by applicable insurance (subject, only, to the payment by the Seller or its Affiliates of any applicable deductible or retainage).

(p) Brokers.  No broker, finder or investment banker (other than Hovde Financial, Inc.) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller. Prior to the date of this Agreement, the Seller has furnished to the Company a complete and correct copy of all agreements between the Seller and Hovde Financial, Inc. pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

(q) Seller Material Adverse Effect.  Since December 31, 2005, there has not been a Seller Material Adverse Effect.

(r) Material Contracts.  Except for loan or credit agreements entered into by the Seller or any Seller Subsidiary as lender in the ordinary course of business consistent with past practice or as disclosed in Section 5.03(r) of the Seller Disclosure Schedule, neither the Seller nor any Seller Subsidiary is a party to or obligated under any Contract which is not terminable by the Seller or the Seller Subsidiary without the Seller or any Seller Subsidiary becoming subject to a payment or financial penalty in excess of $50,000, or which obligates the Seller or any Seller Subsidiary for payments or other consideration with a value in excess of $50,000 in the aggregate over the term of such Contract, or which the Seller otherwise believes to be material (each, a “Material Contract”).

(s) Opinion of Financial Advisor.  The Seller has received the written opinion of Hovde Financial, Inc. on the date of this Agreement to the effect that, as of the date of this Agreement, the Merger Consideration to be received in the Merger by the Seller’s stockholders is fair to the Seller’s stockholders from a financial point of view, and the Seller shall promptly, after the date of this Agreement, deliver a copy of such opinion to the Company.

(t) Vote Required.  The affirmative vote of a majority of the votes that holders of the outstanding shares of Seller Stock are entitled to cast is the only vote of the holders of any class or series of the Seller’s capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement, including the Merger.

(u) Stock Options.  The treatment of the Seller Stock Options as provided in Section 3.16 is permitted by and consistent with the terms of the Seller Stock Option Plans (as such plans may be amended in accordance with their terms prior to Closing), the agreements under which the Seller Stock options were issued and applicable Law.

(v) Interim Events.  Since December 31, 2005, neither the Seller nor any of the Seller Subsidiaries has paid or declared any dividend or, except as disclosed in Section 5.03(v) of the Seller Disclosure Schedule or as Previously Disclosed, made any other distribution to stockholders or taken any action which, if taken after the date hereof, would require the prior written consent of the Company pursuant to Section 4.01.

(w) Risk Management Instruments.  All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for the Seller’s own account, or for the account of one or more of the Seller Subsidiaries or their customers (all of which are listed in Section 5.03(w) of the Seller Disclosure Schedule), if any, were entered into (i) in accordance with prudent business practices and all applicable Laws and regulatory policies, and (ii) with counterparties believed to be financially responsible at the time, and each of them constitutes the valid and legally binding obligation of the Seller or one of the Seller Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and are in full force and effect. Neither the Seller nor any of the Seller Subsidiaries, nor to the Seller’s Knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

(x) Trust Administration.  During the applicable statute of limitations period, (i) the Seller and the Seller Subsidiaries have properly administered all accounts for which any of them act as a fiduciary or agent, including but not limited to accounts for which any of them serve as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable Laws, and (ii) neither the Seller, any Seller Subsidiary, nor any director, officer or employee of the Seller or any of the Seller Subsidiaries acting on behalf of the Seller or any of the Seller Subsidiaries, has committed any breach of trust with respect to any such fiduciary or agency account, and the accountings for each such fiduciary or agency account are true and correct and accurately reflect the assets of such fiduciary or agency account. There is no investigation or inquiry by any Regulatory Authority pending, or to the Seller’s Knowledge, threatened, against or affecting the Seller or any of the Seller Subsidiaries relating to the compliance by the Seller or any such Seller Subsidiary with sound fiduciary principles and applicable regulations.

(y) Expense Report.  Section 5.03(y) of the Seller Disclosure Schedule contains an estimate (in a form and with such specificity as is reasonably satisfactory to the Company) itemizing all anticipated expenditures of the Seller expected to result from the extraordinary, non-recurring costs associated with the transactions contemplated by this Agreement, including but not limited to legal, accounting and investment banking fees, but excluding any payments resulting from the early termination of, or arising under any “change of control” provisions of any Contracts.

Section 5.04.  Representations and Warranties of Company.  Subject to Section 5.01 and Section 5.02, and except as set forth in the Company SEC Reports or as Previously Disclosed, the Company hereby represents and warrants to the Seller:

(a) Organization and Qualification; Subsidiaries.

(i) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and a registered bank holding company under the BHCA. Each subsidiary of the Company (a “Company Subsidiary”, or collectively the “Company Subsidiaries”) is a bank, corporation, limited liability company or other form of business entity duly organized, validly existing and in good standing under the Laws of the state of its incorporation or organization or the United States of America. Each of the Company and the Company Subsidiaries has the requisite power and authority and is in possession of all Consents and Orders (the “Company Approvals”) necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, including appropriate authorizations from the Federal Reserve Board, the FDIC and the IDFPR, and neither the Company nor any Company Subsidiary has received any notice of Proceedings relating to the revocation or modification of any Company Approvals.

(ii) The Company and each Company Subsidiary is duly qualified or licensed as a foreign business entity to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary.

(b) Certificate of Incorporation and By-laws.  The Company has heretofore furnished or made available to the Seller a complete and correct copy of the Company Certificate and the Company By-Laws. The Company Certificate and the Company By-Laws are in full force and effect. The Company is not in breach or violation of any of the provisions of the Company Certificate or the Company By-Laws.

(c) Capitalization.

(i) The authorized capital stock of the Company consists of 64,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, $.01 par value per share. As of the date of this Agreement, (i) 25,504,095 shares of the Company Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and non-assessable, and not issued in violation of any preemptive right of any Company stockholder, (ii) 840,678 shares of the Company Common Stock were held as treasury shares by the Company, (iii) no shares of the Company’s preferred stock, $.01 par value per share, were issued and outstanding, and (iv) 517,048 shares of the Company Common Stock were subject to outstanding stock options issued pursuant to the Company’s stock option plans. Except as set forth in clause (iv), above, there are no outstanding Rights relating to the issued or unissued capital stock or other equity interests of the Company or obligating the Company to issue or sell any shares of capital stock or other equity interests of, or other equity interests in, the Company.

(ii) The shares of Company Common Stock to be issued pursuant to the Merger will, upon issuance in accordance with the provisions of this Agreement, be duly authorized, validly issued, fully paid and non-assessable.

(d) Authority.  The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, including the Company’s Board of Directors, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the Seller, constitutes a valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.

(e) No Conflict; Required Filings and Consents.

(i) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company will not, (i) conflict with or violate the Company Certificate, the Company By-Laws or the

Articles of Incorporation, By-Laws or other organizational documents, as the case may be, of any Company Subsidiary, or (ii) conflict with or violate any Laws or Orders applicable to the Company or any Company Subsidiary or by which any of their respective properties is bound or affected.

(ii) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company will not, require any Consent from, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the BHCA, applicable state banking Laws, the filing and recordation of appropriate merger or other documents as required by the DGCL, and (ii) where the failure to obtain such Consents, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise would not prevent or delay consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement.

(f) Compliance and Permits.  Neither the Company nor any Company Subsidiary is in conflict with, or in default under or violation of, as applicable, (i) any Law applicable to the Company or any Company Subsidiary or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, lease, license, permit, franchise or other Contract to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or its or any of their respective properties is bound or affected.

(g) Securities and Banking Reports; Financial Statements.

(i) The Company and each Company Subsidiary have filed all forms, reports and documents required to be filed with (1) the SEC since December 31, 2003, and as of the date of this Agreement have delivered or made available to the Seller, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 2004, 2005 and 2006, (ii) all proxy statements relating to the Company’s meetings of stockholders (whether annual or special) held since December 31, 2003, (iii) all reports on Form 8-K filed by the Company with the SEC since December 31, 2003, (iv) all other reports or registration statements filed by the Company with the SEC since December 31, 2003, and (v) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC since December 31, 2003 (collectively, the “Company SEC Reports”); and (2) the FDIC, the Federal Reserve Board, the IDFPR and any other applicable federal or state securities or banking authorities (all such reports and statements are collectively referred to with the Company SEC Reports as the “Company Reports”). The Company Reports (i) were prepared in accordance with the requirements of applicable Law, and (ii) did not at the time they were filed, after giving effect to any amendment thereto filed prior to the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) will be deemed to modify information as of an earlier date. The Company meets the requirements for the use of Form S-3, as set forth in the general instructions for Form S-3.

(ii) Each of the audited and unaudited consolidated financial statements (including, if applicable, any related notes thereto) contained in the Company SEC Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or required by reason of a concurrent change to GAAP) and each fairly presents in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of the respective dates thereof and the consolidated results of their operations and their cash flows for the periods indicated, except (i) for any statement therein or omission therefrom which was corrected, amended or supplemented or otherwise disclosed or updated in a subsequent Company SEC Report, and (ii) that any unaudited interim financial statements do not contain all of the disclosures required by GAAP and were or are subject to normal and recurring year-end adjustments, which were not or are not expected to be material in amount, either individually or in the aggregate.

(iii) To the Company’s Knowledge, the Company and each of its officers and directors have complied in all material respects with (A) the applicable provisions of the Exchange Act, including the Sarbanes-Oxley Act of 2002 and the regulations promulgated thereunder, as amended, and (B) the applicable listing and corporate governance rules and regulations of The Nasdaq Stock Market.

(h) Registration Statement; Proxy Statement/Prospectus.  The information supplied by the Company for inclusion or incorporation by reference in the registration statement of the Company (the “Registration Statement”) pursuant to which the shares of Company Common Stock to be issued in the Merger will be registered with the SEC will not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement/Prospectus will not, at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the Seller Stockholders’ Meeting and at the Effective Time, be false or misleading with respect to any material fact required to be stated therein, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event relating to the Company, any Company Subsidiary or any of its or their Affiliates, officers or directors is discovered by the Company which should be set forth in an amendment or supplement to the Registration Statement or an amendment or supplement to the Proxy Statement/Prospectus, the Company will promptly inform the Seller. The Registration Statement and the Proxy Statement/Prospectus will comply in all material respects as to form with the requirements of the Securities Act and the Exchange Act (to the extent applicable). Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information about, or supplied or omitted by, the Seller which is contained in any of the foregoing documents.

(i) Brokers.  No broker, finder or investment banker (other than Friedman, Billings, Ramsey & Co., Inc.) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

(j) Approval Delays.  To the Company’s Knowledge as of the date hereof, there is no reason why the granting of any Consents or Orders necessary to consummate the transactions contemplated by this Agreement and referred to in Section 6.02 would be denied or unduly delayed. Each Company Subsidiary that is a “depository institution” as defined in the FDIA has a recent CRA rating of “satisfactory” or better.

(k) Financial Resources.  The Company will have sufficient cash available at the Effective Time to enable it to comply with its obligation to fund the Cash Consideration under Section 3.05.

(l) Company Material Adverse Effect.  Since December 31, 2006, there has not been a Company Material Adverse Effect.

ARTICLE VI

COVENANTS

Section 6.01.  Reasonable Efforts.  Subject to the terms and conditions of this Agreement, each of the Seller and the Company shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable Laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated by this Agreement, and shall cooperate fully with the other Party to that end.

Section 6.02.  Regulatory Applications; Other Approvals.  The Company and the Seller shall, and each shall cause their Subsidiaries to, cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings by April 12, 2007 and to obtain all Consents and Orders of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. The Seller shall provide to the Company all information necessary or otherwise reasonably requested by the Company in connection with the filings referred to in the preceding sentence not later than April 5, 2007. Each of the Company and the Seller shall have the right to review in advance, and to the extent practicable each shall consult with the other, in each case subject to applicable Laws relating to the exchange of information, with respect to all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each Party shall act reasonably and as promptly as practicable. Each Party shall consult with the other Party with respect to the obtaining of all material Consents and Orders of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement, and each Party shall keep the other Party apprised of the status of material matters relating to completion of the transactions contemplated by this Agreement. Each Party shall, upon request, furnish the other Party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other Party or any of its Subsidiaries to any third party or Governmental Authority. The Seller shall use its best efforts to obtain all necessary Consents with respect to all interests of the Seller and the Seller Subsidiaries in any material leases, licenses, Contracts, instruments and rights which require the consent of another Person for their transfer or assumption pursuant to the Merger, if any.

Section 6.03.  Registration Statement.

(a) Preparation and Filing.  The Company shall prepare the Registration Statement and file it with the SEC no later than 45 days following the date hereof in connection with the issuance of Company Common Stock in the Merger (including the Proxy Statement/Prospectus constituting a part thereof). The Seller shall cooperate, and shall cause the Seller Subsidiaries to cooperate, with the Company, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement/Prospectus (including by providing within 30 days of the date of this Agreement all information necessary or otherwise reasonably requested by the Company in connection with the preparation of the Registration Statement and the Proxy Statement/Prospectus). Each of the Seller and the Company shall use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. The Company also shall use all reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement. The Seller shall furnish to the Company all information concerning the Seller, the Seller Subsidiaries, and its and their officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

(b) Information.  Each of the Seller and the Company agrees that, as to itself and its Subsidiaries, none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Seller Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement/Prospectus or any amendment or supplement thereto. Each of the Seller and the Company further agrees that if it becomes aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement/Prospectus to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, it shall promptly inform the other Party thereof and take the necessary steps to correct the Proxy Statement/Prospectus.

(c) Notice of Effectiveness.  The Company shall advise the Seller, promptly after the Company receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Company Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any Proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

Section 6.04.  Press Release.  Neither the Seller nor the Company shall, without the prior approval of the other Party, issue any press release or written statement for general circulation relating to the transactions contemplated by this Agreement, except as otherwise required by applicable Law or rules of The Nasdaq Stock Market (provided that the issuing Party shall nevertheless provide the other Party with notice of, and the opportunity to review, any such press release or written statement).

Section 6.05.  Access, Information.

(a) Access to the Seller.  Upon reasonable notice and subject to applicable Laws relating to the exchange of information, the Seller shall afford the Company and the Company’s officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including Tax Returns and work papers of independent auditors), properties, personnel and to such other information as the Company may reasonably request and, during such period, the Seller shall furnish promptly to the Company (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking Laws, (ii) minutes of each meeting of the board of directors (and any committee thereof) of each of the Seller and Mount Prospect National Bank promptly after the same are prepared, and (iii) all other information concerning the business, properties and personnel of it as the Company may reasonably request.

(b) Access to the Company.  For the sole purpose of permitting the Seller to ascertain the correctness of the representations and warranties of the Company herein, upon reasonable notice and subject to applicable Laws relating to the exchange of information, the Company shall afford the Seller and the Seller’s officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including Tax Returns and work papers of independent auditors), properties, personnel and to such other information as the Seller may reasonably request and, during such period, the Company shall furnish promptly to the Seller (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking Laws, and (ii) all other information concerning the business, properties and personnel of it as the Seller may reasonably request.

(c) Confidentiality.  Each of the Parties shall not, and shall cause its representatives not to, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of Law, each Party shall keep confidential, and shall cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such Party, (ii) becomes available to such Party from other sources not known by such Party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the other Party, or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each Party shall promptly cause all copies of documents or extracts thereof containing information and data as to the other Party to be returned to the other Party. No investigation by either Party of the business and affairs of the other Party shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either Party’s obligation to consummate the transactions contemplated by this Agreement.

Section 6.06.  No Solicitation of Transactions.

(a) General.  From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VIII, the Seller and the Seller Subsidiaries shall not, nor shall they authorize or permit any of their respective officers, directors, Affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any material nonpublic information with respect to, or take any other action to facilitate any inquiry or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, or (iii) enter into any Contract relating to any Acquisition Transaction; provided, however, this Section 6.06(a) shall not prohibit the Seller or the Seller’s Board of Directors from: (1) furnishing material nonpublic information (other than information regarding the Company supplied to the Seller by the Company) regarding the Seller or the Seller Subsidiaries to, or entering into a customary confidentiality agreement with or entering or re-entering into discussions with, any Person in response to an Acquisition Proposal submitted by such Person (and not withdrawn) if (x) the Seller’s Board of Directors reasonably determines in good faith, after taking into consideration the advice of and consultation with an investment banking firm of national reputation, that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Offer, and (y) the Seller’s Board of Directors concludes in good faith, after consultation with its outside legal counsel, that failure to take such action is reasonably likely to result in a breach by the Seller’s Board of Directors of its fiduciary obligations to the Seller’s stockholders under applicable Laws, provided that in any such case neither the Seller nor any representative of the Seller or the Seller Subsidiaries shall have violated any of the restrictions set forth in this Section 6.06(a), or (2) taking the actions described in the proviso of Section 6.06(d), as permitted thereby, provided that none of the Seller, the Seller Subsidiaries or any representatives of the Seller or the Seller Subsidiaries shall have violated any of the restrictions set forth in this Section 6.06(a). At least ten (10) days prior to furnishing any material nonpublic information to, or entering into discussions or negotiations with, any Person, the Seller shall: (i) give the Company written notice of the identity of such Person and of the Seller’s intention to furnish material nonpublic information to, or enter into discussions or negotiations with, such Person, and (ii) receive from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all written and oral nonpublic information furnished to such Person by or on behalf of the Seller, and contemporaneously with furnishing any such information to such Person, the Seller shall furnish such information to the Company (to the extent such information has not been previously furnished by the Seller to the Company).

(b) Cessation of Activities.  The Seller and the Seller Subsidiaries shall immediately cease, and shall cause each of their executive officers, directors, employees, Affiliates, investment bankers, attorneys, and other advisors or representatives to immediately cease, as of the date hereof, any and all existing activities, discussions or negotiations with any other Persons conducted heretofore with respect to any Acquisition Proposal, subject to the right to renew such activities, discussions or negotiations in accordance with this Section 6.06.

(c) Liability for Others.  Without limiting the generality of the foregoing, it is understood that any violation of the restrictions set forth in this Section 6.06 by any executive officer, director, employee or Affiliate of the Seller or any of the Seller Subsidiaries or any investment banker, attorney or other advisor or representative retained by any of them and, in the case of any non-executive officers or other employees, acting on behalf of the Seller or any such other Person, shall be deemed to be a breach of this Section 6.06 by the Seller.

(d) Exceptions.  Except as provided below in this Section 6.06(d): (i) the Seller’s Board of Directors shall recommend that the Seller’s stockholders vote in favor of and to adopt and approve this Agreement and the Merger at the Seller Stockholders’ Meeting, (ii) the Proxy Statement/Prospectus shall include a statement of the Seller’s Board of Directors Recommendation, and (iii) neither the Seller’s Board of Directors nor any committee thereof shall withhold, withdraw, amend or modify, or propose or resolve to withhold, withdraw, amend or modify, in a manner adverse to the Company (in either event, a “Change of Recommendation”), the Seller’s Board of Directors Recommendation; provided, however, that nothing in this Agreement shall prevent the Seller’s Board of Directors from (1) withholding, withdrawing, amending or modifying the Seller’s Board of Directors Recommendation, or (2) not including in the Proxy Statement/Prospectus the Seller’s Board of Directors Recommendation if, in either case, the Seller’s Board of Directors reasonably determines in good faith, after consultation with its outside legal counsel, that, due solely to facts or circumstances coming to the attention of the Seller’s Board of Directors after the date of this Agreement, the failure to take such action is reasonably likely to result in a breach by the Seller’s Board of Directors of its fiduciary obligations to Seller’s stockholders under applicable Law; and provided further, however, that neither the Seller nor the Seller’s Board of Directors may take any of the actions described in clauses (1) and (2) of the immediately preceding proviso unless the Seller shall have received an Acquisition Proposal that has not been withdrawn as of the time of such action of the Seller’s Board of Directors and the Seller’s Board of Directors shall have reasonably determined in good faith, after taking into consideration the advice of and consultation with an investment banking firm of national reputation, that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Offer.

(e) Termination of Agreement.  Notwithstanding anything to the contrary contained in this Section 6.06, in the event that the Seller’s Board of Directors determines in good faith, after consultation with outside counsel, that in light of a Superior Offer it is necessary to do so in order to comply with its fiduciary duties to the Seller or the Seller’s stockholders under applicable Law, the Seller’s Board of Directors may terminate this Agreement in the manner contemplated by Section 8.01(f) solely in order to concurrently enter into a definitive agreement with respect to a Superior Offer, but only after the tenth (10th) day following the Company’s receipt of written notice advising the Company that the Seller’s Board of Directors is prepared to accept a Superior Offer, and only if, during such ten (10) day period, if the Company so elects, the Seller and its advisors shall have negotiated in good faith with the Company to make such adjustments in the terms and conditions of this Agreement as would enable the Seller to proceed with the transactions contemplated herein on such adjusted terms.

(f) Information Concerning Acquisition Proposal.  In addition to the obligations of the Seller set forth in Section 6.06(a), the Seller as promptly as practicable shall advise the Company orally and in writing of any inquiry or request received by the Seller, any Seller Subsidiary or any of their officers, directors, employees, Affiliates, investment bankers, attorneys, and other advisors or representatives after the date hereof for information which the Seller reasonably believes would lead to an Acquisition Proposal or of any Acquisition Proposal, or any inquiry or request received by the Seller, any Seller Subsidiary or any of their officers, directors, employees, Affiliates, investment bankers, attorneys, and other advisors or representatives after the date hereof with respect to, or which the Seller reasonably believes would lead to, any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making any such request, Acquisition Proposal or inquiry. The Seller shall keep the Company informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

(g) Takeover Laws.  The approval of the Board of Directors of the Seller for purposes of causing any Takeover Law to be inapplicable to the Merger shall not be deemed to be changed or otherwise revoked or invalidated as a result of any Change of Recommendation pursuant to this Section 6.06.

(h) Compliance with Exchange Act.  Nothing in this Section 6.06 shall prevent the Seller or the Seller’s Board of Directors from complying, to the extent applicable, but subject to the limitations set forth in this Section 6.06, with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

Section 6.07.  Shareholder Approval.  The Seller shall take, in accordance with applicable Law and the Seller Certificate and Seller By-Laws, all action necessary to convene the Seller Stockholders’ Meeting to consider and vote upon the approval and adoption of this Agreement and any other matters required to be approved by the Seller’s stockholders for consummation of the Merger, as promptly as practicable after the Registration Statement is declared effective.

Section 6.08.  Affiliate Agreements.  Not later than the fifteenth (15th) day prior to the mailing of the Proxy Statement/Prospectus, the Seller shall deliver to the Company a schedule of each Person that, to the Seller’s Knowledge, is or is reasonably likely to be deemed, as of the date of the Seller Stockholders’ Meeting, to be an Affiliate of the Seller. The Seller shall use its reasonable best efforts to cause each Person who may be deemed to be an Affiliate of the Seller to execute and deliver to the Company on or before the date of mailing of the Proxy Statement/Prospectus an agreement in the form attached hereto as Exhibit A.

Section 6.09.  Takeover Laws.  No Party hereto shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

Section 6.10.  Delivery of Stockholder List.  The Seller shall arrange to have its transfer agent deliver to the Company or its designee, from time to time prior to the Effective Time, a true and complete list setting forth the names and addresses of the Seller stockholders, their holdings of stock as of the latest practicable date, and such other stockholder information as the Company may reasonably request.

Section 6.11.  Nasdaq Listing.  The Company shall use its reasonable best efforts to list, prior to the Effective Date, on The Nasdaq Stock Market, subject to official notice of issuance, the shares of Company Common Stock to be issued to the holders of Seller Common Stock in the Merger.

Section 6.12.  Indemnification, Directors’ and Officers’ Insurance.

(a) Indemnification.  By virtue of the occurrence of the Merger, the Company shall, from and after the Effective Time succeed to the Seller’s obligation to, and the Company shall, indemnify and hold harmless each present and former director and officer of the Seller or any Seller Subsidiary determined as of the Effective Time (the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities (collectively, “Costs”) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted, claimed or arising prior to, at or after the Effective Time, to the extent to which such Indemnified Parties were entitled under the DGCL, the Seller Certificate or the Seller By-Laws in effect on the date hereof, and the Company shall also advance expenses as incurred to the extent permitted under the DGCL, the Seller Certificate or the Seller By-Laws; provided however, that the obligations of the Company hereunder shall be subject to, and limited by, applicable federal Law, including Section 18(k) of the Federal Deposit Insurance Act and SR letter 02-17 issued by the Federal Reserve Board on July 8, 2002.

(b) Claims.  Any Indemnified Party wishing to claim indemnification under Section 6.12(a), upon learning of any such claim, action, suit, proceeding or investigation, shall as promptly as possible notify the Company thereof, but the failure to so notify shall not relieve the Company of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Company. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Company shall have the right to assume the defense thereof and the Company shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Company shall elect not to assume such defense, or counsel for the Indemnified Parties advises in writing that there are issues which raise conflicts of interest between the Company and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Company shall pay the reasonable fees and expenses of one such counsel for the Indemnified Parties in any jurisdiction promptly as statements thereof are received, (ii) the Indemnified Parties shall cooperate in the defense of any such matter, and (iii) the Company shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), and provided, further, that the Company shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnified Party in the manner contemplated by this Agreement is not permitted or is prohibited by applicable Law.

(c) Insurance.  For a period of three (3) years after the Effective Time, the Company shall use its reasonable best efforts to cause to be maintained in effect the current policies of directors’ and officers’

liability insurance maintained by the Seller (provided that the Company may substitute therefor policies of comparable coverage with respect to claims arising from facts or events which occurred before the Effective Time), provided, however, that in no event shall the Company be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 6.12(c), any aggregate amount in excess of 200% of the amount of the most recent annual premium paid as of the date hereof by the Company for such insurance (the “Maximum Amount”). If the amount of the aggregate premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, the Company shall use all reasonable efforts to maintain the most advantageous policies of directors’ and officers’ insurance obtainable for an aggregate premium equal to the Maximum Amount. Notwithstanding the foregoing, prior to the Effective Time, the Company may request the Seller to, and the Seller shall if so requested, purchase insurance coverage, on such terms and conditions as shall be acceptable to the Company, extending for a period of three (3) years the Seller’s directors’ and officers’ liability insurance coverage in effect as of the date hereof (covering past or future claims with respect to periods before the Effective Time) and such coverage shall satisfy the Company’s obligations under this Section 6.12(c).

(d) Successors.  If the Company or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that the successors and assigns of the Company shall assume the obligations set forth in this Section 6.12.

Section 6.13.  Benefit Plans.  The Company shall, with respect to each employee of the Seller and the Seller Subsidiaries at the Effective Time who shall continue in employment with the Company or a Company Subsidiary after the Merger (each a “Continued Employee”), provide the benefits described in this Section 6.13. Each Continued Employee shall be entitled, as an employee of the Company or a Company Subsidiary, to participate in such employee benefit plans, as defined in Section 3(3) of ERISA, or any non-qualified employee benefit plans or deferred compensation, stock option, bonus or incentive plans, or other employee benefit or fringe benefit programs that may be in effect generally for employees of the Company and the Company Subsidiaries (the “Company Employee Plans”), subject to the Company’s right, in its sole discretion, to subsequently amend, modify or terminate any such Company Employee Plans, if as a Continued Employee he or she shall be eligible and, if required, selected for participation therein under the terms thereof and otherwise shall not be participating in a similar Seller Benefit Plan maintained by the Company after the Effective Time. Continued Employees shall be eligible to participate on the same basis as similarly situated employees of the Company and the Company Subsidiaries. Except as otherwise provided herein, all such participation shall be subject to such terms of such Company Employee Plans as may be in effect from time to time, and this Section 6.13 is not intended to, and shall not, give Continued Employees any rights or privileges superior to those of other employees of the Company or the Company Subsidiaries. The Company may terminate or modify all Seller Benefit Plans except insofar as benefits thereunder shall have vested at the Effective Time and cannot be modified, and the Company’s obligation under this Section 6.13 shall not be deemed or construed so as to provide duplication of similar benefits but, subject to that qualification, the Company shall, for purposes of vesting and any age or period of service requirements for commencement of participation with respect to any Company Employee Plans in which Continued Employees may participate (but not for benefit accruals under any defined benefit plan), credit each Continued Employee with his or her term of service with the Seller and the Seller Subsidiaries; and provided that a Continued Employee shall not be subject to any waiting periods or preexisting condition exclusions under a Company Employee Plan that is an “employee welfare benefit plan” as defined in Section 3(1) of ERISA, other than waiting periods and exclusions that are already in effect with respect to such Continued Employee and that have not been satisfied as of the Effective Time under any Seller Benefit Plan of a similar type in which the Continued Employee participated in immediately prior to the Effective Time; provided, further, that to the extent that the initial period of coverage for Continued Employees under any Company Employee Plan that is an “employee welfare benefit plan” as defined in Section 3(1) of ERISA is not a full 12-month period of coverage, Continued Employees shall be given credit under the applicable Company Employee Plan for any deductibles and co-insurance payments made by such Continued Employees under the Seller’s benefit plans during the balance of such 12-month period of coverage. In connection with the transition of the Continued Employees to the

Company Employee Plans, Seller and the Seller Subsidiaries shall take such actions as the Company may request to terminate, freeze or amend all or certain of the Seller Benefit Plans in the manner requested by the Company, effective immediately prior to the Effective Time or such other time requested by the Company (provided such actions are conditioned on the consummation of the Merger). Section 6.13 of the Seller Disclosure Schedule sets forth certain additional agreements of the Parties with respect to various benefit and compensation matters. The Seller shall not amend the Executive Agreements prior to or on the Closing Date.

Section 6.14.  Notification of Certain Matters.  Each of the Seller and the Company shall give prompt notice to the other of any fact, event or circumstance known to it that (i) would, individually or taken together with all other facts, events and circumstances known to it, result in any Seller Material Adverse Effect, in the case of the Seller, or any Company Material Adverse Effect, in the case of the Company, or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

Section 6.15.  Directorship.  Promptly after the Effective Time, the Company shall take such action as may be reasonably required to cause the Board of Directors of the Company to be expanded by one member and to appoint the person identified in Section 2.05 as a director of the Company.

Section 6.16.  Comfort Letters.  If requested in writing by the Company, the Seller shall use its reasonable best efforts to cause to be delivered to the Company “comfort” letters of Plante & Moran, PLLC, the Seller’s independent public accounting firm, dated the date on which the Registration Statement shall become effective and the Effective Time, respectively, and addressed to the Company, in a form reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accounting firms in connection with registration statements similar to the Registration Statement and transactions such as those contemplated by this Agreement.

Section 6.17.  Subsidiary Mergers or Reorganizations; Transition Matters.  Upon the request of the Company, (i) the Seller shall cause Mount Prospect National Bank to enter into a merger agreement with Midwest Bank and Trust Company, and take all other actions and cooperate with the Company in causing the merger of Mount Prospect National Bank and Midwest Bank and Trust Company (the “Subsidiary Bank Merger”) to be effected, and (ii) the Seller shall cause one or more of the Seller Subsidiaries (other than Mount Prospect National Bank) to reorganize or otherwise combine its operations with the operations of a Company Subsidiary or a Seller Subsidiary as deemed advisable by the Company, and take all other actions and cooperate with the Company in causing such reorganization or other combination (the “Subsidiary Reorganization”) to be effected; provided, however, that (1) any such Subsidiary Bank Merger or Subsidiary Reorganization shall be consummated on a date on or after the Closing Date, as may be selected by the Company, and (2) the obligations of Mount Prospect National Bank or the Seller Subsidiary, as applicable, thereunder shall be conditioned upon the prior or simultaneous consummation of the Merger pursuant to this Agreement. The Seller also shall consult and confer with the Company on a regular basis (and, to that end, the Seller shall make personnel available as reasonably necessary) regarding the various systems, procedures, business relationships and best practices employed by each organization, together with the Seller’s data processing systems and Contracts, in order to effect, on or after the Closing Date as determined by the Company, the orderly transition and integration of the business and operations of the Seller and the Seller Subsidiaries with the business and operations of the Company and the Company Subsidiaries and the timely conversion of the Seller’s data processing systems to those of the Company and, if requested by the Company, the termination by the Seller of any Contracts the Seller may have with third parties related to Seller’s data processing or other operations; provided, however that neither the Seller nor any Seller Subsidiary shall be required to take any action with respect to any such conversion or termination until immediately prior to the Closing and until such time as the Seller shall have received reasonable written assurances that all conditions precedent to the Closing have been satisfied or waived as provided in Article VII (other than the completion of actions to be taken at the Closing, with respect to which the Seller shall have received reasonable written assurances that the Company will complete such actions at the Closing).

Section 6.18.  Conforming Accounting and Reserve Policies.  From and after the date hereof to the Effective Time, the Seller and the Company shall consult and cooperate with each other with respect to their respective accounting policies and practices and in determining the amount and the timing of the expenses of the Merger and the restructuring charges related to or to be incurred in connection with the Merger. At the request of the Company, the Seller shall establish and take such reserves, accruals and charges as the Company shall request to (i) conform the Seller’s loan, accrual and reserve policies to the Company’s policies, (ii) conform to the accounting policies and practice of the Company in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments, and (iii) recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger; provided, however, that the Seller shall not be required to take any such action that is not consistent with GAAP; and provided further, however that neither the Seller nor any Seller Subsidiary shall be required to take any such action until immediately prior to the Closing or until such time as the Seller shall have received reasonable written assurances that all conditions precedent to the Closing have been satisfied or waived as provided in Article VII (other than the completion of actions to be taken at the Closing, with respect to which the Seller shall have received reasonable written assurances that the Company will complete such actions at the Closing).

Section 6.19.  Disclosure Schedules.  Where any of the specific representations or warranties of the Seller contained in Section 5.03 requires a list or itemization of a certain item or items, the Seller shall use all reasonable efforts to provide such list or itemization without regard to the standard set forth in Section 5.02.

Section 6.20.  Updated Financial Statements.  The Seller shall use its best efforts to, on or prior to April 25, 2007, deliver to the Company (i) the audited consolidated balance sheet as of December 31, 2006 (including related notes and schedules, if any), of the Seller, (ii) the audited consolidated statement of income for the year ended December 31, 2006 (including related notes and schedules, if any), of the Seller, and (iii) the audited consolidated statements of cash flows and stockholders’ equity for the year ended December 31, 2006, (including related notes and schedules, if any), of the Seller (the “Seller 2006 Financial Statements”), together with the unqualified audit opinion thereon as of and for the year ended December 31, 2006.

ARTICLE VII

CONDITIONS TO CONSUMMATION OF MERGER

Section 7.01.  Conditions to Each Party’s Obligations to Effect Merger.   The respective obligation of each of the Company and the Seller to consummate the Merger is subject to the fulfillment or written waiver by the Company and the Seller prior to the Effective Time of each of the following conditions:

(a) Shareholder Approvals.  This Agreement and the Merger shall have been duly adopted by the requisite vote of the stockholders of the Seller.

(b) Regulatory Approvals.  All regulatory approvals required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect, all conditions required to be satisfied prior to the Effective Time imposed by the terms of such approvals shall have been satisfied and all statutory waiting periods in respect thereof shall have expired.

(c) No Injunction.  No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

(d) Registration Statement.  The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

(e) Blue Sky Approvals.  All permits and other authorizations under Blue Sky Laws necessary to consummate the transactions contemplated by this Agreement and to issue the shares of Company Common Stock to be issued in the Merger shall have been received and be in full force and effect.

(f) Listing.  The shares of Company Common Stock to be issued in the Merger shall have been approved for listing on The Nasdaq Stock Market, subject to official notice of issuance.

Section 7.02.  Conditions to Obligations of Seller to Effect Merger.   The obligation of the Seller to consummate the Merger is also subject to the fulfillment or written waiver by the Seller prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties.  The representations and warranties of the Company set forth in this Agreement (subject to the standard set forth in Section 5.02, and without giving effect to any update to the Company Disclosure Schedule after the date hereof or notice by the Company to the Seller under Section 6.14) shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak only as of the date of this Agreement or some other date shall be true and correct as of such date), and the Seller shall have received a certificate, dated the Effective Date, signed on behalf of the Company to such effect by its Chief Executive Officer and Chief Financial Officer.

(b) Performance of Obligations of Company.  The Company shall have performed all obligations required to be performed by it under this Agreement at or prior to the Effective Time, except where the failure of such performance would not have a Company Material Adverse Effect, and the Seller shall have received a certificate, dated the Effective Date, signed on behalf of the Company to such effect by its Chief Executive Officer and Chief Financial Officer.

(c) Opinion of Seller’s Tax Counsel.  The Seller shall have received an opinion of Plante & Moran, PLLC, accounting firm to the Seller, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a “reorganization” within the meaning of Section 368 of the Code, and (ii) no gain or loss shall be recognized by stockholders of the Seller who receive shares of Company Common Stock in exchange for shares of Seller Common Stock, except with respect to cash received in lieu of fractional share interests. In rendering its opinion, Plante & Moran, PLLC may require and rely upon reasonable representations contained in letters from the Seller, the Company and stockholders of the Seller.

(d) No Material Adverse Effect.  Since the date of this Agreement, there shall have been no Company Material Adverse Effect and no Effect shall have occurred that would have a Company Material Adverse Effect. The Seller shall have received a certificate, dated the Effective Date, signed on behalf of the Company to such effect by its Chief Executive Officer and Chief Financial Officer.

Section 7.03.  Conditions to Obligations of Company to Effect Merger.   The obligation of the Company to consummate the Merger is also subject to the fulfillment or written waiver by the Company prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties.  The representations and warranties of the Seller set forth in this Agreement (subject to the standard set forth in Section 5.02, and without giving effect to any update to the Seller Disclosure Schedule after the date hereof or notice by the Seller to the Company under Section 6.14) shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak only as of the date of this Agreement or some other date shall be true and correct as of such date), and the Company shall have received a certificate, dated the Effective Date, signed on behalf of the Seller to such effect by its Chief Executive Officer and Chief Financial Officer.

(b) Performance of Obligations of Seller.  The Seller shall have performed all obligations required to be performed by it under this Agreement at or prior to the Effective Time, except where the failure of such performance would not have a Seller Material Adverse Effect, and the Company shall have received a certificate, dated the Effective Date, signed on behalf of the Seller to such effect by its Chief Executive Officer and Chief Financial Officer.

(c) Opinion of Company’s Tax Counsel.  The Company shall have received an opinion of Crowe Chizek and Company LLC, counsel/accounting firm to the Company, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a reorganization under Section 368 of the Code. In rendering its opinion, Crowe Chizek and Company LLC may require and rely upon reasonable representations contained in letters from the Seller, the Company and stockholders of the Seller.

(d) Burdensome Condition.  The regulatory approvals required under Section 7.01(b) shall not impose any condition or restriction upon the Company or the Seller or their respective subsidiaries (or the Surviving Corporation or its subsidiaries after the Effective Time), which would materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement in such a manner as to render inadvisable the consummation of the Merger.

(e) Consents Obtained.  (i) The Seller shall continue to possess all Seller Approvals, and (ii) all material Consents and Orders required to be obtained, and all filings and notifications required to be made, by the Seller for the authorization, execution and delivery of this Agreement and the consummation by the Seller of the transactions contemplated by this Agreement shall have been obtained and made by the Seller, except where the failure to possess any such Seller Approvals or to obtain any Consents or Orders would not have a Seller Material Adverse Effect.

(f) No Challenge.  There shall not be pending any Proceeding before any Governmental Authority or any other Person (i) challenging or seeking material damages in connection with the Merger or the conversion of the Seller Common Stock into the Company Common Stock pursuant to the Merger, or (ii) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by the Company or the Company Subsidiaries of all or any portion of the business or assets of the Seller and the Seller Subsidiaries.

(g) No Material Adverse Effect.  Since the date of this Agreement, there shall have been no Seller Material Adverse Effect and no Effect shall have occurred that would have a Seller Material Adverse Effect. The Company shall have received a certificate, dated the Effective Date, signed on behalf of the Seller to such effect by its Chief Executive Officer and Chief Financial Officer.

(h) Comfort Letters.  If requested by the Company as provided in Section 6.16, the Company shall have received from Plante & Moran, PLLC the “comfort” letters referred to in Section 6.16.

(i) Other Matters.  Each of John G. Eilering and Stephen L. Markovits shall have entered into employment agreements or arrangements with the Seller as described on Section 6.13 of the Seller Disclosure Schedule (the “Closing Employment Agreements”) and the Closing Employment Agreements shall be in full force and effect as of the Closing Date.

(j) Dissenting Seller Stockholders.  The aggregate number of Dissenting Shares shall not exceed a number equal to 10% of the number of outstanding shares of Seller Common Stock as of the date hereof.

ARTICLE VIII

TERMINATION

Section 8.01.  Termination.  This Agreement may be terminated, and the Merger may be abandoned:

(a) Mutual Consent.  By the mutual consent of the Company and the Seller duly authorized by the Board of Directors of the Company and the Seller.

(b) Breach.  By the Company or the Seller, at any time prior to the Effective Time, if its Board of Directors so determines, in the event of either: (i) a breach by the other Party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach, or (ii) a breach by the other Party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach, provided that such breach under this clause (ii) would individually or in the aggregate with other breaches, result in a Seller Material Adverse Effect (in the case of a breach by the Seller) or a Company Material Adverse Effect (in the case of a breach by the Company).

(c) Delay.  By the Company or the Seller, at any time prior to the Effective Time, if its Board of Directors so determines, in the event that the Merger is not consummated by December 31, 2007, except to the extent that the failure of the Merger then to be consummated arises out of or results from the action or inaction of the Party seeking to terminate pursuant to this Section 8.01(c).

(d) No Regulatory Approval.  By the Company or the Seller, if its Board of Directors so determines, in the event the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority.

(e) Change of Recommendation.  By the Company if there is a Change of Recommendation or if the Seller’s Board of Directors fails to include the Seller’s Board of Directors Recommendation in the Proxy Statement/Prospectus.

(f) Superior Offer.  By the Seller prior to the vote of the Seller stockholders, without further action, if the Seller shall have entered into a definitive agreement with respect to a Superior Offer pursuant to and in accordance with Section 6.06(e); provided, however, that such determination and the right to terminate under this Section 8.01(f) shall not be effective until the Seller has made payment to the Company of the amounts required to be paid pursuant to Section 8.03.

(g) Failure of Conditions.  (i) By the Company: (1) if any of the conditions to the obligation of the Company to effect the Merger set forth in Section 7.01 or Section 7.03 have not been satisfied or waived by the Company at the Closing or the Company reasonably determines that the timely satisfaction of any condition to the obligation of the Company to effect the Merger set forth in Section 7.01 or Section 7.03 has become impossible (other than as a result of any failure on the part of the Company to comply with or perform any covenant or obligation of the Company set forth in this Agreement); or (2) in the event there has been a Seller Material Adverse Effect between the date hereof and the Effective Time; or (ii) by the Seller: (1) if any of the conditions to the obligation of the Seller to effect the Merger set forth in Section 7.01 or Section 7.02 have not been satisfied or waived by the Seller at the Closing or the Seller reasonably determines that the timely satisfaction of any condition to the obligation of the Seller to effect the Merger set forth in Section 7.01 or Section 7.02 has become impossible (other than as a result of any failure on the part of the Seller to comply with or perform any covenant or obligation of the Seller set forth in this Agreement); or (2) in the event there has been a Company Material Adverse Effect between the date hereof and the Effective Time.

(h) No Stockholder Approval.  By either the Seller or the Company if: (i) the Seller Stockholders’ Meeting (including any adjournments thereof) shall have been held and completed and the stockholders of the Seller shall have taken a final vote on a proposal to adopt this Agreement, and (ii) the required approval of the stockholders of the Seller contemplated by this Agreement shall not have been obtained; provided, however, that the right to terminate this Agreement under this Section 8.01(h) shall not be available to the Seller where the failure to obtain approval by the Seller stockholders shall have been caused by the action or failure to act of the Seller, and such action or failure to act constitutes a breach by the Seller of any provision of this Agreement.

(i) Increase in Stock Consideration.  By the Seller if both of the conditions set forth in Section 8.01(i)(1) and in Section 8.01(i)(2) exist on the day immediately preceding the anticipated Effective Time and the Company has not elected to cure such conditions in the manner described in Section 8.01(i)(3):

(1) The quotient determined by dividing the Final VWAP by the Initial VWAP is less than 0.80.

(2) The quotient obtained by dividing the Final VWAP by the Initial VWAP is less than the difference obtained by subtracting 0.15 from the quotient obtained by dividing the Final Index Price by the Initial Index Price.

(3) The Company shall have the right, but not the obligation, upon written notice to the Seller prior to the Effective Time, to increase the Stock Consideration (the “Additional Stock Amount”) to an amount equal to the quotient obtained by dividing (I) $38.00 by (II) the Final VWAP and, in such event, the conditions set forth in the conditions set forth in Section 8.01(i)(1) and Section 8.01(i)(2) shall be deemed not to exist.

Section 8.02.  Effect of Termination.  In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no Party to this Agreement shall have any liability or further obligation to any other Party except (i) as provided in Section 8.03, Section 8.04 and Section 9.01, and (ii) that termination shall not relieve a breaching Party from liability for any breach of this Agreement giving rise to such termination; provided that, in the event that this Agreement is terminated pursuant to this Article VIII on account of any breach of any of the representations and warranties set forth herein or any breach of any of the agreements or covenants set forth herein where, in each case, such breach is not covered by Section 8.03 or Section 8.04, the non-breaching Party shall be entitled to recover from the breaching Party, and this provision shall not limit, such damages as are available to the non breaching Party at law or in equity.

Section 8.03.  Termination Fee Payable to the Company.  In each case provided that the Company is in material compliance with its obligations under this Agreement:

(a) Superior Offer.  The Seller shall pay to the Company in immediately available funds, within one (1) Business Day after demand by the Company, liquidated damages in an amount equal to $5,600,000 (the “Termination Fee”) if this Agreement is terminated by the Seller pursuant to Section 8.01(f).

(b) Change of Recommendation.  If this Agreement is terminated by the Company pursuant to Section 8.01(e), and within twelve (12) months following the termination of this Agreement an Acquisition Proposal is consummated or the Seller enters into a Contract providing for an Acquisition Proposal, then the Seller shall pay or cause to be paid to the Company in immediately available funds liquidated damages in an amount equal to the Termination Fee within one (1) Business Day after the Seller enters into such Contract or such transaction is consummated, whichever is earlier.

(c) Delay; Stockholder Approval.  If (A) this Agreement is terminated by the Company or the Seller, as applicable, pursuant to Section 8.01(c) (and prior to such termination the Seller shall not have held a meeting of its stockholders pursuant to Section 6.07) or Section 8.01(h), (B) prior to such termination an Acquisition Proposal (other than by the Company) shall have been received by the Seller and not withdrawn, and (C) within twelve (12) months following the termination of this Agreement an Acquisition Proposal is consummated or the Seller enters into a Contract providing for an Acquisition Proposal, then the Seller shall pay or cause to be paid to the Company in immediately available funds liquidated damages in an amount equal to the Termination Fee within one (1) Business Day after the Seller enters into such Contract or such transaction is consummated, whichever is earlier.

(d) Termination Fee Reasonable.  The Seller acknowledges that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not have entered into this Agreement; accordingly, if the Seller fails to pay in a timely manner the amounts due pursuant to this Section 8.03 and, in order to obtain such payment, the Company makes a claim that results in a judgment against the Seller for the amounts set forth in this Section 8.03, the Seller shall pay to the Company, in addition to the amount of such judgment, the Company’s reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.03 at The Wall Street Journal prime rate in effect on the date such payment was required to be made. Payment of the fees described in this Section 8.03 shall be the exclusive remedy for a termination of this Agreement as specified in this Section 8.03, and shall be in lieu of damages incurred in the event of any such termination of this Agreement, and upon payment of such fees the Seller shall have no further obligation to the Company except as described in Section 9.01.

(e) Reimbursable Company Expenses.  Within one (1) Business Day after the effective date of any termination of this Agreement under the circumstances described in Section 8.03(a), Section 8.03(b) or Section 8.03(c), the Seller shall pay to the Company, in addition to any Termination Fee owed to the Company pursuant to this Section 8.03, all of the Reimbursable Company Expenses by delivery of immediately available funds; provided, however, that in no event shall the Seller’s obligation under this Section 8.03(e) exceed $500,000.

Section 8.04.  Termination Fee Payable to the Seller.  In each case, provided that the Seller is in material compliance with its obligations under this Agreement:

(a) Company Change of Control.  If (A) this Agreement is terminated as a result of a knowing or willful breach by the Company of any of its representations or warranties set forth herein or of any of its agreements or covenants set forth herein, and (B) at any time prior to such termination or within nine (9) months following the termination of this Agreement, a Company Change of Control is consummated or the Company enters into a Contract providing for a Company Change of Control, then the Company shall pay or cause to be paid to the Seller in immediately available funds liquidated damages in an amount equal to $10,000,000 within one (1) Business Day after the Company enters into such Contract or this Agreement is terminated, whichever is later.

(b) Change of Control Termination Fee Reasonable.  The Company acknowledges that the agreements contained in this Section 8.04 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Seller would not have entered into this Agreement; accordingly, if the Company fails to pay in a timely manner the amounts due pursuant to this Section 8.04 and, in order to obtain such payment, the Seller makes a claim that results in a judgment against the Company for the amounts set forth in this Section 8.04, the Company shall pay to the Seller, in addition to the amount of such judgment, the Seller’s reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.04 at The Wall Street Journal prime rate in effect on the date such payment was required to be made. Payment of the fees described in this Section 8.04 shall be the exclusive remedy for a termination of this Agreement as specified in this Section 8.04, and shall be in lieu of damages incurred in the event of any such termination of this Agreement, and upon payment of such fees the Company shall have no further obligation to the Seller except as described in Section 9.01.

ARTICLE IX

MISCELLANEOUS

Section 9.01.  Survival.  Except as provided in this Section 9.01, no representations, warranties, agreements or covenants contained in this Agreement shall survive the Effective Time (other than Article III, Section 6.12, Section 6.13, Section 6.15 and this Article IX which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Section 6.05(c), Section 8.02, Section 8.03 and this Article IX which shall survive such termination).

Section 9.02.  Waiver, Amendment.  Prior to the Effective Time, any provision of this Agreement may be (i) waived by the Party benefited by the provision, or (ii) amended or modified at any time, by an agreement in writing between the Parties executed in the same manner as this Agreement, except that after the Seller Stockholders’ Meeting, this Agreement may not be amended or modified if it would violate the DGCL or reduce the consideration to be received by Seller stockholders in the Merger or otherwise affect the rights of the Seller’s stockholders in any manner that is materially adverse to such stockholders.

Section 9.03.  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

Section 9.04.  Governing Law, Waiver of Jury Trial.  This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State (except to the extent that the DGCL must govern the Merger procedures). Each of the Parties hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated by this Agreement.

Section 9.05.  Expenses.  Except as set forth in Section 8.02 and Section 8.03, each Party shall bear all expenses incurred by it in connection with this Agreement and the transactions contemplated by this Agreement, except that the Company and the Seller shall each pay one-half of the following expenses: (a) the costs (excluding the fees and disbursements of counsel, financial advisors and accountants) incurred in connection with the preparation (including copying and printing and distributing) of the Registration Statement, the Proxy Statement/Prospectus and the applications to Governmental Authorities for the approval of the Merger and the other transactions contemplated by this Agreement, and (b) all listing, filing and registration fees, including fees paid for filing the Registration Statement with the SEC and any other fees for filings with Governmental Authorities.

Section 9.06.  Notices.  All notices, requests and other communications hereunder to a Party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation), or mailed by registered or certified mail (return receipt requested) to such Party at its address set forth below or such other address as such Party may specify by notice to the other Party: If to the Seller, to: 50 North Main Street, Mount Prospect, Illinois 60056, Attention: John G. Eilering, with a copy to: Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP, if before June 30, 2007: 333 West Wacker Drive, Suite 2700, Chicago, Illinois 60606, Attention: Dennis Wendte, Esq., if after June 30, 2007: 200 West Madison, Suite 3900, Chicago, Illinois 60606, Attention: Dennis Wendte, Esq., if to the Company, to: 501 W. North Avenue, Melrose Park, Illinois 60160, Attention: James J. Giancola, with a copy to: Lewis, Rice & Fingersh, L.C., 500 N. Broadway, Suite 2000, St. Louis, Missouri 63102, Attention: Tom W. Zook, Esq.

Section 9.07.  Entire Understanding, No Third Party Beneficiaries.  This Agreement represents the entire understanding of the Parties with reference to the transactions contemplated by this Agreement and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for Section 6.12, nothing in this Agreement expressed or implied, is intended to, nor shall it, confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 9.08.  Interpretation.  When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the word “or” is used in this Agreement, it has the inclusive meaning represented by the phrase “and/or.” No provision of this Agreement shall be construed to require the Seller, the Company or any of their respective Subsidiaries, Affiliates, officers or directors to take any action which would violate applicable Law.

* * *

[Signatures appear on next page]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

ATTEST:	MIDWEST BANC HOLDINGS, INC.

By: /s/ Daniel R. Kadolph Name: Daniel R. Kadolph Title: Secretary	By: /s/ James J. Giancola Name: James J. Giancola Title: President and Chief Executive Officer

ATTEST:	NORTHWEST SUBURBAN BANCORP., INC.

By: /s/ Linda K. Larson Name: Linda K. Larson Title: Secretary	By: /s/ John G. Eilering Name: John G. Eilering Title: Chairman and Chief Executive Officer

EXHIBIT A

FORM OF AFFILIATE LETTER

Midwest Banc Holdings, Inc.
501 W. North Avenue
Melrose Park, Illinois 60160
Attn: James J. Giancola

Gentlemen:

I have been advised that as of the date of this letter I may be deemed to be an “affiliate” of Northwest Suburban Bancorp., Inc., a Delaware corporation (the “Seller”), as the term “affiliate” is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). Pursuant to the terms of the Agreement and Plan of Merger dated as of March 22, 2007 (the “Agreement”), among Midwest Banc Holdings, Inc., a Delaware corporation (the “Company”), and the Seller, the Seller will be merged with and into the Company (the “Merger”).

As a result of the Merger, I may receive shares of the Company’s common stock, par value $0.01 per share (the “Company Securities”). I would receive such shares in exchange for shares owned by me of the Seller’s common stock, $0.01 par value per share (the “Seller Securities”).

I represent, warrant and covenant to the Company that in the event I receive any Company Securities as a result of the Merger:

A. I shall not make any sale, transfer or other disposition of the Company Securities in violation of the Act or the Rules and Regulations.

B. I have carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Company Securities, to the extent I felt necessary, with my counsel or counsel for the Seller.

C. I have been advised that the issuance of Company Securities to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of the Seller, I may be deemed to have been an affiliate of the Seller and the distribution by me of the Company Securities has not been registered under the Act, and that I may not sell, transfer or otherwise dispose of Company Securities issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to the Company, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

D. I understand that the Company is under no obligation to register the sale, transfer or other disposition of the Company Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

E. I also understand that stop transfer instructions will be given to the Company’s transfer agents with respect to the Company Securities and that there will be placed on the certificates for the Company Securities issued to me, or any substitutions therefor, a legend stating in substance:

“THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED          , 2007 BETWEEN THE REGISTERED HOLDER HEREOF AND THE COMPANY, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY.”

AA-1

F. I also understand that unless the transfer by me of my Company Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, the Company reserves the right to put the following legend on the certificates issued to my transferee:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.”

It is understood and agreed that the legends set forth in paragraph E and F, above, shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to the Company a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to the Company, to the effect that such legend is not required for purposes of the Act.

Very truly yours,

Name:

Accepted this           day of
          , 2007 by:

MIDWEST BANC HOLDINGS, INC.

By:
Name: James J. Giancola
Title: President and Chief Executive Officer

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APPENDIX B

March 20, 2007
Board of Directors
c/o Mr. John G. Eilering
President & Chief Executive Officer
Northwest Suburban Bancorp, Inc.
50 North Main Street
Mount Prospect, IL 60056

Dear Members of the Board:

We understand that Northwest Suburban Bancorp, Inc., a Delaware corporation (the “Company”), and Midwest Banc Holdings, Inc., a Delaware corporation (“MBH”), are about to enter into an Agreement and Plan of Merger (the “Agreement”), to be dated on or about March 22, 2007, pursuant to which the Company will merge with and into MBH, with MBH as the surviving entity (the “Merger”). In connection with the Merger, except as otherwise provided for in the Agreement and subject to certain restrictions, limitations and adjustments contained therein, at the Effective Time (as defined in the Agreement), each issued and outstanding share of common stock of the Company, par value $0.01 per share (the “Company Common Stock”), shall be converted into the right to receive (i) the number of fully paid and non-assessable shares of the common stock of MBH, par value $0.01 per share (“MBH Common Stock”), equal to the Exchange Ratio (as defined in the Agreement), (ii) $42.75 in cash, or (iii) a cash and stock mixture of (i) and (ii) (collectively, the “Merger Consideration”). In connection with the Merger and the Agreement, you have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to be paid to the shareholders of the Company.

Hovde Financial, Inc. (“Hovde”), as part of its investment banking business, is continually engaged in the valuation of banks and bank holding companies and their securities in connection with mergers and acquisitions, competitive bidding, private placements and valuations for estate, corporate and other purposes.

We were retained by the Company to act as its financial advisor in connection with the Agreement and the Merger. We will receive compensation from the Company in connection with our services, all or a significant portion of which is contingent upon the consummation of the Merger. Additionally, the Company has agreed to indemnify us for certain liabilities arising out of our engagement.

During the course of our engagement and for the purposes of the opinion set forth herein, we have:

(i)	reviewed the Agreement and all attachments thereto;

(ii) reviewed certain historical publicly available business and financial information concerning the Company and MBH;

(iii) reviewed certain internal financial statements and other financial and operating data concerning the Company;

(iv)	analyzed certain financial projections prepared by the management of the Company;

www.hovde.com

1824 Jefferson Place, NW	1629 Colonial Parkway	222 N. Sepulveda Boulevard #1306	3908 S. Ocean Boulevard, Suite M122
Washington, DC 20036	Inverness, IL 60067	El Segundo, CA 90245	Highland Beach, FL 33487
Telephone 202.775.8109	Telephone 847.991.6622	Telephone 310-535-0030	Telephone 561.279.7199
Facsimile 202.293.5287	Facsimile 847.991.5928	Facsimile 310-535-9203	Facsimile 561.278.5856

(v)	reviewed historical market prices and trading volumes of MBH Common Stock;

(vi) reviewed the terms of recent merger and acquisition transactions, to the extent publicly available, involving banks and bank holding companies that we considered relevant;

(vii) evaluated the pro forma ownership of MBH Common Stock by the holders of the Company Common Stock relative to the pro forma contribution of the Company’s assets, liabilities, equity and earnings to the combined company;

(viii) analyzed the pro forma impact of the Merger on the combined company’s earnings per share, consolidated capitalization and financial ratios; and

(ix) performed such other analyses and considered such other factors as we have deemed appropriate.

We also took into account our assessment of general economic, market and financial conditions and our experience in other transactions as well as our knowledge of the banking industry and our general experience in securities valuations.

In rendering this opinion, we have assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to us by the Company and MBH and in the discussions with the managements of the Company and MBH. In that regard, we have assumed that the financial forecasts, including, without limitation, the projections regarding under-performing and nonperforming assets and net charge-offs have been reasonably prepared on a basis reflecting the best currently available information and judgments and estimates of the Company and MBH and that such forecasts will be realized in the amounts and at the times contemplated thereby. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed that such allowances made by the subsidiaries of the Company and MBH are in the aggregate adequate to cover such losses. We were not retained to and did not conduct a physical inspection of any of the properties or facilities of the Company, MBH or their respective subsidiaries. In addition, we have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities of the Company, MBH or any of their respective subsidiaries and we were not furnished with any such evaluations or appraisals.

We have assumed that the Merger will be consummated substantially in accordance with the terms set forth in the Agreement. We have assumed that the Merger is, and will be, in compliance with all laws and regulations that are applicable to the Company, MBH and their subsidiaries. In rendering this opinion, we have assumed that there are no factors that would impede any necessary regulatory or governmental approval of the Merger and we have further assumed that, in the course of obtaining the necessary regulatory and governmental approvals, no restriction will be imposed on MBH or the surviving corporations that would have a material adverse effect on the surviving corporations or the contemplated benefits of the Merger. We have also assumed that no change in applicable law or regulation would occur that would cause a material adverse change in the prospects or operations of MBH or any of the surviving corporations after the Merger.

Our opinion is based solely upon the information available to us and the economic, market and other circumstances, as they exist as of the date hereof. Events occurring and information that becomes available after the date hereof could materially affect the assumptions and analyses used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring or information that becomes available after the date hereof, except as otherwise agreed in our engagement letter.

We are not expressing any opinion herein as to the prices at which MBH Common Stock issued in the Merger may trade if and when they are issued or at any future time, nor does our opinion constitute a recommendation to any holder of the Company Common Stock as to how such holder should vote with respect to the Agreement at any meeting of holders of the Company Common Stock.

This letter is solely for the information of the Board of Directors of the Company and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in each case in accordance with our prior written consent which shall not be unreasonably withheld; provided, however, that we hereby consent to the inclusion and reference to this letter in any registration statement, proxy statement, information statement or tender offer document to be delivered to the shareholders of the Company in connection with the Merger if and only if this letter is quoted in full or attached as an exhibit to such document and this letter has not been withdrawn prior to the date of such document.

Subject to the foregoing and based on our experience as investment bankers, our activities and assumptions as described above, and other factors we have deemed relevant, we are of the opinion as of the date hereof that the Merger Consideration to be paid to the shareholders of the Company pursuant to the Agreement is fair, from a financial point of view.

Sincerely,

HOVDE FINANCIAL, INC.

APPENDIX C

Delaware General Corporation Law

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Midwest Banc’s amended and restated certificate of incorporation (the “Certificate”) and its amended and restated by-laws (the “By-laws”) provide for indemnification of Midwest Banc’s directors, officers, employees and other agents to the fullest extent not prohibited by Delaware law.

Midwest Banc’s Certificate is consistent with Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”), which generally permits a company to include a provision limiting the personal liability of a director in the company’s restated certificate of incorporation. With limitations, this provision eliminates the personal liability of Midwest Banc’s directors to Midwest Banc or its stockholders for monetary damages for breach of fiduciary duty as a director. However, this provision does not eliminate director liability: (1) for breaches of the duty of loyalty to Midwest Banc and its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for transactions from which a director derives improper personal benefit; or (4) under Section 174 of the DGCL (“Section 174”). Section 174 makes directors personally liable for unlawful dividends and stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability. While this provision protects the directors from awards for monetary damages for breaches of their duty of care, it does not eliminate their duty of care. The limitations in this provision have no effect on claims arising under the federal securities laws.

Article VIII of Midwest Banc’s by-laws provide that:

“The Corporation shall indemnify, to the full extent that it shall have the power under the DGCL to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The words “liabilities” and “expenses” shall include, without limitations: liabilities, losses, damages, judgments, fines, penalties, amounts paid in settlement, expenses, attorneys’ fees and costs. Expenses incurred in defending a civil, criminal, administrative, investigative or other action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding in accordance with the provisions of Section 145 of the DGCL, as amended.

“The indemnification and advancement of expenses provided by this By-law shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any by-law, statute, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

“The Corporation may purchase and maintain insurance on behalf of any person referred to in the preceding paragraph against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this By-law or otherwise.

“For purposes of this By-law, reference to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation, as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this By-

law with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

“The provisions of this By-law shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while this By-law and the relevant provisions of the DGCL, as amended, or other applicable law, if any, are in effect, and any repeal or modification of any such law or of this By-law shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts.

“For purposes of this By-law, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.”

Midwest Banc carries directors’ and officers’ liability insurance coverage which insures its directors and officers and the directors and officers of its subsidiaries in certain circumstances.

Under agreements which may be entered into by us, certain of our controlling persons, directors and officers may be entitled to indemnification by underwriters and agents who participate in the distribution of securities covered by the registration statement against certain liabilities, including liabilities under the Securities Act of 1933.

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits. See the Exhibit Index.

(b) Financial Statement Schedules. Not applicable.

(c) Report, Opinion or Appraisal. See Exhibits 5 and 8.

Item 22.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melrose Park, State of Illinois, on May 22, 2007.

MIDWEST BANC HOLDINGS, INC.

By:	/s/ James J. Giancola
James J. Giancola
President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James J. Giancola James J. Giancola	President and Chief Executive Officer (Principal Executive Officer)	May 22, 2007

/s/ Daniel R. Kadolph Daniel R. Kadolph	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 22, 2007

/s/ Jan R. Thiry Jan R. Thiry	Senior Vice President and Controller (Principal Accounting Officer)	May 22, 2007

Directors:  E. V. Silveri, Chairman, Angelo A. DiPaolo, Barry I. Forrester, C.F.A., Jerome J. Fritz, Robert J. Genetski, Ph.D., James J. Giancola, Gerald F. Hartley, Homer J. Livingston, Jr., Joseph R. Rizza, Thomas A. Rosenquist, Monsignor Kenneth Velo and Leon Wolin.

By: /s/ James J. Giancola James J. Giancola As Attorney-in-Fact*	Date: May 22, 2007

*	Pursuant to authority granted by powers of attorney, copies of which are filed herewith.

EXHIBIT INDEX

2.1	Agreement and Plan of Merger between Northwest Suburban Bancorp, Inc. and Midwest Banc Holdings, Inc., dated as of March 22, 2007 (included as Appendix A to the Proxy Statement/Prospectus included in this Registration Statement).
(Certain exhibits and schedules to the Agreement and Plan of Merger have been omitted. Such exhibits and schedules are described in the Agreement and Plan of Merger. Midwest Banc hereby agrees to furnish to the Securities and Exchange Commission, upon its request, any or all of such omitted exhibits or schedules)
2.2	Stockholder Voting Agreement, dated as of March 22, 2007, between Midwest Banc Holdings, Inc. and each of the stockholders listed on Schedule I thereto (incorporated by reference to Midwest Banc’s Form 8-K dated March 23, 2007, File No. 001-13735).
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Midwest Banc’s Form 10-Q for the quarter ended June 30, 2005, File No. 001-13735).
3.2	Amended and Restated By-laws, filed September 27, 2005 (incorporated by reference to Midwest Banc’s Report on Form 8-K filed September 27, 2005, File No. 001-13735).
4.1	Specimen Common Stock Certificate (incorporated by reference to Midwest Banc’s Registration Statement on Form S-1, Registration No. 333-42827).
4.2	Certain instruments defining the rights of the holders of long-term debt of Midwest Banc and certain of its subsidiaries, none of which authorize a total amount of indebtedness in excess of 10% of the total assets of Midwest Banc and its subsidiaries on a consolidated basis, have not been filed as Exhibits. Midwest Banc hereby agrees to furnish a copy of any of these agreements to the SEC upon request.
5.1	Opinion and consent of Hinshaw & Culbertson LLP as to the validity of the securities being registered.*
8.1	Opinion and consent of Plante & Moran, PLLC regarding the federal income tax consequences of the merger.*
8.2	Opinion and consent of Crowe Chizek and Company LLC regarding the federal income tax consequences of the merger.*
10.1	Midwest Banc Holdings, Inc. Stock and Incentive Plan (incorporated by reference to Midwest Banc’s Form 10-K for the year ended December 31, 2006, File No. 001-13735).
10.4	Form of Transitional Employment Agreements (incorporated by reference to Midwest Banc’s Registration Statement on Form S-1, Registration No. 333-42827).
10.5	Lease, dated as of December 24, 1958, between Western National Bank of Cicero and Midwest Bank and Trust Company, as amended (incorporated by reference to Midwest Banc’s Registration Statement on Form S-1, Registration No. 333-42827).
10.6	Britannica Centre Lease, dated as of May 1, 1994, between Chicago Title and Trust Company, as Trustee under Trust Agreement, dated November 2, 1977, and known as Trust No. 1070932 and Midwest Bank and Trust Company (incorporated by reference to Midwest Banc’s Registration Statement on Form S-1, Registration No. 333-42827).
10.7	Lease, dated as of March 20, 1996, between Grove Lodge No. 824 Ancient Free and Accepted Masons and Midwest Bank of Hinsdale (incorporated by reference to Midwest Banc’s Registration Statement on Form S-1, Registration No. 333-42827).
10.8	Office Lease, undated, between Grove Lodge No. 824 Ancient Free and Accepted Masons and Midwest Bank of Hinsdale (incorporated by reference to Midwest Banc’s Registration Statement on Form S-1, Registration No. 333-42827).
10.15	Form of 2001 Supplemental Executive Retirement Agreement (incorporated by reference to Midwest Banc’s Form 10-Q for the quarter ended September 30, 2001, File No. 001-13735).
10.16	Form of Transitional Employment Agreement (Executive Officer Group) (incorporated by reference to Midwest Banc’s Form 10-Q for the quarter ended September 30, 2001, File No. 001-13735).
10.17	Form of Restricted Stock Award Agreement for Officers, Restricted Stock Grant Notice for Officers, Incentive and Nonqualified Stock Options Award Agreements, and Stock Option Grant Notice for Officers (incorporated by reference to Midwest Banc’s Report on Form 8-K filed August 29, 2005, File No. 001-13735).

10.18	Form of 2005 Supplemental Executive Retirement Agreement (incorporated by reference to Midwest Banc’s Report on Form 8-K filed October 28, 2005, File No. 001-13735).
10.19	Form of Restricted Stock Award Agreement for Non-employee Directors and Restricted Stock Grant Notice for Non-employee Directors (incorporated by reference to Midwest Banc’s Report on Form 8-K filed October 28, 2005, File No. 001-13735).
10.21	Lease, dated as of April 29, 1976, between Joseph C. and Grace Ann Sanfilippo and Fairfield Savings and Loan Association, as amended (incorporated by reference to Midwest Banc’s Form 10-K for the year ended December 31, 2003, File No. 001-13735).
10.22	Lease, dated as of August 28, 2002, between Glen Oak Plaza and Midwest Bank and Trust Company (incorporated by reference to Midwest Banc’s Form 10-K for the year ended December 31, 2003, File No. 001-13735).
10.24	Loan Agreement as of April 4, 2007, between Midwest Banc and M&I Marshall & Ilsley Bank (incorporated by reference to Midwest Banc’s Report on Form 8-K filed April 4, 2007, File No. 001-13735).
10.25	Employment Agreement as of September 28, 2004 between Midwest Banc and the Chief Executive Officer (incorporated by reference to Midwest Banc’s Form 10-Q for the quarter ended September 30, 2004, File No. 001-13735).
10.27	Midwest Banc Holdings, Inc. Severance Policy as of June 28, 2005 (incorporated by reference to Midwest Banc’s Form 8-K dated June 28, 2005, File No. 001-13735).
10.29	Midwest Banc Holdings, Inc. Directors Deferred Compensation Plan (incorporated by reference to Midwest Banc’s Report on Form 8-K filed December 16, 2005, File No. 001-13735).
10.30	Amendment to Employment Agreement as of September 28, 2004 between Midwest Banc and the Chief Executive Officer (incorporated by reference to Midwest Banc’s Report on Form 8-K filed March 24, 2006, File No. 001-13735).
10.31	Amended and Restated Employment Agreement, dated February 8, 2006, by and between Royal American Bank and Jay Fritz, assumed by Midwest Banc as of July 1, 2006 (incorporated by reference to Midwest Banc’s Report on Form 8-K filed July 7, 2006, File No. 001-13735).
10.32	Lease, dated April 1, 1993, by and between Royal American Bank and LaSalle National Trust, N.A., as amended, assumed by Midwest Banc as of July 1, 2006 (incorporated by reference to Midwest Banc’s Form 10-Q for the quarter ended September 30, 2006, File No. 001-13735).
10.33	Lease, dated April 19, 1993, by and between Royal American Bank and Hamilton Forsythe 1000 Tower Lane LLC, successor-in-interest to Bensenville Office Venture, as amended, assumed by Midwest Banc as of July 1, 2006 (incorporated by reference to Midwest Banc’s Form 10-Q for the quarter ended September 30, 2006, File No. 001-13735).
10.34	Sublease, dated January 31, 2006, by and between Royal American Bank and JPMorgan Chase Bank, National Association, assumed by Midwest Banc as of July 1, 2006 (incorporated by reference to Midwest Banc’s Form 10-Q for the quarter ended September 30, 2006, File No. 001-13735).
10.35	Lease, dated January 20, 2006, by and between Royal American Bank and MEG Associates Limited Partnership, assumed by Midwest Banc as of July 1, 2006 (incorporated by reference to Midwest Banc’s Form 10-Q for the quarter ended September 30, 2006, File No. 001-13735).
10.36	Lease, dated October 28, 1996, by and between Royal American Bank and Tiffany Pointe, Inc./Marquette Bank, , as amended, assumed by Midwest Banc as of July 1, 2006 (incorporated by reference to Midwest Banc’s Form 10-Q for the quarter ended September 30, 2006, File No. 001-13735).
10.37	Lease, dated September 24, 1999, by and between Royal American Bank and Moats Office Properties, Inc., as amended, assumed by Midwest Banc as of July 1, 2006 (incorporated by reference to Midwest Banc’s Form 10-Q for the quarter ended September 30, 2006, File No. 001-13735).
10.38	Lease dated July 14, 2006 by and between Midwest Bank and Trust Company and William C. Moran (incorporated by reference to Midwest Banc’s Form 10-Q for the quarter ended September 30, 2006, File No. 001-13735).
10.39	First Amendment to the Form of 2001 Supplemental Executive Retirement Agreement (incorporated by reference to Midwest Banc’s Report on Form 8-K filed October 28, 2005, File No. 001-13735).

10.40	Second Amendment to the Form of 2001 Supplemental Executive Retirement Agreement (incorporated by reference to Midwest Banc’s Form 10-Q for the quarter ended September 30, 2006, File No. 001-13735).
10.41	Form of 2006 Supplemental Executive Retirement Agreement (incorporated by reference to Midwest Banc’s Form 10-Q for the quarter ended September 30, 2006, File No. 001-13735).
10.42	First Amendment to the Form of 2005 Supplemental Executive Retirement Agreement (incorporated by reference to Midwest Banc’s Form 10-Q for the quarter ended September 30, 2006, File No. 001-13735).
10.43	Lease, dated November 9, 2005, by and between Midwest Bank and Trust Company and Crossings Commercial, LLC (incorporated by reference to Midwest Banc’s Form 10-Q for the quarter ended September 30, 2006, File No. 001-13735).
10.44	Lease, dated August 17, 2005, by and between Royal American Bank and L.F.A.J.J. Partners, LLC, assumed by Midwest Banc on July 1, 2006 (incorporated by reference to Midwest Banc’s Form 10-Q for the quarter ended March 31, 2007, File No. 001-13735).
23.1	Consent of PricewaterhouseCoopers LLP regarding the audited financial statements of Midwest Banc Holdings, Inc.*
23.2	Consent of McGladrey & Pullen, LLP regarding the audited financial statements of Midwest Banc Holdings, Inc.*
23.3	Consent of Plante & Moran, PLLC regarding the audited financial statements of Northwest Suburban Bancorp, Inc.*
23.4	Consent of Grant Thornton LLP regarding the audited financial statements of Northwest Suburban Bancorp, Inc.*
23.5	Consent of Hinshaw & Culbertson LLP (included in Exhibit 5.1 hereto).*
23.6	Consent of Crowe Chizek and Company LLC (included in Exhibit 8.1 hereto).*
23.7	Consent of Plante & Moran, PLLC (included in Exhibit 8.2 hereto).*
23.8	Consent of Hovde Financial, Inc.*
23.9	Consent of Dennis O’Hara.*
24	Powers of Attorney.*
99	Form of Proxy to be used by Northwest Suburban Bancorp, Inc.*

*	Filed herewith.